As filed with the Securities and Exchange Commission on July 21, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LTX CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	3825	04-2594045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

825 University Avenue

Norwood, Massachusetts 02062

(781) 461-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Gallenberger

Vice President, Chief Financial Officer and Treasurer

LTX Corporation

825 University Avenue

Norwood, Massachusetts 02062

(781) 461-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hal J. Leibowitz, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Kevin C. Eichler Chief Financial Officer Credence Systems Corporation 1421 California Circle Milpitas, California 95035 (408) 635-4300	Richard Scudellari, Esq. Morrison & Foerster LLP 755 Page Mill Road Palo Alto, California 94304 (650) 813-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.05 per share(1)	71,506,624(2)	N/A	$160,885,856(3)	$6,323(3)

(1)	Includes associated common stock purchase rights.
(2)	Based upon the estimated maximum number of shares of LTX Corporation common stock issuable in connection with the merger described herein, including (i) shares of LTX common stock issuable in exchange for outstanding shares of Credence Systems Corporation common stock and (ii) shares of LTX common stock issuable upon the exercise of options and other equity-based awards with respect to Credence common stock that will be converted into options and other equity-based awards with respect to LTX common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the common stock was calculated based on the market value of shares of Credence common stock (the securities being cancelled in the merger) as follows: the product of (x) $1.38, the average of the high and low sales prices of Credence common stock, as quoted on the NASDAQ Global Market, on July 14, 2008, multiplied by (y) 116,583,953, the estimated maximum number of shares of Credence common stock that may be exchanged for shares of LTX common stock in the merger.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JULY 21, 2008

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Each of the boards of directors of LTX Corporation and Credence Systems Corporation has approved a strategic merger, combining LTX and Credence in what we intend to be a “merger of equals.” LTX and Credence have entered into an agreement and plan of merger pursuant to which LTX and Credence will combine their businesses through the merger of Credence with a newly formed, wholly-owned subsidiary of LTX, with Credence becoming a wholly-owned subsidiary of LTX.

In the proposed merger, Credence stockholders will receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company. If the exchange ratio were calculated based on the number of shares outstanding as of June 20, 2008, the date on which the merger agreement was executed, Credence stockholders would receive approximately 0.6133 shares of LTX common stock for each share of Credence common stock. The value of the merger consideration to be received in exchange for each share of Credence common stock will fluctuate with the number of shares of LTX and Credence common stock outstanding immediately prior to the completion of the merger and with the market price of LTX common stock.

Based on the closing sale price for LTX common stock on June 20, 2008, the last trading day before the public announcement of the merger, and on the number of shares of LTX and Credence common stock outstanding on that date, the assumed 0.6133 exchange ratio represented a value of approximately $1.72 for each share of Credence common stock. Based on the closing sale price for LTX common stock on                     , 2008, the latest practicable date before the printing of this joint proxy statement/prospectus, which we refer to as this Proxy Statement, the exchange ratio would be approximately                 , which would represent a value of approximately $             for each share of Credence common stock.

LTX common stock is listed on the NASDAQ Global Market under the symbol “LTXX.” Credence common stock is listed on the NASDAQ Global Market under the symbol “CMOS.” We urge you to obtain current market quotations for shares of LTX and Credence.

Your vote is very important. The merger cannot be completed unless LTX stockholders approve the amendments to LTX’s articles of organization and the issuance of LTX common stock in the merger described in this Proxy Statement and Credence stockholders adopt the merger agreement. Each of LTX and Credence is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger and the other business to be considered by stockholders at these meetings is contained in this Proxy Statement. We urge you to read this Proxy Statement carefully. You should also carefully consider the risk factors beginning on page 19.

Whether or not you plan to attend your respective company’s special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

The LTX board of directors unanimously recommends that LTX stockholders vote FOR the proposals to approve the amendments to LTX’s articles of organization and the issuance of LTX common stock in the merger, both of which are necessary to effect the merger. The Credence board of directors unanimously recommends that Credence stockholders vote FOR the proposal to adopt the merger agreement.

David G. Tacelli	Lavi A. Lev
President and Chief Executive Officer	President and Chief Executive Officer
LTX Corporation	Credence Systems Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this Proxy Statement is accurate or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated                    , 2008, and is first being mailed to stockholders of LTX and Credence on or about                    , 2008.

ADDITIONAL INFORMATION

This Proxy Statement incorporates by reference important business and financial information about LTX and Credence from other documents that is not included in or delivered with this Proxy Statement. For a listing of the documents incorporated by reference into this Proxy Statement, see “Where You Can Find More Information” beginning on page 119. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

By Mail:	LTX Corporation
825 University Avenue
Norwood, Massachusetts 02062
Attention: Investor Relations

By Telephone:	(781) 461-1000

By Mail:	Credence Systems Corporation
1421 California Circle
Milpitas, California 95035
Attention: Investor Relations

By Telephone:	(408) 635-4300

You may also obtain documents incorporated by reference into this Proxy Statement by requesting them in writing or by telephone from MacKenzie Partners, Inc., LTX’s proxy solicitor, or The Altman Group, Inc., Credence’s proxy solicitor, at the following addresses and telephone numbers:

By Mail:	MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

By Telephone:	(800) 322-2885 (toll free)
(212) 929-5500 (collect)

By Mail:	The Altman Group, Inc.
1200 Wall Street West
3rd Floor
Lyndhurst, NJ 07071

By Telephone:	(866) 864-4942 (toll free)
(201) 806-7300 (collect)

To receive timely delivery of the documents in advance of the meetings, you should make your request no later than                    , 2008.

VOTING ELECTRONICALLY OR

BY TELEPHONE

LTX stockholders of record on the close of business on                    , 2008, the record date for the LTX special meeting, may authorize the voting of their shares by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding whether you are eligible to authorize the voting of your shares by telephone or by Internet, please contact MacKenzie Partners, Inc. by telephone at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or via email at proxy@mackenziepartners.com.

Credence stockholders of record on the close of business on                    , 2008, the record date for the Credence special meeting, may submit their proxies by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding whether you are eligible to submit your proxy by telephone or by Internet, please contact The Altman Group, Inc. by telephone at (866) 864-4942 (toll free) or (201) 806-7300 (collect) or via email at credence@altmangroup.com.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2008

To the Stockholders of LTX Corporation:

A special meeting of stockholders of LTX Corporation will be held at                    , on                    , 2008 at         a.m., local time, for the following purposes:

1. To amend LTX’s articles of organization to increase the number of authorized shares of LTX common stock from 200,000,000 to 400,000,000 and to change the name of LTX Corporation upon completion of the merger to LTX-Credence Corporation.

2. To approve the issuance of shares of LTX common stock, par value $0.05 per share, pursuant to the Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation, as the same may be amended from time to time.

3. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes for each of the foregoing proposals at the time of the special meeting.

4. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Proposals 1 and 2 are conditioned on each other and approval of each is required for completion of the merger.

The accompanying Proxy Statement further describes the matters to be considered at the special meeting. A copy of the merger agreement has been included as Annex A to the Proxy Statement.

The LTX board of directors has set                     , 2008 as the record date for the special meeting. Only holders of record of LTX common stock at the close of business on                     , 2008 will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or authorize the voting of your shares by telephone or through the Internet. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The LTX board of directors unanimously recommends that you vote FOR the proposal to amend LTX’s articles of organization to increase the number of authorized shares of common stock and to change the name of the company to LTX-Credence Corporation upon completion of the merger, FOR the proposal to approve the issuance of LTX common stock in the merger and FOR the proposal to approve any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies.

By Order of the Board of Directors,

Joseph A. Hedal

Secretary

Norwood, Massachusetts

                    , 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL FREE) OR (212) 929-5500 (COLLECT) OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2008

To the Stockholders of Credence Systems Corporation:

A special meeting of stockholders of Credence Systems Corporation will be held at                    , on                  at         a.m., local time, for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation, as the same may be amended from time to time.

2. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement further describes the matters to be considered at the special meeting. A copy of the merger agreement has been included as Annex A to this Proxy Statement.

The Credence board of directors has set                     , 2008 as the record date for the special meeting. Only holders of record of shares of Credence common stock at the close of business on                    , 2008 will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The board of directors of Credence unanimously recommends that you vote FOR the proposal to adopt the merger agreement and FOR the proposal to approve any motion to adjourn or postpone the Special Meeting to a later date or dates if necessary to solicit additional proxies.

By Order of the Board of Directors,

Lavi A. Lev

President and Chief Executive Officer

Milpitas, California

                    , 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CONTACT THE ALTMAN GROUP, INC. BY TELEPHONE AT (866) 864-4942 (TOLL FREE) OR (201) 806-7300 (COLLECT) OR VIA EMAIL AT CREDENCE@ALTMANGROUP.COM.

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Annex A—Merger Agreement

Annex B—Credence Stockholder Voting Agreement

Annex C—LTX Stockholder Voting Agreement

Annex D—Fairness Opinion of J.P. Morgan Securities Inc.

Annex E—Fairness Opinion of Lehman Brothers Inc.

Annex F—Form of Articles of Amendment to LTX’s Articles of Organization

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposed merger and the other matters to be considered at the special meetings of LTX and Credence stockholders. They may not include all the information that is important to you. We urge you to read carefully this entire Proxy Statement, including the annexes and the other documents we refer to or incorporate by reference herein.

Q:	Why am I receiving these materials?

A:	LTX and Credence have agreed to combine the two companies in a merger of equals upon the terms of a merger agreement that is described in this Proxy Statement. A copy of the merger agreement is attached to this Proxy Statement as Annex A. We are sending you these materials to help you decide how to vote your shares of LTX or Credence stock with respect to the proposed merger.

The merger cannot be completed unless:

•	LTX stockholders approve amendments to LTX’s articles of organization to, among other things, increase the number of shares of LTX common stock authorized for issuance;

•	LTX stockholders approve the issuance of shares of LTX common stock in the merger; and

•	Credence stockholders adopt the merger agreement.

Each of LTX and Credence is holding its special meeting of stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger and the other business to be considered by stockholders is contained in this Proxy Statement.

We are delivering this document to you as both a joint proxy statement of LTX and Credence and a prospectus of LTX. It is a joint proxy statement because each of our boards of directors is soliciting proxies from its stockholders. It is a prospectus because LTX will issue shares of its common stock in exchange for shares of Credence common stock in the merger.

Your vote is important. We encourage you to vote as soon as possible.

Q:	What will stockholders receive in the merger?

A:	In the proposed merger, Credence stockholders will receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company. If the exchange ratio were calculated based on shares outstanding as of June 20, 2008, the date on which the merger agreement was executed, Credence stockholders would receive approximately 0.6133 shares of LTX common stock for each share of Credence common stock.

LTX stockholders will continue to own their existing shares of LTX common stock, which will not be affected by the merger.

Q:	When do LTX and Credence expect to complete the merger?

A:	LTX and Credence expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including after stockholder approvals are received at the special meetings of LTX and Credence stockholders and all required regulatory approvals are received. LTX and Credence currently expect to complete the merger by the end of September 2008. However, it is possible that factors outside of each company’s control could require LTX and Credence to complete the merger at a later time or not to complete it at all.

Q:	How do the boards of directors of LTX and Credence recommend that I vote?

A:	The LTX board of directors unanimously recommends that LTX stockholders vote FOR the proposal to amend LTX’s articles of organization and FOR the proposal to approve the issuance of LTX common stock in the merger.

The Credence board of directors unanimously recommends that Credence stockholders vote FOR the proposal to adopt the merger agreement.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement, please vote your shares as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	How do I vote?

A:	You may vote before your company’s special meeting in one of the following ways:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote or authorize the voting of your shares via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at your company’s special meeting.

If your shares are held in “street name”, through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	When and where are the special meetings of LTX and Credence stockholders?

A:	The special meeting of LTX stockholders will be held at at a.m., local time, on , 2008. Subject to space availability, all LTX stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at a.m., local time.

The special meeting of Credence stockholders will be held at         at         a.m., local time,                      on , 2008. Subject to space availability, all Credence stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at         a.m., local time.

Q:	If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A:	Your broker or other nominee does not have authority to vote on the proposals described in this Proxy Statement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q:	What constitutes a quorum?

Stockholders who hold a majority in voting power of the LTX common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the LTX special meeting.

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Stockholders who hold fifty percent in voting power of the Credence common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Credence special meeting.

Q:	What vote is required to approve each proposal?

A:	To amend the articles of organization of LTX: the affirmative vote of a majority of the outstanding shares of LTX common stock entitled to vote is required to approve the amendments to LTX’s articles of organization to increase the authorized number of shares of LTX common stock from 200,000,000 to 400,000,000 and to change the name of the combined company to “LTX-Credence Corporation.” We refer to the amendments to LTX’s articles of organization in this Proxy Statement, collectively, as the Charter Amendment.

To issue LTX common stock in the merger: the affirmative vote of a majority of the shares of LTX common stock voting on the proposal is required to approve the issuance of LTX common stock in the merger, which we refer to in this Proxy Statement as the Share Issuance.

To adopt the merger agreement: the affirmative vote of a majority of the outstanding shares of Credence common stock entitled to vote is required to adopt the merger agreement, which we refer to in this Proxy Statement as the Merger Proposal.

Concurrently with the execution of the merger agreement, LTX entered into stockholder voting agreements with each of Credence’s directors and executive officers. Pursuant to these stockholder voting agreements, each of Credence’s directors and executive officers agreed to vote their shares of Credence common stock in favor of adoption of the merger agreement and against any alternative business combination. In addition, subject to certain exceptions, Credence’s directors and executive officers agreed not to transfer any of their shares of Credence common stock. Each of LTX’s directors and executive officers entered into stockholder voting agreements with Credence containing terms that are similar to the terms of the Credence stockholder voting agreements with respect to his or her shares of LTX common stock. As of June 20, 2008, Credence’s directors and officers beneficially owned approximately 1.3% of Credence’s common stock and LTX’s directors and officers beneficially owned approximately 6.7% of LTX’s common stock.

Q:	What if I do not vote on the matters relating to the merger?

A:	If you are an LTX stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Charter Amendment, your failure to vote will have the same effect as a vote against the Charter Amendment. If you respond with an “abstain” vote, your proxy will have the same effect as a vote against this proposal. If you respond but do not indicate how you want to vote on the Charter Amendment, your proxy will be counted as a vote in favor of the Charter Amendment.

If you are an LTX stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Share Issuance, it will have no effect on the outcome of the vote for this proposal. Similarly, if you respond with an “abstain” vote, your proxy will have no effect on the outcome of the vote for this proposal. If you respond but do not indicate how you want to vote on the Share Issuance, your proxy will be counted as a vote in favor of the Share Issuance.

The approval of the Charter Amendment and the Share Issuance are conditioned on each other, and approval of each is required for completion of the merger.

If you are a Credence stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote against the Merger Proposal. If you respond with an “abstain” vote on the Merger Proposal, your proxy will have the same effect as a vote against the Merger Proposal. If you respond but do not indicate how you want to vote on the Merger Proposal, your proxy will be counted as a vote in favor of the Merger Proposal.

Q:	What if I hold shares in both LTX and Credence?

A:	If you are a stockholder of both LTX and Credence, you will receive two separate packages of proxy materials. A vote as an LTX stockholder for the Charter Amendment or the Share Issuance will not constitute a vote as a Credence stockholder for the Merger Proposal, or vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from LTX or Credence, or vote as both an LTX stockholder and a Credence stockholder by internet or telephone.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of LTX or Credence, as applicable;

•	by sending a completed proxy card bearing a later date than your original proxy card;

•

by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy or authorize the voting of your shares electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending your special meeting and voting in person. Your attendance alone will not revoke any proxy.

If you choose any of the first three methods, you must take the described action no later than the beginning of the applicable special meeting.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:	LTX and Credence intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, which we refer to as the Code, for U.S. federal income tax purposes. Accordingly, except with respect to cash received in lieu of a factional share of LTX common stock, Credence stockholders generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the stockholder’s shares of Credence common stock for shares of LTX common stock pursuant to the merger.

Q:	Do I have appraisal rights?

A:	Neither Credence stockholders nor LTX stockholders will be entitled to exercise any appraisal rights in connection with the merger.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates with your proxy card.

LTX stockholders will not be required to exchange their stock certificates in connection with the merger. LTX stockholders holding stock certificates should keep their stock certificates both now and after the merger is completed.

If you are a holder of Credence common stock, you will receive written instructions from the exchange agent after the merger is completed on how to exchange your stock certificates for LTX common stock.

Q:	What if I hold LTX or Credence stock options or other equity-based awards?

A:	LTX stock options and other equity-based awards, including restricted stock units, will remain outstanding and will not be affected by the merger.

In the merger, all outstanding Credence employee stock options and other equity-based awards will be converted into options and equity-based awards of LTX, and those options and awards will entitle the holders of such options and awards to receive LTX common stock. The number of shares issuable under those options and awards, and, if applicable, the exercise prices for those options and awards, will be adjusted based on the exchange ratio.

Q:	Who should I contact if I have any questions about the merger or the proxy materials?

A:	If you have any questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares.

If you are an LTX stockholder, you should contact MacKenzie Partners, Inc., the proxy solicitation agent for LTX. If you are a Credence stockholder, you should contact The Altman Group, Inc., the proxy solicitation agent for Credence. If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus, which we refer to as this Proxy Statement, and does not contain all the information that may be important to you. LTX and Credence urge you to read carefully this Proxy Statement and the annexes to this Proxy Statement in their entirety. Additional, important information is also contained in the documents that we incorporate by reference into this Proxy Statement; see “Where You Can Find More Information” beginning on page 119. Unless stated otherwise, all references in this Proxy Statement to LTX are to LTX Corporation, all references to Credence are to Credence Systems Corporation and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX, Zoo Merger Corporation and Credence, a copy of which is attached as Annex A to this Proxy Statement.

The Merger

Each of the boards of directors of LTX and Credence has unanimously approved a strategic merger, combining LTX and Credence in what the parties intend to be a “merger of equals.” LTX and Credence have entered into an agreement and plan of merger pursuant to which LTX and Credence will combine their businesses through the merger of a newly formed, wholly-owned subsidiary of LTX with and into Credence, with Credence becoming a wholly-owned subsidiary of LTX. In the proposed merger, Credence stockholders will receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company. If the exchange ratio were calculated based on shares outstanding as of June 20, 2008, the date on which the merger agreement was executed, Credence stockholders would receive approximately 0.6133 shares of LTX common stock for each share of Credence common stock. LTX stockholders will continue to own their existing shares of LTX common stock, which will not be affected by the merger.

The Parties

LTX

LTX Corporation is a leading supplier of test solutions for the global semiconductor industry. LTX designs, manufactures, markets and services semiconductor test equipment and sells its test systems worldwide to designers and manufacturers of semiconductor devices. LTX’s test systems are used on semiconductor devices that are incorporated in a wide range of products, including data communications equipment such as switches, routers and servers, broadband access products such as cable modems and Ethernet accessories, personal communication devices, such as cell phones and personal digital assistants, consumer products, such as televisions, video game systems, digital cameras, and automobile electronics, and personal computer accessory products, such as disk drives and 3D graphics accelerators.

LTX was incorporated in Massachusetts in 1976. LTX’s principal offices are located at 825 University Avenue, Norwood, Massachusetts 02062 and its telephone number is (781) 461-1000.

Credence

Credence Systems Corporation is a global provider of automated test equipment to the consumer semiconductor industry. Credence serves a broad spectrum of the semiconductor industry’s testing needs through a wide range of products that test digital logic, mixed-signal, system-on-a-chip and radio frequency semiconductors. Credence utilizes its proprietary technologies to design products which are intended to provide a lower total cost of ownership than many competing products currently available while meeting the increasingly demanding performance requirements of today’s engineering validation test and automated test equipment markets. Credence’s hardware products are designed to test semiconductors at two stages of their lifecycle; first, at the prototype stage, and, second, as they are produced in high volume.

Credence was incorporated in California in March 1982 and reincorporated in Delaware in October 1993. Credence’s principal offices are located at 1421 California Circle, Milpitas, California 95305 and its telephone number is (408) 635-4300.

Merger Sub

Zoo Merger Corporation, or Merger Sub, a wholly-owned subsidiary of LTX, is a Delaware corporation formed on June 20, 2008, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Credence, and Credence will become a wholly-owned subsidiary of LTX.

Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger Agreement

A copy of the merger agreement is attached as Annex A to this Proxy Statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see “The Merger Agreement” beginning on page 67.

Consideration to be Received in the Merger

Each outstanding share of Credence common stock will be converted into the right to receive shares of LTX common stock in the merger based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company immediately following the closing of the merger. If the exchange ratio were calculated based on shares outstanding as of June 20, 2008, the date on which the merger agreement was executed, Credence stockholders would receive approximately 0.6133 shares of LTX common stock for each share of Credence common stock.

Credence stockholders will not receive any fractional shares of LTX common stock in the merger. Instead, the total number of shares that each Credence stockholder will receive in the merger will be rounded down to the nearest whole number, and LTX will pay cash for any resulting fractional share that a Credence stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of LTX common stock will be determined by multiplying the fraction by the average closing sale price of a share of LTX common stock for the 10 most recent trading days on which LTX common stock trades ending on the trading day immediately prior to the completion of the merger.

The merger agreement provides for adjustments to the exchange ratio to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into LTX common stock or Credence common stock), reorganization, recapitalization, reclassification or other like change with respect to LTX common stock or Credence common stock with a record date prior to the merger. For a more complete description of the merger consideration, see “The Merger Agreement—Consideration to be Received in the Merger” beginning on page 68.

Treatment of Stock Options and Other Equity-based Awards

LTX

LTX stock options and other equity-based awards, including restricted stock units, will remain outstanding and will not be affected by the merger.

Credence

In the merger, all outstanding Credence employee stock options and other equity-based awards will be converted into options and equity-based awards of LTX, and those options and awards will entitle the holder to receive LTX common stock. The number of shares issuable under those options and awards, and the exercise prices for those options and awards, will be adjusted based on the exchange ratio.

For a more complete discussion of the treatment of Credence options and other equity-based awards, see “The Merger Agreement—Treatment of Credence Stock Options, Restricted Stock, RSUs and ESPP” beginning on page 68.

Directors and Executive Management Following the Merger

David G. Tacelli, LTX’s President and Chief Executive Officer, or CEO, and a member of the LTX board of directors, will remain President and CEO of the combined company and a member of the board of directors. Mark J. Gallenberger, LTX’s Vice President and Chief Financial Officer, will remain Vice President and Chief Financial Officer of the combined company. Lavi A. Lev, Credence’s President and CEO, will become the executive chairman of the board of directors of the combined company for a transition period following the merger. The LTX board of directors after the merger will initially consist of nine directors, including Messrs. Tacelli and Lev, three additional members designated by Credence and four additional members designated by LTX.

For a more complete discussion of the directors and management of the combined company, see “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 55.

Recommendations of the LTX Board of Directors

After careful consideration, the LTX board of directors unanimously recommends that LTX stockholders vote FOR the Charter Amendment and the Share Issuance.

For a more complete description of LTX’s reasons for the merger and the recommendations of the LTX board of directors, see “The Merger—Reasons for the Merger” and “—LTX Board of Directors’ Recommendations” beginning on pages 35 and 36, respectively.

Recommendation of the Credence Board of Directors

After careful consideration, the Credence board of directors unanimously recommends that Credence stockholders vote FOR the Merger Proposal.

For a more complete description of Credence’s reasons for the merger and the recommendation of the Credence board of directors, see “The Merger—Reasons for the Merger” and “—Credence Board of Directors’ Recommendation” beginning on pages 35 and 38, respectively.

Opinions of Financial Advisors

LTX’s Financial Advisor

LTX’s board of directors considered the analyses of J.P. Morgan Securities Inc. JPMorgan rendered its oral opinion that, as of June 20, 2008 and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to LTX. JPMorgan subsequently confirmed its oral opinion by delivering its written opinion, dated June 20, 2008, the full text of which is attached as Annex D to this Proxy Statement. You are urged to carefully read the opinion in its entirety for a description of the assumptions on the review undertaken.

JPMorgan provided its opinion for the use and benefit of the LTX board of directors in connection with its consideration of the merger. The JPMorgan opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matter described in this Proxy Statement. JPMorgan was not requested to opine as to, and its opinion does not in any manner address, LTX’s underlying business decision to proceed with or effect the merger. The summary of the JPMorgan opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

For a more complete description of JPMorgan’s opinion, see “The Merger—Opinion of Financial Advisor to the LTX Board of Directors” beginning on page 39. See also Annex D to this Proxy Statement.

Credence’s Financial Advisor

The Credence board of directors considered the analyses of Lehman Brothers Inc. Lehman Brothers rendered its written opinion that, as of June 20, 2008 and based upon and subject to the qualifications, limitations and assumptions set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Credence stockholders (other than Credence, LTX or their respective subsidiaries). The full text of Lehman Brothers’ opinion is attached as Annex E to this Proxy Statement. You are urged to carefully read the opinion in its entirety for a description of the qualifications, limitations and assumptions on the review undertaken.

Lehman Brothers provided its opinion for the use and benefit of the Credence board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matter described in this Proxy Statement. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, Credence’s underlying business decision to proceed with or effect the merger. The summary of the Lehman Brothers opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

For a more complete description of the Lehman Brothers opinion, see “The Merger—Opinion of Financial Advisor to the Credence Board of Directors” beginning on page 46. See also Annex E to this Proxy Statement.

Interests of Directors and Executive Officers in the Merger

You should be aware that some of the directors and officers of LTX and Credence have interests in the merger that are different from, or are in addition to, the interests of stockholders generally. These interests relate to the treatment of equity-based compensation awards held by directors and executive officers of Credence in the merger, the appointment of Lavi A. Lev, currently Credence’s President and CEO, as Executive Chairman of the board of directors of the combined company, the appointment of David G. Tacelli, currently President and CEO and a member of the board of directors of LTX, as the President and CEO of the combined company, the appointment of Mark J. Gallenberger, Vice President and Chief Financial Officer of LTX, as the Chief Financial Officer of the combined company, the appointment of three additional designees of Credence (from existing Credence directors) and four additional LTX designees (from existing LTX directors) as directors of the combined company after the merger, change of control severance arrangements covering Credence’s executive officers and LTX’s executive officers and the indemnification of LTX’s and Credence’s directors and officers by LTX.

For a further discussion of interests of directors and executive officers in the merger, see “The Merger— Interests of Directors and Executive Officers in the Merger” beginning on page 55.

Material U.S. Federal Income Tax Consequences of the Merger

LTX and Credence intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Accordingly, except with respect to cash received in lieu of a fractional share of LTX common stock, a Credence stockholder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the stockholder’s shares of Credence common stock for shares of LTX common stock pursuant to the merger. It is a condition to each of LTX’s and Credence’s respective obligations to complete the merger that it receives a separate legal opinion, at the effective time of the merger, that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.

For a more complete description of the material U.S. federal income tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” beginning on page 64.

The tax consequences of the merger to you may depend on your own situation. In addition, you may be subject to state, local or foreign tax laws that are not addressed in this Proxy Statement. You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the merger to you.

Accounting Treatment of the Merger

The merger will be accounted for as an acquisition by LTX of Credence under the purchase method of accounting according to U.S. generally accepted accounting principles.

No Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, Credence stockholders do not have appraisal rights in connection with the merger. Under Section 13.02 of the Massachusetts Business Corporation Act, LTX stockholders do not have appraisal rights in connection with the merger.

Regulatory Matters

LTX and Credence have each agreed to use their reasonable best efforts in order to obtain all regulatory approvals required in order to complete the merger. These approvals include antitrust filings with the U.S. Department of Justice and the U.S. Federal Trade Commission and expiration or termination of the required waiting periods. Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we may not obtain all required regulatory approvals or these regulatory approvals may contain terms, conditions or restrictions that would be detrimental to the combined company after the completion of the merger.

For a more complete discussion of regulatory matters relating to the merger, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 62.

Conditions to Completion of the Merger

We expect to complete the merger after all the conditions to the merger in the merger agreement are satisfied or waived, including after we receive stockholder approvals at the special meetings of LTX and Credence stockholders and receive all required regulatory approvals. We currently expect to complete the merger by the end of September 2008. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not to complete it at all.

The obligation of each party to complete the merger is subject to the satisfaction or waiver of several conditions set forth in the merger agreement, which are summarized below:

•	the Share Issuance and the Charter Amendment shall have been approved by LTX stockholders;

•	the Merger Proposal shall have been approved by Credence stockholders;

•	the absence of certain governmental orders or proceedings that make the merger illegal or otherwise prohibit the completion of the merger;

•

the registration statement in which this Proxy Statement is included shall have been declared effective by the Securities and Exchange Commission, which we refer to as the SEC, and there shall be no stop orders or proceedings initiated or threatened to suspend the effectiveness of such registration statement;

•

any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related rules, which we refer to as the HSR Act, shall have expired or been terminated and satisfaction of other material foreign antitrust requirements shall have been obtained;

•	LTX and Credence shall each have received written tax opinions to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

•	the shares of LTX common stock to be issued in connection with the merger shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

The obligation of Credence to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of LTX and Merger Sub contained in the merger agreement shall be true and correct on and as of the closing date of the merger except for failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on LTX and its subsidiaries, taken as a whole;

•

LTX and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date of the merger; and

•	no material adverse effect on LTX shall have occurred since the date of the merger agreement and be continuing.

The obligation of LTX to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Credence contained in the merger agreement shall be true and correct on and as of the closing date of the merger except for failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Credence and its subsidiaries, take as a whole;

•

Credence shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date of the merger; and

•	no material adverse effect on Credence shall have occurred since the date of the merger agreement and be continuing.

The merger agreement provides that any or all of the additional conditions described above may be waived, in whole or in part, by LTX or Credence, to the extent legally allowed. Neither LTX nor Credence currently expects to waive any material condition to the completion of the merger. For a more complete discussion of the conditions to the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 73.

Timing of the Merger

The merger is expected to be completed by the end of September 2008, subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of other closing conditions. For a discussion of the timing of the merger, see “The Merger Agreement—Closing and Effective Time of the Merger” beginning on page 67.

No Solicitation of Other Offers

The merger agreement contains “no solicitation” provisions, which require that each of LTX and Credence not, and not authorize or permit its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents or other representatives to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

•

participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to or for the purpose of facilitating, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any acquisition proposal;

•

release or authorize the release of any person or entity from, or waive or authorize the waiver of, any confidentiality, “standstill” or similar agreement under which it has any rights, or fail to enforce in all material respects each such agreement at the request of LTX (in the case of an agreement under which Credence has any rights) or Credence (in the case of an agreement under which LTX has any rights);

•

take any action to render inapplicable, or to exempt any third person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

•	publicly approve, endorse, recommend or take any position other than to recommend rejection of any acquisition proposal; or

•	enter into any letter of intent or similar contract contemplating or otherwise relating to any acquisition proposal or transaction contemplated thereby.

The merger agreement does not, however, prohibit either party from considering a bona fide acquisition proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, see “The Merger Agreement—No Solicitation” beginning on page 74.

Termination of the Merger Agreement

Each of LTX or Credence has the right to terminate the merger agreement at any time prior to the completion of the merger if:

•	the parties mutually agree in writing;

•

the completion of the merger does not occur on or before January 20, 2009, except that a party may not terminate under this provision if the party was the principal cause of the failure of the merger to occur on or before such date;

•	a nonappealable final governmental order or ruling permanently prevents or makes illegal the completion of the merger;

•	Credence stockholders do not approve the Merger Proposal despite a duly convened meeting of Credence stockholders; or

•	LTX stockholders do not approve the Share Issuance and the Charter Amendment despite a duly convened meeting of LTX stockholders.

LTX has the right to terminate the merger agreement if:

•	a specified triggering event with respect to Credence occurs; or

•

Credence breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 30-day cure period.

Credence has the right to terminate the merger agreement if:

•	a specified triggering event with respect to LTX occurs; or

•

LTX breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 30-day cure period.

A triggering event with respect to LTX or Credence, as the case may be, includes among other things a change of recommendation of its board of directors regarding the stockholder approvals required to complete the merger, the failure of its board of directors to reaffirm its recommendation that stockholders vote in favor of the proposals required to complete the merger, its board of directors approval or recommendation of any competing acquisition proposal, the company entering into a letter of intent or similar agreement relating to any competing acquisition proposal or a material breach by the company of its no solicitation obligations under the merger agreement.

For a discussion of the termination of the merger agreement, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 76.

Termination Fees

In the merger agreement, Credence has agreed to pay LTX a termination fee of $6.75 million if the merger agreement is terminated:

•	by LTX as a result of a triggering event with respect to Credence; or

•

by LTX or Credence as a result of the failure to close the merger on or before January 20, 2009 or the failure to obtain the approval of Credence stockholders and, after the date of the merger agreement and prior to the termination of the merger agreement, any acquisition proposal with respect to Credence has been made known to Credence or publicly disclosed and not withdrawn and an acquisition of Credence is completed or Credence enters into an agreement providing for an acquisition of Credence within 12 months following the termination of the merger agreement.

In the merger agreement, LTX has agreed to pay Credence a termination fee of $6.75 million if the merger agreement is terminated:

•	by Credence as a result of a triggering event with respect to LTX; or

•

by Credence or LTX as a result of the failure to close the merger on or before January 20, 2009 or the failure to obtain the approval of LTX stockholders and, after the date of the merger agreement and prior to the termination of the merger agreement, any acquisition proposal with respect to LTX shall have been made known to LTX or publicly disclosed and not withdrawn and an acquisition of LTX is completed or LTX enters into an agreement providing for an acquisition of LTX within 12 months following the termination of the merger agreement.

This termination fee could discourage other companies from seeking to acquire or merge with either LTX or Credence. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 76, “—Effect of Termination” on page 77 and “—Termination Fees” beginning on page 78.

Matters to be Considered at the Special Meetings

LTX

LTX stockholders will be asked to vote on the following proposals:

•

to amend LTX’s articles of organization in connection with the merger to (1) increase the number of authorized shares of LTX common stock from 200,000,000 to 400,000,000 and (2) change the name of LTX Corporation to LTX-Credence Corporation, which we refer to in this Proxy Statement as the Charter Amendment;

•	to approve the issuance of LTX common stock, par value $0.05 per share, in the merger, which we refer to in this Proxy Statement as the Share Issuance;

•	to approve any motion to adjourn or postpone the LTX special meeting to another time or place, if necessary, to solicit additional proxies; and

•	to conduct any other business that properly comes before the LTX special meeting or any adjournment or postponement thereof.

The first two proposals listed above relating to the merger are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

The LTX board of directors unanimously recommends that LTX stockholders vote FOR the Charter Amendment, FOR the Share Issuance and FOR any motion to adjourn or postpone the LTX special meeting, if necessary, to solicit additional proxies, as more fully described under “LTX Special Meeting” beginning on page 82.

Credence

Credence stockholders will be asked to vote on the following proposals:

•	to adopt the merger agreement, which we refer to in this Proxy Statement as the Merger Proposal;

•	to approve any motion to adjourn or postpone the Credence special meeting to another time or place, if necessary, to solicit additional proxies; and

•	to conduct any other business that properly comes before the Credence special meeting or any adjournment or postponement thereof.

The Credence board of directors unanimously recommends that Credence stockholders vote FOR the Merger Proposal and FOR any motion to adjourn or postpone the Credence special meeting, if necessary, to solicit additional proxies, as more fully described under “Credence Special Meeting” beginning on page 87.

Voting by LTX and Credence Directors and Executive Officers

Concurrently with the execution of the merger agreement, LTX entered into stockholder voting agreements with each of Credence’s directors and executive officers. Pursuant to these stockholder voting agreements, each of Credence’s directors and executive officers agreed to vote their shares of Credence common stock in favor of adoption of the merger agreement and against any alternative business combination. In addition, subject to certain exceptions, Credence’s directors and executive officers agreed not to transfer any of their shares of Credence common stock. Each of LTX’s directors and executive officers entered into stockholder voting agreements with Credence containing terms that are similar to the terms of the Credence stockholder voting agreements with respect to his or her shares of LTX common stock. As of June 20, 2008, Credence’s directors and executive officers beneficially owned approximately 1.3% of Credence’s common stock and LTX’s directors and executive officers beneficially owned approximately 6.7% of LTX’s common stock. On                     , 2008, the record date set by the Credence board of directors for the Credence special meeting, directors and executive officers of Credence owned and were entitled to vote                      shares of Credence common stock, or approximately     % of the             shares of Credence common stock outstanding on that date. On                     , 2008, the record date set by the LTX board of directors for the LTX special meeting, directors and executive officers of LTX owned and were entitled to vote             shares of LTX common stock, or approximately     % of the shares of LTX common stock outstanding on that date. A copy of the form of stockholder voting agreement entered into by Credence’s directors and executive officers with LTX is attached as Annex B to this Proxy Statement and a copy of the form of stockholder voting agreement entered into by LTX’s directors and executive officers with Credence is attached as Annex C to this Proxy Statement.

SELECTED HISTORICAL FINANCIAL DATA OF LTX

The following table sets forth certain of LTX’s consolidated financial data as of and for each of the periods indicated. The financial data for the fiscal years ended July 31, 2005, 2006 and 2007 and as of July 31, 2006 and 2007 is derived from LTX’s audited consolidated financial statements that are incorporated by reference into this Proxy Statement. The financial data for the fiscal years ended July 31, 2003 and 2004 and as of July 31, 2003, 2004 and 2005 is derived from LTX’s audited consolidated financial statements that are not included or incorporated by reference into this Proxy Statement. The consolidated financial data as of and for the nine-month periods ended April 30, 2007 and 2008 is derived from LTX’s unaudited consolidated financial statements incorporated by reference into this Proxy Statement. In LTX’s opinion, these unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of LTX’s financial position and results of operations for these periods. Interim results for the nine months ended April 30, 2008 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending July 31, 2008.

LTX’s historical financial data may not be indicative of its results of operations or financial position to be expected in the future.

The selected historical financial data below should be read in conjunction with LTX’s consolidated financial statements and the related notes to those financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, which have been filed with the SEC and are incorporated by reference into this Proxy Statement.

	Fiscal Year Ended July 31,					Nine Months Ended April 30,
	2003	2004	2005	2006	2007	2007	2008
	(In thousands, except per share amounts)
Consolidated Statements of Operations Data:
Net sales	$119,449	$255,801	$134,531	$216,503	$147,639	$117,525	$99,976
Income (loss) from operations	(142,607)	5,437	(131,126)	15,083	(10,414)	(5,940)	(5,120)
Net income (loss)	(145,068)	1,961	(132,726)	12,241	(10,666)	(6,480)	(1,230)
Net income (loss) per share:
Basic	$ (2.92)	$0.04	$(2.17)	$0.20	$(0.17)	$(0.10)	$(0.02)
Diluted	$ (2.92)	$0.03	$(2.17)	$0.20	$(0.17)	$(0.10)	$(0.02)
Weighted average common shares used in computing net income (loss) per share:
Basic	49,614	55,927	61,144	61,684	62,130	62,065	62,552
Diluted	49,614	58,057	61,144	62,207	62,130	62,065	62,552
Consolidated Balance Sheet Data:
Working capital	$155,905	$292,906	$182,957	$143,287	$87,279	$88,389	$90,251
Total assets	324,896	459,564	316,392	327,690	201,122	207,178	163,212
Total debt	170,785	150,321	148,293	147,691	47,222	47,223	18,800
Stockholders’ equity	99,088	234,254	99,900	117,639	113,108	116,225	116,294

SELECTED HISTORICAL FINANCIAL DATA OF CREDENCE

The following table sets forth certain of Credence’s consolidated financial data as of and for each of the periods indicated. The financial data for the fiscal years ended October 31, 2005 and 2006 and November 3, 2007 and as of October 31, 2006 and November 3, 2007 is derived from Credence’s audited consolidated financial statements that are incorporated by reference into this Proxy Statement. The financial data for the fiscal years ended October 31, 2003 and 2004 and as of October 31, 2003, 2004 and 2005 is derived from Credence’s audited consolidated financial statements that are not included or incorporated by reference into this Proxy Statement. The consolidated financial data as of and for the six-month periods ended May 5, 2007 and May 3, 2008 is derived from Credence’s unaudited consolidated financial statements incorporated by reference into this Proxy Statement. In Credence’s opinion, these unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Credence’s financial position and results of operations for these periods. Interim results for the six months ended May 3, 2008 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending November 3, 2008.

Credence’s historical financial data may not be indicative of its results of operations or financial position to be expected in the future.

The selected historical financial data below should be read in conjunction with Credence’s consolidated financial statements and the related notes to those financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2008, which have been filed with the SEC and are incorporated by reference into this Proxy Statement.

	Fiscal Year Ended					Six Months Ended
	October 31, 2003	October 31, 2004	October 31, 2005	October 31, 2006	November 3, 2007	May 5, 2007	May 3, 2008
	(In thousands, except per share amounts)
Consolidated Statements of Operations Data:
Net sales	$182,414	$439,803	$446,639	$493,374	$461,139	$240,659	$131,521
Income (loss) from operations	(114,278)	(79,788)	(110,160)	(476,712)	17,147	298	(70,444)
Net income (loss)	(113,112)	(64,478)	(119,932)	(481,585)	12,454	(3,465)	(74,806)
Net income (loss) per share:
Basic	$(1.80)	$(0.88)	$(1.28)	$(4.82)	$0.12	$(0.03)	$(0.73)
Diluted	$(1.80)	$(0.88)	$(1.28)	$(4.82)	$0.12	$(0.03)	$(0.73)
Weighted average common shares used in computing net income (loss) per share:
Basic	62,737	73,058	93,864	99,981	101,085	100,816	101,853
Diluted	62,737	73,058	93,864	99,981	101,129	100,816	101,853
Consolidated Balance Sheet Data:
Working capital	$349,260	$277,887	$207,086	$153,760	$206,806	$241,786	$198,347
Total assets	698,493	1,173,106	1,046,305	517,594	589,312	591,659	508,465
Total debt	190,408	186,058	185,000	145,000	190,428	189,528	191,328
Stockholders’ equity	430,627	788,288	682,029	212,726	236,255	215,691	168,314

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following summary unaudited pro forma condensed combined financial data is designed to show how the merger of LTX and Credence might have affected historical financial statements if the merger had been completed at an earlier time and was prepared based on the historical financial results reported by LTX and Credence. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 91 and the LTX and Credence audited consolidated financial statements, which are incorporated by reference into this Proxy Statement.

The unaudited pro forma balance sheet data assumes that the merger took place on April 30, 2008 and combines LTX’s consolidated balance sheet as of April 30, 2008 with Credence’s consolidated balance sheet as of May 3, 2008. The unaudited pro forma statement of operations data for the nine months ended April 30, 2008 and for the fiscal year ended July 31, 2007 give effect to the merger as if it occurred on August 1, 2006.

The pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during these periods.

	Fiscal Year Ended July 31, 2007	Nine Months Ended April 30, 2008
	(In thousands, except per share amounts)
Combined Statement of Operations Data:
Net sales	$604,635	$326,059
Income (loss) from operations	3,800	(75,207)
Net loss	(1,998)	(74,462)
Net loss per share:
Basic	$(0.02)	$(0.59)
Diluted	$(0.02)	$(0.59)
Weighted average common shares used in computing net loss per share:
Basic	124,993	125,415
Diluted	124,993	125,415

		As of April 30, 2008
		(In thousands)
Combined Balance Sheet Data:
Working capital		$287,632
Total assets		663,600
Total debt		208,423
Stockholders’ equity		268,546

COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table shows per share data regarding income (loss) from continuing operations, book value per share and cash dividends for LTX and Credence on a historical, pro forma combined basis. The pro forma book value per share information was computed as if the merger had been completed on April 30, 2008. The pro forma income (loss) from continuing operations information was computed as if the merger had been completed on August 1, 2007. The Credence pro forma equivalent information was calculated by multiplying the corresponding pro forma combined data by an assumed exchange ratio of 0.6133 shares of LTX common stock to 1.0 share of Credence common stock. This information shows how each share of Credence common stock would have participated in the combined companies’ earnings (losses) from continuing operations and book value per share if the merger had been completed on the relevant dates. These amounts do not necessarily reflect future per share amounts of earnings (losses) from continuing operations and book value per share of the combined company.

The following unaudited comparative per share data is derived from the historical consolidated financial statements of each of LTX and Credence. The information below should be read in conjunction with the audited consolidated financial statements and accompanying notes of LTX and Credence, which are incorporated by reference into this Proxy Statement. We urge you also to read “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 91.

	As of and for the Twelve Months Ended July 31, 2007	As of and for the Nine Months Ended April 30, 2008
LTX Corporation
Loss from continuing operations per common share—basic and diluted	$(0.17)	$(0.02)
Book value per share	$1.82	$1.86
Cash dividends	—	—
LTX Corporation Pro Forma Combined
Income (loss) from continuing operations per common share—basic and diluted	$0.03	$(0.60)
Book value per share	N/A	$2.14
Cash dividends	—	—

	As of and for the Twelve Months Ended November 3, 2007	As of and for the Nine Months Ended May 3, 2008
Credence Systems Corporation
Income (loss) from continuing operations per common share—basic and diluted	$0.12	$(0.68)
Book value per share	$2.34	$1.65
Cash dividends	—	—
Credence Systems Corporation Pro Forma Equivalent(1)
Income (loss) from continuing operations per common share—basic and diluted	$0.02	$(0.37)
Book value per share	N/A	$1.31
Cash dividends	—	—

(1)	Credence Systems Corporation pro forma equivalent amounts are calculated by multiplying pro forma combined per share amounts by an assumed exchange ratio of 0.6133, which is based on the shares of LTX and Credence common stock outstanding on June 20, 2008.
N/A	Not available

MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS

Market Prices

The tables below set forth, for the fiscal quarters indicated, the intraday high and low sales prices per share of LTX common stock and Credence common stock, which trade on the NASDAQ Global Market under the symbols “LTXX” and “CMOS,” respectively.

	LTX Common Stock
	High	Low
Fiscal Year 2006
August 1, 2005 through October 31, 2005	$6.74	$3.20
November 1, 2005 through January 31, 2006	5.62	3.35
February 1, 2006 through April 30, 2006	6.17	4.93
May 1, 2006 through July 31, 2006	8.00	5.08
Fiscal Year 2007
August 1, 2006 through October 31, 2006	5.86	4.39
November 1, 2006 through January 31, 2007	5.86	4.44
February 1, 2007 through April 30, 2007	6.92	5.16
May 1, 2007 through July 31, 2007	6.38	4.59
Fiscal Year 2008
August 1, 2007 through October 31, 2007	4.69	3.16
November 1, 2007 through January 31, 2008	3.34	2.25
February 1, 2008 through April 30, 2008	3.72	2.55
May 1, 2008 through July 18, 2008	3.40	1.96

	Credence Common Stock
	High	Low
Fiscal Year 2006
November 1, 2005 through January 31, 2006	$9.62	$6.51
February 1, 2006 through April 30, 2006	9.25	6.92
May 1, 2006 through July 31, 2006	7.32	2.72
August 1, 2006 through October 31, 2006	3.38	1.80
Fiscal Year 2007
November 1, 2006 through February 3, 2007	5.52	2.58
February 4, 2007 through May 5, 2007	5.23	3.11
May 6, 2007 through August 4, 2007	3.99	2.99
August 5, 2007 through November 3, 2007	3.43	1.79
Fiscal Year 2008
November 4, 2007 through February 2, 2008	3.10	1.23
February 3, 2008 through May 3, 2008	1.84	1.03
May 4, 2008 through July 18, 2008	1.53	1.00

On July     , 2008, the latest practicable date before the date of this Proxy Statement, the last sales price per share of LTX common stock was $            and the last sales price per share of Credence common stock was $            , in each case on the NASDAQ Global Market.

Recent Prices

The following table sets forth the closing prices per share of LTX common stock and Credence common stock as reported on the NASDAQ Global Market on June 20, 2008, the last trading day before the public announcement of the merger agreement, and                     , 2008, the latest practicable date before the date of this Proxy Statement. The table also presents the equivalent value of the merger consideration per share of Credence common stock on those dates. The equivalent value per share on June 20, 2008 is equal to $2.81, the closing price of a share of LTX common stock on that date, multiplied by 0.6133, which is the assumed exchange ratio based on the shares of LTX and Credence common stock outstanding on June 20, 2008. The equivalent value per share on                     , 2008 is equal to $            , the closing price of a shares of LTX common stock on that date, multiplied by             , which is the assumed exchange ratio based on the shares of LTX and Credence common stock outstanding on                     , 2008.

	LTX Closing Price	Credence Closing Price	Equivalent Value Per Share
June 20, 2008	$2.81	$1.25	$1.72
, 2008

Dividends and Other Distributions

LTX has never paid cash dividends on its common stock. It currently intends to retain earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends in the foreseeable future. In addition, LTX’s credit facility contains covenants that prohibit LTX from paying cash dividends.

Credence has never paid any dividends on its common stock. Credence does not intend to pay cash dividends on its common stock in the foreseeable future.

Following the proposed merger, the board of directors of LTX will determine its policy regarding the payment of dividends, but it is expected that no dividends will be paid in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents that we incorporate by reference into this Proxy Statement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of the management of each of LTX, Credence and the combined company, the merger and the markets for LTX and Credence common stock and other matters. Statements in this Proxy Statement and the documents that we incorporate by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. These forward-looking statements relate to LTX’s or Credence’s outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on business, results of operations or financial condition. Specifically, forward-looking statements include:

•	statements relating to the benefits of the merger, including anticipated synergies and cost savings estimated to result from the merger;

•	statements relating to future business prospects, revenue, income and financial condition of LTX, Credence and the combined company;

•	statements relating to revenues, financial performance or market position of the combined company after the merger; and

•

statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “target” or similar expressions.

These forward-looking statements, wherever they occur in this Proxy Statement, including in the sections entitled “The Merger—Reasons for the Merger” beginning on page 35 and “Risk Factors” beginning on page 19, or the documents that we incorporate by reference herein, are necessarily estimates reflecting the best judgment of the respective managements of LTX and Credence and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in and incorporated by reference into this Proxy Statement.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in the “Risk Factors” section of this Proxy Statement and in LTX’s and Credence’s filings with the SEC, including their most recent Quarterly Reports on Form 10-Q. These important factors include risks and uncertainties relating to:

•	the ability to obtain regulatory approvals of the merger on the proposed terms and schedule;

•	the risk that the businesses of LTX and Credence will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	competition and its effect on pricing, spending, third-party relationships and revenues;

•	the need to develop new products and options and adapt to significant technological change;

•	implementation of strategies for improving internal growth;

•	use and protection of intellectual property;

•	dependence on customers’ capital spending;

•	realization of potential future savings from new productivity initiatives;

•	dependence on customers that operate in cyclical industries;

•	general worldwide economic conditions and related uncertainties;

•	the effect of changes in governmental regulations;

•	exposure to product liability claims in excess of insurance coverage; and

•	the effect of exchange rate fluctuations on international operations.

LTX and Credence undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this Proxy Statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17, you should carefully consider the following risk factors before deciding whether to vote for approval of the Charter Amendment and the Share Issuance, in the case of LTX stockholders, or for approval of the Merger Proposal, in the case of Credence stockholders. In addition, you should read and consider the risks associated with each of the businesses of LTX and Credence because these risks will also affect the combined company. These risks can be found in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008 and in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and its Quarterly Report for the fiscal quarter ended May 3, 2008, each of which is filed with the SEC and incorporated by reference into this Proxy Statement. You should also read and consider the other information in this Proxy Statement and the other documents incorporated by reference into this Proxy Statement. See the section entitled “Where You Can Find More Information” beginning on page 119.

Uncertainty about the merger may adversely affect the relationships of LTX, Credence or the combined company with their respective customers, suppliers and employees, whether or not the merger is completed.

In response to the announcement of the merger, existing or prospective customers or suppliers of LTX, Credence or the combined company may:

•	delay, defer or cease purchasing goods or services from or providing goods or services to LTX, Credence or the combined company;

•	delay or defer other decisions concerning LTX, Credence or the combined company, or refuse to extend credit to LTX, Credence or the combined company; or

•	otherwise seek to change the terms on which they do business with LTX, Credence or the combined company.

Any such delays or changes to terms could seriously harm the business of each company or, if the merger is completed, the combined company.

In addition, as a result of the merger current and prospective employees could experience uncertainty about their future with LTX, Credence or the combined company. These uncertainties may impair each company’s or the combined company’s ability to retain, recruit or motivate key personnel.

Any delay in the completion of the merger may significantly reduce the benefits expected to be obtained from the merger or could adversely affect the market price of LTX or Credence common stock or their future business and financial results.

In addition to the required regulatory clearances and approvals, the merger is subject to a number of other conditions, including approvals of LTX and Credence stockholders, which are beyond the control of LTX and Credence and which may prevent, delay or otherwise materially and adversely affect completion of the merger. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page 62 and “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 73. LTX and Credence cannot predict whether and when these other conditions will be satisfied.

Failure to complete the merger would prevent LTX and Credence from realizing the anticipated benefits of the merger. Each company would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. Any delay in completing the merger may significantly reduce the synergies and other benefits that LTX and Credence expect to achieve if they successfully complete the merger within the expected timeframe and integrate their respective businesses.

In addition, the market price of each company’s common stock may reflect various market assumptions as to whether and when the merger will be completed. Consequently, the completion of, the failure to complete, or any delay in the completion of the merger could result in a significant change in the market price of LTX or Credence common stock.

The exchange ratio will not be determined until immediately prior to the effective time of the merger and, when determined, will not be based on, or adjusted to reflect any changes in, the market price of LTX common stock or Credence common stock. As a result, Credence stockholders cannot be sure of the market value of the LTX common stock they will receive in the merger.

In the merger, each share of Credence common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding common stock of the combined company and LTX stockholders to own 49.98% of the outstanding common stock of the combined company immediately following the closing of the merger. The exact exchange ratio will not be known until immediately prior to the effective time of the merger and will not be based on, or adjusted to reflect any changes in, the market price of LTX common stock or Credence common stock.

In recent periods, the stock market in general has experienced substantial price and volume fluctuations. These market fluctuations may adversely affect the market price of LTX common stock. Changes in the market price of LTX common stock prior to the merger will affect the market value of the LTX common stock that Credence stockholders will receive in the merger. Changes in the market price of LTX common stock may result from a variety of factors, many of which are beyond our control, including the following factors:

•	changes in the businesses, operations and prospects of LTX and Credence;

•	changes in market assessments of the business, operations and prospects of either company;

•	market assessments of the likelihood that the merger will be completed, including related considerations regarding regulatory approval of the merger;

•	interest rates, general market and economic conditions and other factors generally affecting the price of LTX common stock and Credence common stock; and

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which LTX and Credence operate.

The prices of LTX common stock and Credence common stock at the effective time of the merger may vary from their respective prices on the date the merger agreement was executed, on the date of this Proxy Statement and on the date of their respective special meetings of stockholders. As a result, the value represented by the exchange ratio will also vary. In addition, changes in the number of outstanding shares of LTX common stock or Credence common stock prior to the closing of the merger will affect the exchange ratio and the value represented by the exchange ratio.

For example, if the exchange ratio were calculated as of June 20, 2008, the date on which the merger agreement was executed, each outstanding share of Credence common stock would be converted into (based on 62,812,734 shares of LTX common stock and 102,499,393 shares of Credence common stock outstanding on June 20, 2008) the right to receive approximately 0.6133 shares of LTX common stock, with a value (based on

the closing trading price of LTX common stock on June 20, 2008) of $1.72. If the exchange ratio was calculated as of                     , 2008, the latest practicable date before the date of this Proxy Statement, in the merger each outstanding share of Credence common stock would be converted into (based on              shares of LTX common stock and              shares of Credence common stock outstanding on                     , 2008) the right to receive approximately              shares of LTX common stock, with a value (based on the closing trading price of LTX common stock on                     , 2008) of $            . As a result, the market value of LTX common stock that will be issued to Credence stockholders will remain unknown until immediately prior to the closing of the merger, which may occur days, weeks or months after the special meetings of LTX and Credence stockholders.

The market value of the shares of LTX common stock will continue to fluctuate after the completion of the merger. For example, during the first and the second calendar quarters of 2008, the market price of LTX common stock ranged from a low of $1.96 per share to a high of $3.72 per share, all as reported on the NASDAQ Global Market. See “Market Prices and Dividends and Other Distributions” on page 15.

The issuance of shares of LTX common stock to Credence stockholders in the merger will substantially reduce the percentage interests of LTX stockholders.

If the merger is completed, LTX will issue a number of shares of LTX common stock to Credence stockholders to cause Credence stockholders to own 50.02% of the outstanding common stock of the combined company and LTX stockholders to own 49.98% of the outstanding common stock of the combined company immediately following the closing of the merger. In addition, Credence’s 3.5% Convertible Notes due 2010 will remain outstanding as notes of Credence but will become convertible, at the option of each noteholder and subject to the terms of the indenture governing the notes, into shares of LTX common stock at a conversion ratio equal to the conversion ratio of the notes in effect immediately prior to the effective time of the merger multiplied by the exchange ratio, and Credence’s outstanding stock options and restricted stock units will become exercisable, when vested, into a number of shares of LTX common stock equal to the number of shares of Credence common stock underlying such stock options and restricted stock units multiplied by the exchange ratio.

The issuance of shares of LTX common stock to Credence stockholders in the merger, to the holders of the Credence convertible notes upon conversion of the notes and to holders of Credence stock options and restricted stock units upon exercise of those stock options and restricted stock units will cause a significant reduction in the relative percentage interest of current LTX stockholders in LTX’s earnings, liquidation value and book and market value.

Sales of substantial amounts of LTX common stock in the open market by former Credence stockholders could depress LTX’s stock price.

Other than shares held by affiliates of Credence or LTX, shares of LTX common stock that are issued to stockholders of Credence, including those shares issued upon the exercise of outstanding options or restricted stock units to purchase LTX common stock by Credence option holders, will be freely tradable by the stockholders of LTX without restrictions or further registration under the Securities Act.

As of                     , 2008, the LTX record date, LTX had approximately              shares of common stock outstanding and approximately              shares of common stock subject to outstanding options and other rights to purchase or acquire its shares. LTX currently expects that it will issue approximately 62.9 million shares of LTX common stock in connection with the merger. In addition, upon completion of the merger LTX will assume outstanding options and restricted stock units issued under Credence stock option plans that will relate to approximately 9.2 million shares of LTX common stock.

If the merger with Credence is completed and if Credence’s stockholders sell substantial amounts of LTX common stock in the public market following the completion of the merger, including shares issued upon the exercise of outstanding options or restricted stock units, the market price of LTX common stock may decrease. These sales might also make it more difficult for LTX to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Diversion of management’s attention could harm LTX, Credence or the combined company, whether or not the merger is completed.

Completion of the merger will require a significant amount of time and attention from the management of each of LTX and Credence. The diversion of management’s attention away from ongoing operations could adversely affect the ongoing operations and business relationships of each company and, if the merger is completed, the combined company.

The ability to complete the merger is subject to the receipt of consents and approvals from government entities, which may impose conditions that could have an adverse effect on LTX, Credence or the combined company or could cause either party to abandon the merger.

Completion of the merger is conditioned upon, among other things, the receipt of certain regulatory and antitrust approvals, including under the HSR Act. In deciding whether to grant regulatory or antitrust approvals, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdictions. The relevant governmental entities may condition their approval of the merger on LTX’s or Credence’s agreement to various requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company’s business. If LTX and Credence agree to these requirements, limitations, costs, divestitures or restrictions, the ability to realize the anticipated benefits of the merger may be impaired. Neither LTX nor Credence can provide any assurance that either company will obtain the necessary approvals or that any of the requirements, limitations, costs, divestitures or restrictions to which they agree will not have a material adverse effect on the combined company following the merger. In addition, these requirements, limitations, costs, divestitures or restrictions may result in the delay or abandonment of the merger. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page 62 and “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 73.

The combined company may be unable to integrate successfully the businesses of LTX and Credence and realize the anticipated benefits of the merger.

The merger involves the combination of two organizations that currently operate as independent public companies. Due to legal restrictions, LTX and Credence have conducted only limited planning regarding the integration of the two companies, and they will continue to operate as independent public companies until the completion of the merger. The combined company will be required to devote significant management attention and resources to integrating the two companies. Delays in this process could adversely affect the combined company’s business, financial results, financial condition and stock price.

Achieving the anticipated benefits of the merger will depend, in part, on the integration of operations, personnel and technology of LTX and Credence. If we are unable to successfully combine the businesses of LTX and Credence in a manner that permits the combined company to achieve the cost savings and operating synergies anticipated to result from the merger, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Potential difficulties the combined company may encounter in the integration process include the following:

•	lost sales and customers as a result of certain customers of either of the two companies deciding not to do business with the combined company;

•	the inability to procure goods and services on favorable terms as a result of suppliers of either of the two companies deciding not to do business with the combined company;

•	the inability to retain, recruit or motivate key personnel;

•	complexities associated with managing the combined businesses;

•	difficulties associated with integrating personnel from diverse corporate cultures while maintaining focus on providing consistent, high quality products and customer service;

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the merger;

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention to the merger;

•	disruption or interruption of, or loss of momentum in, each company’s ongoing businesses; and

•	inconsistencies in standards, controls, procedures and policies.

Any of these difficulties could adversely affect our ability to maintain relationships with suppliers, customers and employees or our ability to achieve the anticipated benefits of the merger, or could reduce our earnings or otherwise adversely affect the business and financial results of the combined company.

Even if LTX and Credence were able to integrate their business operations successfully, this integration may not result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible from this integration and these benefits may not be achieved within a reasonable period of time.

LTX and Credence will incur significant costs in connection with the merger.

LTX and Credence will incur substantial expenses related to the merger, whether or not the merger is completed. LTX estimates that it will incur direct transaction costs of approximately $5.6 million in connection with the merger, approximately $3.1 million of which is not contingent on the completion of the merger. Credence estimates that it will incur direct transaction costs of approximately $5.3 million in connection with the merger, approximately $3.1 million of which is not contingent upon the completion of the merger. Moreover, in the event that the merger agreement is terminated, LTX or Credence may, under some circumstances, be required to pay the other party a $6.75 million termination fee. See “The Merger Agreement—Termination Fees” beginning on page 78.

In the event the merger is completed, LTX expects to incur significant additional expenses. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits, fixed assets and lease administration systems, and regulatory compliance. While we have assumed that a certain level of expenses would be incurred from the integration of the two companies, there are a number of factors beyond LTX’s control that could affect the total amount or the timing of all the expected integration expenses, including, among other things, constraints arising under U.S. federal or state antitrust laws (such as limitations on sharing information) that may prevent or hinder us from fully developing integration plans and constraints arising as a result of the regulatory approval process. Moreover, many of the expenses that will be incurred, by their nature, are impracticable to estimate at the present time. These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses, the realization of economies of scale, and cost savings and revenue synergies related to the integration of the two companies following the completion of the merger. The amount and timing of any these charges are uncertain at the present. In addition, the combined company may incur additional material charges in subsequent fiscal quarters to reflect additional costs in connection with the merger.

Because certain directors and executive officers of LTX and Credence have interests in seeing the merger completed that are different than those of Credence’s and LTX’s other stockholders, these persons may have conflicts of interest in recommending that LTX and Credence stockholders vote to approve the merger.

Certain directors and executive officers of LTX and Credence have arrangements or other interests that provide them with interests in the merger that are different than those of Credence’s or LTX’s other stockholders. For example, David G. Tacelli, President and CEO of LTX, will remain President and CEO of the combined company; Mark J. Gallenberger, Vice President and Chief Financial Officer of LTX, will remain Vice President and Chief Financial Officer of the combined company; and Lavi Lev, President and CEO of Credence, will become the Executive Chairman of the board of directors of the combined company for a transition period. In addition, the board of directors of the combined company will consist of nine directors, including Messrs. Tacelli and Lev, three additional members designated by Credence and four additional members designated by LTX. Although other LTX and Credence directors will not become directors of the combined company after the merger, the combined company will indemnify and maintain liability insurance for all of the directors of each of LTX and Credence for their services as directors before the merger.

In addition, Credence’s and certain of LTX’s executive officers have employment agreements that contain change of control severance protections that would entitle each such executive officer to enhanced severance if their employment were to terminate following the merger under specific circumstances. Some of Credence’s and LTX’s executive officers also hold stock option and restricted stock unit awards with vesting provisions that would cause the vesting of the awards to accelerate if their employment were to terminate following the merger under specific circumstances.

These and other material interests of the directors and executive officers of Credence and LTX in the merger that are different than those of the other Credence and LTX stockholders are described under “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 55.

The merger agreement contains provisions that could discourage a potential competing acquiror that might be willing to pay more to effect a business combination with Credence or that may be willing to effect a business combination with LTX.

The merger agreement contains “no solicitation” provisions that restrict LTX’s and Credence’s ability to solicit or facilitate proposals regarding a merger or similar transaction with another party and “force the vote” provisions that require each company to hold its special meeting of stockholders even if its board of directors withdraws, amends or modifies its recommendation regarding the Charter Amendment and the Share Issuance, in the case of LTX, or the Merger Proposal, in the case of Credence. Further, several conditions must be satisfied in order for LTX’s or Credence’s board of directors to withdraw, amend or modify its recommendation regarding the Charter Amendment and the Share Issuance, in the case of LTX, or the Merger Proposal, in the case of Credence. See “The Merger Agreement—Other Agreements” beginning on page 72. If either company’s board of directors withdraws, amends or modifies its recommendation regarding the Charter Amendment and the Share Issuance, in the case of LTX, or the Merger Proposal, in the case of Credence, the other company has the right to terminate the merger agreement and receive a $6.75 million termination fee from the other party. In addition, either company is entitled to receive the $6.75 termination fee from the other party if:

•	prior to the termination of the merger agreement, a third party makes a public acquisition proposal for the other company before the other company’s special meeting;

•	such other company’s stockholders do not approve the merger; and

•

within twelve months after the date the merger agreement is terminated, an acquisition of such other company is completed or a definitive agreement for the acquisition of such other company is executed.

We describe these provisions under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 76 and “—Termination Fees” beginning on page 78.

These provisions could discourage a potential competing acquiror from considering or proposing an acquisition of Credence or LTX, even if it were prepared to pay consideration with a higher value than the shares proposed to be issued in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

The combined company’s indebtedness following the completion of the merger will be substantial. This indebtedness could adversely affect the combined company in many ways, including by reducing funds available for other business purposes.

The pro forma indebtedness of the combined company as of April 30, 2008, after giving effect to the merger, would have been approximately $208.4 million. As a result of this debt, demands on LTX’s cash resources may increase after the merger. The increased levels of indebtedness could reduce funds available for investment in research and development and capital expenditures or create competitive disadvantages compared to other companies with lower debt levels.

Resales of shares of LTX common stock following the merger and additional obligations to issue shares of LTX common stock may cause the market price of LTX common stock to fall.

As of April 30, 2008, LTX had approximately 62.7 million shares of common stock outstanding and approximately 10.4 million shares of common stock subject to outstanding options and other rights to purchase or acquire its shares. LTX currently expects that it will issue approximately 62.9 million shares of LTX common stock in connection with the merger. The issuance of these new shares of LTX common stock and the sale of additional shares of LTX common stock that may become eligible for sale in the public market from time to time upon exercise of options or other rights to purchase or acquire LTX common stock (including a substantial number of LTX options and other rights to purchase or acquire shares of LTX common stock that will replace existing Credence options and other rights to acquire shares of Credence common stock and shares of LTX common stock issuable upon conversion of the Credence convertible notes) could have the effect of depressing the market price for shares of LTX common stock.

The market price of the combined company’s common stock after the merger may be affected by factors different from those affecting the market price of LTX common stock or Credence common stock before the merger.

When we complete the merger, Credence stockholders will become LTX stockholders. The results of operations of LTX, as well as the trading price of LTX common stock, after the merger may be affected by factors different from those currently affecting LTX’s or Credence’s results of operations and the trading price of LTX or Credence common stock. For a discussion of the businesses of LTX and Credence and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this Proxy Statement and referred to under “Where You Can Find More Information” beginning on page 119.

Loss of key personnel could have a material adverse effect on the business and results of operations of the combined company.

The success of the combined company, if the merger is completed, will depend in part upon the ability of the combined company to retain key employees of both companies. Competition for qualified personnel can be intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with the combined company. Accordingly, the combined company may not be able to retain key employees. Loss of key personnel could have a material adverse effect on the business and operations of the combined company.

LTX and Credence may waive one or more of the conditions of the merger without resoliciting stockholder approval for the merger.

Each of the conditions to LTX’s and Credence’s obligations to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of LTX and Credence, if the condition is a condition to both LTX’s and Credence’s obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of LTX and Credence may evaluate the materiality of any such waiver to determine whether amendment of this Proxy Statement and resolicitation of proxies are necessary. LTX and Credence, however, generally do not expect any such waiver to be significant enough to require resolicitation of stockholders. In the event that any such waiver is not determined to be significant enough to require resolicitation of stockholders, the companies will have the discretion to complete the merger without seeking further stockholder approval.

The combined company will face uncertainties related to the effectiveness of internal controls.

Public companies in the United States are required to review their internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, any design may not achieve its stated goal under all potential future conditions, regardless of how remote.

Although each of LTX’s and Credence’s management has determined, and each of their respective independent registered public accounting firms have attested, that their respective internal controls were effective as of the end of their most recent fiscal years, the integration of LTX and Credence, and their respective internal control systems and procedures, may result in or lead to a future material weakness in the combined company’s internal controls, or the combined company or its independent registered public accounting firm may identify a material weakness in the combined company’s internal controls in the future. A material weakness in internal controls over financial reporting would require management and the combined company’s independent public accounting firm to evaluate the combined company’s internal controls as ineffective. If the combined company’s internal controls over financial reporting are not considered adequate, the combined company may experience a loss of public confidence, which could have an adverse effect on its business and stock price.

Internal control deficiencies or weaknesses that are not yet identified could emerge.

Over time the combined company may identify and correct deficiencies or weaknesses in its internal controls and, where and when appropriate, report on the identification and correction of these deficiencies or weaknesses. However, the internal control procedures can provide only reasonable, and not absolute, assurance that deficiencies or weaknesses are identified. Deficiencies or weaknesses that have not been identified by LTX or Credence could emerge and the identification and correction of these deficiencies or weaknesses could have a material impact on the results of operations for the combined company.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of LTX common stock following the completion of the merger.

In accordance with United States generally accepted accounting principles, which we refer to in this Proxy Statement as GAAP, the merger will be accounted for using the purchase method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of LTX common stock following the completion of the merger. Under the purchase method of accounting, the total estimated purchase price will be allocated to Credence’s net tangible assets, identifiable intangible assets or expense for in-process research and development based on their respective fair values as of the date of completion of the merger. Any excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets may become impaired, the combined company will be required to incur material charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company’s results of operations. LTX currently estimates that it will incur approximately $17.0 million of incremental amortization expense after completion of the merger, based on the most current valuation of the acquired intangible assets.

The unaudited pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The unaudited pro forma financial statements contained in this Proxy Statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. The unaudited pro forma financial statements have been derived from the historical financial statements of LTX and Credence and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the unaudited pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma financial statements.

In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial conditions or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 91.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between LTX and Credence. This is a summary only and may not contain all information that is important to you. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this Proxy Statement and incorporated herein by reference, for a more complete understanding of the merger.

Effect of the Merger; Consideration to be Received in the Merger; LTX Charter Amendment

Under the merger agreement, Merger Sub, a direct, wholly-owned subsidiary of LTX, will merge with and into Credence, with Credence continuing as the surviving corporation. As a result of the merger, Credence will become a direct, wholly-owned subsidiary of LTX.

At the effective time of the merger, Credence stockholders will be entitled to receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company immediately following the closing of the merger. If the exchange ratio were calculated based on the shares outstanding as of June 20, 2008, the date on which the merger agreement was executed, Credence stockholders would receive approximately 0.6133 shares of LTX common stock for each share of Credence common stock.

The LTX Charter Amendment will, among other things, increase the number of shares of authorized LTX common stock from 200,000,000 to 400,000,000 shares, and its approval is a condition to the completion of the merger. Without this increase, LTX would be unable to complete the merger as it would not have sufficient unissued and unreserved shares to issue and reserve for issuance the shares of LTX common stock required to be issued and reserved for issuance under the merger agreement, and which may be issuable following completion of the merger in connection with the Credence convertible notes and under LTX’s and Credence’s equity plans. In determining that an increase in the number of shares of authorized common stock of the combined company to 400,000,000 shares was appropriate, LTX considered, in addition to the stock issuances described in the preceding sentence, the desire for flexibility in the capital structure of the combined company to allow it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans and to pursue other corporate purposes that may be identified by the board of directors.

Background of the Merger

Each of LTX’s and Credence’s board of directors has from time to time in recent years engaged with senior management in strategic reviews and considered ways to enhance its company’s performance and prospects in light of the business and economic environment. For each company these reviews have included consideration of potential transactions with third parties that would further its strategic objectives, and the potential benefits and risks of those transactions. With respect to both LTX and Credence, these strategic reviews have on several occasions related to informal exploratory discussions regarding potential strategic transactions, including possible business combinations, with other companies in the automated test equipment industry.

Representatives of LTX and Credence first discussed the possibility of a business combination in mid-2002, when both companies were experiencing financial challenges and cyclical weakness in the automated test equipment industry. However, LTX and Credence were unable to agree on a basis on which to proceed with discussions for a possible transaction and, as a result, those discussions were abandoned.

In July 2007, David Tacelli, the President and Chief Executive Officer of LTX, met Lavi Lev, the President and Chief Executive Officer of Credence, at an industry trade show in San Francisco, California. Messrs. Tacelli and Lev agreed to meet later in the summer to discuss potential commercial collaborations.

On August 21, 2007, Messrs. Tacelli and Lev met in San Jose, California and discussed the market positions of their respective companies and how potential collaborations involving LTX technology and Credence products could improve both companies’ competitive positions. They agreed to meet again with senior management of both companies to continue these discussions.

On September 19, 2007, the LTX board met for a regularly scheduled meeting. At the meeting, Mr. Tacelli provided an update regarding collaborative opportunities for LTX, including an update on discussions with Credence.

On October 1, 2007, LTX and Credence entered into a confidentiality agreement in anticipation of sharing information relating to a potential commercial collaboration.

On October 4, 2007, Mr. Tacelli and other representatives from LTX met with Mr. Lev and other representatives from Credence in Chicago, Illinois. At the meeting, LTX and Credence each presented an overview of its business, including various product development matters, and the companies discussed product and technology collaborative opportunities. Later that day, Messrs. Tacelli and Lev met and discussed business conditions in the automated test equipment industry and the potential strategic advantages of a combination of the two companies, as well as other potential transactions and joint ventures. At the conclusion of this meeting, Messrs. Tacelli and Lev agreed to schedule further meetings with senior representatives from both companies with marketing and technology expertise to explore the companies’ product portfolios and potential collaboration and business combination opportunities.

On October 18 and 19, 2007, representatives of Credence senior management met with representatives of LTX senior management at the offices of LTX in Norwood, Massachusetts to conduct product reviews, which included a demonstration of LTX’s X-series products, and to discuss potential collaborative opportunities. On October 19, 2007, Messrs. Tacelli and Lev, together with Mark Gallenberger, the Chief Financial Officer of LTX, and Joy Leo, the then Chief Financial Officer of Credence, met in Boston, Massachusetts to discuss the possibility of a strategic business combination. At that meeting, LTX and Credence shared their respective short-term business forecasts for their quarterly periods ending in October 2007.

On October 21, 2007, Mr. Tacelli telephoned Mr. Lev to discuss the October 18 and 19, 2007 meetings and the possibility of a strategic business combination between the two companies. Messrs. Tacelli and Lev discussed in general terms the potential benefits of entering into a discussion to combine the companies and agreed to hold an organizational meeting to begin proceeding toward a business combination.

On October 26, 2007, representatives of senior management of LTX and Credence, together with their respective financial and M&A advisors and outside legal counsel, participated in a conference call to discuss the process for and timing of a potential business combination. Later that day, Mr. Tacelli telephoned Mr. Lev to discuss the timing of a potential transaction. During this conversation, Messrs. Tacelli and Lev agreed to terminate further discussions regarding a potential transaction because of conditions in the automated test industry and the anticipated announcements of both companies’ financial results for their fiscal quarters that ended in October 2007 for LTX and in November 2007 for Credence.

On November 8, 2007, the Credence board met for a regularly scheduled meeting. At the meeting, Mr. Lev reviewed with the board his preliminary discussions with LTX regarding a potential business combination and informed the board that such discussions had been terminated.

On December 5, 2007, the LTX board met for a regularly scheduled meeting. At the meeting, Mr. Tacelli provided an update regarding a variety of strategic opportunities, including the discussions with Credence. The meeting of the LTX board included a review of strategic alternatives potentially available to LTX and information regarding historical industry growth trends and market share trends. The LTX board discussed the general condition of the automated test equipment industry and the potential strategic benefits of various strategic alternatives, as well as the strategic direction of LTX generally.

During late December 2007 and January 2008, representatives from Credence had discussions with representatives from a private equity firm, which we refer to in this Proxy Statement as Private Equity Firm A, regarding Private Equity Firm A’s interest in purchasing Credence’s diagnostics and characterization business and/or its automotive business. During the course of these discussions, Private Equity Firm A approached Credence about its interest in possibly acquiring the entire company.

On January 11, 2008, Messrs. Tacelli and Lev spoke by telephone to discuss business developments at both companies since October 2007 and agreed to meet on January 22, 2008 with their respective chief financial officers to discuss the companies’ business models and the feasibility of a potential business combination between the companies.

On January 18, 2008, Mr. Lev and other representatives of senior management from Credence met with representatives of Private Equity Firm A. At the meeting, Credence’s senior management presented information regarding Credence’s annual operating plan and product road map.

On January 22, 2008, Messrs. Tacelli, Lev and Gallenberger and Kevin Eichler, Credence’s new Chief Financial Officer, met in Chicago, Illinois and reviewed the business plans of each company and discussed a potential business combination.

On January 31, 2008, the Credence board held a special telephonic meeting. At the meeting, Mr. Lev reviewed with the board the discussions with Private Equity Firm A regarding a potential sale of the company in a going-private transaction. After a discussion, the board determined not to pursue such a transaction at that time. On February 1, 2008, Mr. Lev informed representatives of Private Equity Firm A of the board’s determination.

On February 5, 2008, Credence received a nonbinding, preliminary offer from Private Equity Firm A to acquire the company for $2.40 per share, pending further due diligence review and subject to certain conditions.

On February 6, 2008, Messrs. Tacelli and Lev met in Los Gatos, California and discussed the potential strategic benefits and challenges posed by a business combination of LTX and Credence and discussed generally the possible structure and terms of such a combination.

On February 8, 2008, Credence amended its existing engagement letter with Lehman Brothers, Credence’s financial advisor, to alter the compensation arrangement relating to the potential sale of Credence’s diagnostics and characterization business and/or its automotive business or a potential business combination with LTX. The original agreement with Lehman Brothers had been entered into on March 26, 2007.

On February 26, 2008, the Credence board met for a special meeting. At the meeting, Mr. Lev provided an update regarding strategic alternatives available to Credence, including a review of his discussions with LTX and Private Equity Firm A. Representatives of Lehman Brothers also discussed with the board the financial terms of Private Equity Firm A’s non-binding, preliminary offer to acquire Credence. At the conclusion of the discussion, the board determined that Credence should not pursue a transaction with Private Equity Firm A and directed Mr. Lev to inform Private Equity Firm A of this determination. The board also determined not to take any action with respect to a potential transaction with LTX unless and until LTX presented Credence with proposed terms with respect to such a transaction.

On February 27, 2008, Mr. Lev telephoned Mr. Tacelli and reported that the Credence board of directors had reviewed various strategic alternatives. Mr. Lev informed Mr. Tacelli that the Credence board had determined that it would not consider a strategic business combination with LTX until the terms of a potential transaction were proposed by LTX.

On March 6, 2008, the LTX board met for a regularly scheduled meeting. At the meeting, Mr. Tacelli provided an update regarding discussions with Credence. The board discussed the strategic rationale for a business combination with Credence. Mr. Tacelli led a discussion of proposed terms for the business combination and the board discussed the terms of a draft letter and term sheet prepared by Mr. Tacelli and LTX senior management, together with LTX’s financial advisors, proposing a stock-for-stock “merger of equals” of LTX and Credence in which the ownership of the combined company would be split approximately 50/50 between LTX and Credence stockholders. The term sheet also provided that Mr. Tacelli would continue as CEO of the combined company and Mr. Gallenberger would continue as Chief Financial Officer of the combined company. The LTX board directed Mr. Tacelli to send the letter and term sheet to Credence and to continue discussions with Credence regarding a potential business combination.

On March 10, 2008, Mr. Tacelli sent to Mr. Lev the letter and term sheet memorializing the proposed terms of a business combination of LTX and Credence.

On March 11, 2008, Mr. Tacelli met with Mr. Lev and David House, Credence’s Chairman of the Board, in Saratoga, California to discuss the March 10 letter and term sheet. Mr. Tacelli reviewed the strategic rationale for the business combination and potential synergies based on the information exchanged and discussions between the companies. Messrs. Tacelli, Lev and House also discussed the proposed structure and terms for a transaction. After questions and discussions between the participants in the meeting, Mr. House advised Mr. Tacelli that Credence would respond to LTX’s letter in approximately one week.

On March 17, 2008, the Credence board held a special telephonic meeting to discuss the March 10 letter and term sheet received from LTX regarding a potential business combination between LTX and Credence. The Credence board discussed the proposed terms for the transaction, as well as Credence’s business performance and prospects. After this discussion, the Credence board determined not to proceed with a proposed transaction at that time in order to allow Credence’s management an opportunity to prepare an updated annual operating plan to address business conditions facing the company. Mr. House telephoned Mr. Tacelli on March 20, 2008 to inform him of the Credence board’s determination.

In late March and early April 2008, Mr. Tacelli and Mr. Lev continued periodic discussions regarding the possibility of a business combination.

On April 16, 2008, the Credence board held a special telephonic meeting at which management presented an updated annual operating plan and during which the board discussed a variety of strategic opportunities, including a possible business combination with LTX. After a discussion of Credence’s strategic alternatives, the Credence board authorized management to proceed with preliminary discussions and due diligence with LTX regarding a potential transaction, conditioned upon LTX confirming the terms set forth in the March 10 letter and term sheet and instructed Lehman Brothers to explore various alternatives to a potential business combination with LTX, including further discussions with private equity firms. Later that day, Mr. Lev telephoned Mr. Tacelli to inform him that it would be helpful to the Credence board for LTX to confirm the terms of the March 10, 2008 letter.

On April 17, 2008, Lehman Brothers contacted Private Equity Firm A to gauge its interest in a potential acquisition of Credence.

On April 18, 2008, Mr. Tacelli sent to Mr. House a letter that reiterated LTX’s interest in a strategic stock-for-stock “merger of equals” on the terms proposed in LTX’s March 10, 2008 letter.

During the week of April 21, 2008, Lehman Brothers contacted three other private equity firms, which we refer to in this Proxy Statement as Private Equity Firm B, Private Equity Firm C and Private Equity Firm D, regarding the potential acquisition of Credence.

On April 21, 2008, LTX entered into an agreement with JPMorgan to engage JPMorgan as its financial advisor in connection with the proposed business combination.

On April 25, 2008, Credence entered into a nondisclosure letter with Private Equity Firm B relating to the exchange of information to evaluate the potential acquisition of Credence.

On April 25, 2008, the Credence board met for a special meeting. At the meeting, Mr. Lev reviewed with the board Credence’s progress with respect to its 2008 annual operating plan, reviewed the fiscal 2009 annual operating plan, proposed a transformation plan and reviewed the status of discussions with LTX and the various private equity firms. After a discussion, the board authorized Mr. Lev to proceed with discussions with LTX. Mr. Lev was also instructed to continue discussions with the private equity firms.

On May 1, 2008, members of senior management of Credence, a representative of Corp-Growth, an M&A advisor to Credence, and representatives of Lehman Brothers met with representatives of Private Equity Firm A to discuss its interest in acquiring Credence.

On May 2, 2008, Messrs. Lev and Eichler, a representative of Corp-Growth, representatives of Lehman Brothers and representatives of Private Equity Firm B met to discuss the potential acquisition of Credence.

On May 4, 2008, the CEO of another public company, which we refer to in this Proxy Statement as Strategic Company A, contacted Mr. Lev by letter to indicate that Strategic Company A was interested in entering into discussions to investigate the feasibility of acquiring certain assets of or entering into a potential business combination with Credence.

During the week of May 5, 2008, senior representatives from the principal business operations groups from LTX, Credence and a representative of Corp-Growth met in Campbell, California to conduct due diligence on both companies’ products, markets and customers. During the meetings, representatives from LTX and Credence reviewed major business functions of both companies to evaluate potential synergies from a combination of the companies. In addition, Messrs. Tacelli, Lev, Gallenberger and Eichler met separately to discuss and review a business model for the combined company.

On May 5, 2008, representatives of Private Equity Firm B contacted Lehman Brothers to indicate that it was not interested in acquiring Credence. On that date, Credence entered into a nondisclosure agreement with Private Equity Firm C relating to the exchange of information to evaluate the potential acquisition of Credence.

On May 9, 2008, Mr. Lev, members of senior management of Credence, a representative of Corp-Growth, representatives of Lehman Brothers and representatives of Private Equity Firm C met to discuss Private Equity Firm C’s potential acquisition of Credence.

On May 12, 2008, representatives of Private Equity Firm A contacted Mr. Lev to inform him that Private Equity Firm A was no longer interested in acquiring Credence.

On May 13, 2008, the Credence board held a special meeting to discuss the status of negotiations with LTX regarding the proposed business combination, to review the results of the LTX due diligence conducted earlier in May and to review the May 4 letter from Strategic Company A. The Credence board authorized management to proceed with a more detailed due diligence review of LTX and to continue negotiating the terms of a proposed business combination. The Credence board also determined that it would not consider a strategic business combination with Strategic Company A until the terms of a potential transaction were proposed by Strategic Company A.

On May 15, 2008, members of senior management of LTX and Credence and their respective outside legal and financial advisors met telephonically to discuss next steps in the merger negotiations and the process for continued business, financial and legal due diligence. On that date, representatives from Private Equity Firm C contacted Lehman Brothers to indicate that it was unlikely that it would be interested in acquiring Credence. Also on May 15, 2008, Mr. Lev contacted the CEO of Strategic Company A and reported that the Credence board had reviewed the May 4 letter and determined that it would not consider a strategic business combination with Strategic Company A unless the terms of a potential transaction were proposed by Strategic Company A.

On May 21, 2008, LTX and Credence entered into a confidentiality and exclusivity agreement relating to the merger negotiations.

On May 22, 2008, Mr. House telephoned Roger Blethen, Chairman of the Board of LTX, to discuss the process for selecting the CEO and board composition for the combined company.

On May 23, 2008, LTX, through its legal advisor Wilmer Cutler Pickering Hale and Dorr LLP, which we refer to as WilmerHale, delivered a draft merger agreement to Credence through Credence’s legal advisor, Morrison & Foerster LLP.

During the week of May 27, 2008, representatives of LTX and Credence and a representative of Corp-Growth met in Palo Alto, California to continue due diligence. On May 28, 2008, the Credence board held a regular meeting. During the meeting, Mr. Lev provided an update to the board regarding the status of discussions with LTX in connection with the proposed transaction.

On June 3, 2008, the LTX board held a special meeting to review the status of the company’s discussions with Credence and the results of LTX’s due diligence review of Credence. Also during the first week of June 2008, certain Credence board members met with Mr. Tacelli telephonically and in Milpitas, California and certain LTX board members met with Mr. Lev in Newton, Massachusetts and Palo Alto, California to discuss management and board composition for the combined company.

During the week of June 8, 2008, LTX and Credence and their respective representatives and advisors completed their due diligence reviews and negotiated the substantive terms and conditions of the merger agreement. On June 8, 2008, the Credence board held a special meeting consisting solely of non-employee directors to discuss who would be the CEO of the combined company. At this meeting, the non-employee directors determined that, in their view, Mr. Tacelli should be the CEO of the combined company and Mr. Lev should serve as the executive chairman of the combined company for a transition period.

On June 9, 2008, Mr. Blethen and Mr. House spoke by phone to discuss the status of the CEO selection process and board composition for the combined company. During the call, Messrs. Blethen and House discussed each of their respective boards’ recommendations as to who should be the CEO of the combined company. Messrs. Blethen and House were in agreement that Mr. Tacelli should be the CEO and Mr. Lev should serve as the executive chairman of the combined company for a transition period.

On June 13, 2008, the board of directors of Credence held a special meeting to discuss the status of the proposed transaction. During the meeting, Mr. Lev, members of Credence senior management and a representative of Corp-Growth reviewed the strategic rationale and financial analysis for the proposed business combination with LTX and representatives of Lehman Brothers reviewed with the board the financial terms of the merger. Representatives of Morrison & Foerster reviewed with the Credence directors their fiduciary duties in connection with considering and approving the merger agreement and discussed terms of the proposed merger agreement and related agreements and the remaining open issues in connection with the proposed transaction. At the meeting, representatives of Morrison & Foerster, Corp-Growth and Lehman Brothers responded to a number of questions from the members of the Credence board, and the Credence board discussed the proposed business combination in detail, including the proposed terms of the merger agreement and related agreements and the fairness of the financial terms to the stockholders of Credence.

On June 18, 2008, the board of directors of LTX held a regular meeting. During the meeting, Messrs. Tacelli and Gallenberger reviewed the strategic rationale and financial analysis for the proposed business combination with Credence and representatives of JPMorgan reviewed the financial terms of the merger. Representatives of WilmerHale reviewed with the LTX directors their fiduciary duties in connection with considering and approving the merger agreement and summarized the principal terms of the proposed merger agreement and related agreements and the remaining open issues in connection with the proposed transaction. At the meeting, representatives of WilmerHale and JPMorgan responded to a number of questions from members of the LTX board, and the LTX board discussed the proposed business combination in detail, including the proposed terms of the merger agreement and related agreements and the fairness of the financial terms to LTX.

On June 20, 2008, the LTX board of directors held a special telephonic meeting to consider the proposed business combination with Credence. At the meeting, the LTX board received reports on the status of the discussions with Credence, the resolution of open issues since the June 18 meeting and the terms of the merger agreement. WilmerHale reviewed with the LTX directors their fiduciary duties and summarized the updated terms of the proposed merger agreement and related agreements. Representatives of WilmerHale and JPMorgan also responded to a number of questions from members of the LTX board. At the meeting, JPMorgan reviewed its analysis of the financial terms of the proposed transaction and rendered to the board its oral opinion to the effect that, as of June 20, 2008, and based upon and subject to various considerations and assumptions set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to LTX. JPMorgan subsequently confirmed its oral opinion by delivering its written opinion, dated June 20, 2008 to the board of directors of LTX. The written opinion of JPMorgan is attached to this Proxy Statement as Annex D. Following these discussions, and review and discussion among the members of the LTX board of directors, the LTX board unanimously determined, among other things, that the merger agreement and the merger contemplated thereby are advisable and in the best interest of LTX and its stockholders, authorized the issuance of shares in the merger, resolved that the amendments to the LTX articles of organization to increase the number of authorized shares and to change the name of LTX to “LTX-Credence Corporation” were advisable and in the best interest of LTX and its stockholders and resolved to recommend that LTX stockholders approve the share issuance and the amendments to LTX’s articles of organization.

On June 20, 2008, the Credence board held a special meeting in Milpitas, California. At the meeting, the Credence board received reports from management and a representative of Corp-Growth on the status of the discussions with LTX and reports from its financial and legal advisors about the terms of the merger agreement. Morrison & Foerster reviewed with the Credence directors their fiduciary duties in connection with considering and approving the merger agreement and summarized the principal terms of the proposed merger agreement and related agreements. Representatives of Morrison & Foerster, Corp-Growth and Lehman Brothers also responded to a number of questions from members of the Credence board, and the Credence board discussed the proposed merger in detail, including the proposed terms of the merger agreement and related agreements and the fairness of the financial terms to Credence stockholders. At the meeting, Lehman Brothers reviewed its analysis of the financial terms of the proposed transaction and delivered to the board its written opinion to the effect that, as of June 20, 2008, and based upon and subject to various qualifications, limitations and assumptions set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the Credence stockholders (other than Credence, LTX or their respective subsidiaries). The written opinion of Lehman Brothers is attached to this Proxy Statement as Annex E. Following these discussions, the Credence board unanimously determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interest of Credence and its stockholders, approved, adopted and authorized the merger agreement, and resolved to recommend that Credence stockholders adopt the merger agreement.

Shortly after the conclusion of the Credence board meeting on June 20, 2008, LTX, Credence and Merger Sub executed and delivered to each other the merger agreement.

Reasons for the Merger

Both LTX and Credence believe that there are substantial potential strategic and financial benefits of the proposed merger of equals. This section summarizes the principal potential strategies and financial benefits that the parties expect to realize in the merger. For a discussion of various factors that could prohibit or limit the parties from realizing some or all of these benefits, see “Risk Factors” beginning on page 19.

Each of LTX and Credence believes that the merger will enhance stockholder value through, among other things, enabling LTX and Credence to capitalize on the following strategic advantages and opportunities:

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Enhanced Stockholder Value: LTX and Credence believe that the combined company will provide significant, realizable cost synergies and strong financial performance in consumer-driven market segments. These benefits are expected to provide enhanced value for stockholders.

•

Cost Synergies: LTX and Credence believe that the merger will create significant cost synergies for LTX and Credence. LTX and Credence expect that the merger will increase efficiencies associated with operating a larger business and anticipate annual cost savings within a range of approximately $25 million to $30 million at the end of the integration period. In particular, LTX and Credence expect operating cost savings to be achievable in the combined company’s outsourced manufacturing model and distribution model, through the combination of engineering programs and the elimination of administrative costs.

•

Enhanced Strategic Positioning: The global market for automated test equipment is very competitive and rapidly evolving. LTX and Credence must compete directly and intensely with a number of automated test equipment providers for customers. LTX and Credence believe that they have complementary product lines and customer bases with little overlap. LTX and Credence believe, therefore, that the combination will better position the combined company to compete by enhancing its ability to function as a stronger supplier of test equipment into the consumer market, allowing it to compete more effectively with larger companies in the automated test equipment market and enabling it to share technological capabilities and a combined installed based to enhance existing growth opportunities without incremental investment.

•

Increased Scale and Revenue Diversification: The operations of the combined company are expected to benefit from increased efficiencies associated with operating a larger business, which in turn is anticipated to improve profitability through the product and market cycle and reduce dependence on specific customers and geographies.

•

Broader Market Segments: LTX and Credence believe that the merger will permit the combined company to address the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments. It is anticipated that the combined company will offer a complementary portfolio of technologies, such as power management, RF wireless, audio, video and processors to the largest installed base in the global market and a global network of strategically deployed applications and support resources.

•	Extensive Industry Knowledge: LTX and Credence expect that the combined company will have a highly experienced management team assembled from both companies, with extensive industry knowledge.

The actual synergistic benefits from the merger and costs of integration could be different from the foregoing estimates and these differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the LTX board of directors described under “—LTX Board of Directors’ Recommendations” beginning on page 36 or by the Credence board of directors described under “—Credence Board of Directors’ Recommendation” beginning on page 38 will be realized. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”

beginning on pages 19 and 17, respectively. In connection with the proposed merger, both companies prepared and provided certain non-public, forward-looking information to their respective financial advisors to assist in the evaluation of the financial terms of the merger. A selected subset of this information was shared between LTX and Credence through their respective financial advisors in connection with such evaluation. See “Summary Merger Forecasts” beginning on page 102.

LTX Board of Directors’ Recommendations

At a meeting on June 20, 2007, the LTX board of directors unanimously (1) determined that the merger and the Charter Amendment are fair to, and in the best interests of, LTX and its stockholders and declared the merger agreement advisable, (2) approved the merger and the merger agreement and the transactions contemplated thereby, including the Charter Amendment and the Share Issuance, and (3) determined to recommend that LTX stockholders vote FOR the Charter Amendment and FOR the Share Issuance.

In connection with the foregoing actions, the LTX board of directors consulted with LTX’s management, as well as LTX’s financial advisor and outside legal counsel and considered the following factors and risks in addition to the specific reasons described above under “—Reasons for the Merger”:

•	The information concerning LTX’s and Credence’s respective historic businesses, financial results and prospects, including the result of LTX’s due diligence review of Credence.

•	LTX’s assessments that the two companies can effectively and efficiently be integrated.

•

The opinion of LTX’s financial advisor, JPMorgan (which will receive a fee for its services as financial advisor to LTX in connection with the merger, a substantial portion of which is contingent upon the completion of the merger), that, as of June 20, 2008 and subject to the matters stated in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to LTX.

•

The exchange ratio for the merger that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company immediately following the closing of the merger and the fact that the exchange ratio is based on shares of LTX and Credence common stock that will be outstanding immediately prior to completion of the merger and will not fluctuate based upon changes in LTX’s or Credence’s stock prices between signing and closing.

•	The strong commitment of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

•

The expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code, resulting in neither LTX nor the Merger Sub recognizing a gain or loss for U.S. federal income tax purposes solely as a result of the merger.

•

The terms of the merger agreement, including the termination fee, which, in the view of the LTX board of directors, does not preclude a proposal for an alternative acquisition transaction involving LTX.

•

The fact that the merger agreement allows the LTX board of directors to change or withdraw its recommendation of the Charter Amendment and Share Issuance if a superior proposal is received from a third party, or if there is an intervening event, and the LTX board of directors determines that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the payment of a termination fee upon termination under certain circumstances.

•	The fact that the merger agreement provides that the LTX board of directors after the merger will initially consist of nine directors, including David Tacelli, LTX’s CEO, and Lavi Lev, Credence’s CEO

who will become executive chairman of the board of directors for a transition period, as well as three additional members designated by Credence and four additional members designated by LTX.

The LTX board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

•

The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that would materially and adversely affect the projected financial results of the combined company.

•

The potential impact of the restrictions under the merger agreement on LTX’s ability to take certain actions during the period prior to the completion of the merger (which may delay or prevent LTX from undertaking business opportunities that may arise pending completion of the merger).

•	The risk that the Credence stockholders may not approve the Merger Proposal.

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to the closing of the merger, and the potential effect of these on LTX’s business and relations with customers and suppliers.

•

The fact that certain provisions of the merger agreement, although reciprocal, may have the effect of discouraging proposals for alternative acquisition transactions involving LTX, including: (1) the restriction on LTX’s ability to solicit proposals for alternative transactions; (2) the requirement that the LTX board of directors submit the Charter Amendment and Share Issuance proposals to LTX stockholders for approval, even if it withdraws its recommendation for the Charter Amendment and Share Issuance; and (3) the requirement that LTX pay a termination fee of $6.75 million to Credence in certain circumstances following the termination of the merger agreement.

•	The risk that certain of LTX’s directors and officers may have interests in the merger as individuals that are in addition to, or that may be different from, the interests of LTX stockholders.

•	The fees and expenses associated with completing the merger.

•	The risk that certain members of LTX senior management might choose not to remain employed with LTX prior to the completion of the merger or with the combined company.

•	The risk that anticipated cost savings will not be achieved.

•	The risks of the type and nature described above under “Risk Factors.”

The LTX board unanimously recommends that LTX common stockholders vote FOR the Charter Amendment and FOR the Share Issuance.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the LTX board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The LTX board of directors conducted an overall analysis of the factors described above, including discussions with the management team and outside legal, financial and accounting advisors. In considering the factors described above, individual members of the LTX board of directors may have given different weight to different factors.

Credence Board of Directors’ Recommendation

At a meeting on June 20, 2008, the Credence board of directors unanimously (1) determined that the merger is fair to, and in the best interests of, Credence and its stockholders and declared the merger agreement and the merger advisable, (2) approved the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend the adoption of the merger agreement to Credence stockholders.

In reaching this conclusion, the Credence board of directors consulted with Credence’s management, as well as its financial advisor and outside legal counsel, and considered the following factors in addition to the specific reasons described above under “—Reasons for the Merger”:

•	The information concerning Credence’s and LTX’s respective historic businesses, financial results and prospects, including the results of Credence’s due diligence review of LTX.

•	Credence’s assessments that the two companies can effectively and efficiently be integrated.

•

The opinion of Credence’s financial advisor, Lehman Brothers (which will receive a fee for its services as financial advisor to Credence in connection with the merger, a substantial portion of which is contingent upon the completion of the merger), that, as of June 20, 2008 and based upon and subject to the qualifications, limitations and assumptions set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Credence stockholders (other than Credence, LTX or their respective subsidiaries).

•

The fact that the implied value of the merger consideration, based on the closing price of LTX common stock on June 20, 2008 (the last trading day prior to announcement of the merger) represented a premium of approximately 38% to the closing price of Credence common stock on such date, and that the proposed exchange ratio represented an approximately 45% premium to the average implied historical exchange ratio for the three-month period ended June 20, 2008 and a premium over other recent historical periods.

•

The expectation that Credence stockholders, immediately after completion of the merger, would hold 50.02% of the outstanding shares of common stock of the combined company, and will have the opportunity to share in the expected future growth and expected synergies of the combined company while retaining the flexibility of selling all or a portion of those shares.

•	The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

•

The expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code, resulting in the merger consideration to be received by Credence stockholders (except with respect to cash received in lieu of a factional share of LTX common stock) not being subject to federal income tax, as described in the section entitled “Material U.S. Federal Income Tax Consequences.”

•

The terms of the merger agreement, including the termination fee, which, in the view of the Credence board of directors, does not preclude a proposal for an alternative acquisition transaction involving Credence.

•

The fact that the merger agreement allows the Credence board of directors to change or withdraw its recommendation of the Merger Proposal if a superior proposal is received from a third party, or if there is an intervening event, and the Credence board of directors determines that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the payment of a termination fee upon termination under certain circumstances.

•

The fact that the merger agreement provides that the LTX board of directors after the merger will initially consist of nine directors, including David Tacelli, LTX’s CEO, and Lavi Lev, Credence’s CEO who will become executive chairman of the board of directors for a transition period, as well as three additional members designed by Credence and four additional members designated by LTX.

The Credence board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

•

The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that would materially and adversely affect the financial results of the combined company.

•

The potential impact of the restrictions under the merger agreement on Credence’s ability to take certain actions during the period prior to the completion of the merger (which may delay or prevent Credence from undertaking business opportunities that may arise pending completion of the merger).

•	The risk that the LTX stockholders may not approve the Share Issuance or the Charter Amendment.

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to the completion of the merger, and the potential effect of these on Credence’s business and relations with customers and suppliers.

•

The fact that certain provisions of the merger agreement, although reciprocal, may have the effect of discouraging proposals for alternative acquisition transactions involving Credence, including: (1) the restriction on Credence’s ability to solicit proposals for alternative transactions; (2) the requirement that the Credence board of directors submit the Merger Proposal to Credence stockholders for approval, even if it withdraws its recommendation for the merger; and (3) the requirement that Credence pay a termination fee of $6.75 million to LTX in certain circumstances following the termination of the merger agreement.

•

The risk that certain of Credence’s directors and officers may have interests in the merger as individuals that are in addition to, or that may be different from, the interests of Credence stockholders.

•	The fees and expenses associated with completing the merger.

•	The risk that certain members of Credence’s senior management might choose not to remain employed with Credence prior to the completion of the merger or with the combined company.

•	The risk that anticipated cost savings will not be achieved.

•	The risks of the type and nature described above under “Risk Factors.”

The Credence board unanimously recommends that Credence common stockholders vote FOR the Merger Proposal.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Credence board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Credence board of directors conducted an overall analysis of the factors described above, including discussions with the management team and outside legal, financial and accounting advisors. In considering the factors described above, individual members of the Credence board of directors may have given different weight to different factors.

Opinion of Financial Advisor to the LTX Board of Directors

At the meeting of the board of directors of LTX on June 20, 2008, JPMorgan rendered its oral opinion to the board of directors of LTX that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio in the merger was fair from a financial point of view to LTX. JPMorgan subsequently confirmed its oral opinion by delivering its written opinion, dated June 20, 2008, to the board of directors of LTX. No limitations were imposed by LTX’s board of directors upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions.

The full text of the written opinion of JPMorgan, dated June 20, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached to this Proxy Statement as Annex D. The summary of JPMorgan’s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. JPMorgan’s opinion is directed to the board of directors of LTX, addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to LTX as of the date of the opinion, and does not address any other aspect of the merger, the Charter Amendment or the Share Issuance. JPMorgan provided its advisory services and opinion for the information and assistance of the board of directors of LTX in connection with its consideration of the proposed merger. The opinion of JPMorgan does not constitute a recommendation as to how any stockholder should vote with respect to the proposed merger. In addition, this opinion does not in any manner address the prices at which LTX common stock will trade following the completion of the merger. The JPMorgan opinion was approved by JPMorgan’s fairness committee.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft dated June 19, 2008 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning LTX and Credence and the industries in which they operate;

•

compared the financial and operating performance of Credence and LTX with publicly available information concerning certain other companies JPMorgan deemed relevant, and reviewed the current and historical market prices of the Credence common stock and LTX common stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of LTX and Credence relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger, which we refer to as the Synergies; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

In addition, JPMorgan held discussions with members of the management of LTX and Credence with respect to certain aspects of the merger, and the past and current business operations of LTX and Credence, the financial condition and future prospects and operations of LTX and Credence, the effects of the merger on the financial condition and future prospects of LTX, and certain other matters JPMorgan believed necessary or appropriate to its inquiry. In giving its opinion, JPMorgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by LTX and Credence or otherwise reviewed by or for JPMorgan, and JPMorgan did not independently verify (nor did JPMorgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of LTX and Credence under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to JPMorgan or derived therefrom, including the Synergies, JPMorgan assumed that they had been reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management of LTX and Credence as to the expected future results of operations and financial condition of LTX and Credence to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes and have the tax consequences described in discussions with, and materials furnished to JPMorgan by, representatives of LTX, and will be completed as described in the merger agreement, and that the definitive merger agreement will not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan also assumed that the representations and warranties made by LTX and Credence in the merger agreement and the related agreements are and will be true and correct in all ways material to JPMorgan’s analysis. JPMorgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to LTX with respect to such issues. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on LTX and Credence or on the contemplated benefits of the merger. The JPMorgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of the JPMorgan opinion. Subsequent developments may affect the JPMorgan opinion and JPMorgan does not have any obligation to update, revise, or reaffirm the JPMorgan opinion. The JPMorgan opinion is limited to the fairness, from a financial point of view, to LTX of the exchange ratio in the proposed merger and JPMorgan expressed no opinion as to the fairness of the merger to the holders of any class of securities, creditors or other constituencies of LTX or as to the underlying decision by LTX to engage in the merger. Furthermore, JPMorgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the exchange ratio in the merger or with respect to the fairness of any such compensation. JPMorgan expressed no opinion as to the price at which the Credence common stock or LTX common stock will trade at any future time. In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of certain of the financial analyses undertaken by JPMorgan and delivered to the board of directors of LTX on June 20, 2008, which analyses were among those considered by JPMorgan in connection with delivering the JPMorgan opinion.

Projections

In performing its analysis of LTX, JPMorgan relied upon estimates provided by the management of LTX prepared in connection with the proposed transaction, plus an extension of such estimates prepared by JPMorgan and reviewed and approved by the management of LTX, which we refer to in this Proxy Statement as the LTX Case. In performing its analysis of Credence, JPMorgan relied on projections prepared in connection with the proposed transaction by the management of LTX based on estimates provided by the management of Credence, plus an extension of such estimates prepared by JPMorgan and reviewed and approved by the management of LTX, which we refer to in this Proxy Statement as the Credence Case. Additionally, in performing its analysis of Credence, JPMorgan calculated the present value of Synergies based upon cost savings projections prepared by the management of LTX, which we refer to in this Proxy Statement as the Credence with Synergies Case.

The projections furnished to JPMorgan for LTX and Credence were prepared by the managements of LTX and Credence in connection with the proposed transaction. Neither LTX nor Credence publicly discloses internal management projections of the type provided to JPMorgan in connection with JPMorgan’s analysis of the merger, and such projections were prepared in connection with the proposed transaction and were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

Historical Exchange Ratio Analysis

JPMorgan calculated (1) the daily implied historical exchange ratios during the twelve months ending June 19, 2008 by dividing the daily closing prices per share of Credence common stock by those of LTX common stock and (2) the average of those implied historical exchange ratios for the one-day, ten-day, thirty-day, ninety-day, six-month, and one-year periods ending June 19, 2008. JPMorgan also noted the low and high exchange ratios for the one-year period ending June 19, 2008. The analysis resulted in the following implied exchange ratios for the periods indicated:

	Exchange ratio
1-day	0.4418	x
10-day average	0.4189	x
30-day average	0.3905	x
90-day average	0.4213	x
6-month average	0.4847	x
1-year average	0.6311	x
1-year High	1.0201	x
1-year Low	0.3260	x

JPMorgan noted that a historical exchange ratio analysis is not a valuation methodology and that such analysis was presented merely for informational purposes.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly-traded companies, JPMorgan reviewed and compared specific financial and operating data relating to LTX and Credence and three other companies in the semiconductor test equipment industry. None of the selected companies used in this analysis as a comparison is identical to LTX or Credence. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered similar to those of LTX and Credence. Using publicly available information, JPMorgan calculated and analyzed the ratios of each company’s firm value to equity research analyst projections for calendar and fiscal years 2008 and 2009 earnings before interest, taxes, depreciation, amortization and stock-based compensation, referred to as EBITDA. The firm value of each company was obtained by adding its short- and long-term debt to, and subtracting its cash from, the market value of its diluted common equity as of June 19, 2008. JPMorgan noted that, except for Verigy Ltd. and Credence, the companies had different fiscal year-ends, and that, except for Teradyne Inc., their fiscal year-ends did not coincide with the calendar year-end. The following presents the results of this analysis:

	FV/EBITDA				FV/EBITDA
	CY2008		CY2009		FY2008		FY2009
Teradyne Inc. (FYE 12/31)	6.1	x	4.6	x	6.1	x	4.6	x
Verigy Ltd. (FYE 10/31)	9.6	x	N/A		9.3	x	6.7	x
Eagle Test Systems Inc. (FYE 9/30)	3.9	x	N/A		4.1	x	3.6	x
Peer mean	6.6	x	4.6	x	6.5	x	5.0	x
Peer median	6.1	x	4.6	x	6.1	x	4.6	x
LTX (FYE 7/31)	5.2	x	8.3	x	9.4	x	3.7	x
Credence (FYE 10/31)	4.0	x	1.8	x	4.4	x	2.2	x

However, given the inherent differences between the business, operations and prospects of LTX and Credence and the business, operations and prospects of the companies included in the comparable company analysis, JPMorgan believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of LTX and Credence and the companies included in the comparable company analysis that would affect the public trading values of each. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between LTX, Credence and the selected comparable companies. Based on its analysis, JPMorgan selected a reference range of 4.0x-6.0x calendar year 2009 EBITDA for each of the LTX Case and Credence Case. This reference range yielded the following range of implied equity values per share:

	LTX	Credence
High	$3.75	$1.90
Low	2.80	1.40

JPMorgan compared the results of the implied equity values per share for LTX and Credence. For each comparison, JPMorgan compared the highest equity value per share for Credence to the lowest equity value per share for LTX to derive the highest exchange ratio implied by each pair of estimates. JPMorgan also compared the lowest equity value per share for Credence to the highest equity value per share for LTX to derive the lowest exchange ratio implied by each pair of estimates. The implied exchange ratios were:

Exchange Ratio
Highest Credence equity value per share to lowest LTX equity value per share	0.6786x
Lowest Credence equity value per share to highest LTX equity value per share	0.3733x

Relative Discounted Cash Flow Analysis

JPMorgan conducted a discounted cash flow analysis for each of LTX and Credence for the purpose of determining their respective fully diluted equity value per share on a stand-alone basis (i.e., without Synergies). JPMorgan also conducted a discounted cash flow analysis for Credence for the purpose of determining its fully diluted equity value per share with Synergies.

JPMorgan calculated the unlevered free cash flows that LTX and Credence are expected to generate during fiscal years 2009 through 2018 based upon financial projections prepared by the management of LTX in connection with the proposed transaction. JPMorgan also calculated a range of terminal values of both LTX and Credence at the end of the 10-year period ending 2018 by applying a perpetual growth rate ranging from 1.75% to 2.25%. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 14.0% to 16.0%, which were chosen by JPMorgan based upon an analysis of the cost of capital of LTX and Credence. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for LTX and Credence estimated 2008 July fiscal year-end net debt to obtain fully diluted equity value.

As part of the total equity value calculated for LTX, JPMorgan calculated the present value of the tax benefit from LTX’s estimated net operating loss carry-forwards (referred to as NOLs) balance as of July 31, 2008. As part of the total equity value calculated for Credence, JPMorgan calculated the present value of Credence’ estimated NOLs balance as of July 31, 2008. As part of the total equity value calculated for Credence with Synergies, JPMorgan calculated the present value of the pro forma combined company’s estimated NOLs balance as of July 31, 2008.

The analysis yielded the following implied equity value per share:

	LTX	Credence	Credence with Synergies
High	$4.70	$2.65	$3.75
Low	4.15	2.30	3.20

JPMorgan compared the results for the LTX Case to the Credence Case and to the Credence with Synergies Case. For each comparison, JPMorgan compared the highest equity value per share for Credence to the lowest equity value per share for LTX to derive the highest exchange ratio implied by each pair of estimates. JPMorgan also compared the lowest equity value per share for Credence to the highest equity value per share for LTX to derive the lowest exchange ratio implied by each pair of estimates. The following implied exchange ratios were:

	Exchange Ratio
Credence Case to LTX Case
Highest Credence equity value per share to lowest LTX equity value per share	0.6386	x
Lowest Credence equity value per share to highest LTX equity value per share	0.4894	x

	Exchange Ratio
Credence with Synergies Case to LTX Case
Highest Credence equity value per share to lowest LTX equity value per share	0.9036	x
Lowest Credence equity value per share to highest LTX equity value per share	0.6809	x

Contribution Analysis

JPMorgan analyzed the contribution of each of LTX and Credence to the pro forma combined company with respect to revenue, gross profit, and EBITDA (before subtracting stock based compensation expense) for fiscal years 2008 through 2009. The relative contribution analyses were prepared comparing the Credence Case and LTX Case. For purposes of the contribution analysis, JPMorgan assumed that the contributions with respect to revenue, gross profit and EBITDA reflected each company’s contribution to the combined company’s pro forma firm value. Equity value contributions were derived by adjusting firm value contributions for outstanding net debt of both companies. The analyses yielded the following pro forma diluted equity value contributions and implied exchange ratios.

Revenue	2008		2009
LTX contribution	40%		47%
Implied exchange ratio	0.9442	x	0.7082	x

Gross Profit	2008		2009
LTX contribution	41%		48%
Implied exchange ratio	0.8950	x	0.6801	x

EBITDA	2008		2009
LTX contribution	51%		56%
Implied exchange ratio	0.6018	x	0.4970	x

Value Creation Analysis

JPMorgan conducted a value creation analysis that compared the equity value per share of LTX common stock derived from a discounted cash flow valuation on a stand-alone basis to the equity value per share pro forma for the merger. The pro forma equity value per share was equal to: (1) (a) the mid-point of LTX’s stand-alone discounted cash flow value (including the present value of the expected tax shield from NOLs), plus (b) the mid-point of Credence’s stand-alone discounted cash flow value, (including the present value of the expected tax shield from NOLs), plus (c) the mid-point of the present value of the Synergies, less (d) the cost to achieve Synergies, less (e) the mid-point of an NOL adjustment; divided by (2) pro forma diluted shares of LTX common stock outstanding. The NOL adjustment represented the impact of the transaction on the present value of the tax shield from NOLs, taking into account limits on the ability to utilize each of LTX’s and Credence’s NOLs as a result of a change of control under Section 382 of the Internal Revenue Code.

JPMorgan also prepared a value creation analysis that compared the market price of LTX common stock as of June 19, 2008 to the equity value per share pro forma for the merger. The pro forma equity value per share was equal to: (1) (a) the public market equity value of LTX, plus (b) the public market equity value of Credence, plus (c) the value of expected Synergies calculated by applying a multiple to LTX management’s estimate of run-rate synergies, less (d) the cost to achieve Synergies; divided by (2) the pro forma diluted number of shares of LTX common stock outstanding. The following represents the results of such analyses:

LTX valuation	Credence Valuation	Accretion
DCF value	DCF value	14%
Market value	Market value	11%

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected on the basis of such experience and its familiarity with LTX to advise LTX in connection with the merger and to deliver a fairness opinion to the board of directors of LTX addressing only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to LTX as of the date of such opinion.

For services rendered in connection with the merger (including the delivery of its opinion), LTX has agreed to pay JPMorgan $4,000,000, a substantial portion of which is dependent on completion of the transaction. In addition, LTX has agreed to reimburse JPMorgan for its reasonable expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

Opinion of Financial Advisor to the Credence Board of Directors

Credence engaged Lehman Brothers Inc. to act as its financial advisor with respect to pursuing strategic alternatives for Credence, including a possible sale of Credence. On June 20, 2008, Lehman Brothers rendered its written opinion to Credence’s board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the exchange ratio to be offered to the stockholders of Credence (other than Credence, LTX or their respective subsidiaries) is fair, from a financial point of view, to such stockholders.

The full text of Lehman Brothers’ written opinion, dated as of June 20, 2008, is attached as Annex E to this Proxy Statement. Lehman Brothers’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ opinion, the issuance of which was approved by Lehman Brothers’ Fairness Opinion Committee, is addressed to the board of directors of Credence, addresses only the fairness, from a financial point of view, of the exchange ratio to be offered to the stockholders of Credence (other than Credence, LTX or their respective subsidiaries) and does not constitute a recommendation to any stockholder of Credence as to how such stockholder should vote with respect to the proposed transaction or any other matter. Lehman Brothers expressed no opinion as to the prices at which shares of Credence common stock would trade following the announcement of the proposed transaction or shares of LTX common stock would trade following the announcement or the consummation of the proposed transaction. Lehman Brothers’ opinion should not be viewed as providing any assurance that the market value of the shares of LTX common stock to be held by the stockholders of Credence after the consummation of the proposed transaction will be in excess of the market value of Credence common stock owned by such stockholders at any time prior to the announcement or consummation of the proposed transaction. The terms of the proposed transaction were determined through arm’s-length negotiations between Credence and LTX and were unanimously approved by Credence’s board of directors. Lehman Brothers did not recommend any specific form of consideration to Credence or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Lehman Brothers was not requested to address, and its opinion does not in any manner address, Credence’s underlying business decision to proceed with or effect the proposed transaction. In addition, Lehman Brothers expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of Credence in the proposed transaction. No limitations were imposed by Credence’s board of directors upon Lehman Brothers with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Lehman Brothers, among other things:

•	reviewed and analyzed the merger agreement and the specific terms of the proposed transaction;

•

reviewed and analyzed publicly available information concerning Credence and LTX that Lehman Brothers believed to be relevant to its analysis, including for Credence, its Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 2, 2008 and May 3, 2008, and for LTX, its Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2007, January 31, 2008 and April 30, 2008;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Credence and LTX furnished to Lehman Brothers by Credence, including financial

•	projections of Credence prepared by the management of Credence and financial projections of LTX prepared by the management of LTX;

•

reviewed and analyzed the trading histories of Credence common stock and LTX common stock from June 19, 2005 through June 19, 2008 and a comparison of such trading histories with each other and those of other companies that Lehman Brothers deemed relevant;

•

reviewed and analyzed a comparison of the historical financial results and present financial condition of Credence and LTX with each other and with those of other companies that Lehman Brothers deemed relevant;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance of Credence and LTX;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•

reviewed and analyzed the potential pro forma impact of the proposed transaction on the future financial conditions and performance of the combined company, including cost savings, operating synergies and other strategic benefits expected by Credence to result from a combination of the businesses of Credence and LTX, which are referred to as the estimated synergies;

•	reviewed and analyzed the results of Lehman Brothers’ efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of all or part of Credence;

•	had discussions with the managements of Credence and LTX concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects; and

•	undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without any independent verification of such information. Lehman Brothers also relied upon the assurances of the managements of Credence and LTX that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Credence and LTX, upon advice of Credence, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Credence and LTX as to the future financial performance or Credence and LTX, respectively, and that each of Credence and LTX would perform in accordance with such projections. Furthermore, upon advice of Credence, Lehman Brothers assumed that the amounts and timing of the estimated synergies were reasonable and that the estimated synergies would be realized in accordance with such estimates In arriving at its opinion, Lehman Brothers assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Credence and did not make or obtain any evaluations or appraisals of the assets or liabilities of Credence. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 20, 2008. Lehman Brothers assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after June 20, 2008.

In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to the shares of Credence common stock but rather made its determination as to fairness, from a financial point of view, to Credence’s stockholders (other than Credence, LTX or their respective subsidiaries) of the exchange ratio to be offered to such stockholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Lehman Brothers did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Lehman Brothers in preparing its opinion to Credence’s board of directors. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Credence or any other parties to the proposed transaction. None of Credence, LTX, Merger Sub, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of Credence common stock, Lehman Brothers considered historical data with regard to the trading prices of Credence common stock for the period from June 19, 2005 to June 19, 2008 and compared such data with the relative stock price performances during the same periods of LTX, the PHLX Semiconductor Sector Index, or SOXX, and a weighted-average composite (based on market capitalization at the relevant times) of the selected companies listed under the caption “Selected Comparable Company Analysis” below.

Lehman Brothers noted that during the period from June 19, 2005 to June 19, 2008, the closing price of Credence common stock decreased 86.2%, compared to LTX which decreased 43.1%, the composite of the selected companies listed under the caption “Selected Comparable Company Analysis” below which decreased 24.7% and the SOXX which decreased 8.4%.

Historical Exchange Ratio Analysis

In order to assess the range of implied exchange ratios of Credence common stock to LTX common stock during certain recent time periods, Lehman Brothers compared the historical prices of Credence common stock and LTX common stock for various periods during the 2-year period prior to June 19, 2008. Based on these implied exchange ratios, Lehman Brothers also reviewed the premium implied by each such exchange ratio as compared to the exchange ratio of 0.6133 shares of LTX common stock for each share of Credence common stock to be offered in the proposed transaction, which would have been the exchange ratio if calculated based on shares of Credence common stock and LTX common stock outstanding as of June 20, 2008. The results of the historical exchange ratio analysis are summarized below.

	Exchange Ratio		Premium at Exchange Ratio of 0.6133x
Current (6/19/08)	0.4418	x	38.8%
1-Month Average	0.3926	x	56.2%
3-Month Average	0.4226	x	45.1%
6-Month Average	0.4847	x	26.5%
1-Year Average	0.6311	x	(2.8)%
2-Year Average	0.6394	x	(4.1)%

Lehman Brothers noted that on the basis of the historical exchange ratio analysis, the exchange ratio of 0.6133x per share was above the implied exchange ratio as of June 19, 2008 and the average implied exchange ratios for the most recent one-month, three-month and six-month periods, but slightly below the average implied exchange ratios for the most recent one-year and two-year periods.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of Credence and LTX to revenues, gross profit, operating income, EBITDA and non-generally accepted accounting principles net income of the combined company for calendar 2008 and 2009 in order to determine an illustrative range of implied exchange ratios based on each company’s relative contributions. The calendar year 2008 and 2009 analysis was based upon Credence’s management projections and LTX’s management projections. Amortization of intangibles and restructuring charges were excluded.

This analysis indicated the following contribution percentages of Credence and LTX to the combined company:

	% Contribution		% Implied Equity Contribution
	Credence	LTX	Credence	LTX
Revenues
CY2008E	61.4%	38.6%	55.5%	44.5%
CY2009E	59.2%	40.8%	53.8%	46.2%
Gross Profit
CY2008E	59.4%	40.6%	53.9%	46.1%
CY2009E	57.4%	42.6%	52.6%	47.4%
Operating Income(*)
CY2008E	NM	NM	NM	NM
CY2009E	54.4%	45.6%	50.3%	49.7%
EBITDA(*)
CY2008E	50.6%	49.4%	47.6%	52.4%
CY2009E	62.7%	37.3%	56.4%	43.6%
Non-GAAP Net Income(*)
CY2008E	NM	NM	NM	NM
CY2009E	46.6%	53.4%	46.6%	53.4%

(*)	Due to the fiscal year ends of Credence and LTX, Lehman Brothers used projected financial data from the twelve months ended January 31, 2009 and January 31, 2010 in lieu of 2008 and 2009 calendar years for purposes of this analysis.

Based on the contribution analysis, Lehman Brothers calculated a range of implied exchange ratios of Credence equity value per share to LTX equity value per share of 0.5319x to 0.7866x overall, 0.5535x to 0.7583x for 2008 and 0.5319x to 0.7866x for 2009. Lehman Brothers noted that, based upon a contribution analysis, the exchange ratio of 0.6133x per share was within these ranges of implied exchange ratios.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to Credence with selected companies that Lehman Brothers, based on its experience in the semiconductor test equipment industry, deemed comparable to Credence. The selected comparable companies were:

•	Advantest Corporation (ATE);

•	Eagle Test Systems, Inc. (EGLT);

•	Teradyne, Inc. (TER); and

•	Verigy Ltd. (VRGY)

Lehman Brothers calculated and compared various financial multiples and ratios of Credence, LTX and the selected comparable companies. As part of its selected comparable company analysis, Lehman Brothers calculated and analyzed the ratios of: each company’s enterprise value to its revenues; each company’s enterprise value to its earnings before interest, taxes, depreciation and amortization, or EBITDA; and each company’s current stock price to its historical and projected earnings per share, or EPS (commonly referred to as a price earnings ratio, or P/E). The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity and subtracting its cash and cash equivalents. The multiples and ratios of Credence, LTX and each of the other companies were based on Institutional Brokerage

Estimate System, or I/B/E/S, estimates. All of these calculations were performed, and based on available financial data and closing prices as of, June 19, 2008, the last trading date prior to the delivery of Lehman Brothers’ opinion. The results of this selected comparable company analysis are summarized below:

	ATE		EGLT		TER		VRGY		Credence(*)		LTX(*)
Enterprise Value as a multiple of:
CY2008E Revenues	2.03	x	1.38	x	1.17	x	1.35	x	.35	x	.80	x
CY2009E Revenues	1.87	x	1.25	x	1.08	x	1.22	x	.30	x	.70	x
CY2008E EBITDA	13.7	x	4.7	x	6.9	x	10.3	x	4.7	x	5.8	x
CY2009E EBITDA	10.7	x	3.8	x	5.7	x	7.8	x	1.6	x	4.5	x
Stock Price as a multiple of:
CY2008E EPS	NM		11.1	x	15.2	x	16.5	x	NM		15.2	x
CY2009E EPS	28.4	x	9.4	x	11.7	x	12.3	x	5.2	x	8.1	x

(*)	Due to the fiscal year ends of Credence and LTX, Lehman Brothers used projected financial data from the twelve months ended January 31, 2009 and January 31, 2010 in lieu of 2008 and 2009 calendar years for purposes of this analysis.

Lehman Brothers selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Credence and LTX. However, because of the inherent differences between the business, operations and prospects of Credence, LTX and those of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Credence, LTX and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk among Credence, LTX and the companies included in the selected company analysis. Based upon these judgments, Lehman Brothers selected a range of 0.70x to 1.00x multiples of calendar year 2008 estimated revenues, 0.50x to 0.80x multiples of calendar year 2009 estimated revenues, 4.0x to 5.5x multiples of calendar year 2008 estimated EBITDA, 3.0x to 4.5x multiples of calendar year 2009 estimated EBITDA, 10.0x to 15.0x multiples of calendar year 2008 estimated EPS and 7.0x to 10.0x multiples of calendar year 2009 estimated EPS and applied such ranges to the Credence and LTX management projections to calculate a range of implied exchange ratios of Credence equity value per share to LTX equity value per share. The following summarizes the result of these calculations:

Implied Exchange Ratio
Enterprise Value as a multiple of:(*)
CY2008E Revenues	0.6108x to 1.0734	x
CY2009E Revenues	0.5126x to 1.0522	x
CY2008E EBITDA	0.4367x to 0.6716	x
CY2009E EBITDA	0.5979x to 1.0977	x
Stock Price as a multiple of:(*)
CY2008E EPS	NM
CY2009E EPS	0.3739x to 0.7627	x

(*)	Due to the fiscal year ends of Credence and LTX, Lehman Brothers used projected financial data from the twelve months ended January 31, 2009 and January 31, 2010 in lieu of 2008 and 2009 calendar years for purposes of this analysis.

Lehman Brothers noted that on the basis of the selected comparable company analysis, the exchange ratio of 0.6133x per share was within each of the applicable ranges of implied exchange ratios.

Discounted Future Share Price Analysis

In order to estimate the present value of Credence’s potential future common stock price, Lehman Brothers performed a discounted future share price analysis of Credence and LTX. A discounted future share price analysis is a valuation methodology used to derive a valuation of an asset per share by calculating the “present value” of estimated future share price. “Present value” refers to the current value of future amounts and is obtained by discounting those future amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated equity value of Credence and LTX using the discounted future share price method, Lehman Brothers discounted estimated future share prices, derived from a range of P/E multiples of 8.0x to 15.0x (based on the range of P/E multiples selected in the Selected Comparable Company Analysis section above for 2008 and 2009) and estimated future earnings, to its present value using a discount rate of 16.3% and discount period of 4.5 months. The following summarizes the result of these calculations:

P/E Multiple	Future estimated Credence equity value	Present value of future estimated Credence equity value	Future estimated LTX equity value	Present value of future estimated LTX equity value
8.0	$1.20	$1.13	$1.63	$1.60
10.0	$1.50	$1.42	$2.04	$2.00
12.5	$1.87	$1.77	$2.55	$2.50
15.0	$2.25	$2.13	$3.06	$3.01

The dollar amounts above resulted in a range of implied exchange ratios of Credence equity value per share to LTX equity value per share of 0.3754x to 1.3313x. Lehman Brothers noted that on the basis of the discounted future share price analysis, the exchange ratio of 0.6133x per share was within this range of implied exchange ratios.

Selected Precedent Transaction Analysis

Lehman Brothers reviewed and compared the purchase prices and financial multiples paid in selected other transactions involving (i) semiconductor automated test equipment companies and (ii) other public capital equipment companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed relevant. Lehman Brothers chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Credence with respect to the size, mix, margins and other characteristics of their businesses. Lehman Brothers included the following transactions:

Selected Semiconductor Automated Test Equipment Transactions:

•	December 12, 2007 – Acquisition of Nextest Systems Corporation by Teradyne, Inc.;

•	December 6, 2007 – Acquisition by Inovys Corporation by Verigy Ltd.;

•	February 23, 2004 – Acquisition of NPTest Holding Corporation by Credence;

•	June 23, 2003 – Acquisition of NPTest (Schlumberger) by Francisco Partners;

•	August 2, 2001 – Acquisition of GenRad, Inc. by Teradyne, Inc.; and

•	September 6, 1995 – Acquisition of Megatest Corporation by Teradyne, Inc.

Selected Other Capital Equipment Transactions:

•	February 21, 2008 – Acquisition of ICOS Vision Systems Corporation N.V. by KLA-Tencor Corporation;

•	February 11, 2008 – Acquisition of Axcelis Technologies, Inc. by Sumitomo Heavy Industries (pending unsolicited offer);

•	December 11, 2007 – Acquisition of The SEZ Group by Lam Research Corporation;

•	January 8, 2007 – Acquisition of Therma-Wave Inc. by KLA-Tencor Corporation;

•	May 4, 2006 – Acquisition of Applied Films Corporation by Applied Materials, Inc.;

•	February 23, 2006 – Acquisition of ADE Corporation by KLA-Tencor Corporation;

•	February 21, 2006 – Acquisition of Excel Technology, Inc. by Coherent, Inc.;

•	July 11, 2005 – Acquisition of Helix Technology Corporation by Brooks Automation, Inc.;

•	June 27, 2005 – Acquisition of August Technology Corporation by Rudolph Technologies, Inc.; and

•	July 2, 2004 – Acquisition of Genus, Inc. by Aixtron AG.

Lehman Brothers calculated and analyzed the multiples of each target company’s enterprise value implied by the terms of the transaction, or transaction value, to the expected forward twelve months of revenues of such target company and the multiples of each target company’s equity value per share to the expected forward twelve months EPS. The analysis indicated the following multiples:

	Transaction Multiples
	ATE Mean		ATE Median		Other Mean		Other Median
Transaction Value as a multiple of Forward Twelve Months Revenues	2.39	x	2.39	x	1.91	x	1.76	x
Equity Value as a multiple of Forward Twelve Months EPS	44.8	x	53.6	x	30.6	x	27.3	x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Credence and the companies included in the selected precedent transaction analysis. Accordingly, Lehman Brothers believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Lehman Brothers therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Credence. Based upon these judgments, Lehman Brothers selected a range of 15.0x to 20.0x multiples of forward twelve month EPS and applied such range to the Credence and LTX management projections, but the results were not meaningful due to the projected net loss for Credence during this time period. Also based upon these judgments, Lehman Brothers selected a range of 1.00x to 1.50x multiples of forward twelve months revenues and applied such range to the Credence and LTX management projections to calculate a range of implied exchange ratios (implied by the values calculated in the Selected Comparable Company Analysis above) of Credence equity value per share to LTX equity value per share of 0.8585x to 1.7087x.

Lehman Brothers noted that on the basis of the selected precedent transaction analysis, the exchange ratio of 0.6133x per share was below the range of implied exchange ratios.

Transaction Premium Analysis

In order to assess the implied premium offered to the stockholders of Credence in the proposed transaction relative to the premiums offered to stockholders in other transactions, Lehman Brothers reviewed the premium paid in the semiconductor-related merger of equals transactions from January 1, 1997 to June 19, 2008 and technology swap transactions from January 1, 2002 to June 19, 2008. For each transaction, Lehman Brothers calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical average share price during the following periods: (1) one trading day prior to announcement and (2) 30 calendar days prior to announcement. The results of this transaction premium analysis are summarized below:

	One Day	30-Calendar Day Average
Technology Control Transactions Stock Price Premiums Paid:
3rd Quartile	48.5%	50.6%
Mean	33.2%	37.6%
Median	27.9%	30.1%
1st Quartile	15.5%	13.0%
Shared Control / Merger-of-Equals Transactions Stock Price Premiums Paid:
3rd Quartile	33.9%	27.3%
Mean	18.6%	12.6%
Median	16.7%	12.6%
1st Quartile	3.4%	(2.0)%
Credence at 0.6133x exchange ratio as of June 19, 2008	38.8%	56.2%

The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Credence and the companies included in the transaction premium analysis. Accordingly, Lehman Brothers believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the proposed transaction. Lehman Brothers therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the proposed transaction which would affect the acquisition values of the target companies and Credence. Based upon these judgments, Lehman Brothers selected a range of 20.0% to 40.0% 1-day premiums paid and 17.5% to 47.5% 30-day premiums paid to calculate a range of implied exchange ratios (implied by the values calculated in the Selected Comparable Company Analysis above) of Credence equity value per share to LTX equity value per share of 0.4599x to 0.7669x for the 1-day premiums paid and 0.3858x to 0.6949x for the 30-day premiums paid.

Lehman Brothers noted that on the basis of the transaction premium analysis, the exchange ratio of 0.6133x per share was within both of these ranges of implied exchange ratios.

Pro Forma Analysis

To illustrate the impact to Credence stockholders of the potential transaction from an EPS perspective, Lehman Brothers analyzed the pro forma effect of the proposed transaction on the pro forma cash EPS of Credence. For the purposes of this analysis, Lehman Brothers utilized the financial projections for Credence and LTX prepared by the managements of Credence and LTX, respectively, for Credence’s fiscal year 2009 EPS, as well as expected synergies, prepared jointly by the managements of Credence and LTX. This cash EPS analysis excluded the effects of one-time charges, amortization of intangibles and other purchase accounting adjustments. This analysis indicated that the proposed transaction would be accretive to Credence’s pro forma 2009 fiscal year cash EPS, assuming no synergies, and would be significantly more accretive to Credence’s pro forma 2009 fiscal year cash EPS, assuming certain levels of synergies which the managements of Credence and LTX deemed likely to occur.

The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty and exclude one-time costs that may be incurred in connection with the implementation of the transaction synergies and, therefore, actual results may be substantially different.

General

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Credence’s board of directors selected Lehman Brothers because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Lehman Brothers is acting as financial advisor to Credence in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Credence paid Lehman Brothers a fee of $1,000,000 upon the delivery of Lehman Brothers’ opinion. Credence will pay Lehman Brothers compensation of $3,200,000 on completion of the proposed transaction against which the amounts paid for the opinion will be credited. In addition, Credence has agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with the proposed transaction and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Credence and the rendering of Lehman Brothers’ opinion. Lehman Brothers has performed limited investment banking and financial services for Credence and LTX in the past (for which Lehman Brothers has not collected a fee in the past two years) and may perform such services for LTX and its affiliates in the future, for which Lehman Brothers expects to receive customary fees.

In the ordinary course of its business, Lehman Brothers actively trades in the debt or equity securities of Credence and LTX for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Directors and Executive Officers in the Merger

Interests of Directors and Executive Officers of Credence in the Merger

In considering the recommendations of Credence’s board of directors with respect to its approval of the merger agreement and its unanimous recommendation that Credence stockholders vote FOR the approval of the Merger Proposal, Credence stockholders should be aware that Credence’s executive officers and directors have interests in the merger that are different from, or in addition to, those of Credence stockholders generally.

Existing Executive Employment Agreements

Each of Lavi A. Lev, Credence’s President and CEO, Kevin C. Eichler, Credence’s Executive Vice President and Chief Financial Officer, Amir Aghdaei, Credence’s Senior Vice President, Field Operations and Marketing, and Rance Hale, Credence’s Senior Vice President, Manufacturing and Operations, has previously entered into an executive employment agreement with Credence. In addition, Patrick Brady, Credence’s Senior Vice President, Research & Development, would be entitled to the benefits described below in the event of a change in control.

Under Messrs. Lev’s and Eichler’s executive employment agreements, if, within 12 months following a change in control, the executive officer’s employment with Credence is terminated by the executive officer for good reason or by Credence without cause, as each of those terms is defined in the executive employment agreement, then the executive officer would be entitled to receive (1) an amount equal to 12 months’ pay at the executive’s then-current base salary plus 100% of the executive’s annual target bonus, payable in equal monthly installments over the 12-month period following the date of such termination (except that such payments will be made in a single lump sum upon termination if the executive officer resigns with good reason), (2) full acceleration of all outstanding and unvested stock options and/or restricted shares of stock, and (3) benefits continuation for 12 months. As discussed below, the severance and payment provisions of the executive employment agreements with Messrs. Lev and Eichler have been replaced and superseded by the terms of new transition services agreements entered into by Credence with Messrs. Lev and Eichler.

Under Mr. Aghdaei’s executive employment agreement, if, within 12 months following a change in control, Mr. Aghdaei’s employment with Credence is terminated by Mr. Aghdaei for good reason or by Credence without cause, as each of those terms is defined in the executive employment agreement, then Mr. Aghdaei would be entitled to receive (1) an amount equal to 12 months of his then-current base salary plus the unpaid balance of the $300,000 housing allowance contemplated by Mr. Aghdaei’s executive employment agreement, payable over the 12-month period following such termination, (2) continued vesting of outstanding and unvested stock options and/or restricted shares of stock for a period of 12 months following such termination (except that, if Mr. Aghdaei is terminated by Credence without cause, the vesting of such stock options and/or restricted shares of stock would accelerate in full upon such termination), and (3) benefits continuation for up to 12 months.

Under Mr. Hale’s executive employment agreement, if, within 12 months following a change in control, Mr. Hale’s employment with Credence is terminated by Mr. Hale for good reason or by Credence without cause, as each of those terms is defined in Mr. Hale’s executive employment agreement, then Mr. Hale would be entitled to receive (1) an amount equal to 12 months of his then-current base salary plus 100% of his annual target bonus, payable in equal monthly installments over the 12-month period following the date of such termination, (2) continued vesting of outstanding and unvested stock options for a period of 12 months following such termination (except that, if Mr. Hale is terminated by Credence without cause, the vesting of such stock options would accelerate in full upon such termination), and (3) and benefits continuation for up to 12 months. In addition, under the terms of a restricted stock award granted to Mr. Hale in April 2008, Mr. Hale would receive full acceleration of the outstanding restricted shares granted under this agreement of stock following the date of such termination.

Mr. Brady does not have an executive employment agreement with Credence. However, under Credence’s current severance practices, if Mr. Brady’s employment is terminated by Credence without cause, Mr. Brady would be entitled to a single lump sum payment equal to six months’ of his then-current base salary and benefits continuation for up to six months. In addition, under the terms of a restricted stock award granted to Mr. Brady in April 2008, if, within 12 months after a change in control, Mr. Brady’s employment with Credence is terminated by Mr. Brady with good reason or by Credence without cause, as each of those terms is defined in the restricted stock agreement, Mr. Brady would receive full acceleration of the outstanding restricted shares of stock granted under this agreement following the date of such termination.

Transition Services Agreements

In connection with the merger agreement, Credence entered into transition services agreements with Messrs. Lev and Eichler pursuant to which they agreed to accept new positions with Credence, and to perform certain transition services for Credence, for a period of six months following the completion of the merger in exchange for specified salary, bonus, acceleration of equity-based awards and other compensation. The transition services agreements will become effective upon the completion of the merger and the agreements will be of no force and effect if the merger is not completed or if the merger agreement is terminated, except as noted below.

The transition services agreements replace and supersede the provisions of the executive employment agreements with Messrs. Lev and Eichler relating to severance and related payments and benefits, except that in the event that either Mr. Lev or Mr. Eichler is “separated from service” within the meaning of Section 409A of the Code and Treasury regulations after the completion of the merger but prior to December 31, 2008, then all provisions of his respective executive employment agreement relating to separation benefits will remain in full force and effect, and Mr. Lev or Mr. Eichler, as the case may be, will be entitled to separation benefits, if any, as exclusively determined by his executive employment agreement.

Lev Transition Services Agreement

Under the terms of Mr. Lev’s transition services agreement, Mr. Lev irrevocably disclaimed and waived, effective upon the execution of the transition services agreement, any right, title or interest to options to purchase 500,000 shares of Credence common stock granted to him on June 4, 2008. Mr. Lev also agreed that, effective on the completion of the merger, he would resign from his current position as President and CEO and accept the position of executive chairman of the board of Credence for a period of six months beginning on the date of the completion of the merger. Upon the completion of the merger, Mr. Lev will receive full vesting of the unvested portion of the 200,000 shares of restricted stock awarded to him pursuant to the terms of his employment agreement and the full vesting of an existing option to purchase 1,000,000 shares of Credence common stock with an exercise price of $5.33 per share. Mr. Lev will also receive, in accordance with Credence’s policies and normal payroll procedures subject to applicable withholding, any unpaid wages as of the date of the completion of the merger, based on his then-current base salary of $500,000 per year.

In addition, for the first three months of the six-month period following the completion of the merger, Mr. Lev has agreed to work on a full-time basis on transition issues and will be paid a base salary of $83,333 per month, less applicable withholding. Upon the completion of this three-month period, Mr. Lev will be paid a bonus of $125,000, less applicable withholding, and will be granted full vesting of 400,000 of the aggregate 700,000 restricted stock units that were granted to him on June 4, 2008, which we refer to in this Proxy Statement as the 700,000 Share RSUs.

For the second three months of the six-month period following the completion of the merger, Mr. Lev has agreed to work on a part-time basis on duties as mutually agreed upon between Mr. Lev and the then-current CEO of the combined company. During this second three-month period, Mr. Lev will be paid a base salary of $41,667 per month, less applicable withholding, and will be granted full vesting of an additional 200,000 of the aggregate 700,000 Share RSUs, provided, in each case, that Mr. Lev’s employment with Credence is not earlier terminated by him without good reason or by Credence for cause, as those terms are defined in his executive employment agreement.

Mr. Lev further agreed that for the nine-month period following the completion of the merger he will not compete, directly or indirectly, with Credence in the automated test equipment business either in the United States or in any country where Credence maintains an office as of the closing date of the merger. At the conclusion of the nine-month period following the completion of the merger, Mr. Lev will be granted full vesting of an additional 100,000 of the aggregate 700,000 Share RSUs.

Upon the later to occur of the date of completion of the merger or January 1, 2009, Mr. Lev will receive from Credence cash severance benefits of $1,000,000, less applicable withholding; provided that Mr. Lev will not be entitled to any additional severance benefits upon the termination of his employment with Credence, whether under his executive employment agreement or otherwise. Mr. Lev will also receive, in accordance with Credence’s policies and normal payroll procedures subject to applicable withholding, his 2008 management incentive bonus as computed and awarded by the compensation committee of the board of directors of Credence, whether or not he remains an employee of Credence, as of the date such management incentive bonus is paid. In addition, under the terms of Mr. Lev’s transition services agreement, if any benefits payable to Mr. Lev pursuant to the agreement constitute “parachute payments” within the meaning of Section 280G of the Code (or any comparable provisions) and are therefore subject to the excise tax imposed by Section 4999 of the Code, such payments may be reduced by Mr. Lev to an amount that would avoid the application of Section 280G.

Eichler Transition Services Agreement

Under the terms of Mr. Eichler’s transition services agreement, Mr. Eichler agreed that, effective on the completion of the merger, he would resign from his current position as Executive Vice President and Chief

Financial Officer of Credence and accept the position of Senior Vice President of Finance of Credence for a period of three months beginning on the date of the completion of the merger. During this three-month period, Mr. Eichler has agreed to work on a full-time basis and will be paid a base salary of $43,333 per month, less applicable withholding. Upon his completion of employment for the three-month period, Mr. Eichler will be paid a bonus of $130,000, less applicable withholding.

At the end of the three-month period following the completion of the merger, Mr. Eichler will receive from Credence cash severance benefits of $520,000, less applicable withholding; provided that Mr. Eichler will not be entitled to any additional severance benefits upon the termination of his employment with Credence, whether under his executive employment agreement or otherwise. Mr. Eichler will also receive full vesting of 120,000 restricted stock units, 50,000 shares of restricted stock and options to purchase 400,000 shares of Credence common stock with an exercise price of $2.26 per share. In addition Mr. Eichler will receive $81,250 as his 2008 management incentive bonus. Mr. Eichler will not be entitled to receive the aforementioned cash severance benefit, accelerated vesting of restricted stock units, shares of restricted stock or stock options, or the payment of his 2008 management incentive bonus if his employment with Credence is earlier terminated by him without good reason or by Credence for cause, as those as such terms are defined in his executive employment agreement. Mr. Eichler’s cash severance benefit and 2008 management incentive bonus will be paid, if otherwise payable, on the later of three months after the closing of the merger and January 1, 2009.

In addition, following the expiration of the three-month period following completion of the merger, Mr. Eichler may continue as the senior vice president of finance of Credence on a part-time basis and will be paid a base salary of $14,000 per month, less applicable withholding; except that Mr. Eichler has agreed to resign, at Credence’s request, at any time after the expiration of the three-month period following completion of the merger. Mr. Eichler further agreed that for the nine-month period following the completion of the merger he will not compete, directly or indirectly, with Credence in the United States or in any country where Credence maintains an office as of the closing date of the merger.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to stock options, restricted stock and RSUs pursuant to the change of control employment arrangements with each of Credence’s executive officers, assuming that a qualifying termination of employment occurred on September 30, 2008. Actual amounts payable to each executive listed below upon his or her termination cannot be determined definitively until the time of each executive’s actual departure.

Name	Lump Sum Cash Payment ($)	Value of Accelerated Vesting on Equity Awards ($)(1)	Continuation of Healthcare Benefits	Total ($)
Lavi A. Lev(2)	$1,000,000	$1,759,867	$18,402	$2,778,269
Kevin C. Eichler(2)	601,250	292,973	17,979	912,202
Amir Agdaei	470,019	488,290	16,642	974,951
Patrick J. Brady	150,010	261,379	8,422	358,577
Rance Hale	443,222	617,543	10,942	1,071,689

(1)	This amount reflects a valuation of the acceleration of the executive officer’s outstanding equity awards calculated based on an assumed Credence stock price of $1.72, which is equal to $2.81, the closing price of a share of LTX common stock on June 20, 2008, multiplied by 0.6133, which is the assumed exchange ratio based on the shares of LTX and Credence common stock outstanding on that date.

(2)

If a qualifying termination of either Mr. Lev or Mr. Eichler occurs on September 30, 2008, Mr. Lev or Mr. Eichler, as the case may be, will be eligible to receive the benefits described in this table pursuant to the terms of his original executive employment agreement with Credence and not pursuant to his transition services agreement. If Mr. Lev and/or Mr. Eichler are employed through the completion of the transition periods specified in their transition service agreements, they will be entitled to receive the benefits specified in those transition services agreements, which are described in the next table, and not the benefits under their original executive employment agreements.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to stock options, restricted stock and RSUs pursuant to the transition services agreements with each of Messrs. Lev and Eichler, assuming full performance by each of them through the completion of the transition period. Actual amounts payable to each executive listed below upon full performance through the completion of the transition period cannot be determined definitively until the time of each executive’s actual departure.

Name	Lump Sum Cash Payment ($)	Transition Pay		Value of Accelerated Vesting on Equity Awards ($)(1)	Continuation of Healthcare Benefits	Total($)
Lavi A. Lev	$1,000,000	$650,000	(2)	$1,464,867	$18,402	$3,133,269
Kevin C. Eichler	601,250	302,000	(3)	292,973	17,979	1,214,202

(1)	This amount reflects a valuation of the acceleration of the executive officer’s outstanding equity awards calculated based on an assumed Credence stock price of $1.72, which is equal to $2.81, the closing price of a share of LTX common stock on June 20, 2008, multiplied by 0.6133, which is the assumed exchange ratio based on the shares of LTX and Credence common stock outstanding on that date.

(2)	Mr. Lev’s transition pay includes nine months of salary payable as follows: $83,333 per month for the first three months and $41,667 per month for the remaining six months of the transition period, in each case provided that Mr. Lev provides certain services during such transition periods. The amount also includes a one-time retention bonus of $125,000 payable three months after the completion of the merger.

(3)	Mr. Eichler’s transition pay includes six months of salary payable as follows: $43,333 per month for the first three months and $14,000 for the remaining three months of the transition period, provided that Mr. Eichler provides certain services during such transition period. The amount also includes a one-time retention bonus of $130,000 payable three months after the completion of the merger.

Indemnification and Insurance

Credence is a party to indemnification agreements with each of its directors and executive officers. Under the indemnification agreements, each director and executive officer is entitled to be indemnified against damages, judgments, fines, penalties and settlements in connection with threatened or actual litigation related to his or her capacity as director or executive officer. Credence’s certificate of incorporation and its bylaws provide that Credence shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law. In addition, Credence has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which Credence is required to indemnify them, subject to certain exclusions.

The merger agreement provides that, following completion of the merger, LTX will indemnify Credence’s and its subsidiaries’ current and former directors and officers for all damages and other expenses relating to their status as a director or officer of Credence (or any of its subsidiaries) according to the indemnification provisions of Credence’s certificate of incorporation and bylaws in effect on the date the merger agreement was executed. LTX also agreed to honor, to the fullest extent permitted by law, all of Credence’s existing indemnification obligations to each present and former director and officer of Credence arising out of any matter existing or occurring at or before the completion of the merger.

The merger agreement also provides that LTX will cause to be maintained, for a period of six years after the effective time of the merger, the current directors’ and officers’ liability insurance maintained by Credence covering those persons who were covered by such insurance as of the date of the merger agreement for events occurring at or prior to the effective time of the merger (including for acts or omissions occurring in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement, to the extent that such acts or omissions are covered by Credence’s current insurance) on terms and in amounts at least as favorable to such persons as provided in Credence’s current insurance. In no event, however, will LTX be required to expend in any one year in excess of 200% of the annual premium currently paid by Credence for such coverage (and to the extent the annual premium would exceed 200% of the annual premium currently paid by Credence for such coverage, LTX has agreed to cause Credence to maintain the maximum amount of coverage as is reasonably available for such 200% of such annual premium). To the extent that a six year “tail” policy to extend Credence’s existing insurance is available at or prior to the completion of the merger such that the lump sum payment for such coverage does not exceed 250% of the annual premium currently paid by Credence for such coverage, Credence may, at its option, obtain such “tail” policy. In the event that Credence purchases such “tail” policy prior to the completion of the merger, LTX shall not take any action to cause the “tail” policy to cease to be in full force and effect and such “tail” policy shall satisfy LTX’s insurance obligations.

Designation of Credence’s Chief Executive Officer as Executive Chairman of the Board of Directors of the Combined Company

Under the merger agreement, Lavi Lev, Credence’s CEO, will become the executive chairman of the board of directors of the combined company upon completion of the merger for a transition period.

Designation of Directors of the Combined Company

The LTX board of directors after the merger will initially consist of nine directors. David G. Tacelli, LTX’s President and CEO and a member of the LTX board of directors, will remain President and CEO of the combined company and a member of the board of directors. Lavi Lev, Credence’s President and CEO and a member of Credence’s board of directors, will become executive chairman of the board of directors of the combined company for a transition period. Of the remaining seven directors, Credence will designate three directors from among Credence’s existing directors and LTX will designate four directors from among LTX’s existing directors.

Continued Employment with the Combined Company

Following completion of the merger, Mr. Tacelli will remain President and CEO of the combined company; Mark J. Gallenberger, Vice President and Chief Financial Officer of LTX, will remain Vice President and Chief Financial Officer of the combined company; and Lavi Lev, President and CEO of Credence, will become the executive chairman of the board of directors of the combined company for a transition period. Certain of Credence’s current executive officers will be offered continued employment with the combined company after the effective time of the merger. The exact composition of the combined company’s executive management following the merger has not been finalized as of the date of this Proxy Statement. Similarly, neither company has given notice of intent to terminate the employment of any of its respective executives. It is therefore not known at this time whether any terminations of employment in connection with the merger will occur which will trigger severance and termination payments.

Interests of Directors and Executive Officers of LTX in the Merger

In considering the recommendations of LTX’s board of directors with respect to its approval of the merger agreement and its unanimous recommendations that LTX stockholders vote FOR the Charter Amendment and FOR the Share Issuance, LTX stockholders should be aware that LTX’s executive officers and directors have interests in the merger that are different from, or in addition to, those of LTX stockholders generally.

President, CEO and Board of Directors

David G. Tacelli, the President and CEO of LTX, who is also a director of LTX, will, pursuant to the merger agreement, remain President and CEO of the combined company and will remain on the board of directors of the combined company. In addition, LTX will designate four additional current LTX directors to serve on the board of directors of the combined company.

Existing Change of Control Employment Agreements; LTX Equity-Based Awards

Each of LTX’s executive officers, David G. Tacelli, Mark J. Gallenberger and Peter S. Rood, has previously entered into a change of control employment agreement with LTX. The change of control employment agreements have three year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by LTX. Under these agreements, if a change of control of LTX occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of LTX. If LTX terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during such three-year period or for any reason during the 30-day period following the first anniversary of the change of control (or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control), the executive is entitled to receive severance compensation.

If severance compensation is payable under a change of control employment agreement, the executive would receive a lump sum cash payment within 30 days of termination equal to the sum of (1) LTX’s accrued obligations for base pay and prorated bonus through the date of termination based upon the higher of the bonus paid in the last fiscal year or the average of the highest bonus paid in two of the last three fiscal years, which we refer to as the highest annual bonus, and (2) an amount equal to two times the sum of the executive’s then base salary and highest annual bonus. Additionally, the executive would also receive continued health benefits for two years and outplacement services. In the event such severance is payable, the stock plans and award agreements provide that all unvested restricted stock units held by the executive will become vested in full (except in the case of termination by the executive for any reason during the 30 day period following the first anniversary of the change of control). Under the change of control employment agreements, LTX has also agreed to reimburse the executive for any excise tax due on severance compensation including any additional federal, state and local income tax consequences, as a result thereof.

The merger will be a change in control for purposes of these agreements. However, in connection with the execution of the merger agreement, LTX entered into waiver letters with each of Messrs. Tacelli and Gallenberger relating to their existing change of control employment agreements with LTX pursuant to which Mr. Tacelli and Mr. Gallenberger agreed that neither the execution and delivery of the merger agreement nor the completion of the merger will constitute a change of control under his change of control employment agreement or outstanding equity awards.

Pursuant to the terms of the LTX equity incentive plans, upon a change in control of LTX, a portion of the outstanding awards under the plans will vest, become exercisable or be settled and/or the restrictions thereon will lapse, as applicable. The remaining unvested portion of the outstanding awards under LTX’s equity incentive plans will vest, become exercisable or be settled and/or the restrictions thereon will lapse, as applicable, if LTX terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason prior to the first anniversary of the change of control.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to stock options and RSUs pursuant to the change of control employment arrangements with each of LTX’s executive officers, assuming that a qualifying termination of employment occurred on September 30, 2008. Actual amounts payable to each executive listed below upon his termination cannot determined definitively until the time of each executive’s actual departure.

Name	Lump Sum Cash Payment ($)	Value of Accelerated Vesting on Equity Awards ($)(1)	Continuation of Healthcare Benefits	Total ($)
David G. Tacelli	—	—	—	—
Mark J. Gallenberger	—	—	—	—
Peter Rood	$653,000	$241,660	$34,622	$929,282

(1)	This amount reflects a valuation of the acceleration of the executive officer’s outstanding equity awards calculated based on an assumed LTX stock price of $2.81, which is the closing price of a share of LTX common stock on June 20, 2008.

Accounting Treatment

The merger will be accounted for as an acquisition of Credence by LTX under the purchase method of accounting of U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the acquired company are, as of completion of the merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Financial statements of LTX issued after the merger will reflect only the operations of Credence after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of Credence.

All unaudited pro forma condensed combined financial statements contained in this Proxy Statement were prepared using the purchase method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair value of Credence’s assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of Credence as compared to the unaudited pro forma information included in this Proxy Statement will have the effect of increasing the amount of the purchase price allocable to goodwill.

Regulatory Approvals Required for the Merger

LTX and Credence have each agreed to use reasonable best efforts in order to obtain all regulatory approvals required to complete the merger.

Under the HSR Act, the merger cannot be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the U.S. Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division. LTX and Credence each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 9, 2008. The initial waiting period is 30 days after the filing of the notification and report forms, but this period may be extended if the reviewing agency issues a formal request for additional information and documentary material, referred to as a second request. If the reviewing agency issues a second request, the parties may not complete the merger until 30 days after both parties substantially comply with the second request, unless the waiting period is terminated earlier.

At any time before or after completion of the merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets of LTX or Credence. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. As in every transaction, a challenge to the merger on antitrust grounds may be made, and, if such a challenge is made, it is possible that LTX and Credence will not prevail.

LTX and Credence conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. LTX and Credence are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to LTX and Credence. It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger.

Prior to completing the merger, the applicable waiting period under the HSR Act must expire or be terminated. In addition, LTX and Credence must satisfy the material antitrust requirements of any other regulatory authorities that the parties reasonably determine apply to the transaction.

Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we may not obtain all required regulatory approvals or these regulatory approvals may contain terms, conditions or restrictions that would be detrimental to the combined company after the completion of the merger.

Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, holders of shares of Credence common stock do not have appraisal rights in connection with the merger. Under Section 13.02 of the Massachusetts Business Corporation Act, LTX stockholders do not have appraisal rights in connection with the merger.

NASDAQ Listing of LTX Common Stock; Delisting and Deregistration of Credence Common Stock

Before the completion of the merger, LTX will cause the shares of LTX common stock to be issued in the merger and reserved for issuance under any equity awards to be approved for listing on the NASDAQ Global Market. This approval is a condition to the completion of the merger. If the merger is completed, Credence common stock will cease to be listed on the NASDAQ Global Market and its shares will be deregistered under the Exchange Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the merger applicable to a holder of shares of Credence common stock. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of Credence common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular Credence stockholder or to Credence stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who own more than 5% of the outstanding stock of Credence;

•	persons that hold Credence common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	U.S. holders who acquired their shares of Credence common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds Credence common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the merger to them.

This discussion does not address the tax consequences of the merger under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Credence stockholders are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Credence common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•

a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Merger Generally

Assuming that the merger is completed according to the terms of the merger agreement and based upon facts, factual representations and assumptions contained in the representation letters provided by LTX and Credence, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, and subject to the assumptions and qualifications contained in their respective opinions, it is the opinion of each of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to LTX, and Morrison & Foerster, LLP, counsel to Credence, that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

As a result of the merger qualifying as a reorganization within the meaning of Section 368(a) of the Code, then, except as provided below with respect to cash received in lieu of fractional shares of LTX common stock, a U.S. holder will not recognize any gain or loss as a result of the receipt of shares of LTX common stock pursuant to the merger.

LTX and Credence intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to LTX’s obligation to complete the merger that LTX receive a written opinion of its counsel, Wilmer Cutler Pickering Hale and Dorr LLP, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to Credence’s obligation to complete the merger that Credence receive an opinion of its counsel, Morrison & Foerster, LLP, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering these opinions, counsel may require and rely upon representations contained in letters and certificates to be received from LTX, Merger Sub and Credence. If the letters or certificates are incorrect, the conclusions reached in the tax opinions could be jeopardized. In addition, the opinions will be subject to certain qualifications and limitations as set forth in the opinions.

None of the tax opinions given in connection with the merger will be binding on the IRS. Neither LTX nor Credence intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which those opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Cash received in lieu of fractional shares

A U.S. holder that receives cash in lieu of a fractional share of LTX common stock in the merger will generally be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the shares of Credence common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the Credence common stock exchanged therefore was greater than one year as of the date of the exchange.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the LTX common stock received in the merger will equal such stockholder’s aggregate tax basis in the Credence common stock surrendered in the merger reduced by any amount allocable to a fractional share of LTX common stock for which cash is received. The holding period for the shares of LTX common stock received in the merger generally will include the holding period for the shares of Credence common stock exchanged therefor.

Reporting Requirements

A U.S. holder who receives LTX common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder who is required to file a U.S. tax return and who is a “significant holder” that receives LTX common stock will be required to file a statement with such holder’s U.S. federal income tax return setting forth such holder’s basis in the Credence common stock and the fair market value of the LTX common stock received in the merger. A “significant holder” is a U.S. holder, who, immediately before the merger, owned at least 5% of the outstanding stock of Credence.

THE MERGER AGREEMENT

The following discussion summarizes material provisions of the merger agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement. We urge you to read the merger agreement carefully in its entirety, as well as this Proxy Statement, before making any decisions regarding the merger.

The representations and warranties described below and included in the merger agreement were made by LTX and Credence to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by LTX and Credence in connection with negotiating the terms of the merger agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between LTX and Credence rather than establishing matters as facts. The merger agreement is described in this Proxy Statement and included as Annex A only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information regarding LTX, Credence or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about LTX or Credence, and you should read the information provided elsewhere in this Proxy Statement and in the documents that we incorporate by reference into this Proxy Statement for information regarding LTX and Credence and their respective businesses. See “Where You Can Find More Information” beginning on page 119 of this Proxy Statement.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, Merger Sub will merge with and into Credence, and Credence will survive the merger as a wholly-owned subsidiary of LTX.

Closing and Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by LTX and Credence and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after the conditions to completion of the merger have been satisfied or waived.

Directors and Executive Management Following the Merger

Following completion of the merger, David G. Tacelli, President and CEO of LTX, will remain President and CEO of the combined company; Mark J. Gallenberger, Vice President and Chief Financial Officer of LTX, will remain Vice President and Chief Financial Officer of the combined company; and Lavi Lev, President and CEO of Credence, will become the Executive Chairman of the board of directors of the combined company for a transitional period. The board of directors of the combined company will consist of nine directors, including Messrs. Tacelli and Lev, three additional members designated by Credence and four additional members designated by LTX.

Consideration to be Received in the Merger

Credence Common Stock

•

Credence Common Stock. At the completion of the merger, each outstanding share of Credence common stock (other than treasury stock and shares owned by LTX or Credence or any of their subsidiaries immediately prior to the completion of the merger, which will be cancelled and extinguished) will be converted into the right to receive a number of shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding common stock of the combined company and LTX stockholders to own 49.98% of the outstanding common stock of the combined company immediately following the closing of the merger, with cash paid in respect of fractional shares. The exact exchange ratio will not be known until immediately prior to the completion of the merger; however, if the exchange ratio were calculated as of June 20, 2008, the date on which the merger agreement was executed, in the merger each outstanding share of Credence common stock would be converted into the right to receive approximately 0.6133 shares of LTX common stock.

•

Fractional Shares. Credence stockholders will not receive any fractional shares of LTX common stock in the merger. Instead, the total number of shares of LTX common stock that each holder of Credence common stock will receive in the merger will be rounded down to the nearest whole number and LTX will pay cash for any resulting fractional shares that a Credence stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of LTX common stock will be determined by multiplying the fraction by the average closing sale price of a share of LTX common stock for the 10 most recent trading days on which LTX common stock trades ending on the trading day immediately prior to the completion of the merger.

Treatment of Credence Stock Options, Restricted Stock, RSUs and ESPP

In the merger, each outstanding option to acquire Credence common stock, whether or not exercisable, will be assumed by LTX and converted into an option to acquire that number of whole shares of LTX common stock equal to the product of the number of shares of Credence common stock that were subject to the original Credence stock option multiplied by the exchange ratio (rounded down to the nearest whole share) at a per share exercise price equal to the exercise price per share of the original Credence stock option divided by the exchange ratio (rounded up to the nearest whole cent). Each converted Credence stock option will have the same terms and conditions as were in effect immediately prior to the merger, subject to any accelerated vesting as a result of the merger to the extent provided by the terms of the applicable Credence stock plan or of any applicable employment agreements.

In the merger, each share of Credence restricted stock and each Credence restricted stock unit will be assumed by LTX and converted into LTX restricted stock or an LTX restricted stock unit, as the case may be, with the number of whole shares of LTX common stock subject to such award equal to the number of shares of Credence common stock subject to the award multiplied by the exchange ratio (rounded down to the nearest whole share). The converted Credence restricted stock and Credence restricted stock units will have the same terms and conditions as were in effect immediately prior to the merger, subject to any accelerated vesting as a result of the merger to the extent provided by the terms of the applicable Credence stock plan or of any applicable employment agreements.

Prior to the completion of the merger, Credence will cause all participants’ rights under the Credence employee stock purchase plan to terminate on or prior to the day immediately before the closing date of the merger and allow all participants to purchase prior to the completion of the merger shares of Credence common stock based on any purchase rights accrued as of that date in accordance with the terms of the Credence employee stock purchase plan. If shares are not purchased as provided in the preceding sentence, on the day immediately before the closing date of the merger all accumulated payroll deductions allocated to each participant’s account under Credence’s employee stock purchase plan will be returned to each participant in accordance with the terms of the plan and no shares of Credence common stock will be purchased under the plan for the final offering period. The Credence employee stock purchase plan will be terminated on the day immediately prior to the closing date of the merger.

Procedures for Exchange of Certificates

Prior to the completion of the merger, LTX will appoint an exchange agent for the purpose of exchanging certificates representing Credence common stock. As soon as reasonably practicable after completion of the merger, LTX will cause the exchange agent to mail transmittal materials to each holder of record of shares of Credence common stock, advising each such holder of the effectiveness of the merger and the procedure for surrendering his, her or its share certificates to the exchange agent.

Each holder of a share of Credence common stock that has been converted into a right to receive the merger consideration (as well as cash for fractional shares, dividends or other distributions payable) will receive the merger consideration upon surrender to the exchange agent of the Credence stock certificate or, if the stock is uncertificated, the uncertificated shares of Credence common stock, together with a letter of transmittal covering such shares and any other documents as the exchange agent may reasonably require.

After completion of the merger, each certificate that previously represented shares of Credence common stock will represent only the right to receive the merger consideration as described above under “—Consideration to be Received in the Merger,” including any cash for fractional shares and dividends or other distributions payable after the completion of the merger. Credence and LTX are not liable to any holder of shares of Credence common stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. After completion of the merger, Credence will not register any transfers of shares of Credence common stock.

Credence stockholders should not send in their Credence stock certificates until they receive, complete and submit a signed letter of transmittal sent by the exchange agent with instructions for the surrender of Credence stock certificates. LTX stockholders need not exchange their stock certificates.

Representations and Warranties

The merger agreement contains customary representations and warranties made by each of LTX and Credence to the other. These representations and warranties relate to, among other things:

•

organization, capital structure, corporate power and authority, execution and delivery, necessary consents, approvals, orders and authorizations of governmental entities relating to the merger agreement and related matters;

•	documents filed with the SEC and the accuracy of information contained in those documents;

•	financial statements and the absence of undisclosed liabilities, compliance with reporting requirements;

•	filing of tax returns, payment of taxes and other tax matters;

•	intellectual property;

•	compliance with applicable laws, permits;

•	litigation;

•	brokers’ and finders’ fees in connection with the merger;

•	transactions with affiliates;

•	employee benefit plans and labor matters;

•	properties and assets;

•	environmental matters;

•	certain material contracts;

•	insurance and disclosure matters;

•	board approval of the merger;

•	receipt of fairness opinions from financial advisors;

•	takeover statutes (which was made by Credence but not LTX);

•	rights plan and non-shell company status;

•	the absence of other representations and warranties; and

•	in the case of LTX, that all action necessary has been taken or will be taken to render the LTX rights agreement inapplicable to the merger and the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

Under the merger agreement, each of Credence, LTX and each of their respective subsidiaries will use commercially reasonable efforts to (1) carry on its business in the ordinary course, in substantially the same manner as conducted prior to the date of the merger agreement and in compliance with all applicable laws, (2) pay its debts and taxes and perform its other material obligations when due, (3) preserve intact its business organization, (4) keep available the services of its present executive officers and key employees and (5) preserve its relationships with material customers, suppliers, licensors, licensees and others with which it has material business dealings.

The merger agreement also contains a number of specific restrictions on each of LTX and Credence and their respective operations during the period between the signing of the merger agreement and the completion of the merger. These specific restrictions relate to:

•	declaring, setting aside or paying any dividends in respect of any capital stock or splitting, combining or reclassifying any capital stock;

•	purchasing, redeeming or otherwise acquiring any shares of its capital stock, other than repurchases in connection with the termination of former employees;

•

issuing or selling shares of capital stock or options or other rights to acquire shares of capital stock, other than upon exercise of stock options, settlement of restricted stock units, pursuant to employee stock purchase plans or pursuant to specified routine stock grants;

•	amending organizational documents;

•	acquiring an interest in any business entity or division thereof that is material, individually or in the aggregate, to its and its subsidiaries’ business, taken as a whole;

•

entering into any agreement with respect to any joint venture, strategic partnership or alliance that is material, individually or in the aggregate, to its and its subsidiaries’ business, taken as a whole;

•	selling or disposing of any material properties or assets, other than sales in the ordinary course of business consistent with past practice;

•

making any loans or capital contributions to any person, other than loans to wholly-owned subsidiaries or loans to employees for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

•	making any material change in accounting principles or practices;

•	making or changing any material tax election or settling or compromising any material tax liability or agreeing to extend any statute of limitations with respect thereto;

•	materially revaluing any assets;

•

paying or settling any threatened or actual litigation or any dispute that would reasonably be expected to lead to litigation, other than payments that do not exceed $25,000 individually or $100,000 in the aggregate made in the ordinary course of business consistent with past practice;

•	waiving the benefits of or amending any confidentiality, standstill or similar agreement to which it is a party or of which it is a beneficiary;

•

writing up, writing down or writing off the book value of any assets, individually or in the aggregate, other than in the ordinary course of business consistent with past practice, as may be required by GAAP or otherwise not in excess of $250,000;

•	taking any action to render inapplicable or to exempt any third person from state takeover laws;

•	increasing employee compensation, benefits or bonuses, other than increases in base salary of less than 3% or grants or payments in the ordinary course of business consistent with past practice;

•	increasing the benefits under any of its benefits plans or adopting or amending any benefit plans;

•	waiving any stock repurchase rights or accelerating, amending or changing the exercise period of options, restricted stock or restricted stock units;

•

entering into any employment, severance, termination or indemnification agreement with any employee or entering into any collective bargaining agreement, other than offer letters in the ordinary course of business consistent with past practice for “at will” employment with compensation of less than $150,000 or severance agreements with non-officer employees in the ordinary course of business consistent with past practice;

•	granting any stock appreciation rights, phantom stock awards or stock related awards other than specified routine awards;

•	entering into any agreement with employees the benefits of which are contingent on or the terms of which are materially altered upon the occurrence of the merger;

•

transferring or licensing to any person, or otherwise materially amending or modifying any rights to, intellectual property, or entering into any agreement to grant or license material future patent rights, other than in the ordinary course of business consistent with past practice;

•	entering into any agreement containing any material non-competition or material exclusivity restrictions on the operation of its business;

•

incurring any indebtedness for borrowed money or guaranteeing any indebtedness of another person other than a wholly-owned subsidiary or entering into any arrangement having the economic effect of the foregoing, other than guarantees or letters of credit issued to suppliers in the ordinary course of business or in connection with the financing of ordinary course trade payables, in each case consistent with past practice;

•	hiring or promoting any officer- or director-level employee or appointing a new member of its board of directors;

•	making any capital expenditures other than in the ordinary course of business consistent with past practice and in an amount not in excess of $250,000 individually;

•	entering into or amending in a materially adverse manner or terminating any material contract, or waiving, releasing or assigning any material rights or claims under a material contract;

•	taking any action that is intended or would reasonably be expected to result in the closing conditions set forth in the merger agreement not being satisfied;

•	taking any actions that would result in restructuring charges pursuant to generally accepted accounting principles in excess of $250,000;

•	entering into any new material line of business;

•

failing to use commercially reasonable efforts to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date the merger agreement was executed; or

•	agreeing in writing to take any of the actions described above.

The restrictions described above do not prohibit specified actions that are listed on a schedule to the merger agreement and do not prohibit other actions for which either LTX or Credence receives the prior written consent of the other party.

Other Agreements

The merger agreement also contains the following agreements that apply during the period beginning with the signing of the merger agreement and ending at the earlier to occur of the effective time of the merger or the termination of the merger agreement:

Proxy Statement; Registration Statement. LTX and Credence agreed to prepare and file with the SEC this Proxy Statement relating to the special meetings of stockholders of each of LTX and Credence, and LTX agreed to prepare and file with the SEC the registration statement in which this Proxy Statement is included with respect to the registration of the shares of LTX common stock to be issued pursuant to the Share Issuance.

Stockholder Meetings. Promptly after the registration statement relating to the Share Issuance is declared effective by the SEC, each of LTX and Credence is obligated to call, give notice of and hold a meeting of its stockholders to consider, in the case of LTX, the Share Issuance and the Charter Amendment and, in the case of Credence, the Merger Proposal. Unless the merger agreement is terminated, each of LTX and Credence is required to hold its special meeting of stockholders, even if its board of directors has changed its recommendation such that it no longer supports the Share Issuance and the Charter Amendment, in the case of LTX, or the Merger Proposal, in the case of Credence.

Regulatory Filings; Reasonable Best Efforts. Each of Credence and LTX must use reasonable best efforts to, among other things, cause all of the closing conditions to the merger to be satisfied and to obtain from any governmental entity or other third party any consents or approvals required to close the merger and make all necessary filings under the Exchange Act, the HSR Act and any other applicable law. However, neither LTX nor Credence is required to agree to any divestiture, by itself or any of its affiliates, of shares of capital stock or of any business, assets or property of LTX or its subsidiaries or affiliates, or of Credence or its subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

Credence Convertible Notes. Credence agreed to use reasonable best efforts to provide the notices required in connection with the merger under, and otherwise comply with, the terms of the indenture governing Credence’s 3.5% Convertible Senior Subordinated Notes due 2010. In addition, LTX and Credence agreed to, on the date of the completion of the merger, execute any supplemental indentures relating to the Credence convertible notes as may be required under the indenture governing the Credence convertible notes in connection with the merger.

Conditions to Completion of the Merger

The obligation of each party to complete the merger is subject to the satisfaction or waiver of several conditions set forth in the merger agreement, which are summarized below:

•	the Share Issuance and the Charter Amendment shall have been approved by LTX stockholders;

•	the Merger Proposal shall have been approved by Credence stockholders;

•	the absence of certain governmental orders or proceedings that make the merger illegal or otherwise prohibit the completion of the merger;

•

the registration statement in which this Proxy Statement is included shall have been declared effective by the SEC and there shall be no stop orders or proceedings initiated or threatened to suspend the effectiveness of such registration statement;

•	any waiting period under the HSR Act shall have expired or been terminated and satisfaction of other material foreign antitrust requirements shall have been obtained;

•	LTX and Credence shall each have received written tax opinions to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

•	the shares of LTX common stock to be issued in connection with the merger shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

The obligation of Credence to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

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the representations and warranties of LTX and Merger Sub contained in the merger agreement shall be true and correct on and as of the closing date of the merger except for failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on LTX and its subsidiaries, taken as a whole;

•

LTX and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date of the merger; and

•	no material adverse effect on LTX shall have occurred since the date of the merger agreement and be continuing.

The obligation of LTX to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Credence contained in the merger agreement shall be true and correct on and as of the closing date of the merger except for failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Credence and its subsidiaries, take as a whole;

•

Credence shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date of the merger; and

•	no material adverse effect on Credence shall have occurred since the date of the merger agreement and be continuing.

The merger agreement provides that any or all of the additional conditions described above may be waived, in whole or in part, by LTX or Credence, to the extent legally allowed. Neither LTX nor Credence currently expects to waive any material condition to the completion of the merger.

As used in the merger agreement, a material adverse effect on a party is any change, event, development, violation, circumstance or effect that, individually or when taken together with all other changes, events, developments, violations, circumstances or effects that have occurred prior to the date of determination of the occurrence of the material adverse effect, has:

•

a material adverse effect on the business, operations, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of such party and its subsidiaries, taken as a whole; or

•	a material adverse effect on the ability of such party to consummate the transactions contemplated by the merger agreement in accordance with its terms and applicable laws.

In no event, however, will any of the following be deemed to constitute, or taken into account in determining whether there has occurred, a material adverse effect:

•

any effect resulting from national, regional or world economic conditions or conditions generally affecting the industry in which Credence and LTX operate, except in either case to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers;

•	any effect resulting from actions required to be taken by the parties pursuant to the terms of the merger agreement, subject to certain exceptions;

•	any effect attributable to the announcement, performance or pendency of the merger or the other transactions contemplated by the merger agreement;

•

a change in the stock price or trading volume of such entity, or any failure of such entity to meet published revenue or earnings projections, provided that this exception shall not exclude any underlying effect which may have caused such change in stock price or trading volume or failure to meet published revenue or earnings projections;

•

any adverse effect resulting from any act of terrorism, war, national or international calamity or any other similar event, except in either case to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers;

•	any effect resulting from or relating to any change in generally accepted accounting requirements or principles; or

•	any effect resulting from changes in laws, except to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers.

No Solicitation

The merger agreement contains “no solicitation” provisions, which, subject to the “fiduciary exception” described below, require that each of LTX and Credence not, and not authorize or permit its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents or other representatives to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

•

participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to or for the purpose of facilitating, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any acquisition proposal;

•

release or authorize the release of any person or entity from or waive or authorize the waiver of any confidentiality, “standstill” or similar agreement under which it has any rights, or fail to enforce in all material respects each such agreement at the request of LTX (in the case of an agreement under which Credence has any rights) or Credence (in the case of an agreement under which LTX has any rights);

•

take any action to render inapplicable, or to exempt any third person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

•	publicly approve, endorse, recommend or take any position other than to recommend rejection of any acquisition proposal; or

•

enter into any letter of intent or similar contract contemplating or otherwise relating to any acquisition proposal or transaction contemplated thereby (other than a confidentiality agreement entered into in connection with a superior offer).

In addition, the recipient of any acquisition proposal must promptly notify the other party as promptly as practicable of the material terms and conditions of such acquisition proposal and the identity of the person making the acquisition proposal and provide the other party with a copy of all materials provided in connection with the acquisition proposal. After such notice, the recipient of any acquisition proposal must also keep the other party informed in all material respects of the status and details of the acquisition proposal.

Despite the foregoing nonsolicitation provision, either party may respond to an unsolicited, bona fide acquisition proposal from a third party that its board of directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor) is or is reasonably likely to lead to a superior offer, but only:

•	if such party has not materially breached its nonsolicitation obligations under the merger agreement;

•

such party’s special meeting of stockholders relating to, in the case of LTX, the Share Issuance and the Charter Amendment and, in the case of Credence, approval of the Merger Proposal, has not occurred; and

•

to the extent its board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties.

If such conditions are satisfied, permissible responses to such a bona fide acquisition proposal include:

•	furnishing nonpublic information to the third party making such acquisition proposal, provided that:

•

at least two business days prior to furnishing any such nonpublic information to such party, it gives the other party to the merger agreement written notice of its intention to furnish such nonpublic information and the identity of the person making the acquisition proposal and a copy of all written and electronic materials provided in connection with such acquisition proposal;

•

it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such third party on Credence’s or LTX’s behalf, as the case may be, the terms of which (including standstill terms) are at least as restrictive as the terms contained in the confidentiality agreement between LTX and Credence; and

•	contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to the other party to the merger agreement;

•

engaging in negotiations with the third party with respect to the acquisition proposal, provided that at least two business days prior to entering into negotiations with such third party, it gives the other party to the merger agreement written notice of such party’s intention to enter into negotiations with such third party.

As used in the merger agreement, acquisition proposal means any proposal or offer relating to any:

•

acquisition of a business that constitutes a substantial portion of the consolidated net revenues, net income or assets of Credence and its subsidiaries, taken as a whole, or LTX and its subsidiaries, taken as a whole, as the case may be;

•	acquisition of any class of equity securities representing 15% or more of the voting power of Credence or LTX, as the case may be;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power of Credence or LTX, as the case may be; or

•

merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Credence or LTX or any of their respective subsidiaries, as the case may be, in each case other than the transactions contemplated by the merger agreement.

As used in the merger agreement, superior offer, with respect to LTX or Credence, means an unsolicited, bona fide written offer made by a third party to acquire all or substantially all of the assets of such party or a majority of the total outstanding voting securities of such party as a result of which the stockholders of such party immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction, on terms that the board of directors of such party has in good faith concluded (following consultation with its outside legal counsel and its financial adviser), taking into account, among other things, the legal, financial, regulatory and other aspects of the offer and the person making the offer and the strategic and other benefits of the transaction:

•	is reasonably capable of being consummated on the terms proposed;

•	if consummated on such terms, would result in a transaction that is more favorable to such party’s stockholders than the terms of the merger; and

•	is not subject to financing or financing for which is reasonably likely to be obtainable.

Termination of the Merger Agreement

Either LTX or Credence has the right to terminate the merger agreement at any time prior to the completion of the merger if:

•	the parties mutually agree in writing;

•

the completion of the merger does not occur on or before January 20, 2009, except that a party may not terminate under this provision if the party was the principal cause of the failure of the merger to occur on or before such date;

•	a nonappealable final governmental order or ruling permanently prevents or makes illegal the completion of the merger;

•	Credence stockholders do not approve the Merger Proposal despite a duly convened meeting of Credence stockholders; or

•	LTX stockholders do not approve the Share Issuance and the Charter Amendment despite a duly convened meeting of LTX stockholders.

LTX has the right to terminate the merger agreement if:

•	a triggering event, as described below, with respect to Credence shall have occurred; or

•

Credence breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 30-day cure period.

Credence has the right to terminate the merger agreement if:

•	a triggering event with respect to LTX shall have occurred; or

•

LTX breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 30-day cure period.

As used in the merger agreement, a triggering event with respect to LTX or Credence, as the case may be, will occur if:

•

its board of directors for any reason changes its recommendation regarding, in the case of LTX, approval of the Share Issuance and the Charter Amendment or, in the case of Credence, approval of the Merger Proposal;

•

it fails to include in this Proxy Statement the recommendation of its board of directors in favor of, in the case of LTX, approval of the Share Issuance and the Charter Amendment or, in the case of Credence, approval of the Merger Proposal;

•

after receipt of an acquisition proposal, its board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of, in the case of LTX, approval of the Share Issuance and the Charter Amendment or, in the case of Credence, approval of the Merger Proposal, within 10 business days after the other party to the merger agreement requests in writing that such recommendation be reaffirmed;

•	its board of directors approves or recommends any acquisition proposal;

•

it enters into any letter of intent or similar document or any agreement accepting any acquisition proposal (other than a confidentiality agreement permitted pursuant to the exceptions to the parties’ nonsolicitation obligations);

•

a tender or exchange offer relating to its securities is commenced by a person or entity unaffiliated with the other party to the merger agreement and it does not send to its security holders pursuant to Rule 14e-2 under the Securities Act, within 10 business days after such tender or exchange offer is first made, a statement disclosing that the board of directors of such party recommends rejection of such tender or exchange offer;

•	it publicly announces its intention to do any of the foregoing; or

•	it materially breaches its nonsolicitation and recommendation obligations under the merger agreement.

Effect of Termination

In the event of the termination of the merger agreement as described in “—Termination of the Merger Agreement” above, the merger agreement will be of no further force or effect, except:

•	designated provisions of the merger agreement, including the allocation of fees and expenses and, if applicable, the termination fees described below, will survive termination;

•	each party will remain liable for damages for any fraud in connection with, or any intentional or willful breach of, the merger agreement; and

•

termination of the merger agreement will not affect the obligations of the parties contained in their confidentiality agreement, which will survive termination of the merger agreement in accordance with its terms.

Termination Fees

In the merger agreement, Credence has agreed to pay LTX a termination fee of $6.75 million if the merger agreement is terminated:

•	by LTX as a result of a triggering event with respect to Credence; or

•

by LTX or Credence as a result of the failure to close the merger on or before January 20, 2009 or the failure to obtain the approval of Credence stockholders and, after the date of the merger agreement and prior to the termination of the merger agreement, any acquisition proposal with respect to Credence has been made known to Credence or publicly disclosed and not withdrawn and an acquisition, as described below, of Credence is consummated or Credence enters into an agreement providing for an acquisition of Credence within 12 months following the termination of the merger agreement.

In the merger agreement, LTX has agreed to pay Credence a termination fee of $6.75 million if the merger agreement is terminated:

•	by Credence as a result of a triggering event with respect to LTX; or

•

by Credence or LTX as a result of the failure to close the merger on or before January 20, 2009 or the failure to obtain the approval of LTX stockholders and, after the date of the merger agreement and prior to the termination of the merger agreement, any acquisition proposal with respect to LTX shall have been made known to LTX or publicly disclosed and not withdrawn and an acquisition of LTX is consummated or LTX enters into an agreement providing for an acquisition of LTX within 12 months following the termination of the merger agreement.

As used in the termination fee provisions of the merger agreement, an acquisition of either party means the transactions contemplated by an acquisition proposal (other than the merger agreement), except that references to “15%” in the definition of acquisition proposal are deemed to be “50%.” See “—No Solicitation” above.

Expenses

All fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees and expenses whether or not the merger is completed except that LTX and Credence will share equally all fees and expenses, other than attorneys’ and accountants’ fees and expenses (which will be paid by the party incurring such fees or expenses), incurred in relation to:

•

the printing and filing with the SEC of this Proxy Statement (including any preliminary materials related to this Proxy Statement) and the registration statement in which this Proxy Statement is included and any amendments or supplements to such registration statement; and

•	the filing fee for the notification and report forms filed under the HSR Act and premerger notification and reports forms under similar applicable laws of non-U.S. jurisdictions.

Governance Matters

Prior to the completion of the merger, the LTX board of directors will take such actions as are necessary to cause:

•

the number of directors that will comprise the full board of directors of LTX effective as of immediately following the effective time of the merger to be fixed at nine, and to cause the LTX board effective as of immediately following the Effective Time to consist of David G. Tacelli, LTX’s President and CEO, Lavi Lev, Credence’s President and CEO, four additional members of LTX’s board of directors designated by LTX and three additional members of Credence’s board of directors designated by Credence; and

•	David G. Tacelli to continue as President and CEO of the combined company from and after the merger, Mark J. Gallenberger to continue as Vice President and Chief Financial Officer of the

combined company from and after the merger and Lavi Lev to be appointed as the Executive Chairman of the board of directors of the combined company from and after the merger for a transition period, each to hold office until his successor is elected and qualified or otherwise in accordance with the combined company’s articles of organization and by-laws.

Prior to the completion of the merger, the Credence board of directors will take such actions as are necessary to cause the number of directors that comprise the full board of directors of Credence to be fixed at seven and to cause one member of LTX’s board of directors designated by LTX (who shall be one of the four members of LTX’s board of directors designated as a director of the combined company) to be appointed to the board of directors of Credence not more than three and not less than one day prior to the closing date of the merger agreement.

Employee Matters

The merger agreement provides that, following completion of the merger, LTX will recognize the prior service with Credence or its subsidiaries of each employee of Credence or its subsidiaries as of the time the merger was completed in connection with all employee benefit plans, programs or policies (including vacation) of LTX or its affiliates in which Credence employees are eligible to participate following the completion of the merger, for purposes of eligibility and vesting (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). Following completion of the merger, LTX agreed to provide Credence employees health and welfare benefits pursuant to employee benefit plans, programs, policies or arrangements maintained by LTX or any subsidiary of LTX providing coverage and benefits which are no less favorable than those provided to employees of LTX in positions comparable to positions held by Credence employees with LTX or its subsidiaries.

Indemnification and Insurance

The merger agreement provides that, following completion of the merger, LTX will indemnify Credence’s and its subsidiaries’ current and former directors and officers for all damages and other expenses relating to their status as a director or officer of Credence (or any of its subsidiaries) according to the indemnification provisions of Credence’s certificate of incorporation and bylaws in effect on the date the merger agreement was executed. LTX also agreed to honor, to the fullest extent permitted by law, all of Credence’s existing indemnification obligations to each present and former director and officer of Credence arising out of any matter existing or occurring at or before the completion of the merger.

The merger agreement also provides that LTX will cause to be maintained, for a period of six years after the effective time of the merger, the current directors’ and officers’ liability insurance maintained by Credence covering those persons who were covered by such insurance as of the date of the merger agreement for events occurring at or prior to the effective time of the merger (including for acts or omissions occurring in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement, to the extent that such acts or omissions are covered by Credence’s current insurance) on terms and in amounts at least as favorable to such persons as provided in Credence’s current insurance. In no event, however, will LTX be required to expend in any one year in excess of 200% of the annual premium currently paid by Credence for such coverage (and to the extent the annual premium would exceed 200% of the annual premium currently paid by Credence for such coverage, LTX has agreed to cause Credence to maintain the maximum amount of coverage as is reasonably available for such 200% of such annual premium). To the extent that a six year “tail” policy to extend Credence’s existing insurance is available at or prior to the completion of the merger such that the lump sum payment for such coverage does not exceed 250% of the annual premium currently paid by Credence for such coverage, Credence may, at its option, obtain such “tail” policy. In the event that Credence purchases such “tail” policy prior to the completion of the merger, LTX shall not take any action to cause the “tail” policy to cease to be in full force and effect and such “tail” policy shall satisfy LTX’s insurance obligations.

Amendment; Extension and Waiver

Subject to applicable laws, the merger agreement may be amended by the parties hereto, by action taken or authorized by their respective board of directors, at any time before or after approval of the matters presented in connection with the merger agreement and the merger by LTX stockholders and Credence stockholders, except that, after such approval, no amendment may be made which by applicable laws or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval.

At any time before completion of the merger, any party to the merger agreement, by action taken or authorized by its board of directors, may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Stockholder Voting Agreements

In connection with the execution of the merger agreement, LTX entered into Stockholder Voting Agreements with each of Credence’s directors and executive officers, pursuant to which, among other things, each such director and executive officer (1) agreed to vote his or her shares of Credence common stock in favor of approval of the merger and adoption of the merger agreement and against the approval or adoption of any alternative business combination transactions at each meeting of Credence’s stockholders during the period prior to the expiration of the Credence stockholder voting agreement, (2) granted to LTX a proxy to vote his or her shares of Credence common stock in favor of approval of the merger and adoption of the merger agreement at each meeting of Credence’s stockholders prior to the expiration of the Credence stockholder voting agreement, (3) agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or provide confidential information in connection with proposals for alternative business combination transactions, and (4) subject to specified exceptions, agreed not to transfer his or her shares of Credence common stock prior to the expiration of the Credence stockholder voting agreement. Each of LTX’s directors and executive officers entered into Stockholder Voting Agreements with Credence containing terms that are similar to the terms of the Credence stockholder voting agreements with respect to his or her shares of LTX common stock.

As of June 20, 2008, Credence’s directors and executive officers beneficially owned approximately 1.3% of Credence’s common stock and LTX’s directors and executive officers beneficially owned approximately 6.7% of LTX’s common stock. On                      , 2008, the record date set by the Credence board of directors for the Credence special meeting, directors and executive officers of Credence owned and were entitled to vote              shares of Credence common stock, or approximately     % of the shares of Credence common stock outstanding on that date. On                      , 2008, the record date set by the LTX board of directors for the LTX special meeting, directors and executive officers of LTX owned and were entitled to vote              shares of LTX common stock, or approximately     % of the shares of LTX common stock outstanding on that date.

A copy of the form of stockholder voting agreement entered into by Credence’s directors and executive officers with LTX is attached as Annex B to this Proxy Statement and a copy of the form of stockholder voting agreement entered into by LTX’s directors and executive officers with Credence is attached as Annex C to this Proxy Statement.

INFORMATION ABOUT THE COMPANIES

LTX

LTX Corporation is a leading supplier of test solutions for the global semiconductor industry. LTX designs, manufactures, markets and services semiconductor test equipment and sells its test systems worldwide to designers and manufacturers of semiconductor devices. LTX’s test systems are used on semiconductor devices that are incorporated in a wide range of products, including data communications equipment such as switches, routers and servers, broadband access products such as cable modems and Ethernet accessories, personal communication devices such as cell phones and personal digital assistants, consumer products such as televisions, video game systems, digital cameras, and automobile electronics, and personal computer accessory products such as disk drives and 3D graphics accelerators.

LTX was incorporated in Massachusetts in 1976. LTX’s principal offices are located at 825 University Avenue, Norwood, Massachusetts 02062 and its telephone number is (781) 461-1000. For more information on LTX, see “Where You Can Find More Information” on page 119.

Credence

Credence Systems Corporation is a global provider of automated test equipment to the consumer semiconductor industry. Credence serves a broad spectrum of the semiconductor industry’s testing needs through a wide range of products that test digital logic, mixed-signal, system-on-a-chip and radio frequency semiconductors. Credence utilizes its proprietary technologies to design products which are intended to provide a lower total cost of ownership than many competing products currently available while meeting the increasingly demanding performance requirements of today’s engineering validation test and automated test equipment markets. Credence’s hardware products are designed to test semiconductors at two stages of their lifecycle; first, at the prototype stage, and, second, as they are produced in high volume.

Credence was incorporated in California in March 1982 and reincorporated in Delaware in October 1993. Credence’s principal offices are located at 1421 California Circle, Milpitas, California 95035 and its telephone number is (408) 635-4300. For more information on Credence, see “Where You Can Find More Information” on page 119.

Zoo Merger Corporation

Zoo Merger Corporation, or Merger Sub, a wholly-owned subsidiary of LTX, is a Delaware corporation formed on June 20, 2008, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Credence, with Credence as the surviving entity, and Credence will become a wholly-owned subsidiary of LTX. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

LTX SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by the LTX board of directors of proxies to be voted at the LTX special meeting, which is to be held at          at          a.m., local time, on                      , 2008. On or about                      , 2008, LTX commenced mailing this Proxy Statement and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the LTX Special Meeting

LTX stockholders will be asked to vote on the following proposals:

•

to amend LTX’s articles of organization to increase the number of authorized shares of LTX common stock from 200,000,000 to 400,000,000 and to change the name of LTX to LTX-Credence Corporation in connection with the merger (Item 1 on the Proxy Card);

•	to approve the issuance of LTX common stock, par value $0.05 per share, in the merger (Item 2 on the Proxy Card);

•	to approve any motion to adjourn or postpone the LTX special meeting to another time or place, if necessary, to solicit additional proxies (Item 3 on the Proxy Card); and

•	to conduct any other business that properly comes before the LTX special meeting or any adjournment or postponement thereof.

The first two proposals listed above relating to the merger are conditioned upon each other and approval of each such proposal is required for completion of the merger. The Charter Amendment and the Share Issuance become effective only if both proposals related to the merger are approved by LTX stockholders and the merger is completed.

LTX Record Date; Stock Entitled to Vote

The close of business on                      , 2008, which we refer to as the LTX record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the LTX special meeting or any adjournments or postponements of the LTX special meeting.

As of the LTX record date the following shares were outstanding and entitled to vote:

Designation	Shares Outstanding	Votes Per Share
LTX common stock		1

A complete list of stockholders entitled to vote at the LTX special meeting will be available for examination by any LTX stockholder at LTX’s principal offices at 825 University Avenue, Norwood, Massachusetts 02062 for purposes pertaining to the LTX special meeting, during normal business hours for a period beginning two business days after notice is given of the LTX special meeting and continuing through the date of the LTX special meeting, and at the time and place of the LTX special meeting.

Quorum and Votes Required

In order to carry on the business of the meeting, LTX must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting.

Required Vote to Approve the Charter Amendment (Item 1 on the Proxy Card)

The affirmative vote of a majority of the outstanding shares of LTX common stock entitled to vote is required to approve the Charter Amendment.

Required Vote to Approve the Share Issuance (Item 2 on the Proxy Card)

The affirmative vote of a majority of the LTX shares voting on the proposal is required to approve the Share Issuance.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If an LTX stockholder fails to vote on the Charter Amendment or responds to the Charter Amendment with an “abstain” vote, it will have the same effect as a vote against that proposal. If an LTX stockholder fails to vote on the Share Issuance or responds to the Share Issuance with an “abstain” vote, it will have no effect on the outcome of the vote for the proposal. If a proxy is received without indication as to how to vote, the LTX common stock represented by that proxy will be considered to be voted in favor of all matters for consideration at the LTX special meeting.

Voting by LTX Directors and Executive Officers

Concurrently with the execution of the merger agreement, Credence entered into stockholder voting agreements with each of LTX’s directors and executive officers. Pursuant to these stockholder voting agreements, each of LTX’s directors and executive officers agreed to vote his shares of LTX common stock in favor of approval of the Charter Amendment and the Share Issuance and against any alternative business combination. In addition, subject to certain exceptions, LTX’s directors and executive officers agreed not to transfer any of their shares of LTX common stock. As of June 20, 2008, LTX’s directors and executive officers beneficially owned approximately 6.7% of LTX’s common stock. On                      , 2008, the record date set by the LTX board of directors for the LTX special meeting, directors and executive officers of LTX owned and were entitled to vote              shares of LTX common stock, or approximately     % of the shares of LTX stock outstanding on that date.

Voting of Proxies

Giving a proxy means that an LTX stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the LTX special meeting in the manner it directs. An LTX stockholder may vote by proxy or in person at the meeting. To vote by proxy or to authorize the voting of your shares, an LTX stockholder may use one of the following methods if it is a registered holder (that is, it holds its stock in its own name):

•	Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	Via the Internet, by going to the web address www.investorvote.com and following the instructions on the proxy card; or

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

LTX requests that LTX stockholders complete and sign the accompanying proxy and return it to LTX as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of LTX stock represented by it will be voted at the LTX special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the LTX stock represented by the proxy will be considered a vote in favor of all matters for consideration at the LTX special meeting. Unless an LTX stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the LTX special meeting.

If an LTX stockholder’s shares are held in “street name” by a broker or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every LTX stockholder’s vote is important. Accordingly, each LTX stockholder should sign, date and return the enclosed proxy card, or authorize the voting of its shares via the Internet or by telephone, whether or not it plans to attend the LTX special meeting in person.

Revocability of Proxies and Changes to an LTX Stockholder’s Vote

An LTX stockholder has the power to change its vote at any time before its shares are voted at the special meeting by:

•	notifying LTX’s corporate secretary in writing at LTX Corporation, 825 University Avenue, Norwood, Massachusetts 02062 that you are revoking your proxy;

•	executing and delivering a later dated proxy card or submitting a later dated authorization to vote your shares by telephone or over the Internet; or

•	voting in person at the special meeting.

However, if an LTX stockholder has shares held through a brokerage firm, bank or other custodian, it may revoke its instructions only by informing the custodian in accordance with any procedures it has established.

Solicitation of Proxies

The solicitation of proxies from LTX stockholders is made on behalf of the LTX board of directors. LTX and Credence will generally share equally the cost and expenses of printing and mailing this Proxy Statement and all fees paid to the SEC. LTX will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by LTX officers and employees by mail, telephone, fax, personal interviews or other methods of communication. LTX has engaged the firm of Mackenzie Partners, Inc. to assist LTX in the distribution and solicitation of proxies from LTX stockholders and will pay Mackenzie Partners, Inc. an estimated fee of $7,500 plus out-of-pocket expenses for its services. Credence will pay the costs of soliciting and obtaining its proxies and all other expenses related to the Credence special meeting.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless LTX stockholders have notified LTX of their desire to receive multiple copies of the Proxy Statement. This is known as householding.

LTX will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this Proxy Statement should be directed to: LTX Corporation, Attention: Corporate Secretary, 825 University Avenue, Norwood, Massachusetts 02062.

Attending the Meeting

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at          a.m., local time.

If you are a registered stockholder (that is, if you hold your stock in certificate form), an admission ticket is enclosed with your proxy card. If you wish to attend the special meeting, please vote your proxy but keep the admission ticket and bring it with you to the special meeting.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the LTX record date.

Item 1.	The Charter Amendment

(Item 1 on Proxy Card)

LTX is proposing to increase the number of authorized shares of LTX common stock from 200,000,000 shares to 400,000,000 shares and to change the name of LTX to LTX-Credence Corporation. To effect these changes, LTX must amend its articles of organization. A copy of the proposed articles of amendment to LTX’s articles of organization is attached to this Proxy Statement as Annex F.

LTX currently has 200,000,000 shares of LTX common stock authorized for issuance. On the LTX record date, LTX had outstanding              shares of LTX common stock and approximately              shares of LTX common stock issuable under options and equity-based awards and reserved for issuance under LTX’s equity plans. Based on the number of shares of Credence common stock, convertible securities, and options and equity-based awards to acquire Credence common stock outstanding as of the LTX record date, as a result of the merger, LTX can expect to issue up to approximately 72 million additional shares of LTX common stock. LTX is proposing to increase the number of authorized shares of LTX common stock to give it sufficient authorized shares to complete the merger. The increased share authorization will also provide greater flexibility in the capital structure of the resulting company by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans and to pursue other corporate purposes that may be identified by the board of directors.

The LTX board of directors will determine whether, when and on what terms the issuance of shares of LTX common stock may be warranted in connection with any future actions. No further action or authorization by LTX stockholders will be necessary before issuance of the additional shares of LTX common stock authorized under the amended articles of organization, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the NASDAQ stock market or any other stock exchange on which the LTX common stock may then be listed.

Although an increase in the authorized shares of LTX common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of LTX by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate LTX common stock or to obtain control of LTX by any means. In addition, the proposal is not part of any plan by the LTX board of directors to recommend or implement a series of anti-takeover measures.

The increase in the number of authorized shares of LTX common stock and the name change is necessary to effect the merger. The Charter Amendment will become effective only in connection with and immediately before the time of completion of the merger. This Proposal 1 is conditioned on the approval of Proposal 2, and the approval of both of these Proposals is required for completion of the merger.

The LTX board of directors unanimously recommends a vote

FOR the Charter Amendment (Item 1).

Item 2.	The Share Issuance

(Item 2 on Proxy Card)

It is a condition to completion of the merger that LTX issue shares of LTX common stock in the merger. When the merger becomes effective, each share of Credence common stock outstanding immediately before the merger will be converted into the right to receive shares of LTX common stock based on an exchange ratio that will be determined immediately prior to the closing of the merger to cause Credence stockholders to own 50.02% of the outstanding shares of the combined company and LTX stockholders to own 49.98% of the outstanding shares of the combined company immediately following the closing of the merger. Under Rule 4350(i) of the Marketplace Rules of the NASDAQ stock market, a company listed on the NASDAQ stock market is required to obtain stockholder approval in connection with a merger with another company if the number of shares of common stock or securities convertible into common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. If the merger is completed, LTX will issue up to approximately 62.9 million shares of LTX common stock in the merger. On an as converted basis, the aggregate number of shares of LTX common stock to be issued in the merger will exceed 20% of the shares of LTX common stock outstanding on the record date for the LTX special meeting, and for this reason LTX must obtain the approval of LTX stockholders for the issuance of LTX common stock to Credence stockholders in the merger.

LTX is asking its stockholders to approve the Share Issuance. The issuance of these securities to Credence stockholders is necessary to effect the merger. This Proposal 2 is conditioned on the approval of Proposal 1, and the approval of both of these Proposals is required for completion of the merger.

The LTX board of directors unanimously recommends a vote FOR the Share Issuance (Item 2).

Item 3.	Possible Adjournment or Postponement of the LTX Special Meeting

(Item 3 on Proxy Card)

The LTX special meeting may be adjourned or postponed to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Charter Amendment and the Share Issuance.

The LTX board of directors unanimously recommends a vote FOR this item.

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the meeting by LTX, and LTX does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

CREDENCE SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by the Credence board of directors of proxies to be voted at the Credence special meeting, which is to be held at                     at         a.m., local time on                     , 2008. On or about                     , 2008, Credence commenced mailing this Proxy Statement and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the Credence Special Meeting

Credence stockholders will be asked to vote on the following proposals:

•	to adopt the merger agreement (Item 1 on the Proxy Card);

•	to approve any motion to adjourn or postpone the special meeting to another time or place, if necessary, to solicit additional proxies (Item 2 on the Proxy Card); and

•	to conduct any other business that properly comes before the Credence special meeting or any adjournment or postponement thereof.

Credence Record Date; Stock Entitled to Vote

The close of business on                     , 2008, which we refer to as the Credence record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Credence special meeting or any adjournments or postponements of the Credence special meeting.

As of the Credence record date the following shares were outstanding and entitled to vote:

Designation	Shares Outstanding	Votes Per Share
Credence common stock		1

A complete list of stockholders entitled to vote at the Credence special meeting will be available for examination by any Credence stockholder at Credence principal offices at 1421 California Circle, Milpitas, California 95035 for purposes pertaining to the Credence special meeting, during normal business hours for a period of ten days before the Credence special meeting, and at the time and place of the Credence special meeting.

Quorum and Votes Required

In order to carry on the business of the meeting, Credence must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting.

Required Vote to Adopt the Merger Proposal (Item 1 on the Proxy Card)

The affirmative vote of a majority of the outstanding shares of Credence common stock is required to approve the Merger Proposal.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a Credence stockholder fails to vote on the Merger Proposal or responds to the Merger Proposal with an “abstain” vote, it will have the same effect as a vote against that proposal. If a Credence stockholder responds but does not indicate how it wants to vote on the proposal, the proxy will be counted as a vote in favor of the proposal.

Voting by Credence Directors and Executive Officers

Concurrently with the execution of the merger agreement, LTX entered into stockholder voting agreements with each of Credence’s directors and executive officers. Pursuant to these stockholder voting agreements, each of Credence’s directors and executive officers agreed to vote his shares of Credence common stock in favor of approval of the Merger Proposal and against any alternative business combination. In addition, subject to certain exceptions the Credence directors and executive officers agreed not to transfer any of their shares of Credence common stock. As of June 20, 2008, Credence’s directors and executive officers beneficially owned approximately 1.3% of Credence’s common stock. On                     , 2008, the record date set by the Credence board of directors for the Credence special meeting, directors and executive officers of Credence owned and were entitled to vote             shares of Credence common stock, or approximately     % of the shares of Credence stock outstanding on that date.

Voting of Proxies

Giving a proxy means that a Credence stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Credence special meeting in the manner it directs. A Credence stockholder may vote by proxy or in person at the meeting. To vote by proxy, a Credence stockholder may use one of the following methods if it is a registered holder (that is, it holds its stock in its own name):

•	Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	Via the Internet, by going to the web address www.investorvote.com and following the instructions on the proxy card; or

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Credence requests that Credence stockholders complete and sign the accompanying proxy and return it to Credence as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Credence stock represented by it will be voted at the Credence special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the Credence stock represented by the proxy will be considered a vote in favor of all matters for consideration at the Credence special meeting. Unless a Credence stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Credence special meeting.

If a Credence stockholder’s shares are held in “street name” by a broker or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every Credence stockholder’s vote is important. Accordingly, each Credence stockholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not it plans to attend the Credence special meeting in person.

Revocability of Proxies and Changes to a Credence Stockholder’s Vote

A Credence stockholder has the power to change its vote at any time before its shares are voted at the special meeting by:

•	notifying Credence’s corporate secretary in writing at Credence Systems Corporation, 1421 California Circle, Milpitas, California 95035 that you are revoking your proxy;

•	executing and delivering a later dated proxy card or submitting a later dated vote by telephone or through the Internet; or

•	voting in person at the special meeting.

However, if a Credence stockholder has shares held through a brokerage firm, bank or other custodian, it may revoke its instructions only by informing the custodian in accordance with any procedures it has established.

Solicitation of Proxies

The solicitation of proxies from Credence stockholders is made on behalf of the Credence board of directors. LTX and Credence will generally share equally the costs and expenses of printing and mailing this Proxy Statement and all fees paid to the SEC. Credence will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Credence officers and employees by mail, telephone, fax, personal interviews or other methods of communication. Credence has engaged the firm of The Altman Group, Inc. to assist Credence in the distribution and solicitation of proxies from Credence stockholders and will pay The Altman Group, Inc. an estimated fee of $15,000 plus out-of-pocket expenses for its services. LTX will pay the costs of soliciting and obtaining its proxies and all other expenses related to the LTX special meeting.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless Credence stockholders have notified Credence of their desire to receive multiple copies of the Proxy Statement. This is known as householding.

Credence will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this Proxy Statement should be directed to: Credence Systems Corporation, Attention: Corporate Secretary, 1421 California Circle, Milpitas, California 95035.

Attending the Meeting

Subject to space availability, all stockholders as of the Credence record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at                     a.m., local time.

If you are a registered stockholder (that is, if you hold your stock in certificate form), an admission ticket is enclosed with your proxy card. If you wish to attend the special meeting, please vote your proxy but keep the admission ticket and bring it with you to the special meeting.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the Credence record date.

Item 1.	The Merger Proposal

(Item 1 on Proxy Card)

As discussed elsewhere in this Proxy Statement, Credence is asking its stockholders to approve the Merger Proposal. Credence stockholders should read carefully this Proxy Statement in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, Credence stockholders are directed to the merger agreement, a copy of which is attached to this Proxy Statement as Annex A.

The Credence board of directors unanimously recommends a vote

FOR the Merger Proposal (Item 1).

Item 2.	Possible Adjournment or Postponement of the Credence Special Meeting

(Item 2 on Proxy Card)

The Credence special meeting may be adjourned or postponed to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Credence special meeting to approve the Merger Proposal (Proposal 1 above).

The Credence board of directors unanimously recommends a vote FOR this Item  2.

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the special meeting by Credence, and Credence does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the Credence special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of LTX and Credence, giving effect to the merger as if it had been consummated on April 30, 2008, and the unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2008 and for the year ended July 31, 2007 combines the historical statements of operations of LTX and Credence, giving effect to the merger as if it had occurred on August 1, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. Intercompany transactions have not been eliminated as the preliminary estimates of any such transactions are not material to the unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of LTX and Credence, which have been incorporated by reference into this Proxy Statement. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. It may be necessary to further reclassify Credence’s consolidated financial statements to conform to those classifications that are determined by the combined company to be most appropriate. While some reclassifications of prior periods have been included in the unaudited pro forma condensed combined financial statements, further reclassifications may be necessary.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with LTX treated as the acquiring entity. Accordingly, consideration paid by LTX to complete the merger with Credence will be allocated to Credence’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of Credence’s assets and liabilities, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Credence that exist as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. LTX, with the assistance of an independent appraisal firm, estimated on a preliminary basis the fair value of Credence’s assets and liabilities based on discussions with Credence’s management, due diligence and information presented in public filings. Until regulatory approvals are received under the HSR Act, both companies are limited in their ability to share information. Therefore, information necessary for complete valuations is not available and, accordingly, management has used its best estimates based upon information currently available. Upon completion of the merger, final valuations will be performed by the independent appraisal firm. Increases or decreases in the fair value of certain balance sheet amounts including property and equipment, deferred revenue, debt and intangibles will result in adjustments to the balance sheet and/or statement of operations. There can be no assurance that the final determination of the fair value will not result in material changes from the initial estimates of the fair value of Credence’s assets and liabilities.

LTX expects to incur significant costs associated with integrating LTX’s and Credence’s businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

LTX CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended April 30, 2008

(In thousands, except per share amounts)

	LTX	Credence		Pro Forma Adjustments		Combined
Net product sales	$78,837	$160,901		$(160	)(a)	$239,578
Net service sales	21,139	68,289		(2,947	)(a)	86,481

Net sales	99,976	229,190	(r)	(3,107)		326,059
Cost of sales	50,276	127,116		(734	)(s)	176,658

Gross profit	49,700	102,074		(2,373)		149,401
Research and development expense	—	49,895		(49,895	)(b)	—
Engineering and product development expense	34,776	—		49,895	(b)	84,671
Selling, general, and administrative expense	20,044	64,717		989	(c)	85,750
Amortization of purchased intangible assets and deferred compensation	—	12,235		6	(d)	12,241
Impairment charges and loss on disposal of product line	—	26,349	(r)	3,600	(e)	29,949
Restructuring charges	—	11,997		—		11,997
Loss on disposal of facilities	—	3,600		(3,600	)(e)	—

Total operating expenses	54,820	168,793		995		224,608

Loss from operations	(5,120)	(66,719)		(3,368)		(75,207)
Other income (expenses)	—	(2,281)		—		(2,281)
Interest expense	(961)	(7,126)		(639	)(f)	(8,726)
Interest income	1,706	6,231		—		7,937

Loss before income tax benefit	(4,375)	(69,895	)(r)	(4,007)		(78,277)
Income tax benefit	(3,145)	(670)		—		(3,815)

Net loss	$(1,230)	$(69,225)		$(4,007)		$(74,462)

Net loss per share:
Basic	$(0.02)	$(0.68)				$(0.59)
Diluted	$(0.02)	$(0.68)				$(0.59)

Weighted-average common shares used in computing net loss per share:
Basic	62,552	101,853		62,863	(g)	125,415
Diluted	62,552	101,853		62,863	(g)	125,415

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

LTX CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year ended July 31, 2007

(In thousands, except per share amounts)

	LTX	Credence		Pro Forma Adjustments		Combined
Net product sales	$118,317	$357,657		$(213	)(a)	$475,761
Net service sales	29,322	103,482		(3,930	)(a)	128,874

Net sales	147,639	461,139	(r)	(4,143)		604,635
Cost of sales	81,616	243,042		(979	)(s)	323,679

Gross profit	66,023	218,097		(3,164)		280,956
Research and development expense	—	77,155		(77,155	)(b)	—
Engineering and product development expense	50,044	—		77,155	(b)	127,199
Selling, general, and administrative expense	26,770	105,478		620	(c)	132,868
Amortization of purchased intangible assets and deferred compensation	—	17,872		(851	)(d)	17,021
Restructuring charges	(377)	445		—		68

Total operating expenses	76,437	200,950		(231)		277,156

Income (loss) from operations	(10,414)	17,147		(2,933)		3,800
Other income (expense)	—	(79)		79	(h)	—
Interest expense	(4,909)	(8,101)		(932	)(f)(h)	(13,942)
Interest income	4,657	6,981		—		11,638

Income (loss) before income tax provision	(10,666)	15,948	(r)	(3,786)		1,496
Income tax provision	—	3,494		—		3,494

Net income (loss)	$(10,666)	$12,454		$(3,786)		$(1,998)

Net income (loss) per share:
Basic	$(0.17)	$0.12				$(0.02)
Diluted	$(0.17)	$0.12				$(0.02)

Weighted-average common shares used in computing net income (loss) per share:
Basic	62,130	101,085		62,863	(g)	124,993
Diluted	62,130	101,129		62,863	(g)	124,993

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

LTX CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 30, 2008

(In thousands)

	LTX	Credence	Pro Forma Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$46,370	$220,682	$—		$267,052
Short-term investments	—	7,778	(7,778	)(i)	—
Marketable securities and short-term investments	24,135	—	7,778	(i)	31,913
Accounts receivable—trade	21,326	58,114	—		79,440
Accounts receivable—other	779	—	—		779
Inventories	23,373	50,257	—		73,630
Income tax receivable	—	452	(452	)(j)	—
Deferred income taxes	—	9,473	(9,473	)(j)	—
Prepaid expense and other current assets	3,045	19,760	9,925	(j)	32,730

Total current assets	119,028	366,516	—		485,544
Property and equipment, net	28,933	45,091	24,169	(k)	98,193
Long-term investments	—	4,091	—		4,091
Goodwill	14,762	—	—		14,762
Other intangible assets, net	—	51,039	(9,719	)(l)	41,320
Other assets	489	41,728	(22,527	)(t)	19,690

Total assets	$163,212	$508,465	$(8,077)		$663,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$4,800	$70,700	$1,800	(m)	$77,300
Accounts payable	10,314	16,179	—		26,493
Deferred revenues and customer advances	1,816	23,774	(6,222	)(o)	19,368
Other accrued expenses	11,847	34,573	28,331	(n)	74,751
Accrued payroll and related liabilities	—	13,487	(13,487	)(n)	—
Income taxes payable	—	(1,847)	1,847	(n)	—
Accrued warranty	—	8,626	(8,626	)(n)	—
Deferred profit	—	2,677	(2,677	)(o)	—

Total current liabilities	28,777	168,169	966		197,912
Long-term debt, less current portion	14,000	120,628	(3,505	)(m)	131,123
Long-term restructuring liabilities	—	1,291	—		1,291
Long-term deferred income taxes	—	9,473	(9,473	)(p)	—
Long-term income taxes payable	—	7,012	(7,012	)(p)	—
Long-term liabilities, other	4,141	33,578	27,009	(p)	64,728

Total liabilities	46,918	340,151	7,985		395,054

Stockholders’ equity:
Common stock:	3,135	103	3,040	(q)	6,278
Additional paid-in capital	572,826	1,071,092	(912,738	)(q)	731,180
Accumulated other comprehensive loss	(296)	8,312	(8,312	)(q)	(296)
Accumulated deficit	(459,371)	(911,193)	901,948	(q)	(468,616)

Total stockholders’ equity	116,294	168,314	(16,062)		268,546

Total liabilities and stockholders’ equity	$163,212	$508,465	$(8,077)		$663,600

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

On June 23, 2008, LTX and Credence jointly announced the execution of the merger agreement. The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of LTX and Credence, after giving effect to the Credence merger and adjustments described in these notes, and are intended to reflect the impact of the merger on LTX. The accompanying unaudited pro forma condensed combined financial statements, however, do not give effect to the sale by Credence of its diagnostics and characterization product line that was completed on February 20, 2008 or to the pending sale by Credence of its automotive product line pursuant to the terms of a definitive agreement entered into by Credence on June 13, 2008. See Note 2(r) for further discussion of the historical results of operations for Credence’s diagnostics and characterization and automotive product lines that are included in the pro forma results of operations.

The statement of operations for Credence used for the fiscal year ended July 31, 2007 is based on Credence’s operating results for the full year ended November 3, 2007 and the statement of operations for the nine months ended April 30, 2008 is based on Credence’s operating results for the period from August 3, 2007 to May 3, 2008. Consequently, the operating results for the period from August 4, 2007 to November 3, 2007 are included in both the unaudited pro forma combined statements of operations for the nine months ended April 30, 2008 and the year ended July 31, 2007. Credence’s net sales and net income for the period from August 4, 2007 to November 3, 2007 were $97.7 million and $5.6 million, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of LTX’s and Credence’s operations.

The unaudited pro forma condensed combined balance sheet reflects the merger as if it was completed on April 30, 2008 and includes pro forma adjustments for LTX’s preliminary valuations of certain tangible and intangible assets, in-process research and development and long-term debt and lease obligations assumed. These adjustments are subject to further adjustment as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been completed on August 1, 2006.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess of fair value over the purchase price has been ratably allocated over the noncurrent, nonfinancial assets acquired. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $168.7 million. This amount was derived from the estimated number of shares of LTX common stock to be issued of approximately 62.9 million, based on the outstanding shares of Credence common stock, stock options and restricted stock on June 16, 2008 and the assumed exchange ratio of 0.6133 per each Credence share, at a price of $2.54 per share, the average closing price of LTX shares of common stock for the five-trading day period beginning June 19, 2008, which is two trading days prior to the public announcement of the merger agreement. The actual number of newly issued shares of LTX common stock to be delivered in connection with the merger will be based upon an exchange ratio derived from the actual number of Credence and LTX shares issued and outstanding when the merger closes. Credence stock options and restricted stock will be exchanged for LTX stock options and restricted stock and the price per share will be adjusted for the assumed exchange ratio of 0.6133.

The following is a summary of the preliminary estimate of the purchase price for Credence:

	(in thousands, except exchange ratio and share data)
Estimated number of Credence shares to be acquired	102,499
Multiplied by the assumed exchange ratio	0.6133

Number of shares of LTX common stock to be issued to the holders of Credence common stock	62,863
Multiplied by the assumed price per share of LTX common stock	$2.54	$159,797

Estimated fair value of outstanding Credence stock options and restricted stock to be exchanged for LTX stock options and restricted stock (options calculated using the Black-Scholes option pricing model) (1)		1,700
Compensation costs attributable to the transaction		1,631
Estimated transaction costs		5,600

Estimated purchase price		$168,728

For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired.

Allocation of purchase consideration	(in thousands)
Net book value of assets acquired as of April 30, 2008	$168,314
Less: write-off of existing Credence intangible assets	(51,039)

Adjusted net book value of assets acquired as of April 30, 2008	$117,275

Remaining allocation
Identifiable intangible assets (2)(4)	$41,320
In-process research and development (2)(4)	9,245
Increase property and equipment to fair value(4)	5,586
Decrease spares inventory to fair value(4)	(3,944)
Decrease deferred revenue to fair value	5,051
Assumed unfavorable lease	(7,510)
Decrease convertible notes to fair value	1,705
Restructuring costs (3)

Estimated purchase price	$168,728

(1)	Sufficient information is not available at this time to provide specifics with regard to the fair value of outstanding and unvested Credence stock options, restricted stock and restricted stock units to be exchanged for LTX stock options, restricted stock and restricted stock units. The estimate provided in the pro-forma consideration is based upon the fair value of unvested Credence share based awards as of June 16, 2008. The fair value of awards exchanged will be determined based upon the Black-Scholes option pricing model on the date this transaction is consummated, based upon the fair value of the LTX common shares at that time. The average LTX closing stock price of $2.54 per share was used to estimate the number of LTX options and restricted stock awards issued upon the conversion of Credence stock options and restricted stock awards and the related fair value.

(2)	Sufficient information is not available at this time to provide specifics with regard to individual products, valuation methods and appraisal methods. Under the HSR Act and other relevant laws and regulations, before the closing of the merger, there are significant limitations regarding the extent to which LTX can learn about specific products currently marketed by Credence and development projects that are underway.

For purposes of the unaudited pro forma condensed combined financial statements, the estimated allocation to acquired identifiable intangible assets and in-process research and development is expected to be within (but not limited to) the following general categories:

•	currently-marketed products, including patented and unpatented as well as, core and completed technology;

•	distributor agreements;

•	trademarks and trade names; and

•	customer contracts/relationships.

The unaudited pro forma condensed combined financial statements include estimated identifiable intangible assets with a fair value aggregating $41.3 million, which will be amortized based on the pattern in which the economic benefits of the intangible assets are consumed. The current estimated weighted average years is 3.9 years. Independent valuation advisors were used to assist with the estimate of the identifiable intangible asset value. The estimated identifiable intangible asset value is primarily based on information and assumptions developed by LTX management, certain publicly available information, and discussions with Credence’s management. These estimates will be adjusted based upon the final valuation. The final valuation is expected to be completed within 12 months after the completion of the merger.

In accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” any goodwill and acquired indefinite-lived intangible assets associated with the merger will not be amortized.

As required by Financial Accounting Standards Board Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method,” any portion of the purchase price allocated to in-process research and development will be expensed immediately upon the closing of the merger. It is reasonable to assume that an in-process research and development charge will be recorded in conjunction with the final purchase accounting. The current estimate of the expected charge of $9.2 million has been included in the pro forma balance sheet as of April 30, 2008 but has not been shown as a pro forma adjustment in the pro forma combined statements of operations due to the nonrecurring nature of this item.

(3)	Certain restructuring and integration charges will be recorded subsequent to the merger that, under purchase accounting, may or may not be treated as part of the purchase price. Any such costs are not factually supportable at this time and therefore have not been reflected in the unaudited pro forma condensed combined financial statements.

(4)	The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $168.7 million. This amount was derived from the estimated number of shares of LTX common stock to be issued of approximately 62.9 million, based on the outstanding shares of Credence common stock, stock options and restricted stock on June 16, 2008, and the assumed exchange ratio of 0.6133 per each Credence share, at a price of $2.54 per share, the average closing price of LTX shares of common stock for the five-trading day period beginning June 19, 2008, which is two trading days prior to the public announcement of the merger agreement.

Based on the current estimated purchase price, the estimated net fair value of the assets acquired exceeded the purchase consideration. Consequently, the initial estimated purchase price allocation resulted in negative goodwill of approximately $8.0 million. In accordance with SFAS 141, LTX reduced the estimated fair values of the following qualifying assets on a pro rata basis and allocated the negative goodwill as follows:

Qualifying asset	(in thousands)
Property and equipment	$3,912
Other intangible assets, net	2,480
In-process research and development	555
Other assets	1,018

Total allocated	$7,965

Upon completion of the fair value assessment after the merger, LTX anticipates that the ultimate price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 2. Pro Forma Adjustments (amounts in thousands unless otherwise noted)

(a)	Adjustment to reflect the amortization of fair value step-down from book value of deferred revenue to product and service revenues.

(b)	Reclassify Credence’s research and development expense to engineering and product development expense to conform to LTX’s presentation.

(c)	Record the following adjustments to selling, general and administrative expense:

	Nine Months Ended April 30, 2008	Year Ended July 31, 2007
Depreciation recorded on property and equipment step-up in fair value	$1,615	$2,154
Straight-line amortization of unfavorable lease liability	(626)	(834)
Reclassification of pre-existing LTX intangible asset amortization to conform to pro forma presentation	—	(700)

Total	$989	$620

(d)	Record the following adjustments to amortization of purchased intangible assets:

	Nine Months Ended April 30, 2008	Year Ended July 31, 2007
Eliminate pre-existing amortization reflected in Credence’s financial statements	$(12,235)	$(17,872)
Record amortization for fair value of acquired intangible assets	12,241	16,321
Reclassification of LTX pre-existing amortization from selling, general and administrative to conform to current presentation	—	700

Total	$6	$(851)

Pro forma amortization expense for the twelve months ended July 31, 2007 and nine months ended April 30, 2008 of $17.0 million and $12.2 million, respectively, was recorded based on the pattern in which the economic benefits of the intangible assets are consumed. The current estimate is a weighted average life of 3.9 years.

Amortization expense based on the pattern in which the economic benefit of the intangible assets are consumed for each of the succeeding five years would approximate:

Year
2008	$11,734
2009	6,386
2010	3,699
2011	1,788
2012	653
Thereafter	739

Total	$24,999

(e)	Reclassify Credence’s loss on disposal of facilities to impairment charges and loss on disposal of product line in order to aggregate similarly captioned line items.

(f)	Adjustment to record incremental interest expense related to the amortization of the discount in fair value of Credence’s long-term debt recorded in the purchase price allocation. Amortization is recorded on a straight-line basis.

(g)	The 62,863,000 shares of LTX common stock expected to be issued in connection with the merger agreement are included in the computation of weighted average shares for the nine months ended April 30, 2008 as if they were issued on August 1, 2007 and for the year ended July 31, 2007 as if they were issued on August 1, 2006.

(h)	Reclassify Credence’s other income (expense) to interest expense to combine similar line items based on materiality.

(i)	Reclassify Credence’s short-term investments to marketable securities and short-term investments to conform to LTX’s presentation.

(j)	Adjustments to prepaid and other current assets, deferred income taxes and income tax receivable consist of the following:

Reclassification of income tax receivable to prepaid and other current assets	$(452)
Reclassification of deferred taxes to prepaid and other current assets	(9,473)

Total	$(9,925)

(k)	Adjustments to property and equipment consist of the following:

To record difference in book value and fair value of property and equipment acquired in the merger	$9,498
Allocation of negative goodwill to reduce fair value of property and equipment acquired in the merger	(3,912)
Reclassification of spares inventory from other assets to property and equipment to conform to LTX presentation	18,583

Total	$24,169

(l)	For purposes of preparing the pro forma financial statements the initial purchase price has been allocated to definite lived intangible assets as follows:

Trade-name related	$700
Distributor relationships	4,100
Customer relationships	12,700
Developed technology	24,400
Maintenance agreements	1,900
Allocation of negative goodwill to reduce fair value of intangible assets acquired (note 1)	(2,480)

Total	$41,320

Based on preliminary purchase price that is less than the preliminary fair value assigned to acquired assets and liabilities resulting in negative goodwill, LTX has allocated approximately $2.5 million of negative goodwill as a reduction to the valuation of acquired intangibles.

Pro forma adjustments to intangible assets consist of the following:

Elimination of pre-existing Credence intangible assets	$(51,039)
Acquired identifiable amortizable intangible assets at value assigned by independent valuation advisors	43,800
Allocation of negative goodwill based on current purchase price allocation (note 1)	(2,480)

Total	$(9,719)

(m)	Reclassify Credence’s current portion of long-term debt to conform to LTX presentation and record step-down in fair value of debt as follows:

	Short-Term	Long-Term
Reclassification of long-term to short-term	$1,800	$(1,800)
Step-down in fair value	—	(1,705)

Total	$1,800	$(3,505)

(n)	Adjustments to other accrued expenses, accrued payroll, income taxes payable and accrued warranty consist of the following:

Reclassification of accrued warranty to accrued expenses to conform to LTX presentation	$8,626
Reclassification of income taxes payable to conform to LTX presentation	(1,847)
Reclassification of accrued payroll liabilities to accrued expenses	13,487
To accrue transaction-related costs	5,600
To accrue transaction-related compensation	1,631
To record current portion of unfavorable lease liability	834

Total	$28,331

(o)	Adjustments to deferred revenue consist of the following:

Adjust current portion of step-down in book value to fair value of deferred revenue	$(3,545)
Reclassification of deferred profit to deferred revenue to conform to LTX presentation	(2,677)

Total	$(6,222)

(p)	Adjustments to long-term liabilities, other, long-term deferred income taxes and long-term income taxes payable consist of the following:

Reclassification of deferred income taxes to long-term liabilities, other	$9,473
Reclassification of income taxes payable to long-term liabilities, other	7,012
Record long-term portion of unfavorable lease liability	6,676
Record long-term portion of step-down in deferred revenue	3,848

Total	27,009

(q)	Adjustment to equity represents the elimination of Credence’s historical equity and the recordation of the issuance of 62,863,000 shares of LTX common stock upon completion of the merger. The value of the LTX common stock to be issued is approximately $159.8 million based on the trading price of LTX common stock for the five-trading day period beginning June 19, 2008, which is two trading days prior to the public announcement of the merger agreement. Also reflected is an adjustment to record the estimated fair value of outstanding Credence stock options to be exchanged for LTX stock options (calculated using the Black-Scholes stock option pricing model), and the fair value of in-process research and development:

Common Stock	$3,143
Additional paid-in capital	156,654
Eliminate Credence common stock	(103)
Eliminate Credence additional paid-in capital	(1,071,092)
Eliminate Credence accumulated deficit	911,193
Eliminate Credence accumulated other comprehensive loss	(8,312)
In-process research and development	(9,245)
Estimated fair value of stock options and restricted stock to be exchanged	1,700

Total	$(16,062)

(r)	On February 20, 2008, Credence completed the sale of its diagnostics and characterization product line. On June 13, 2008, Credence entered into a definitive agreement to sell its automotive product line, which Credence anticipates completing on or before August 31, 2008. Neither of these sales constitutes the sale of a significant subsidiary within the meaning of Article 11 of Regulation S-X promulgated by the SEC. Therefore, the operating results of these product lines are included in the pro forma financial statements for the fiscal year ended July 31, 2007 and the nine months ended April 30, 2008. For the diagnostics and characterization product line, revenue was $45.5 million and $18.7 million and pre-tax loss was $1.4 million and $4.9 million for the fiscal year ended July 31, 2007 and nine months ended April 30, 2008, respectively, and impairment charges and loss on disposal of the diagnostics and characterization product line recorded in the nine months ended April 30, 2008 was $26.3 million. For the automotive product line, revenue was $36.2 million and $20.0 million and pre-tax income (loss) was $1.4 million and $(2.2) million for the fiscal year ended July 31, 2007 and nine months ended April 30, 2008, respectively. The anticipated loss on the sale of the automotive product line is $8.4 million.

(s)	Record depreciation on step-down in fair value of spares inventory reflected in property and equipment of $734 for the nine months ended April 30, 2008 and $979 for the year ended July 31, 2007.

(t)	Adjustments to other assets consist of the following:

(in thousands)
Reclassification of spares inventory from other assets to property and equipment in order to conform to LTX presentation	$(18,583)
Step-down in book value to fair value	(2,926)
Allocation of negative goodwill on current purchase price (note 1)	(1,018)

Total	$(22,527)

SUMMARY MERGER FORECASTS

LTX and Credence periodically issue limited guidance to investors concerning their management’s respective financial and operating performance expectations. In connection with the proposed merger, both companies prepared and provided certain non-public, forward-looking information to their respective financial advisors to assist in the evaluation of the financial terms of the merger. A selected subset of this information was shared between LTX and Credence through their respective financial advisors in connection with this evaluation, and such information was utilized by the respective financial advisors in performing their analyses as described in “The Merger—Opinion of Financial Advisor to the LTX Board of Directors” beginning on page 39 and “The Merger—Opinion of Financial Advisor to the Credence Board of Directors” beginning on page 46.

The forecasts set forth below, which we refer to as the merger forecasts, were prepared in connection with the proposed merger and represent the views of each of the preparing management teams at the time they were prepared based on then current expectations of sales revenues and EBITDA. However, the merger forecasts are not a reliable predictor of future operating results, and this information should not be relied upon by stockholders in their consideration of the merger. By their nature, forecasts become less reliable and more uncertain the further the forecasted periods are from the date the forecasts were prepared. In addition, because of the volatility and uncertainty in semiconductor capital equipment spending, each of LTX and Credence provides financial guidance in its quarterly earnings releases and during its earnings conference call only for the following quarter. The merger forecasts, which relate to the remainder of fiscal year 2008 and fiscal years 2009 and 2010, are less reliable and more uncertain than each company’s quarterly financial guidance and the merger forecasts are not intended to be used in the same manner as LTX’s or Credence’s quarterly guidance.

The merger forecasts were not prepared with a view toward public disclosure or with a view toward complying with GAAP, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements. Neither LTX’s nor Credence’s independent registered public accounting firm has examined or compiled the merger forecasts, expressed any conclusion or provided any form of assurance with respect to them and, accordingly, neither assumes any responsibility for them. The merger forecasts have not been updated since the date of preparation and do not take into account any circumstances or events occurring after the date they were prepared. In light of the foregoing, and considering that the LTX and Credence stockholder meetings will be held over two months after the date the merger forecasts were prepared, as well as the uncertainties inherent in any financial projections, stockholders are cautioned not to rely on them.

LTX Summary Forecast

(all amounts are approximate)

	Fiscal 2008	Fiscal 2009	Fiscal 2010
	(In millions)
Sales revenue	$139	$169	$192
EBITDA	14	27	39

Credence Summary Forecast

(all amounts are approximate)

	Fiscal 2008	Fiscal 2009	Fiscal 2010
	(In millions)
Sales revenue	$293	$237	$260
EBITDA	15	24	34

The estimates and assumptions underlying the merger forecasts were prepared in connection with the proposed merger and involve subjective judgments with respect to many items, including future economic conditions and constantly evolving customer preferences. Consequently, the merger forecasts may not be realized and are inherently subject to significant uncertainties, all of which are difficult to predict and many of which are beyond the control of LTX and Credence and will be beyond the control of the combined company after the merger. In addition, the merger forecasts represent each company’s own evaluation on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the merger forecasts, whether or not the merger is completed. LTX and its management did not participate in preparing, and do not express any view on, the Credence forecast. Credence and its management did not participate in preparing, and do not express any view on, the LTX forecast. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17.

Since the preparation of the merger forecasts, LTX has disclosed its financial results for the nine months ended April 30, 2008 and has provided guidance to investors for the fiscal quarter ending July 31, 2008. LTX has reported net sales of $100.0 million for the nine months ended April 30, 2008 and, on May 20, 2008, LTX expected revenue for the fourth quarter of fiscal 2008 to be in the range of $36 million to $40 million. LTX has not reported or provided any public guidance for EBITDA for any period in fiscal 2008 and has not provided any guidance for fiscal year 2009.

Similarly, subsequent to the preparation of the merger forecasts, Credence has disclosed its financial results for the six months ended May 3, 2008 and has provided guidance to investors for the fiscal quarter ending August 2, 2008. Credence has reported net sales of $131.5 million for the six months ended May 3, 2008 and, on June 2, 2008, Credence expected net sales in the third quarter of fiscal 2008 to be approximately $64 million to $68 million. Credence has not reported or provided any guidance for EBTIDA for any period in fiscal 2008 and has not provided any guidance for the fourth quarter of fiscal 2008 or for fiscal year 2009.

The guidance statements of LTX and Credence were subject to various cautionary statements when made, and are included in this Proxy Statement subject to all of the cautionary statements made above as though such statements were repeated here with respect to the guidance discussed in the preceding two paragraphs. We also refer you to the “Cautionary Statement Regarding Forward-Looking Statements” on page 17 of this Proxy Statement.

DESCRIPTION OF LTX CAPITAL STOCK

We have summarized below the material terms of LTX’s capital stock that will be in effect if the merger is completed. The following description of the material terms of the capital stock of LTX does not purport to be complete and is qualified in its entirety by reference to the articles of organization and by-laws of LTX, which documents are incorporated by reference as exhibits to the registration statement of which this Proxy Statement is a part, the applicable provisions of the Massachusetts Business Corporation Law and the amendment to the articles of organization of LTX attached as Annex F to this Proxy Statement. All references within this section to common stock mean the common stock of LTX unless otherwise noted.

Authorized Capital Stock of LTX

The LTX amended articles of organization, which will be in effect if the merger is completed, provide that the total number of shares of common stock which may be issued by LTX is 400,000,000, par value $0.05 per share. No shares of preferred stock are authorized. Each outstanding share of LTX common stock currently has attached to it one right issued under LTX’s shareholder rights plan, which is summarized below.

Description of LTX Common Stock

Voting. For all matters submitted to a vote of LTX stockholders, each holder of common stock is entitled to one vote for each share registered in his, her or its name on LTX’s books. LTX’s common stock does not have cumulative voting rights. As a result, persons who hold more than 50% of the outstanding common stock entitled to elect members of LTX’s board of directors can elect all of the directors who are up for election in a particular year.

Dividends. If LTX’s board of directors declares a dividend, holders of LTX common stock will receive payments from LTX’s funds that are legally available to pay dividends.

Liquidation and Dissolution. If LTX is liquidated or dissolved, the holders of LTX common stock will be entitled to share ratably in all the assets that remain after LTX pays its liabilities.

Other Rights and Restrictions. Holders of LTX common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. LTX common stock is not subject to redemption by LTX. LTX’s articles of organization and by-laws do not restrict the ability of a holder of common stock to transfer his, her or its shares of common stock. Massachusetts law provides that, if LTX makes a distribution to its stockholders, other than a distribution of its capital stock, when it is insolvent, or that renders it insolvent, then LTX’s stockholders would be required to pay back to LTX the amount of the distribution LTX made to them, or the portion of the distribution that causes LTX to become insolvent.

Listing. LTX common stock is listed on the NASDAQ Global Market.

Transfer Agent and Registrar. The transfer agent and registrar for LTX common stock is Computershare Trust Company, N.A.

Certain Effects of Authorized but Unissued Stock

LTX has shares of common stock available for future issuance without stockholder approval. LTX may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on its capital stock. The existence of unissued and unreserved common stock may enable LTX’s board of directors to issue shares to persons friendly to current management.

Shareholder Rights Plan

On April 30, 1999, LTX’s board of directors adopted a shareholder rights plan. Under the shareholder rights plan, each of LTX’s common stockholders received a dividend of one right for each outstanding share of common stock that the stockholder owned. The rights trade automatically with LTX shares of common stock and become exercisable only under the circumstances described below.

The purpose of the rights is to encourage potential acquirors to negotiate with the LTX board of directors before attempting a takeover bid and to provide the LTX board of directors with leverage in negotiating on behalf of LTX stockholders the terms of any proposed takeover. The rights may have antitakeover effects. They should not, however, interfere with any merger or other business combination approved by the LTX board of directors.

The following description is a summary of the material terms of the LTX shareholder rights plan. It does not restate all of the terms of the plan. We urge you to read the LTX rights agreement because it, and not this description, defines the terms and provisions of the plan. LTX has filed a copy of the rights agreement and amendments to the rights agreement as exhibits to its Registration Statement on Form 8-A, which LTX filed with the SEC on May 3, 1999, and its Amendment No. 1 to Registration Statement on Form 8-A, which LTX filed with the SEC on June 23, 2008. The rights agreement and its amendments are also incorporated by reference into the registration statement of which this Proxy Statement is a part. You may obtain a copy at no charge by writing to LTX at the address listed under the caption “Where You Can Find More Information” beginning on page 119.

Exercise of Rights. Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from LTX one share of LTX common stock at a purchase price of $45.

In general, the rights will become exercisable upon the earlier of:

•

ten business days (or such later date as may be determined by the LTX board of directors) following a public announcement by LTX that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of LTX common stock; or

•

ten business days (or such later date as may be determined by the LTX board of directors) after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of LTX common stock.

Flip In Event. If a person or group becomes the beneficial owner of 15% or more of LTX common stock, then each right will then entitle its holder to receive, upon exercise, a number of shares of LTX common stock which is equal to the exercise price of the right divided by one-half of the market price of LTX common stock on the date of the occurrence of this event. We refer to this occurrence as a flip in event.

Flip Over Event. If at any time after a person or group becomes the beneficial owner of 15% or more of LTX common stock,

•	LTX is acquired in a merger or other transaction in which LTX does not survive or in which LTX common stock is changed or exchanged; or

•	50% or more of LTX’s assets or earning power is sold or transferred;

then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company’s common stock on the date of the occurrence of this event.

Exchange of Rights. At any time after a flip in event, the LTX board of directors may exchange the rights by providing to the holders of rights one share of LTX common stock for each right.

Redemption of Rights. At any time until ten business days after the date on which a person or group acquires beneficial ownership of 15% or more of the outstanding shares of LTX common stock, LTX may redeem the rights at a price of $.001 per right. The rights will expire on the close of business on April 30, 2009, subject to earlier expiration or termination as described in the shareholder rights plan.

Massachusetts Law and Charter and By-Law Provisions

Staggered Board of Directors. LTX’s by-laws provide for the division of the LTX board of directors into three classes as nearly equal in size as possible with staggered three-year terms. LTX is also subject to provisions of the Massachusetts General Laws providing that the boards of public companies have staggered terms. LTX’s by-laws also provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares of LTX capital stock entitled to vote in the election of directors or a majority of directors then in office. In addition, any vacancy on the LTX board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of the LTX board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of LTX.

Limitation of Liability; Indemnification. LTX’s articles of organization contain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving certain proscribed conduct, such as the breach of a director’s duty of loyalty or intentional misconduct. The limitation of liability described above does not alter the liability of LTX directors and officers under federal securities laws. In addition, LTX’s by-laws contain provisions requiring LTX to indemnify its directors and officers under specified circumstances. These provisions do not limit or eliminate LTX’s right or the right of any stockholder of LTX to seek non-monetary relief, such as an injunction or rescission, in the event of a breach by a director or an officer of his or her duty of care to LTX. LTX believes that these provisions will assist LTX in attracting and retaining qualified individuals to serve as directors.

Special Meetings of Stockholders. LTX’s by-laws impose restrictions and limitations on the ability of stockholders to call special meetings of stockholders. For example, requests for stockholder meetings may be made only during limited periods of time and must be made by a group of stockholders holding at least 40% of the outstanding capital stock entitled to vote at the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. LTX’s by-laws provide that nominations for election to the LTX board of directors may be made either by the LTX board of directors or by a stockholder who complies with specified notice provisions. LTX’s by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings.

Business Combinations with Interested Stockholders. The Massachusetts General Laws contain antitakeover provisions regarding, among other things, business combinations with an affiliated stockholder. In general, the Massachusetts General Laws prevent a publicly held Massachusetts corporation from engaging in a business combination, as defined in the Massachusetts General Laws, with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder acquires 90% of the outstanding voting stock of the corporation at the time it becomes an interested stockholder; or

•

the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

An interested stockholder is generally a person owning more than 5% of the outstanding voting stock of the corporation. A business combination includes mergers, consolidations, stock and asset sales and other transactions with the interested stockholder which result in a financial benefit to the interested stockholder.

Control Share Acquisitions. LTX has elected to opt out of the control share acquisitions provisions of the Massachusetts General Laws. LTX could, however, opt into these control share acquisitions provisions at any time by amending its by-laws.

In general, the control share acquisitions provisions of the Massachusetts General Laws provide that any person, including his, her or its affiliates, who acquires shares of a corporation that is subject to the control share acquisitions statute and whose shares represent one-fifth or more, one-third or more, or a majority or more of the voting power of the corporation in the election of directors cannot exercise any voting power with respect to those shares, or any shares acquired by the person within 90 days before or after an acquisition of this nature, unless these voting rights are authorized by the stockholders of the corporation.

The authorization of voting rights requires the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned by:

•	the person making an acquisition of this nature;

•	any officer of the corporation; and

•	any employee who is also a director of the corporation.

There are several other types of share acquisitions that are not subject to these provisions of the Massachusetts General Laws, including acquisitions of shares under a tender offer, merger or consolidation which is made in connection with an agreement to which the corporation is a party and acquisitions of shares directly from the corporation or a wholly owned subsidiary of the corporation.

Transactions with Related Persons. LTX’s by-laws provide that the affirmative vote of not less than 75% of all outstanding shares of our common stock entitled to vote on the matter and not less than two-thirds of all outstanding shares not held by a “related person,” as defined below, are required for the approval of any business, financial, employment or other agreement or arrangement with a related person, or any action, consent or other arrangement which affects LTX’s rights or obligations with respect to a related person, including:

•

a merger, consolidation or share exchange of LTX or any of its subsidiaries with or into a related person or a corporation which would be an affiliate of a related person after such merger, consolidation or share exchange;

•	a merger or consolidation of a related person into LTX;

•

a sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any of LTX’s tangible or intangible assets or those of one of its subsidiaries to a related person;

•	a sale, lease, exchange, transfer, loan or other disposition of all or any tangible or intangible assets of a related person to LTX or one of its subsidiaries;

•	the issuance of any of LTX’s securities or the loan of any of LTX’s assets or those of its subsidiaries to a related person;

•	any recapitalization which would increase the voting power of a related person;

•	any loan or other extension of credit by LTX to a related person or by a related person to LTX;

•	any employment or consulting agreement or arrangement between LTX and a related person; and

•	any agreement, contract or other arrangement providing for any of the above.

A “related person” is defined in LTX’s by-laws as an individual, corporation, partnership or other person or entity which, together with its affiliates and associates (as defined in Rule 12b-2 of the Securities Exchange Act), beneficially owns (as defined in Rule 13d-3 of the Securities Exchange Act) in the aggregate 10% or more of the shares of LTX common stock entitled to vote generally for directors, and any affiliate or associate of such person or entity.

Notwithstanding the foregoing, stockholder approval is not required if two-thirds of the directors who were members of the LTX board immediately before the time that any related person involved in a transaction described above became a related person have approved the transaction, or if the transaction is between LTX and one of its wholly-owned subsidiaries.

This section of LTX’s by-laws may only be amended by the same affirmative vote as required for a transaction with a related person, unless an amendment is declared advisable by two-thirds of the directors who were members of the LTX board immediately before the time that any related person involved in a transaction described above became a related person, in which case it may be approved by a two-thirds vote of outstanding LTX common stock entitled to vote thereon.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF LTX AND CREDENCE

LTX is incorporated in Massachusetts and Credence is incorporated in Delaware. The rights of a Credence stockholder are governed by the Delaware General Corporation Law, the Credence certificate of incorporation and the Credence bylaws. Upon completion of the merger, Credence stockholders will receive shares of LTX common stock in exchange for their shares of Credence common stock, and as LTX stockholders their rights will be governed by the Massachusetts Business Corporation Act, the LTX articles of organization and the LTX by-laws.

The following is a summary of the material differences between the rights of LTX stockholders and the rights of Credence stockholders, but does not purport to be a complete description of those differences. These differences may be determined in full by reference to the Massachusetts Business Corporation Act, which we refer to as the MBCA, the Delaware General Corporation Law, which we refer to as the DGCL, the LTX articles of organization, the Credence certificate of incorporation, the LTX by-laws and the Credence bylaws. The LTX articles of organization, the Credence certificate of incorporation and the LTX and Credence by-laws are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information” on page 119.

CREDENCE	LTX
AUTHORIZED CAPITAL STOCK

Authorized Shares. Credence is authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per.

Authorized Shares. LTX is authorized to issue 200,000,000 shares of common stock, par value $0.05 per share. LTX is not authorized to issue shares of preferred stock.

At the LTX special meeting, LTX stockholders will be asked to approve the Charter Amendment to increase the number of authorized shares of LTX common stock to 400,000,000.

VOTING RIGHTS IN AN EXTRAORDINARY TRANSACTION

The DGCL, requires approval of a consolidation, merger, share exchange or transfer by the affirmative vote of a majority of all votes entitled to be cast on the matter. Approval by a surviving corporation’s shareholders of a plan of merger or share exchange is not required if: (1) the agreement or merger does not amend in any respect the certificate of incorporation; (2) each share of stock of such constituent corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (3) the number of shares to be issued in connection with the merger does not exceed 20% of the shares of the corporation outstanding prior to the merger.	Pursuant to the MBCA, a plan of merger requires adoption by the board of directors and the affirmative vote of two-thirds of all the shares entitled to vote separately on the matter. Approval by a corporation’s shareholders of a plan of merger is not required if: (1) the corporation will survive the merger or is the acquiring corporation in a share exchange; (2) its articles of organization will not be changed except for amendments by the board of directors that do not require stockholder approval; (3) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations, and relative rights, immediately after the effective date of the merger or share exchange; and (4) the number of shares to be issued in connection with the merger does not exceed 20% of the shares of the corporation outstanding prior to the merger.

CREDENCE	LTX
AMENDMENT TO THE CHARTER

The DGCL provides that in order to amend the certificate of incorporation, the board of directors must adopt a resolution that then must be approved by a vote of a majority of the outstanding stock entitled to vote thereon, unless a different proportion is specified in the certificate of incorporation. The Credence certificate of incorporation does not specify or require a greater level of approval for amendments to the certificate of incorporation.	Under the MBCA, all amendments to a corporation’s articles of organization require approval of the board of directors and the affirmative vote of two-thirds of a corporation’s outstanding shares. Amendments to a corporation’s articles of organization may be made with the approval of a majority of the corporation’s outstanding shares in connection with (1) an increase or reduction in the corporation’s capital stock of any class or series then authorized, (2) a change in the corporation’s authorized shares into a different number of shares or the exchange thereof pro rata for a different number of shares of the same class or series or (3) a change of the corporation’s name.

AMENDMENT TO THE BY-LAWS

Under the DGCL, holders of a majority of the voting power of a corporation, and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation. Credence’s certificate of incorporation authorizes the board of directors to amend Credence’s bylaws.	Pursuant to the MBCA, a corporation’s by-laws may be altered, amended or repealed at any annual or special meeting of the shareholders by the affirmative vote of a majority of the shares of stock then issued, outstanding and entitled to vote on the matter, provided that notice of the substance of the proposed alteration, amendment or repeal is given with the notice of the meeting. LTX’s by-laws provide that the by-laws may be altered, amended or repealed by a majority of the directors, except with respect to any provision which by law, by the articles of organization or by the by-laws themselves requires action by the shareholders.

APPRAISAL/DISSENTERS’ RIGHTS

Under the DGCL, a stockholder of a Delaware corporation who has not voted in favor of, nor consented in writing to, a merger or consolidation in which the corporation is participating generally has the right to an appraisal of the fair value of the stockholder’s shares of stock, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders.

Even if a corporation’s stock meets the foregoing requirements, however, the DGCL provides that appraisal rights generally will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similartransaction anything other than (1) shares of the

The MBCA provides that dissenters’ right of appraisal are only available in connection with (1) mergers if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent, unless shareholders are receiving cash or marketable securities as consideration; (2) share exchanges to which the corporation is a party as the corporation whose shares will be acquired and the shares being received are not marketable securities; (3) sales of substantially all of the assets (other than certain redemptions, dissolutions, liquidations and court-ordered sales); (4) certain amendments to the articles of organization that materially and adversely affect rights in respect of a dissenter’s shares; and (5) certain corporate conversions.

CREDENCE	LTX

corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests; (2) shares of any other corporation, or depository receipts representing shares of the other corporation, or those shares or depository receipts plus cash in lieu of fractional interests, which shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders; or (3) any combination of the foregoing.

SPECIAL MEETINGS OF STOCKHOLDERS

Delaware law permits special meetings of stockholders to be called by the board of directors and any other persons specified by the certificate of incorporation or bylaws. Delaware law permits but does not require that stockholders be given the right to call special meetings. The Credence bylaws provide that special meetings of stockholders may be called by the Credence President on his own behalf or at the request of a majority of the Credence board of directors or the holders of 10% of more of the then issued and outstanding shares of capital stock of Credence entitled to vote at the meeting. Business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.	The MBCA provides that a corporation shall call a special meeting of its shareholders if the holders of at least 40% of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the corporation’s secretary one or more written demands. LTX’s by-laws provide that a special meeting can be called by the President or by the board of directors and shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by any other officer, if the holders of at least 40% of all the votes entitled to be cast on any issue to be considered at the proposed special meeting deliver a written application.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Credence’s certificate of incorporation and bylaws contain no restrictions on nominations for directors by stockholders and do not require any advance notice for nominations or other business to be properly brought by a stockholder before a stockholders meeting.	To be timely under the MBCA and LTX’s articles of organization and by-laws, advance written notice of a shareholder’s nomination of a person to serve as a director of LTX must be delivered to the secretary of LTX at its principal executive offices, not less than 60 days prior to the annual meeting.

BOARD OF DIRECTORS Number of Directors

Delaware law provides that the board of directors of a Delaware corporation shall consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws. Credence’s certificate of incorporation and bylaws provide that the number of directors shall be determined by a resolution of the majority of the directors or stockholders at the annual meeting of stockholders. Credence currently has six directors.	The MBCA provides that the board of directors of a Massachusetts corporation shall consist of one or more directors as specified or fixed by the corporation’s articles of organization or by-laws. LTX’s by-laws provide that the number of directors will be not less than three, unless there are only two stockholders of LTX. LTX currently has eight directors.

CREDENCE	LTX
Classification

Delaware law permits, but does not require, a Delaware corporation to provide in its certificate of incorporation for a classified board of directors, dividing the board of directors into up to three classes of directors with staggered terms of office. Credence’s certificate of incorporation provides that the directors of Credence are divided into three classes (Class I, Class II and Class III) as nearly equal in size as practicable. The term of office of Class I, Class II and Class III directors will expire at Credence’s annual meetings in 2010, 2011 and 2009, respectively. At each annual election of directors, the directors chosen to succeed those whose terms have then expired are identified as being of the same class as the directors they succeed and are elected for a term expiring at the third succeeding annual election of directors.	Massachusetts law permits, but does not require, a Massachusetts corporation to have a classified board of directors. LTX’s by-laws provides that the directors of LTX are divided into three classes (Class I, Class II and Class III) as nearly equal in size as possible with staggered three-year terms. The terms of office of Class I, Class II and Class III directors will expire at LTX’s annual meetings in 2008, 2009 and 2010, respectively. At each annual election of directors, the directors chosen to succeed those whose terms have then expired are identified as being of the same class as the directors they succeed and are elected for a term expiring at the third succeeding annual election of directors.

Removal

Delaware law provides that directors may be removed from office, with or without cause, by the holders of a majority of the voting power of all outstanding voting stock, unless the corporation has a classified board, in which case directors may only be removed with cause unless the corporation’s certificate of incorporation provides otherwise. Since Credence has a classified board and its certificate of incorporation does not permit a director to be removed without cause, Credence directors may be removed only with cause. Credence’s bylaws provide that directors may be removed with cause by the holders of a majority of the outstanding shares then entitled to vote at an election of directors.	Pursuant to LTX’s by-laws, LTX directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of LTX’s capital stock entitled to vote in the election of directors or a majority of directors then in office.

Vacancies

Credence’s certificate of incorporation and bylaws provide that vacancies among directors, however occurring, are to be filled by the vote of the majority of the remaining directors then in office. The directors so chosen will hold office until the next succeeding annual meeting and until their successors are elected or qualified.	LTX’s by-laws provide that in the event of vacancies in the board, including vacancies resulting from an increase in the number of directors, such vacancy may be filled solely by the affirmative vote of a majority of the remaining directors (even though less than a quorum). Directors so chosen will hold office the next election of the class for which the directors were chosen and until their successors are elected or qualified.

Special Meetings of the Board

Special meetings of the board of directors may be held at any time and place, within or outside the State of Delaware, designated by the President on his own behalf or at the request of two or more directors or one director in the event that there is only one director in office.	Special meetings of the board of directors may be called at any time by the President or by any two directors within or outside of the State of Massachusetts.

CREDENCE	LTX
Director Liability and Indemnification

Under Delaware law, a certificate of incorporation may contain a provision limiting or eliminating a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of fiduciary duty subject to certain limitations.

Credence’s certificate of incorporation provides that no director shall be personally liable to Credence for monetary damages for breach of fiduciary duty by such director as a director, except with respect to liability:

•     for any breach of the director’s duty of loyalty to Credence or its stockholders;

•     for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     under Section 174 of the DGCL; or

•     for any transaction from which the director derived an improper personal benefit.

Under Delaware law, a corporation generally may indemnify directors and officers:

•     for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•     with respect to any criminal proceeding, to the extent they had no reasonable cause to believe that their conduct was unlawful.

In addition, the DGCL provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Credence’s certificate of incorporation authorizes Credence to indemnify directors and officers through by-law provisions or agreements with directors and officers. Credence’s bylaws provides for the indemnification of directors and officers to the fullest extent authorized under Delaware law. Credence’s bylaws also provide for advancement of expenses to its directors and officers upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

The MBCA permits a corporation to indemnify a director or officer for reasonable expenses incurred in connection with any proceeding arising because he is a director or officer of the corporation. LTX’s by-laws provide that LTX shall indemnify each director and officer against judgments, fines and expenses incurred in connection with any claim made by reason of his or her having been a director or officer of LTX. LTX’s by-laws also authorize LTX to enter into agreements with its directors and officers to provide for indemnification of such persons to the maximum extent permitted by law. LTX’s by-laws additionally provide that no indemnification will be provided if a final adjudication determines that the indemnified person is not entitled to indemnification.

As permitted by the MBCA, LTX’s by-laws provide for payment of expenses incurred by a director or officer in defending an action in advance of the final disposition of the proceeding, but only if the director or officer undertakes to repay the amount if he is ultimately adjudicated to have been liable.

CREDENCE	LTX
SHAREHOLDER RIGHTS PLAN

Credence does not have a shareholder rights plan.

In April 1999, LTX’s board of directors adopted a shareholder rights plan (commonly known as a “poison pill”) in which common stock purchase rights were granted as a dividend at the rate of one right for each share of common stock held of record as of the close of business on April 30, 1999. The rights would be exercisable only upon the occurrence of certain events relating to an unsolicited take-over or change of control of LTX.

On June 20, 2008, prior to the execution of the merger agreement, the board of directors of LTX approved an amendment to the LTX’s rights agreement. The amendment, among other things, renders LTX’s rights agreement inapplicable to the merger and provides that none of (1) the approval, adoption, execution or delivery of the merger agreement, (2) the consummation of the merger, (3) the approval, execution or delivery of the LTX stockholder voting agreements or (4) the consummation of any of the transactions contemplated by the merger agreement or the LTX stockholder voting agreements, will result in the rights becoming exercisable or in Credence or its affiliates and associates being deemed an “Acquiring Person” under LTX’s rights agreement. Except as expressly provided in the amendment to the rights agreement, LTX’s rights agreement remains in full force and effect.

STATE ANTI-TAKEOVER STATUTES Business Combinations

Credence is subject to Section 203 of the DGCL, which prohibits a corporation from engaging in a “business combination” with an “interested stockholder,” which is defined as a stockholder who, together with his associates and affiliates, owns, or if the person is an affiliate of the corporation and did own within the last three years, 15% or more of the outstanding voting stock of the corporation, within three years after the person or entity becomes an interested stockholder, unless:

•     prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

Massachusetts has adopted a “Business Combination” statute. In general, a Massachusetts corporation is prohibited from engaging in certain business combinations (defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities as well as certain other transactions) with an interested stockholder (defined by the statute to include holders of 5% or more of the outstanding stock of the corporation) for a period of three years following the date that such stockholder became an interested stockholder, except under certain circumstances, which include:

•     prior approval by the board of directors of the business combination or the transaction which resulted in the

CREDENCE	LTX

•     upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to specified adjustments; or

•     on or after the date of the business combination, the board of directors and the holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder approve the business combination.

Section 203 of the DGCL defines a “business combination” generally as:

•     a merger or consolidation with the interested stockholder or with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder;

•     a sale or other disposition to or with the interested stockholder of assets with an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation or the aggregate market value of all of the outstanding stock of the corporation;

•     with some exceptions, any transaction resulting in the issuance or transfer by the corporation or any majority-owned subsidiary of any stock of the corporation or subsidiary to the interested stockholder;

•     any transaction involving the corporation or a majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of the corporation or subsidiary owned by the interested stockholder; or

•     any receipt by the interested stockholder of the benefit of any loans or other financial benefits provided by the corporation or any majority-owned subsidiary.

stockholder becoming an interested stockholder;

•     subsequent approval of the business combination by the board of directors and by a vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; or

•     upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 90% of the voting stock of the corporation (excluding stock held by certain affiliates of the corporation and shares owned by employee stock plans).

LTX has not opted out of the business combination statute.

CREDENCE	LTX
Control Share Acquisition

The DGCL does not contain a control share acquisition statute.

Massachusetts has adopted a “Control Share Acquisition” statute. In general, any person who makes an offer to acquire, or acquires, shares of stock of a Massachusetts corporation that, when combined with shares already owned, would increase such person’s ownership to at least 20%, 33 1/3% or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all stockholders except such person and its officers and inside directors of the corporation in order to vote the shares acquired within 90 days before or after the acquisition.

LTX has expressly opted out of the control share statute.

DUTIES OF DIRECTORS

Under the DGCL, the standards of conduct for directors are governed by court case law.

Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty requires directors to refrain from self-dealing and the duty of care requires directors in managing the corporate affairs to use that level of care which ordinarily careful and prudent persons would use in similar circumstances. When directors act consistently with their duties of loyalty and care, their decisions generally are presumed to be valid under the business judgment rule.

Under the MBCA, a Massachusetts director is required to discharge his or her duties: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the director reasonably believes to be in the best interests of the corporation.

In determining what the director reasonably believes to be in the best interests of the corporation, directors are permitted to consider:

•     the interests of the corporation’s employees, suppliers, creditors and customers;

•     the economy of the state, region and nation;

•     the community and societal considerations; and

•     the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

APPRAISAL RIGHTS

Neither LTX nor Credence stockholders are entitled to exercise dissenters’ rights or appraisal rights or to demand payment for their shares of stock under applicable law as a result of the merger.

LEGAL MATTERS

The validity of the LTX common stock and certain U.S. federal income tax consequences relating to the merger will be passed upon for LTX by Wilmer Cutler Pickering Hale and Dorr LLP, and certain U.S. federal income tax consequences relating to the merger will be passed upon for Credence by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of LTX Corporation appearing in LTX Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, including the schedule appearing therein, and the effectiveness of LTX Corporation’s internal control over financial reporting as of July 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the effectiveness of internal control over financial reporting as of July 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Credence Systems Corporation appearing in Credence Systems Corporation’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, including the schedule appearing therein, and the effectiveness of Credence Systems Corporation’s internal control over financial reporting as of November 3, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the effectiveness of internal control over financial reporting as of November 3, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

LTX

Stockholder proposals to be submitted for vote at LTX’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must have been delivered to LTX on or before July 5, 2008 for inclusion in the proxy statement for that meeting. In order to minimize controversy as to the date on which a proposal is received by LTX, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. Pursuant to LTX’s By-laws, if a stockholder who wishes to present a proposal that is not intended to be included in the proxy statement for LTX’s 2008 Annual Meeting of Stockholders fails to notify LTX by September 2, 2008 of such non-Rule 14a-8 shareholder proposal, the proxy solicited by the LTX board of directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote on such proposal.

LTX’s by-laws set forth the procedures a stockholder must follow to nominate a director or to bring other business before a stockholder meeting. LTX stockholders who wish to nominate a candidate for director at LTX’s 2008 Annual Meeting of Stockholders must provide written notice at least sixty days’ in advance of the annual meeting to the Secretary of LTX, together with such information concerning the identity, background and experience of the nominee as the LTX Board of Directors may require, along with any other information that may be required in a proxy statement soliciting proxies for the election of the nominee as a director of LTX.

Stockholder proposals should be submitted to LTX Corporation, Attention: Corporate Secretary, 825 University Avenue, Norwood, Massachusetts 02062.

Credence

Credence stockholders may submit proposals on matters appropriate for stockholder action at Credence’s annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of Credence stockholders that are intended to be presented by such stockholders at Credence’s 2009 Annual Meeting must be received no later than November 6, 2008, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Credence board of directors for Credence’s 2009 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Credence receives notice of such proposal not later than January 20, 2009. Such stockholder proposals should be submitted to Credence Systems Corporation, 1421 California Circle, Milpitas, California 95035, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

LTX and Credence file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including LTX and Credence, who file electronically with the SEC. The address of that site is www.sec.gov. Except for documents expressly incorporated by reference into this Proxy Statement, the information contained on the SEC’s website is expressly not incorporated by reference into this Proxy Statement.

LTX has filed with the SEC a registration statement of which this Proxy Statement forms a part. The registration statement registers the shares of LTX common stock to be issued to Credence stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the common stock of LTX and Credence, respectively. The rules and regulations of the SEC allow LTX and Credence to omit certain information included in the registration statement from this Proxy Statement.

In addition, the SEC allows LTX and Credence to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Proxy Statement, except for any information that is superseded by information included directly in this Proxy Statement or incorporated by reference into this Proxy Statement subsequent to the date of this Proxy Statement as described below.

This Proxy Statement incorporates by reference the documents listed below that LTX and Credence have previously filed with the SEC. They contain important information about the companies and their financial condition.

LTX SEC Filings

•	Annual report on Form 10-K for the fiscal year ended July 31, 2007;

•	Proxy statement on Schedule 14A filed on November 5, 2007;

•	Quarterly reports on Form 10-Q for the fiscal quarters ended October 31, 2007, January 31, 2008 and April 30, 2008;

•	Current reports on Form 8-K filed on September 21, 2007 and June 23, 2008; and

•

The description of LTX’s common stock contained in LTX’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

Credence SEC Filings

•	Annual report on Form 10-K for the fiscal year ended November 3, 2007;

•	Proxy statement on Schedule 14A filed on March 11, 2008;

•	Quarterly reports on Form 10-Q for the fiscal quarters ended February 2, 2008 and May 3, 2008; and

•

Current reports on Form 8-K filed on November 6, 2007, December 17, 2007, January 1, 2008, January 11, 2008, February 21, 2008, February 22, 2008, March 4, 2008, April 7, 2008, April 18, 2008, May 1, 2008, May 19, 2008, June 3, 2008, June 10, 2008, June 17, 2008, June 19, 2008 and June 23, 2008.

In addition, LTX and Credence incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the LTX special meeting and the Credence special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this Proxy Statement, effective as of the dates they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s web site at the address described above, or from LTX or Credence, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses:

By Mail:	By Mail:

LTX Corporation 825 University Avenue Norwood, Massachusetts 02062 Attention: Investor Relations By Telephone: (781) 461-1000	Credence Systems Corporation 1421 California Circle Milpitas, California 95035 Attention: Investor Relations By Telephone: (408) 635-43000

These documents are available from LTX or Credence, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this Proxy Statement forms a part. You can also find information about LTX and Credence at their Internet websites at www.ltx.com and www.credence.com, respectively. Information contained on these websites is not incorporated by reference into, and does not constitute part of, this Proxy Statement.

You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from MacKenzie Partners, Inc., LTX’s proxy solicitor, or The Altman Group, Inc., Credence’s proxy solicitor, at the following addresses and telephone numbers:

By Mail:	MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

By	(800) 322-2885 (toll free)
Telephone:	(212) 929-5500 (collect)

By Mail:	The Altman Group, Inc.
1200 Wall Street West
3rd Floor
Lyndhurst, NJ 07071

By	(866) 864-4942 (toll free)
Telephone:	(201) 806-7300 (collect)

If you are a stockholder of LTX or Credence and would like to request documents, please do so by                      , 2008 to receive them before your special meeting. If you request any documents from LTX or Credence, LTX or Credence will mail them to you by first class mail, or another equally prompt means, within one business day after LTX or Credence, as the case may be, receives your request.

This document is a prospectus of LTX and is a joint proxy statement of LTX and Credence for the LTX special meeting and the Credence special meeting. Neither LTX nor Credence has authorized anyone to give any information or make any representation about the merger or LTX or Credence that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that LTX or Credence has incorporated by reference into this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Exhibit 2.1

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LTX CORPORATION,

ZOO MERGER CORPORATION

AND

CREDENCE SYSTEMS CORPORATION

Dated as of June 20, 2008

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Term	Reference
401(k) Plans	5.9(g)
Acquisition	7.3(b)(iv)
Acquisition Proposal	5.3(g)(i)
Agreement	Preamble
Approval	2.12(d)(ii)
Book Entry Shares	1.7(c)
Briefings	5.6(b)
business day	8.3(a)
Certificate of Merger	1.2
Certificates	1.7(c)
Change of Recommendation	5.3(d)(i)
Change of Recommendation Notice	5.3(d)(i)(2)
Charter Amendment	3.3(a)
Closing	1.2
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	5.4(a)
Contract	2.2(b)
Credence	Preamble
Credence Balance Sheet	2.4(b)
Credence Benefit Plan	2.12(a)(i)
Credence Board Approval	2.18
Credence Charter Documents	2.1(b)
Credence Common Stock	1.6(a)
Credence Convertible Notes	1.6(f)
Credence Current Employees	5.9(e)
Credence Designated SEC Reports	8.3(b)
Credence Disclosure Schedule	Article II
Credence Employee	2.12(a)(ii)
Credence Employee Agreement	2.12(a)(iv)
Credence Environmental Permits	2.14(d)
Credence Financials	2.4(b)
Credence IP	2.7(a)(i)
Credence IP Contracts	2.7(b)(ii)
Credence Lease	2.13(a)
Credence Leased Property	2.13(a)
Credence Licensed IP	2.7(a)(iii)
Credence Material Contract	2.15(a)
Credence Necessary Consents	2.3(c)
Credence Options	2.2(c)
Credence Owned Property	2.13(b)
Credence Permits	2.8(b)
Credence Preferred Stock	2.2(b)
Credence Products	2.7(a)(iv)
Credence Purchase Plan	1.6(d)
Credence Real Property	2.13(b)
Credence Registered Intellectual Property	2.7(a)(v)
Credence Restricted Stock	2.2(a)
Credence Restricted Stock Unit	2.2(a)

A-iv

Term	Reference
Credence Routine Grants	4.1(b)(iii)
Credence SEC Reports	2.4(a)
Credence Stock Plans	2.2(c)
Credence Termination Fee	7.3(b)(i)(1)
Credence Third Party IP Contract	2.7(a)(vi)
Credence Stockholder Voting Agreements	Recitals
D&O Insurance	5.10(b)
DGCL	Recitals
DOJ	5.6(a)
Domain Names	2.7(a)(viii)
Effect	8.3(c)
Effective Time	1.2
Environment	2.14(a)(ii)
Environmental Law	2.14(a)(iii)
Environmental Matters	2.14(a)(i)
ERISA	2.12(a)(i)
ERISA Affiliate	2.12(a)(iii)
Exchange Act	2.3(c)
Exchange Agent	1.7(a)
Exchange Fund	1.7(b)
Exchange Ratio	1.6(a)
FTC	5.6(a)
GAAP	2.4(b)
Governmental Entity	2.3(c)
Hazardous Material	2.14(b)
HSR Act	2.3(c)
include, includes and including	8.3(a)
Indemnified Parties	5.10(a)
Indenture	1.6(f)
Intellectual Property	2.7(a)(vii)
Intervening Event	5.3(d)(ii)
JPMorgan	3.10
Know-How	2.7(a)(v)
Knowledge	8.3(c)
Legal Requirements	2.2(d)
Lehman	2.10
Liens	2.1(d)
LTX	Preamble
LTX Balance Sheet	3.4(b)
LTX Benefit Plan	3.12(a)(i)
LTX Board Approval	3.18
LTX Charter Documents	3.1(b)
LTX Common Stock	1.6(a)
LTX Designated SEC Reports	8.3(d)
LTX Disclosure Schedule	Article III
LTX Employee	3.12(a)(ii)
LTX Employee Agreement	3.12(a)(iii)
LTX Environmental Permits	3.14(c)
LTX Financials	3.4(b)
LTX IP	3.7(a)(i)
LTX IP Contracts	3.7(a)(ii)

A-v

Term	Reference
LTX Lease	3.13(a)
LTX Leased Property	3.13(a)
LTX Licensed IP	3.7(a)(iii)
LTX Material Contract	3.15(a)
LTX Necessary Consents	3.3(c)
LTX Options	3.2(c)
LTX Owned Property	3.13(b)
LTX Permits	3.8(b)
LTX Products	3.7(a)(iv)
LTX Real Property	3.13(b)
LTX Registered Intellectual Property	3.7(a)(v)
LTX Restricted Stock Unit	3.2(b)
LTX Rights	3.2(a)
LTX Rights Agreement	3.2(a)
LTX Routine Grants	4.2(b)(iii)
LTX SEC Reports	3.4(a)
LTX Stock Plans	3.2(c)
LTX Termination Fee	7.3(b)(ii)(1)
LTX Third Party IP Contract	3.7(a)(vi)
LTX Stockholder Voting Agreements	Recitals
Matching Bid	5.3(d)(i)(3)
Material Adverse Effect	8.3(e)
MBCA	Recitals
Merger	1.1
Merger Sub	Preamble
Merger Sub Common Stock	1.6(c)
MoFo	5.12(b)
Nasdaq	1.6(e)
Necessary Consents	3.3(c)
Outside Date	7.1(b)
Permits	2.8(b)
Permitted Purchases	4.2(b)(v)
Person	8.3(f)
Proxy Statement/Prospectus	2.17
PTO	2.7(b)(i)
Reference Date	2.2(a)
Registered Intellectual Property	2.7(a)(viii)
Registration Statement	2.17
Release	2.14(a)i)
Representatives	5.3(a)
Sarbanes-Oxley Act	2.4(d)
Securities Act	2.4(a)
Share Issuance	Recitals
Significant Subsidiary	2.1(b)
Stockholders’ Meeting	5.2(a)
Stockholder Voting Agreements	Recitals
Subsidiary	2.1(a)
Subsidiary Charter Documents	2.1(b)
Superior Offer	5.3(g)(ii)
Surviving Corporation	1.1
Surviving Corporation Common Stock	1.6(c)

A-vi

Term	Reference
Tax	2.6(a)(i)
Tax Returns	2.6(a)(ii)
Taxes	2.6(a)
the business of	8.3(a)
Triggering Event	7.1(i)
URLs	2.7(a)(vi)
WilmerHale	5.12(b)

A-vii

INDEX OF EXHIBITS

Exhibit A	LTX Stockholder Voting Agreement

Exhibit B	Credence Stockholder Voting Agreement

Exhibit C	Amended Certificate of Incorporation of the Surviving Corporation

Exhibit D	Amended and Restated Bylaws of the Surviving Corporation

A-viii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 20, 2008, by and among LTX Corporation, a Massachusetts corporation (“LTX”), Zoo Merger Corporation, a Delaware corporation and a direct wholly-owned subsidiary of LTX (“Merger Sub”), and Credence Systems Corporation, a Delaware corporation (“Credence”).

RECITALS

A. The respective Boards of Directors of LTX, Merger Sub and Credence have determined it advisable and in the best interests of their respective corporations and stockholders that LTX and Credence consummate the business combination and other transactions provided for in this Agreement.

B. The respective Boards of Directors of LTX, Merger Sub and Credence have approved and declared the advisability of, in accordance with the applicable provisions of the Massachusetts Business Corporation Act (the “MBCA”) and the General Corporation Law of the State of Delaware (the “DGCL”), this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1).

C. The Board of Directors of Credence has resolved to recommend to its stockholders adoption of this Agreement.

D. The Board of Directors of LTX has authorized, and resolved to recommend to its stockholders approval of, the issuance of shares of LTX Common Stock (as defined in Section 1.6(a)) in connection with the Merger (the “Share Issuance”) and the Charter Amendment (as defined in Section 3.3(a)).

E. Concurrently with the execution of this Agreement and as a condition and inducement to LTX’s and Credence’s willingness to enter into this Agreement, Credence and certain stockholders of LTX are entering into stockholder voting agreements in substantially the form attached hereto as Exhibit A (the “LTX Stockholder Voting Agreements”), and LTX and certain stockholders of Credence are entering into voting agreements in substantially the form attached hereto as Exhibit B (the “Credence Stockholder Voting Agreements” and, collectively with the LTX Voting Agreements, the “Stockholder Voting Agreements”).

F. LTX, Merger Sub and Credence desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

G. For United States federal income tax purposes, the parties intend that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties intend, by executing this Agreement, to adopt a plan of reorganization for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Credence (the “Merger”), the separate corporate existence of Merger Sub shall cease and Credence shall continue as the surviving corporation. Credence, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Closing; Effective Time. The closing of the Merger (the “Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location as the parties hereto agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.” Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by Credence and LTX and specified in the Certificate of Merger) being the “Effective Time”) as soon as practicable on or after the Closing Date.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Credence and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Credence and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the certificate of incorporation of Credence shall be amended in its entirety to read as set forth in Exhibit C hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation.

(b) At the Effective Time, the bylaws of Credence shall be amended and restated in their entirety to read as set forth on Exhibit D hereto and as so amended and restated shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with the DGCL and as provided in such bylaws.

1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of LTX, Merger Sub, Credence or the holders of any of the following securities, the following shall occur:

(a) Credence Common Stock. Each share of common stock, par value $0.001 per share, of Credence (“Credence Common Stock”) issued and outstanding immediately prior to the Effective Time, other than any shares of Credence Common Stock to be canceled pursuant to Section 1.6(b), will each be canceled and extinguished and automatically converted (subject to Section 1.6(e)) into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock of LTX, par value $0.05 per share (“LTX Common Stock”), that is equal to the quotient obtained by dividing (A) the difference between (x) the quotient obtained by dividing the number of shares of LTX Common Stock outstanding immediately prior to the Effective Time (treating for this purpose as outstanding only those shares of LTX Common Stock that are actually issued and outstanding immediately prior to the Effective Time) by 0.4998, and (y) the number of shares of LTX Common Stock outstanding immediately prior to the Effective Time (treating for this purpose as outstanding only those shares of LTX Common Stock that are actually issued and outstanding immediately prior to the Effective Time), by (B) that number of shares of Credence Common Stock outstanding immediately prior to the Effective Time, other than any shares of Credence Common Stock to be cancelled pursuant to Section 1.6(b) (treating for this purpose as outstanding only those shares of Credence Common Stock that are actually issued and outstanding immediately prior to the Effective Time) (the “Exchange Ratio”), upon surrender of the certificate representing, immediately prior to the Effective Time, such share of Credence Common Stock (or surrender of a Book Entry Share (as defined in Section 1.7(c)) in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). The parties acknowledge that it is their intention that the Exchange Ratio will cause the holders of outstanding shares of Credence Common Stock immediately prior to the Effective Time to hold a majority of the total outstanding shares of LTX Common Stock immediately following the Effective Time.

(b) Cancellation of Treasury and LTX Owned Stock. Each share of Credence Common Stock held by Credence or LTX, or any direct or indirect subsidiary of Credence or LTX, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”). Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of Surviving Corporation Common Stock.

(d) Stock Options; Stock-Based Awards; Employee Stock Purchase Plan. All Credence Options (as defined in Section 2.2(c)) outstanding under each Credence Stock Plan (as defined in Section 2.2(c)) shall be assumed by LTX in accordance with Sections 5.9(a) and 5.9(b). Credence Restricted Stock and Credence Restricted Stock Units (each as defined in Section 2.2(b)) under Credence Stock Plans shall be treated as set forth in Sections 5.9(c) and 5.9(d), respectively. Rights outstanding under Credence’s 1994 Employee Stock Purchase Plan (the “Credence Purchase Plan”) shall be treated as set forth in Section 5.9(e).

(e) Fractional Shares. No fraction of a share of LTX Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of record of shares of Credence Common Stock who would otherwise be entitled to receive a fraction of a share of LTX Common Stock (after aggregating all fractional shares of LTX Common Stock that otherwise would be received by such holder of record) shall, upon surrender of such holder’s Certificate(s) (as defined in Section 1.7(c)), receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing sale price at the 4:00 p.m., Eastern time, end of regular trading hours of one share of LTX Common Stock for the 10 most recent trading days that LTX Common Stock has traded ending on the trading day one day prior to the Effective Time, as reported on The Nasdaq Stock Market LLC’s Global Market (“Nasdaq”).

(f) Conversion of Debt. Credence’s 3.5% Convertible Notes due 2010 (the “Credence Convertible Notes”) shall remain outstanding as notes of Credence; however in lieu of being convertible into shares of Credence Common Stock, following the Effective Time, LTX shall enter into a supplemental indenture to the Indenture, dated as of December 20, 2006, relating to the Credence Convertible Notes (the “Indenture”) with the trustee under the Indenture pursuant to which the Credence Convertible Notes shall become convertible into LTX Common Stock at a conversion ratio equal to the conversion ratio in effect immediately prior to the Effective Time multiplied by the Exchange Ratio.

(g) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate economic effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into LTX Common Stock or Credence Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to LTX Common Stock or Credence Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time; provided, however, that nothing in this

Section 1.6(g) shall be construed as providing consent to any action or event pursuant to, or waiving any of the provisions of, Sections 4.1 or 4.2 of this Agreement.

1.7 Surrender of Certificates.

(a) Exchange Agent. Prior to the Effective Time, LTX shall appoint Computershare Trust Company, N.A. or another institution reasonably satisfactory to Credence to act as the exchange agent (the “Exchange Agent”) hereunder for the purpose of distributing the LTX Common Stock and other cash amounts contemplated by this Article I to the holders of Credence Common Stock.

(b) LTX to Provide Common Stock. Promptly after the Effective Time, LTX shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of LTX Common Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Credence Common Stock. In addition, LTX shall make available to the Exchange Agent as necessary from time to time after the Effective Time, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e) and any dividends or distributions to which holders of shares of Credence Common Stock may be entitled pursuant to Section 1.7(d). Any cash and LTX Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

(c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, LTX shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”), which immediately prior to the Effective Time represented outstanding shares of Credence Common Stock, or non-certificated shares of Credence Common Stock represented by book entry (“Book Entry Shares”) whose shares were converted into the right to receive shares of LTX Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(e) and any dividends or other distributions pursuant to Section 1.7(d): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or Book Entry Shares to the Exchange Agent) and shall otherwise be in customary form and (ii) instructions for effecting the surrender of the Certificates or Book Entry Shares in exchange for certificates representing whole shares of LTX Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(e) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates or Book Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of record of such Certificates or Book Entry Shares shall be entitled to receive in exchange therefor the number of whole shares of LTX Common Stock (after taking into account all Certificates and Book Entry Shares surrendered by such holder of record) to which such holder is entitled pursuant to Section 1.6(a) (which, at the election of LTX, may be in uncertificated book entry form unless a physical certificate is requested by the holder of record or is otherwise required by applicable Legal Requirements (as defined in Section 2.2(d)), a cash payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(e) and a cash payment for any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates and Book Entry Shares so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates or Book Entry Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the number of full shares of LTX Common Stock into which such shares of Credence Common Stock shall have been converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d).

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date hereof with respect to LTX Common Stock with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to Section 1.6(e) will be paid to the holders of any unsurrendered Certificates or Book Entry Shares with respect to the shares of Credence Common Stock formerly represented thereby until the holders of record of such Certificates shall surrender such Certificates or Book Entry Shares in accordance with this Section 1.7. Subject to applicable Legal Requirements, following surrender of any such Certificates or Book Entry Shares, the Exchange Agent shall deliver to the record holders thereof, without interest (i) promptly after such surrender, the number of whole shares of LTX Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(e) and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of LTX Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of LTX Common Stock.

(e) Transfers of Ownership. If shares of LTX Common Stock are to be issued in a name other than that in which the Certificates or Book Entry Shares surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates or Book Entry Shares so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons (as defined in Section 8.3(d)) requesting such exchange will have paid to LTX or any agent designated by it any transfer or other Taxes (as defined in Section 2.6(a)) required by reason of the issuance of shares of LTX Common Stock in any name other than that of the registered holder of the Certificates or Book Entry Shares surrendered, or established to the reasonable satisfaction of LTX or any agent designated by it that such Tax has been paid or is not payable.

(f) Withholding Rights. Each of LTX, the Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Credence Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirements, and to collect IRS Forms W-8 or W-9, as applicable, or similar information from the recipients of payments hereunder. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of LTX Common Stock or Credence Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to such date on which any shares of LTX Common Stock, and any cash payable to the holder of such Certificate pursuant to Section 1.6(e) or any dividends or distributions payable to the holder of such Certificate pursuant to Section 1.7(d) would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3(c)), any such shares of LTX Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book Entry Shares six months after the Effective Time shall, at the request of the Surviving Corporation, be delivered to the Surviving Corporation or otherwise according to the instruction of the Surviving Corporation, and any holders of the Certificates or Book Entry Shares who have not surrendered such Certificates or Book Entry Shares in compliance with this Section 1.7 shall after such delivery to the Surviving Corporation look only to LTX, as a general unsecured creditor, for payment of its claim for shares of LTX Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(e) and any dividends or other distributions pursuant to Section 1.7(d) with respect to the shares of Credence Common Stock formerly represented thereby.

1.8 No Further Transfers of Credence Common Stock. All shares of LTX Common Stock issued upon the surrender for exchange of shares of Credence Common Stock in accordance with the terms hereof (including any cash or dividends or other distributions paid in respect thereof pursuant to Sections 1.6(e) and 1.7(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Credence

Common Stock, and from and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Credence Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of LTX Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that LTX may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against LTX, Credence or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations sections 1.368-1(c) and 1.368-2(g).

1.11 Further Action. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Credence and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Credence and Merger Sub, any other actions and things necessary or advisable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CREDENCE

Except as disclosed in the Credence Designated SEC Reports (as defined in Section 8.3(b)) or as set forth in the disclosure schedule delivered by Credence to LTX dated as of the date hereof (the “Credence Disclosure Schedule”), Credence represents and warrants to LTX and Merger Sub as follows.

2.1 Organization; Standing; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Credence and each of its Subsidiaries (as defined below) (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except to the extent such concepts are not recognized or applicable under the laws of the jurisdiction in which any such entity is organized), (ii) has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(e)) on Credence and its Subsidiaries, taken as a whole. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other organization at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

(b) Charter Documents. Credence has delivered or made available to LTX true and correct copies of (i) the certificate of incorporation (including any certificate of designations) and bylaws of Credence, each as amended to date (collectively, the “Credence Charter Documents”), and (ii) the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, “Subsidiary Charter Documents”), of each Significant Subsidiary (as defined in Rule 1.02 of Regulation S-X promulgated by the SEC, a “Significant Subsidiary”) of Credence, and each such instrument is in full force and effect. Credence is not in material violation of any of the provisions of the Credence Charter Documents and each Subsidiary of Credence is not in material violation of its respective Subsidiary Charter Documents.

(c) Minutes. Credence has made available to LTX and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of Credence held since January 1, 2005.

(d) Subsidiaries. Section 2.1(d) of the Credence Disclosure Schedule lists each Subsidiary of Credence and indicates each Significant Subsidiary of Credence. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and, where applicable as a legal concept, nonassessable and are owned by Credence, a wholly-owned Subsidiary of Credence, or Credence and another wholly-owned Subsidiary of Credence, free and clear of all pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever (collectively, “Liens”), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws. Other than the Subsidiaries of Credence, Credence does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any other Person.

2.2 Capital Structure

(a) Capital Stock. The authorized capital stock of Credence consists of: (i) 150,000,000 shares of Credence Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (the “Credence Preferred Stock”). At the close of business on June 16, 2008 (the “Reference Date”): (w) 102,499,393 shares of Credence Common Stock were issued and outstanding, excluding shares of Credence Common Stock held by Credence in its treasury, (x) no shares of Credence Common Stock were issued and held by Credence in its treasury, (y) no shares of Credence Preferred Stock were issued and outstanding, and (z) 14,848,485 shares of Credence Common Stock were reserved for issuance upon conversion of Credence’s 3.5% Convertible Notes due 2010. No shares of Credence Common Stock are owned or held by any Subsidiary of Credence. All of the outstanding shares of capital stock of Credence are, and all shares of capital stock of Credence which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(b) Credence Restricted Stock and Credence Restricted Stock Units. Section 2.2(b)(i) of the Credence Disclosure Schedule sets forth (A) the name of each holder of Credence Restricted Stock, (B) the number of shares of Credence Restricted Stock held by such holder, (C) the repurchase price of such Credence Restricted Stock, (D) the date on which such Credence Restricted Stock was purchased or granted, (E) the applicable vesting schedule pursuant to which Credence’s right of repurchase or forfeiture lapses, and (F) the extent to which such Credence right of repurchase or forfeiture has lapsed as of the date hereof. Section 2.2(b)(ii) of the Credence Disclosure Schedule sets forth (A) the name of each holder of Credence Restricted Stock Units, (B) the number of shares of Credence Common Stock subject to each Credence Restricted Stock Unit, (C) the date on which such Credence Restricted Stock Unit was granted, (D) the applicable vesting and settlement and/or delivery schedule for such Credence Restricted Stock Unit, and whether the vesting is time or performance based, and (E) the extent to which such Credence Restricted Stock Unit has vested or settled as of the date hereof. Upon consummation of the Merger, (1) the shares of LTX Common Stock issued in exchange for any shares of Credence Restricted Stock or to be issued upon any settlement of a Credence Restricted Stock Unit will, without any further act of LTX, Merger Sub,

Credence or any other Person, become subject to the restrictions, conditions and other provisions contained in any agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect (each, a “Contract”), relating to such shares of Credence Restricted Stock or shares subject to Credence Restricted Stock Units and (2) LTX will automatically succeed to and become entitled to exercise Credence’s rights and remedies under any such Contract without modification. There are no commitments or agreements to which Credence is bound obligating Credence to waive its right of repurchase or forfeiture with respect to any Credence Restricted Stock or Credence Restricted Stock Unit as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). For purposes of this Agreement, “Credence Restricted Stock” shall mean shares of Credence Common Stock that are subject to a Contract pursuant to which Credence has the right to repurchase, redeem or otherwise reacquire such shares of Credence Common Stock, including by forfeiture, and “Credence Restricted Stock Unit” shall mean all restricted stock units and rights to receive shares of Credence Common Stock or an amount in cash measured by the value of a number of shares of Credence Common Stock.

(c) Stock Options. As of the close of business on the Reference Date: (i) 14,986,854 shares of Credence Common Stock were subject to issuance pursuant to outstanding Credence Options (as defined below) to purchase Credence Common Stock under the applicable Credence Benefit Plans that are stock plans as set forth on Section 2.12(b) of the Credence Disclosure Schedule (the “Credence Stock Plans”) (equity or other equity-based awards, whether payable in cash, shares or otherwise, granted under or pursuant to the Credence Stock Plans, other than Credence Restricted Stock or Credence Restricted Stock Units, are referred to in this Agreement as “Credence Options”), and (ii) 7,664,314 shares of Credence Common Stock are reserved for future issuance under the Credence Stock Plans, including 408,738 shares reserved for issuance under the Credence Purchase Plan. Credence has made available to LTX a true and complete list of each Credence Option outstanding as of the Reference Date, and (1) the particular Credence Stock Plan (if any) pursuant to which such Credence Option was granted, (2) the name of the holder of such Credence Option, (3) the number of shares of Credence Common Stock subject to such Credence Option, (4) the exercise price of such Credence Option, (5) the date on which such Credence Option was granted, (6) the applicable vesting schedule, and the extent to which such Credence Option was vested and exercisable as of the Reference Date, and (7) the date on which such Credence Option expires. All shares of Credence Common Stock subject to issuance under the applicable Credence Benefit Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issued, would be duly authorized, validly issued, fully paid and nonassessable. All grants of Credence Options were validly issued and properly approved by the Board of Directors of Credence (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable Legal Requirements and recorded on the Credence Financials (as defined in Section 2.4(b)) in accordance with GAAP (as defined in Section 2.4(b)). As of the Reference Date, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights or equity based awards with respect to Credence other than as set forth in Sections 2.2(b) and (c).

(d) Other Securities. Except as otherwise set forth in this Section 2.2, as of the Reference Date, there are no securities, warrants, calls, rights or Contracts to which Credence or any of its Subsidiaries is a party or by which any of them is bound obligating Credence or any of its Subsidiaries to issue (including on a deferred basis), deliver or sell, or cause to be issued, delivered or sold, or otherwise granting Credence or any of its Subsidiaries the right to have a third party issue, deliver or sell to Credence or any of its Subsidiaries, additional shares of capital stock or other voting securities of Credence or any of its Subsidiaries, or obligating Credence or any of its Subsidiaries to issue, grant, extend or enter into any such security, warrant, call, right or Contract. All outstanding shares of Credence Common Stock, all outstanding Credence Options, all outstanding Credence Restricted Stock, all outstanding Credence Restricted Stock Units, and all outstanding shares of capital stock of each Subsidiary of Credence have been issued and granted in material compliance with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. Except for shares of Credence

Restricted Stock or shares subject to Credence Restricted Stock Units, as of the Reference Date, there are not any outstanding Contracts of Credence or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Credence or any of its Subsidiaries or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Credence and its Subsidiaries have not entered into any swaps, caps, collars, floors or other derivative contracts or securities relating to interest rates, equity securities, debt securities or commodities. Neither Credence nor any of its Subsidiaries is a party to any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, Credence or any of its Subsidiaries. For purposes of this Agreement, “Legal Requirements” shall mean any federal, state, local, municipal or foreign law, statute, constitution, ordinance, code, or published order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(e) No Changes. Between the Reference Date and the date of this Agreement, there has been no change in (i) the outstanding capital stock of Credence, (ii) the number of Credence Options outstanding, (iii) the number of shares of Credence Restricted Stock outstanding, (iv) the number of shares subject to Credence Restricted Stock Units or (v) the number of other options, warrants or other rights to purchase capital stock of Credence, other than (A) pursuant to the exercise, vesting or settlement of Credence Options, Credence Restricted Stock or Credence Restricted Stock Units outstanding as of the Reference Date, issued pursuant to Credence Stock Plans, or (B) repurchases from Credence Employees following termination of employment pursuant to the terms of applicable pre-existing stock option, restricted stock, restricted stock unit or purchase agreements.

2.3 Authority; Non-Contravention; Necessary Consents.

(a) Authority. Credence has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Credence and the consummation by Credence of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Credence and no other corporate proceedings on the part of Credence are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by Credence’s stockholders and the filing of the Certificate of Merger pursuant to the DGCL. The adoption of this Agreement by the holders of a majority of the outstanding shares of Credence Common Stock, which are entitled to one (1) vote per share, is the only vote of the holders of any class or series of Credence capital stock or other securities necessary to adopt this Agreement and consummate the Merger and the other transactions contemplated hereby. There are no bonds, debentures, notes or other indebtedness of Credence having the right to vote (or, other than the Credence Convertible Notes, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Credence may vote. This Agreement has been duly executed and delivered by Credence and, assuming due execution and delivery by LTX and Merger Sub, constitutes a valid and binding obligation of Credence, enforceable against Credence in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) Non–Contravention. The execution and delivery of this Agreement by Credence do not, and performance of this Agreement and consummation of the transactions contemplated by this Agreement by Credence will not: (i) conflict with or violate any provision of any of the Credence Charter Documents or any Subsidiary Charter Documents of any Subsidiary of Credence, (ii) subject to the approvals contemplated in Section 5.2 and compliance with the requirements set forth in or disclosed pursuant to Sections 2.3(a) and 2.3(c), conflict with or violate any material Legal Requirement applicable to Credence or any of its Subsidiaries or by which Credence or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) subject to obtaining the consents set forth in Section 2.3(c) of the Credence Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Credence’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Credence or any of its Subsidiaries pursuant to, any Credence Material Contract (as defined in Section 2.15(a)), except, in the case of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults, impairments, alterations, rights of termination, amendments, acceleration or cancellation, Liens or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

(c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental entity or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental function (a “Governmental Entity”) is required to be obtained or made by Credence in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the effectiveness of the Registration Statement (as defined in Section 2.17) in accordance with the Securities Act, (iii) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 145 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the comparable laws of any foreign country reasonably determined by the parties to be required, (v) the consents listed on Section 2.3(c) of the Credence Disclosure Schedule, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country, and (vii) such other consents, clearances, authorizations, filings, approvals, orders, declarations and registrations with respect to any Governmental Entity the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (vi) are referred to herein as the “Credence Necessary Consents.”

2.4 SEC Filings; Financial Statements.

(a) SEC Filings. Credence has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2005. Credence has made available to LTX all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC that are not publicly available through the SEC’s EDGAR database. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents are referred to herein as the “Credence SEC Reports.” As of their respective dates, the Credence SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Credence SEC Reports. All Credence SEC Reports (x) were or will be filed on a timely basis, (y) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Credence SEC Reports, and (z) did not or will not at the time they were filed or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Credence’s Subsidiaries is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Credence has heretofore made available to LTX correct and complete copies of all material correspondence with the SEC occurring since January 1, 2005 that is not publicly available through the SEC’s EDGAR database. As of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the Credence SEC Reports.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Credence SEC Reports (as amended), including any Credence SEC Reports filed after the date hereof until the Closing (the “Credence Financials”), as of their respective dates: (i) complied or when filed will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, (ii) was or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of Credence and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Credence’s operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments, as permitted by GAAP and the applicable rules and regulations promulgated by the SEC which were not, or are not expected to be, material in amount or effect). The balance sheet of Credence as of May 3, 2008, contained in the Credence SEC Reports is hereinafter referred to as the “Credence Balance Sheet.” Neither Credence nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K promulgated by the SEC).

(c) No Undisclosed Liabilities. There are no liabilities of Credence or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or otherwise, other than:

(i) liabilities disclosed or provided for in the Credence Balance Sheet or in the notes thereto;

(ii) liabilities incurred in the ordinary course of business since the date of the Credence Balance Sheet;

(iii) liabilities arising, or expressly permitted to be incurred, under this Agreement;

(iv) liabilities which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole; and

(v) liabilities that have been disclosed in Section 2.4(c) of the Credence Disclosure Schedule.

(d) Internal Controls and Procedures. Credence has established and maintains disclosure controls and procedures and internal control over financial reporting, as such terms are defined in, and as required by, Rules 13a-15 and 15d-15 under the Exchange Act. Credence’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Credence in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Credence’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal executive officer and principal financial officer of Credence have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. Credence and each of its Subsidiaries has established and maintains a system of internal control over financial reporting, which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Credence Financials) for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Credence and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Credence and its Subsidiaries are being made only in accordance with authorizations of management and the Board of Directors of Credence, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Credence’s assets that could have a material effect on the financial statements of Credence and its Subsidiaries. To the Knowledge of Credence, since the date of Credence’s most recent Form 10-Q filed with the SEC, neither Credence nor any of its Subsidiaries (including any Credence Employee (as defined in Section 2.12(a)(ii)), nor Credence’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Credence and its Subsidiaries, (B) any fraud, whether or not material, that involves Credence’s management or other Credence Employees, or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the Credence Financials, Credence has disclosed to LTX all deficiencies and weaknesses identified in writing by Credence or Credence’s independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by Credence and its Subsidiaries.

(e) Sarbanes-Oxley Act; Nasdaq. Credence is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(f) Independent Auditors. Ernst & Young LLP, Credence’s current auditors, is and has been at all times since its engagement by Credence (x) “independent” with respect to Credence within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

2.5 Absence of Certain Changes or Events. Since the date of the Credence Balance Sheet, Credence and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and, since such date, there has not been (i) any change, event, circumstance, development or effect that individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole; or (ii) any other action or event that would have required the consent of LTX pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

2.6 Taxes.

(a) Definitions. For the purposes of this Agreement:

(i) “Tax” or, collectively, “Taxes” shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

(ii) “Tax Returns” shall mean any and all reports, returns, declarations, or statements relating to Taxes (including any schedule or attachment thereto) filed or required to be filed with any Governmental Entity.

(b) Tax Returns and Audits.

(i) Credence and each of its Subsidiaries have properly filed on a timely basis all material Tax Returns that they were required to file, and all such Tax Returns were true, correct and complete in all material respects. Each of Credence and its Subsidiaries has paid on a timely basis all material Taxes that were due and payable. The most recent financial statements contained in the Credence SEC

Reports reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by Credence and its Subsidiaries through the date of such financial statements and all unpaid Taxes of Credence and each of its Subsidiaries for all tax periods commencing after the date of such financial statements arose in the ordinary course of business consistent with past practice. No material deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of Credence, proposed, against Credence or any of its Subsidiaries, nor has Credence or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax which waiver or extension remains in effect.

(ii) Credence and each of its Subsidiaries have timely paid or withheld with respect to their employees (and paid over any amounts withheld to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld and material to Credence and its Subsidiaries, taken as a whole.

(iii) No audit or other examination of any material Tax Return of Credence or any of its Subsidiaries is in progress as of the date hereof, nor has Credence or any of its Subsidiaries been notified in writing as of the date hereof of any request for such an audit or other examination.

(iv) Credence has made available (for this purpose in the Credence electronic data room or otherwise) to LTX copies of all material Tax Returns for Credence and each of its Subsidiaries filed for all periods beginning January 1, 2004 or later.

(v) Neither Credence nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger.

(vi) Neither Credence nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulations section 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treasury Regulations section 1.6011-4(b)(2).

(vii) Neither Credence nor any of its Subsidiaries has taken any action or has failed to take any action or has Knowledge of any fact, agreement, plan or other circumstance that would cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

(viii) There is no contract, agreement, plan or arrangement to which Credence or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any employee, consultant or director of Credence or any of its Subsidiaries, which, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

(ix) Neither Credence nor any of its Subsidiaries (A) has any actual or potential liability under Treasury Regulations section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than Credence or any of its Subsidiaries, or (B) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

(x) Neither Credence nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code, determined without regard to Section 280G(b)(4)(B) of the Code.

2.7 Intellectual Property.

(a) Definitions. For the purposes of this Agreement, the following terms have the following meanings:

(i) “Credence IP” shall mean any Intellectual Property owned by Credence or any of its Subsidiaries and material to the conduct of the business of Credence and its Subsidiaries, taken as a whole.

(ii) “Credence IP Contract” shall mean any Contract to which Credence or any of its Subsidiaries is a party with respect to the grant of any license or ownership interest in any Credence IP (other than “shrink wrap” and similar widely available commercial end-user licenses).

(iii) “Credence Licensed IP” shall mean any Intellectual Property licensed by Credence or any of its Subsidiaries from a third party and material to the conduct of the business of Credence and its Subsidiaries, taken as a whole.

(iv) “Credence Products” shall mean all products or service offerings of Credence that, since January 1, 2005, have been marketed, sold or distributed, or that Credence currently intends to market, sell or distribute, including any products or service offerings currently under development.

(v) “Credence Registered Intellectual Property” shall mean all of the Registered Intellectual Property owned by, or filed in the name of, Credence or any of its Subsidiaries and material to the conduct of the business of Credence and its Subsidiaries, taken as a whole.

(vi) “Credence Third Party IP Contract” shall mean all contracts pursuant to which a third party has licensed any Credence Licensed IP to Credence or its Subsidiaries.

(vii) “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer data and all documentation necessary to any of the foregoing (“Know-How”); (C) all works of authorship, copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (E) domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (collectively, “Domain Names”), (F) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (G) all industrial designs and any registrations and applications therefor throughout the world; (H) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (I) all databases and data collections and all rights therein throughout the world; (J) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (K) any similar or equivalent rights to any of the foregoing anywhere in the world.

(viii) “Registered Intellectual Property” shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks and applications to register trademarks; (C) registered copyrights and applications for copyright registration; and (D) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

(b) Credence Intellectual Property.

(i) Registered Intellectual Property; Proceedings. Section 2.7(b)(i) of the Credence Disclosure Schedule contains a complete and accurate list of (i) all Credence Registered Intellectual Property and

specifies, where applicable, the jurisdictions in which each such item of Credence Registered Intellectual Property has been issued or registered, the filing and/or issue dates, and the corresponding application and registration numbers and similar identifiers, and (ii) all proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere else in the world) related to any Credence Registered Intellectual Property.

(ii) Registration. To the Knowledge of Credence, each item of Credence Registered Intellectual Property is valid and subsisting.

(iii) Intellectual Property Contracts. Neither Credence nor any of its Subsidiaries is in material breach of any Credence IP Contracts or any Credence Third Party IP Contracts (other than “shrink wrap” and similar widely available commercial end-user licenses) and, to Credence’s Knowledge, no other party has materially failed to perform under any of the Credence IP Contracts or Credence Third Party IP Contracts. Section 2.7(b)(iii) of the Credence Disclosure Schedule contains a complete and accurate list of all Credence Third Party IP Contracts and all material Credence IP Contracts.

(c) Ownership.

(i) No Credence IP is as of the date hereof subject to any legal proceeding or outstanding legal decree, order, judgment or stipulation restricting in any material manner, the use, transfer, or licensing thereof by Credence or any of its Subsidiaries.

(ii) Credence owns each item of Credence IP free and clear of any security interest, pledge or mortgage.

(d) Non-Infringement. To the Knowledge of Credence, the design, development, manufacture, use, import, sale and licensing of Credence Products does not infringe or misappropriate any Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and there are no claims pending or, to the Knowledge of Credence, threatened against Credence claiming that the Credence Products infringe or misappropriate the Intellectual Property of any third party.

(e) Intellectual Property Contracts.

(i) Except as set forth in Section 2.7(e)(i) of the Credence Disclosure Schedule, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will automatically result in the breach, modification, cancellation, termination or suspension of any Credence Third Party IP Contract.

(ii) Neither this Agreement nor the transactions contemplated by this Agreement will result in (A) any third party being automatically granted rights or access to, or the placement in or release from escrow, of any Credence IP, (B) Credence automatically granting to any third party any right in any Credence IP, or (C) Credence automatically being obligated contractually to pay any material royalties or other material amounts to any third party in excess of those payable by Credence or its Subsidiaries prior to the Closing.

(f) Third-Party Infringement. As of the date hereof, there are no legal proceedings or written threats of legal proceedings in which Credence or its Subsidiaries have alleged the misappropriation or infringement of Credence IP. To the Knowledge of Credence, no third party is infringing, violating or misappropriating in any material respect any of the Credence IP.

(g) Trade Secret Protection. With respect to Credence IP, Credence and each of its Subsidiaries have taken commercially reasonable steps to protect the rights of Credence and its Subsidiaries in Credence’s and its Subsidiaries’ confidential information and trade secrets and any trade secrets or confidential information of third parties provided to Credence or any of its Subsidiaries under an obligation of confidentiality.

2.8 Compliance; Permits.

(a) Compliance. Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, neither Credence nor any of its Subsidiaries is in conflict with, or in default or in violation of, (i) any Legal Requirement applicable to Credence or any of its Subsidiaries or by which Credence or any of its Subsidiaries or any of their respective businesses or properties is bound or affected, or (ii) any Contract or Permit (as defined below) to which Credence or any of its Subsidiaries is a party or by which Credence or any of its Subsidiaries or its or any of their respective businesses or properties is bound or affected. To the Knowledge of Credence, no material investigation or review by any Governmental Entity is pending or has been threatened against Credence or any of its Subsidiaries. There is no material judgment, injunction, order or decree binding upon Credence or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing (A) any business practices of Credence and its Subsidiaries, taken as a whole, or (B) the conduct of business by Credence and its Subsidiaries as currently conducted.

(b) Permits. Credence and its Subsidiaries hold all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Entities (“Permits”) that are required for the operation of the business of Credence and its Subsidiaries as currently conducted, other than Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole (collectively, “Credence Permits” other than Credence Environmental Permits which are covered exclusively under Section 2.14). No suspension or cancellation of any of Credence Permits is pending or, to the Knowledge of Credence, threatened. Credence and its Subsidiaries are in compliance in all material respects with the terms of the Credence Permits.

(c) Foreign Corrupt Practices Act; Export Control Laws. Neither Credence nor any of its Subsidiaries (including any of their respective officers or directors) has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder or any similar Legal Requirement relating to bribery or improper influence, except for any such violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. Credence and each of its Subsidiaries is currently conducting, and have at all times since their inception conducted, their respective businesses in compliance in all material respects with and not in violation of any export control Legal Requirement, trade embargo or the anti-boycott provisions of any applicable Legal Requirements.

2.9 Litigation. There are no claims, suits, actions or proceedings pending or, to the Knowledge of Credence, threatened against Credence or any of its Subsidiaries before any court, Governmental Entity, or any arbitrator (a) that seek to restrain or enjoin the consummation of the transactions contemplated hereby or (b) which, either individually or in the aggregate with all such claims, suits, actions or proceedings, have had or would reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

2.10 Brokers’ and Finders’ Fees. Except for fees payable to Lehman Brothers Inc. (“Lehman”) pursuant to an engagement letter dated February 8, 2008, as amended on June 3, 2008, a copy of which has been provided to LTX, no agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement or any transaction contemplated hereby based upon arrangements made by or on behalf of Credence.

2.11 Transactions with Affiliates. Except as set forth in the Designated Credence SEC Reports, since the date of Credence’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by Credence pursuant to Item 404 of Regulation S K promulgated by the SEC.

2.12 Employee Benefit Plans and Labor Matters.

(a) Definitions.

(i) “Credence Benefit Plan” shall mean each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, which is maintained, contributed to, or required to be contributed to, by Credence or any ERISA Affiliate for the benefit of two or more Credence Employees, or with respect to which Credence or any ERISA Affiliate has any liability or obligation.

(ii) “Credence Employee” shall mean any current or former or retired employee, consultant or director of Credence or any ERISA Affiliate.

(iii) “ERISA Affiliate” shall mean each Subsidiary of Credence or LTX, as the case may be, and any other Person or entity under common control with Credence or LTX, as the case may be, or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

(iv) “Credence Employee Agreement” shall mean (A) each management, employment, severance, retention, stay bonus, consulting, relocation, repatriation, expatriation, visa, work permit or other Contract between Credence or any ERISA Affiliate and any current, former or retired executive officer or director of Credence and (B) each management, employment, severance, retention, stay bonus, consulting, relocation, repatriation, expatriation, visa, work permit or other Contract between Credence or any ERISA Affiliate and any Credence Employee, other than a current, former or retired executive officer or director of Credence, that is material either individually or in the aggregate with all such similar Contracts.

(b) Schedule. Section 2.12(b) of the Credence Disclosure Schedule contains an accurate and complete list of each Credence Benefit Plan and each Credence Employee Agreement. Neither Credence nor any ERISA Affiliate has any plan or commitment to establish, adopt or enter into any new Credence Benefit Plan or Credence Employee Agreement or to modify any Credence Benefit Plan or Credence Employee Agreement (except to the extent required by Legal Requirements or to conform any such Credence Benefit Plan or Credence Employee Agreement to any applicable Legal Requirements, or as required by this Agreement) that would reasonably be expected to result in material liability to Credence and its ERISA Affiliates, taken as a whole.

(c) Documents. Credence has provided or made available to LTX correct and complete copies of: (i) all documents embodying each Credence Benefit Plan and each Credence Employee Agreement required to be disclosed pursuant to Section 2.12(b) above including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each such Credence Benefit Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Credence Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Credence Benefit Plan; (iv) if any Credence Benefit Plan is funded, the most recent annual and periodic accounting of Credence Benefit Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Credence Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material communications to any Credence Employee or Credence Employees relating to any Credence Benefit Plan and any proposed Credence Benefit Plans, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability material to Credence and its Subsidiaries, taken as a whole; (viii) all material correspondence to or from any governmental agency relating to any Credence Benefit Plan; and (ix) the three (3) most recent plan years discrimination tests for each Credence Benefit Plan for which such tests are required.

(d) Benefit Plan Compliance.

(i) With respect to each Credence Benefit Plan, no event has occurred and, to the Knowledge of Credence, there exists no condition or set of circumstances, in connection with which Credence or any of its ERISA Affiliates would be subject to any liability under ERISA, the Code or any other applicable Legal Requirement material to Credence and its Subsidiaries, taken as a whole.

(ii) Each Credence Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and all other applicable material Legal Requirements and the terms of any applicable collective bargaining agreements. Each Credence Benefit Plan, including any material amendments thereto, that is capable of approval by, and/or registration for and/or qualification for special tax status with, the appropriate taxation, social security and/or supervisory authorities in the relevant country, state, territory or the like (each, an “Approval”) has received such Approval or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval, except for the lack of such Approvals which, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in material liability to Credence and its Controlled Group Affiliates, taken as a whole. Except as required by Legal Requirements, no condition exists that would prevent Credence or LTX from terminating or amending any Credence Benefit Plan at any time for any reason without material liability to Credence and its ERISA Affiliates, taken as a whole (other than ordinary administration expenses or routine claims for benefits).

(iii) No material written representation or commitment with respect to any material aspect of any Credence Benefit Plan has been made to a Credence Employee by an authorized Credence Employee that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Credence Benefit Plans that would reasonably be expected to result in material liability to Credence and its ERISA Affiliates, taken as a whole. Neither Credence nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other Credence Employee representative body or any material number or category of its Credence Employees which would prevent, restrict or materially impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(iv) There are no unresolved claims or disputes under the terms of, or in connection with, any Credence Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or, to the Knowledge of Credence, is threatened or reasonably anticipated (other than routine claims for benefits), with respect to any material claim, which would reasonably be expected to result in material liability to Credence and its Controlled Group Affiliates, taken as a whole.

(e) Plan Funding. With respect to Credence Benefit Plans, there are no material benefit obligations for which required contributions have not been made or accrued to the extent required by GAAP and there are no material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of Credence. The assets of each Credence Benefit Plan which is funded are reported at their fair market value on the books and records of such Credence Benefit Plan.

(f) No Pension or Welfare Plans. Neither Credence nor any ERISA Affiliate of Credence has ever maintained, established, sponsored, participated in or contributed to any (i) Credence Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) “funded welfare plan” within the meaning of Section 419 of the Code. No Credence Benefit Plan provides health benefits that are not fully insured through an insurance contract.

(g) Continuation Coverage. No Credence Benefit Plan provides post-termination or retiree welfare benefits (whether or not insured) with respect to any Person for any reason other than coverage mandated by applicable Legal Requirements, and neither Credence nor any ERISA Affiliate has ever contracted to any Credence Employee (either individually or to Credence Employees as a group) or any other Person that such Credence Employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by applicable Legal Requirements or, individually or in the aggregate, as has not resulted or would not reasonably be expected to result in material liability to Credence and its ERISA Affiliates, taken as a whole.

(h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Credence Benefit Plan or Credence Employee Agreement that will or may result in any material payment (whether of severance pay or otherwise), acceleration of any material payment, forgiveness of material indebtedness, vesting, distribution, material increase in benefits or obligation to fund benefits with respect to any Credence Employee. No payment or benefit which will or may be made in connection with the transactions contemplated by this Agreement by Credence or any ERISA Affiliate with respect to any Credence Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which Credence or any ERISA Affiliate is a party or by which it is bound to compensate any Credence Employee for excise taxes paid pursuant to Section 4999 of the Code. Section 2.12(h) of the Credence Disclosure Schedule lists all persons who Credence reasonably believes are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof.

(i) Section 409A. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) sponsored or maintained by Credence and each ERISA Affiliate has been operated since January 1, 2005 in reasonable, good faith compliance with Section 409A of the Code and applicable IRS guidance. No nonqualified deferred compensation plan has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No stock option or other right to acquire Credence Common Stock or other equity of Credence has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights.

(j) Stock Option Grant Practices. Credence’s past and current stock option grant practices (i) complied and comply with all applicable Credence Stock Plans, stock exchange rules and applicable Legal Requirements, (ii) have been fairly presented in accordance with GAAP in the Credence Financials, and (iii) have resulted only in exercise prices that correspond to the fair market value on the date that the grants were actually authorized under applicable Legal Requirements, in each case except for any such failures, individually or in the aggregate, that have not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. As of the date of this Agreement, Credence has no ongoing internal review of any past or current stock option practice, and Credence is not aware of the existence of any reports on any such reviews completed since January 1, 2005.

(k) Labor. Neither Credence nor any of its Subsidiaries is presently a party to, or bound by, any collective bargaining agreement, trade union agreement, works council, employee representative agreement, union contract, or information or consultation agreement, other than national or industry-wide agreements, with respect to employees and no collective bargaining agreement is being negotiated by Credence or any of its Subsidiaries. To the Knowledge of Credence, there are no activities or proceedings of any labor union to organize any employees of Credence or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against Credence or any of its Subsidiaries pending or, to the Knowledge of Credence, threatened or reasonably anticipated which would reasonably be expected to materially interfere with the business activities of Credence and its Subsidiaries, taken as a whole. None of Credence, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Credence or any of its Subsidiaries, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of Credence, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. Neither Credence nor any of its Subsidiaries have incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied that is material to Credence and its Subsidiaries, taken as a whole.

(l) Employment Matters. Credence is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment (including but not limited to the classification of any Person as an employee or independent contractor), employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

(m) International Employee Matters.

(i) With respect to each Credence Benefit Plan that is maintained outside the jurisdiction of the United States or primarily covers Credence Employees residing or working outside the United States, (A) the Credence Benefit Plan has been established, maintained and administered in all material respects in compliance with its terms and all applicable Legal Requirements, (B) all contributions and expenses that are required to be made have been made or properly accrued, and (C) with respect to any such Credence Benefit Plan that is intended to be eligible to receive favorable tax treatment under the Legal Requirements applying to such Credence Benefit Plan, all requirements necessary to obtain such favorable tax treatment have been satisfied.

(ii) There is no term of employment for any Credence Employee residing or working outside the United States providing that the consummation of the transactions contemplated by this Agreement shall entitle such Credence Employee (A) to treat the change of control as a breach of any contract, (B) to any payment, benefit or change of terms of employment (whether or not conditioned upon the occurrence of any other event) or (C) to treat himself or herself as redundant or released from any obligation to his or her employer.

2.13 Title to Properties.

(a) Leases. Section 2.13(a) of the Credence Disclosure Schedule sets forth a list of all real property leases or other agreements for the occupancy of real property to which Credence or any of its Subsidiaries is a party or by which any of them is bound as of the date hereof, and all amendments, guaranties and modifications thereof (each, a “Credence Lease”). Except as set forth in the Credence Leases or as disclosed in the Credence Disclosure Schedule, no party has a right to occupy any of the premises subject to a Credence Lease (“Credence Leased Property”) except for Credence or its Subsidiaries. Credence has made available to LTX a true and complete copy of each Credence Lease. All such Credence Leases are valid and in full force and effect against Credence or any Subsidiary of Credence party thereto and, to the Knowledge of Credence, each other party thereto, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity, and, with respect to Credence or any of its Subsidiaries, under any of such leases, no rental payments are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except, individually or in the aggregate, as has not had and would not reasonable be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(b) Properties. Section 2.13(b) of the Credence Disclosure Schedule sets forth a list of all real property owned by Credence or any of its Subsidiaries (the “Credence Owned Property” and collectively with

Credence Leased Property, the “Credence Real Property”). With respect to Credence Owned Property, Credence has made available to LTX copies of the deeds and other instruments (as recorded) by which Credence or any of its Subsidiaries acquired such parcel of property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Credence or any of its Subsidiaries relating thereto. There are no pending or, to the Knowledge of Credence, threatened condemnation or eminent domain actions or proceedings, or any special assessments or other activities of any public or quasi-public body that are reasonably likely to materially adversely affect Credence’s title to Credence Real Property. To the Knowledge of Credence, there are no facts or conditions which would, in the aggregate, reasonably be expected to have a material and adverse effect on the transferability, financability, ownership, leasing, use, development, occupancy or operation of any such real property. Neither Credence nor any Subsidiary has received any written notice from any insurance company of any defects or inadequacies in any Credence Real Property or any part thereof which would reasonably be expected to materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any written notice been given by any insurer of any such property requesting the performance of any repairs, alterations or other work with which compliance has not been made. There are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than Credence or any of its Subsidiaries) the right of use or occupancy of any portion of the Credence Real Property. There are no outstanding options or rights of first refusal to purchase the Credence Real Property or any portion thereof or interest therein.

(c) Valid Title. Credence and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business that are material to Credence and its Subsidiaries, taken as a whole, free and clear of any Liens, except for (i) Liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

2.14 Environmental Matters.

(a) For purposes of this Agreement, the following terms have the meanings provided below.

(i) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials).

(ii) “Environment” means any surface water, ground water, drinking water supply, land surface or subsurface strata, or indoor or outdoor air.

(iii) “Environmental Law” means any Legal Requirement or Permit relating to the Environment, occupational health and safety, or exposure of persons or property to Hazardous Materials, including any statute, regulation, administrative decision or order pertaining to: (A) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Hazardous Materials or documentation related to the foregoing; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the Release, threatened Release, or accidental Release into the Environment, the workplace or other areas of Hazardous Materials, including emissions, discharges, injections, spills, escapes or dumping of Hazardous Materials; (E) transfer of interests in, or control of, real property which may be contaminated; (F) right-to-know disclosures with respect to Hazardous Materials; (G) the protection of wild life, marine life and wetlands, and endangered and threatened species; (H) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (I) health and safety of employees and other persons.

(b) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, no amount of any substance, emission, or waste that has been designated by any Governmental Entity or by any applicable

Environmental Law as radioactive, toxic, hazardous, biohazardous, or a danger to health, reproduction or the environment, or a pollutant or contaminant, including PCBs, friable asbestos, petroleum, urea-formaldehyde, oil, petroleum and petroleum products (including fractions thereof), including substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a solid or hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, or pursuant to analogous state Legal Requirements or regulations, but excluding office and janitorial supplies properly and safely maintained (a “Hazardous Material”) is present as a result of the actions of Credence or any of its Subsidiaries, or, to the Knowledge of Credence, as a result of any actions of any third party or otherwise, in, on or under any real property, including the land and the improvements, ground water and surface water thereof, that Credence or any of its Subsidiaries currently owns, operates, occupies or leases. Neither Credence nor any Subsidiary has any liabilities or obligations arising from the Release of any Hazardous Materials into the Environment, except for such liabilities or obligations, individually or in the aggregate, as have not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

(c) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, Credence and its Subsidiaries are in compliance with and have at all times during the past five years complied with applicable Environmental Laws.

(d) Credence and its Subsidiaries hold all Permits issued under or pursuant to Environmental Laws that are required for the operation of the business of Credence and its Subsidiaries as currently conducted, except for such Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole (“Credence Environmental Permits”). No suspension or cancellation of any of the Credence Environmental Permits is pending or, to the Knowledge of Credence, threatened. Credence and its Subsidiaries are in compliance in all material respects with the terms of the Credence Environmental Permits.

(e) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, no civil or criminal litigation, action, order, written notice of violation or claim or, to the Knowledge of Credence, investigation, inquiry, information request or proceeding is pending or, to Credence’s Knowledge, threatened against Credence or any of its Subsidiaries arising out of Environmental Laws.

(f) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, neither Credence nor any of its Subsidiaries has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Laws.

(g) Credence and its Subsidiaries are in compliance in all material respects with the European Directive 2002/96/EC on waste electrical and electronic equipment or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment, and their respective implementing Legal Requirements.

(h) Credence and its Subsidiaries have made available to LTX all material environmental site assessments and audit reports prepared within the last five years and in their possession, custody or control relating to premises currently or previously owned or operated by Credence or any Subsidiary

(i) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, neither Credence nor any of its Subsidiaries have any liability or obligation arising under any Environmental Law, whether arising under theories of contract, tort, negligence, successor or enterprise liability, strict liability, or other legal or equitable theory, including (i) any failure to comply with applicable Environmental Laws and (ii) any liabilities or obligations arising from the presence of, Release or threatened Release of, or exposure of persons or property to, Hazardous Materials (collectively, “Environmental Matters”).

(j) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole, no underground storage tanks are present in, on or under any real property, including the land and the improvements thereof, that Credence or any Subsidiary has at any time owned, operated, occupied or leased.

2.15 Contracts.

(a) Material Contracts. For purposes of this Agreement, “Credence Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Credence or its Subsidiaries;

(ii) any severance or consulting Contract or any written employment agreement providing for a guaranteed minimum term of employment (excluding, for this purpose, any offer letters entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), in each case, under which Credence or any of its Subsidiaries may have continuing obligations as of the date hereof, with (A) any current or former executive officer or other employee of Credence who earned or is expected to earn an annual base salary in excess of $150,000 during the fiscal year ended November 3, 2007 or the fiscal year ending November 1, 2008 or (B) any member of Credence’s Board of Directors;

(iii) any Contract or plan, including any stock plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iv) any agreement of indemnification or any guaranty under which Credence or any of its Subsidiaries has continuing obligations as of the date hereof, other than any agreement of indemnification entered into in connection with the sale or license of hardware or software products in the ordinary course of business;

(v) any Contract containing any covenant (A) limiting the right of Credence or any of its Subsidiaries to engage in any material line of business, to make use of any material Intellectual Property or to compete with any Person in any material line of business or geographic area, (B) granting exclusive rights, or (C) otherwise prohibiting Credence or its Subsidiaries from selling, distributing or manufacturing any material products or services or purchasing or otherwise obtaining any material software, components, parts or subassemblies;

(vi) any Contract relating to the disposition or acquisition by Credence or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business;

(vii) any Contract governing the terms of any material ownership or investments of Credence or any of its Subsidiaries in any other Person or business enterprise other than Credence’s Subsidiaries (other than short-term, liquid investments), or any Contract pursuant to which Credence or its Subsidiaries has any material obligation or commitment (whether conditional or otherwise) to make any investment or acquire any ownership interest in any other Person or business enterprise other than Credence’s Subsidiaries;

(viii) any dealer, distributor, joint marketing or development agreement under which Credence or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which Credence or any of its Subsidiaries have continuing obligations to jointly develop any material Intellectual Property that will not be wholly owned by Credence or any of its Subsidiaries and which may not be terminated without penalty upon notice of 90 days or less;

(ix) any Contract to license any third party to manufacture or reproduce any products, services or technology of Credence or its Subsidiaries or any Contract to sell or distribute any of such products, services or technology, except agreements with distributors or sales representatives in the ordinary course of business consistent with past practice and terminable without penalty upon notice of 90 days or less and substantially in the form previously provided to LTX;

(x) any Contract containing any support, maintenance or service obligation on the part of Credence or any of its Subsidiaries, which represents a value or liability in excess of $250,000 on an annual basis, other than (A) those obligations that are terminable by Credence or any of its Subsidiaries on no more than 60 days notice without liability or financial obligation to Credence or its Subsidiaries or (B) purchase orders with end-user customers entered into in the ordinary course of business consistent with past practice;

(xi) any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $100,000;

(xii) any dispute settlement agreement with continuing material obligations thereunder entered into within five years prior to the date of this Agreement;

(xiii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business; or

(xiv) any Contract the termination or breach of which, or the failure to obtain consent in respect of which, would reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

(b) Schedule. Section 2.15(b) of the Credence Disclosure Schedule sets forth a list of all Credence Material Contracts to which Credence or any of its Subsidiaries is a party or is bound by as of the date hereof and which are described in Sections 2.15(a)(i) through 2.15(a)(xiv) hereof other than those listed as an exhibit to Credence’s most recent Annual Report on Form 10-K.

(c) No Breach. Each Credence Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms and except as enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity. Neither Credence nor any of its Subsidiaries is in violation of any provision of, or has failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Credence Material Contract, and neither Credence nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any Credence Material Contract, in each case in such a manner as would permit any other party to cancel or terminate any such Credence Material Contract, or would permit any other party to seek damages or other remedies, for any or all of such breaches, violations or defaults, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole. To the Knowledge of Credence, no third party has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of, any Credence Material Contract.

2.16 Insurance. Credence maintains insurance policies covering Credence, its Subsidiaries and their respective employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, against such losses and risks and in such amounts as are customary for the businesses in which Credence and its Subsidiaries are currently engaged. As of the date hereof, such policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, taken as a whole.

2.17 Disclosure. None of the information supplied or to be supplied by or on behalf of Credence for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by LTX in connection with the issuance of LTX Common Stock in connection with the Merger (including amendments or supplements thereto) (the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Credence for inclusion or incorporation by reference in the joint Proxy Statement/Prospectus to be filed with the SEC as part of the Registration Statement (the “Proxy Statement/Prospectus”) will, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of LTX and Credence and at the time of the LTX and Credence Stockholders’ Meetings (as defined in Section 5.2(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time before the Effective Time, Credence obtains Knowledge of any event relating to Credence or any of its affiliates, officers or directors which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Credence shall promptly inform LTX. Notwithstanding the foregoing, no representation or warranty is made by Credence with respect to statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus about LTX supplied by LTX for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

2.18 Board Approval. The Board of Directors of Credence has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (the “Credence Board Approval”), (a) determined that the Merger is fair to, and in the best interests of, Credence and its stockholders and declared this Agreement and the Merger to be advisable, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, (c) recommended that the stockholders of Credence adopt this Agreement, and (d) subject to Sections 5.2 and 5.3, directed that the adoption of this Agreement be submitted to Credence’s stockholders at the Stockholders’ Meeting of Credence.

2.19 Opinion of Financial Advisor. Credence’s Board of Directors has received a written opinion from Lehman, dated as of June 20, 2008, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Credence Common Stock, other than Credence, LTX or their respective subsidiaries. A signed copy of such opinion will be provided to LTX as promptly as practicable following receipt thereof by Credence.

2.20 Takeover Statutes. The Board of Directors of Credence has taken all necessary actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203), and any other similar Legal Requirement, shall not apply to the execution, delivery or performance of this Agreement, the Credence Stockholder Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement and the Credence Stockholder Voting Agreements.

2.21 Rights Plan. Neither Credence nor any of its Subsidiaries has in effect a stockholder rights plan or “poison pill.”

2.22 Shell Company Status. Credence is not a “shell company” as that term is defined in Rule 405 promulgated under the Securities Act.

2.23 No Other Representations and Warranties. Except for the representations and warranties contained in Article III, and any certificate delivered by LTX or Merger Sub in connection with Closing, Credence acknowledges and agrees that none of LTX, Merger Sub or any other Person on behalf of LTX or Merger Sub makes, nor has Credence relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to LTX or Merger Sub or with respect to any other information provided to or made available to Credence in connection with the transactions contemplated hereunder. Except as provided in Section 5.10, neither LTX, Merger Sub nor any other Person will have or be subject to any liability or indemnification obligation to Credence or any other Person resulting from the distribution to Credence, or Credence’s use of, any such information, including any information, documents, projections forecasts or other material made available to Credence in certain data rooms or management presentations in expectation of the transactions contemplated in this Agreement, unless any such information is expressly included in a representation or warranty contained in Article III or in the corresponding section of the LTX Disclosure Schedule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

LTX AND MERGER SUB

Except as disclosed in the LTX Designated SEC Reports (as defined in Section 8.3(d)) or as set forth in the disclosure schedule delivered by LTX and Merger Sub to Credence dated as of the date hereof (the “LTX Disclosure Schedule”), LTX and Merger Sub represent and warrant to Credence as follows.

3.1 Organization; Standing; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. LTX and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except to the extent such concepts are not recognized or applicable under the laws of the jurisdiction in which any such entity is organized), (ii) has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(b) Charter Documents. LTX has delivered or made available to Credence true and correct copies of (i) the articles of organization (including any certificate of designations) and bylaws of LTX, each as amended to date (collectively, the “LTX Charter Documents”) and (ii) the Subsidiary Charter Documents of each of its Significant Subsidiaries, and each such instrument is in full force and effect. LTX is not in violation of any of the provisions of the LTX Charter Documents and each Subsidiary of LTX is not in material violation of its respective Subsidiary Charter Documents.

(c) Minutes. LTX has made available to Credence and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of LTX held since January 1, 2005.

(d) Subsidiaries. Section 3.1(d) of the LTX Disclosure Schedule lists each Subsidiary of LTX and indicates each Significant Subsidiary of LTX. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and, where applicable as a legal concept, nonassessable and are owned by LTX, a wholly-owned Subsidiary of LTX, or LTX and another wholly-owned Subsidiary of LTX, free and clear of Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws. Other than the Subsidiaries of LTX, LTX does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any other Person.

3.2 Capital Structure.

(a) Capital Stock. The authorized capital stock of LTX consists of 200,000,000 shares of LTX Common Stock, of which 62,812,732 shares have been reserved for issuance upon exercise of stock purchase rights (the “LTX Rights”) issuable pursuant to the Rights Agreement dated as of April 30, 1999 by and between LTX and Computershare Trust Company, N.A., successor rights agent to BankBoston, N.A. (the “LTX Rights Agreement”), a true and complete copy of which is filed as Exhibit 4.1 to LTX’s Current Report on Form 8-K filed with the SEC on May 3, 1999. At the close of business on the Reference Date, 62,812,734 shares of LTX Common Stock were issued and outstanding. No shares of LTX Common Stock are owned or held by any Subsidiary of LTX. All of the outstanding shares of capital stock of LTX are, and all shares of capital stock of LTX which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(b) LTX Restricted Stock Units. Section 3.2(b) of the LTX Disclosure Schedule sets forth (A) the name of each holder of LTX Restricted Stock Units, (B) the number of shares of LTX Common Stock subject to each LTX Restricted Stock Unit, (C) the date on which such LTX Restricted Stock Unit was granted, (D) the applicable vesting and settlement schedule for such LTX Restricted Stock Unit, and whether the vesting is time or performance based, and (E) the extent to which such LTX Restricted Stock Unit has vested or settled as of the date hereof. For purposes of this Agreement, “LTX Restricted Stock Unit” shall mean all restricted stock units and rights to receive shares of LTX Common Stock or an amount in cash measured by the value of a number of shares of LTX Common Stock.

(c) Stock Options. As of the close of business on the Reference Date: (i) 9,596,800 shares of LTX Common Stock were subject to issuance pursuant to outstanding LTX Options (as defined below) to purchase LTX Common Stock under the applicable LTX Benefit Plans that are stock plans as set forth on Section 3.12(b) of the LTX Disclosure Schedule (the “LTX Stock Plans”) (equity or other equity-based awards, whether payable in cash, shares or otherwise, granted under or pursuant to the LTX Stock Plans, other than LTX Rights and LTX Restricted Stock Units, are referred to in this Agreement as “LTX Options”) and (ii) 2,561,482 shares of LTX Common Stock are reserved for future issuance under the LTX Stock Plans, including 897,853 shares reserved for issuance under LTX’s 2004 Employee Stock Purchase Plan. LTX has made available to Credence a true and complete list of each LTX Option outstanding as of the Reference Date, and (1) the particular LTX Stock Plan (if any) pursuant to which such LTX Option was granted, (2) the name of the holder of such LTX Option, (3) the number of shares of LTX Common Stock subject to such LTX Option, (4) the exercise price of such LTX Option, (5) the date on which such LTX Option was granted, (6) the applicable vesting schedule, and the extent to which such LTX Option was vested and exercisable as of the Reference Date, and (7) the date on which such LTX Option expires. All shares of LTX Common Stock subject to issuance under the applicable LTX Benefit Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issued, would be duly authorized, validly issued, fully paid and nonassessable. All grants of LTX Options were validly issued and properly approved by the Board of Directors of LTX (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable Legal Requirements and recorded on the LTX Financials (as defined in Section 3.4(b)) in accordance with GAAP (as defined in Section 2.4(b)). As of the Reference Date, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights or equity based awards with respect to LTX other than as set forth in Sections 3.2(b) and (c).

(d) Other Securities. Except as otherwise set forth in this Section 3.2, as of the Reference Date, there are no securities, warrants, calls, rights or Contracts to which LTX or any of its Subsidiaries is a party or by which any of them is bound obligating LTX or any of its Subsidiaries to issue (including on a deferred basis), deliver or sell, or cause to be issued, delivered or sold, or otherwise granting LTX or any of its Subsidiaries the right to have a third party issue, deliver or sell to LTX or any of its Subsidiaries, additional shares of capital stock or other voting securities of LTX or any of its Subsidiaries, or obligating LTX or any of its Subsidiaries to issue, grant, extend or enter into any such security, warrant, call, right or Contract. All outstanding shares of LTX Common Stock, all outstanding LTX Options, all outstanding LTX Restricted

Stock Units and all outstanding shares of capital stock of each Subsidiary of LTX have been issued and granted in material compliance with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. Except for shares subject to LTX Restricted Stock Units, as of the Reference Date, there are not any outstanding Contracts of LTX or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, LTX or any of its Subsidiaries or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. LTX and its Subsidiaries have not entered into any swaps, caps, collars, floors or other derivative contracts or securities relating to interest rates, equity securities, debt securities or commodities. Neither LTX nor any of its Subsidiaries is a party to any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, LTX or any of its Subsidiaries.

(e) No Changes. Between the Reference Date and the date of this Agreement, there has been no change in (i) the outstanding capital stock of LTX, (ii) the number of LTX Options outstanding, (iii) the number of shares subject to LTX Restricted Stock Units or (iv) the number of other options, warrants or other rights to purchase capital stock of LTX, other than (A) pursuant to the exercise, vesting or settlement of LTX Options or LTX Restricted Stock Units outstanding as of the Reference Date, issued pursuant to LTX Stock Plans, or (B) repurchases from LTX Employees following termination of employment pursuant to the terms of applicable pre-existing stock option, restricted stock unit or purchase agreements.

(f) Merger Sub Capital Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding. LTX is the sole stockholder of Merger Sub and is the legal and beneficial owner of all 1,000 issued and outstanding shares. Merger Sub was formed solely for purposes of effecting the Merger and the other transactions contemplated hereby. Except as contemplated by this Agreement, Merger Sub does not hold, nor has it held, any material assets or incurred any material liabilities nor has Merger Sub carried on any business activities other than in connection with the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

3.3 Authority; Non-Contravention; Necessary Consents.

(a) Authority. Each of LTX and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LTX and the Merger Sub and the consummation by LTX and the Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LTX and Merger Sub and no other corporate proceedings on the part of LTX or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by LTX as the sole stockholder of Merger Sub (which shall occur promptly after the execution and delivery of this Agreement), and the approval of the Share Issuance and the amendment to the LTX Charter Documents to increase the authorized number of shares of LTX Common Stock from 200,000,000 to 400,000,000 (or such larger amount as the parties may mutually agree) and to change the name of LTX to “LTX-Credence Corporation” or such other name as LTX and Credence shall mutually agree in writing (the “Charter Amendment”) by the holders of a majority of the outstanding shares of LTX Common Stock. The affirmative vote of holders of a majority of the outstanding shares of LTX Common Stock, which are entitled to one (1) vote per share, present or represented and entitled to vote on the Stock Issuance at the Stockholders’ Meeting of LTX is the only vote of the holders of any class or series of LTX capital stock or other securities necessary to approve the Stock Issuance, and no other vote of the holders of any class or series of LTX capital stock is necessary to approve the Stock Issuance. The affirmative vote of holders of a majority of the outstanding shares of LTX Common Stock entitled to vote on the Charter Amendment at the Stockholders’ Meeting of LTX is the only vote of the holders of any class or series of LTX capital stock or other securities necessary to approve the Charter Amendment, and no other vote of the holders of any class or series of LTX capital stock is necessary to approve the Charter Amendment. There are no bonds, debentures, notes or other indebtedness of LTX having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of LTX may vote. This Agreement has been duly executed and delivered by LTX and Merger Sub and, assuming due execution and delivery by Credence, constitutes a valid and binding obligation of LTX and Merger Sub, enforceable against LTX and Merger Sub in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) Non–Contravention. The execution and delivery of this Agreement by LTX and Merger Sub do not, and performance of this Agreement and consummation of the transactions contemplated by this Agreement by LTX and Merger Sub will not: (i) conflict with or violate any provision of any of the LTX Charter Documents or the certificate of incorporation or bylaws of Merger Sub, (ii) subject to the approvals contemplated in Section 5.2 and compliance with the requirements set forth in or disclosed pursuant to Sections 3.3(a) and 3.3(c), conflict with or violate any material Legal Requirement applicable to LTX, Merger Sub or any of LTX’s other Subsidiaries or by which LTX, Merger Sub or any of LTX’s other Subsidiaries or any of their respective properties is bound or affected, or (iii) subject to obtaining the consents set forth in Section 3.3(b) of the LTX Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair LTX’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of LTX or any of its Subsidiaries pursuant to, any LTX Material Contract (as defined in Section 3.15(a)), except, in the case of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults, impairments, alterations, rights of termination, amendments, acceleration or cancellation, Liens or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by LTX in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, and the effectiveness of the Registration Statement in accordance with the Securities Act, (iii) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 145 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act, and the comparable laws of any foreign country reasonably determined by the parties to be required, (v) the consents listed on Section 3.3(c) of the LTX Disclosure Schedule, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country, and (vii) such other consents, clearances, authorizations, filings, approvals, orders, declarations and registrations with respect to any Governmental Entity the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (vi) are referred to herein as the “LTX Necessary Consents” and together with the Credence Necessary Consents are referred to as the “Necessary Consents.”

3.4 SEC Filings; Financial Statements.

(a) SEC Filings. LTX has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2005. LTX has made available to Credence all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC that are not publicly available through the SEC’s EDGAR database. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents are referred to herein as the “LTX SEC Reports.” As of their respective dates, the LTX SEC Reports complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LTX SEC Reports. All LTX SEC Reports (x) were or will be filed on a timely basis, (y) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LTX SEC Reports, and (z) did not or will not at the time they were filed or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of LTX’s Subsidiaries is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. LTX has heretofore made available to Credence correct and complete copies of all material correspondence with the SEC occurring since January 1, 2005 that is not publicly available through the SEC’s EDGAR database. As of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the LTX SEC Reports.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the LTX SEC Reports (as amended), including any LTX SEC Reports filed after the date hereof until the Closing (the “LTX Financials”), as of their respective dates: (i) complied or when filed will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of LTX and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of LTX’s operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments, as permitted by GAAP and the applicable rules and regulations promulgated by the SEC which were not, or are not expected to be, material in amount or effect). The balance sheet of LTX as of April 30, 2008, contained in the LTX SEC Reports is hereinafter referred to as the “LTX Balance Sheet.” Neither LTX nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K promulgated by the SEC).

(c) No Undisclosed Liabilities. There are no liabilities of LTX or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or otherwise, other than:

(i) liabilities disclosed or provided for in the LTX Balance Sheet or in the notes thereto;

(ii) liabilities incurred in the ordinary course of business since the date of the LTX Balance Sheet;

(iii) liabilities arising, or expressly permitted to be incurred, under this Agreement;

(iv) liabilities which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole; and

(v) liabilities that have been disclosed in Section 3.4(c) of the LTX Disclosure Schedule.

(d) Internal Controls and Procedures. LTX has established and maintains disclosure controls and procedures and internal control over financial reporting, as such terms are defined in, and as required by,

Rules 13a-15 and 15d-15 under the Exchange Act. LTX’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by LTX in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to LTX’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The principal executive officer and principal financial officer of LTX have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. LTX and each of its Subsidiaries has established and maintains a system of internal control over financial reporting, which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the LTX Financials) for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of LTX and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of LTX and its Subsidiaries are being made only in accordance with authorizations of management and the Board of Directors of LTX, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of LTX’s assets that could have a material effect on the financial statements of LTX and its Subsidiaries. To the Knowledge of LTX, since the date of LTX’s most recent Form 10-Q filed with the SEC, neither LTX nor any of its Subsidiaries (including any LTX Employee), nor LTX’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by LTX and its Subsidiaries, (B) any fraud, whether or not material, that involves LTX’s management or other LTX Employees, or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the LTX Financials, LTX has disclosed to Credence all deficiencies and weaknesses identified in writing by LTX or LTX’s independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by LTX and its Subsidiaries.

(e) Sarbanes-Oxley Act; Nasdaq. LTX is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(f) Independent Auditors. Ernst & Young LLP, LTX’s current auditors, is and has been at all times since its engagement by Credence (x) “independent” with respect to LTX within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

3.5 Absence of Certain Changes or Events. Since the date of the LTX Balance Sheet, LTX and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and, since such date, there has not been (i) any change, event, circumstance, development or effect that individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole; or (ii) any other action or event that would have required the consent of Credence pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

3.6 Taxes.

(a) LTX and each of its Subsidiaries have properly filed on a timely basis all material Tax Returns that they were required to file, and all such Tax Returns were true, correct and complete in all material respects. Each of LTX and its Subsidiaries has paid on a timely basis all material Taxes that were due and payable. The most recent financial statements contained in the LTX SEC Reports reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by LTX and its Subsidiaries through the date of such financial statements and all unpaid Taxes of LTX and each of its Subsidiaries for all tax periods commencing after the date of such financial statements arose in the ordinary course of business consistent with past practice. No material deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of LTX, proposed, against LTX or any of its Subsidiaries, nor has LTX or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax which waiver or extension remains in effect.

(b) LTX and each of its Subsidiaries have timely paid or withheld with respect to their employees (and paid over any amounts withheld to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld and material to LTX and its Subsidiaries taken as a whole.

(c) No audit or other examination of any material Tax Return of LTX or any of its Subsidiaries is in progress as of the date hereof, nor has LTX or any of its Subsidiaries been notified in writing as of the date hereof of any request for such an audit or other examination.

(d) LTX has made available (for this purpose in the LTX electronic data room or otherwise) to Credence copies of all material Tax Returns for LTX and each of its Subsidiaries filed for all periods beginning January 1, 2004 or later.

(e) Neither LTX nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger.

(f) Neither LTX nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulations section 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treasury Regulations section 1.6011-4(b)(2).

(g) Neither LTX nor any of its Subsidiaries has taken any action or has failed to take any action or has Knowledge of any fact, agreement, plan or other circumstance that would cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

(h) There is no contract, agreement, plan or arrangement to which LTX or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any employee, consultant or director of LTX or any of its Subsidiaries, which, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

(i) Neither LTX nor any of its Subsidiaries (A) has any actual or potential liability under Treasury Regulations section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than LTX or any of its Subsidiaries, or (B) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

(j) Neither LTX nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code, determined without regard to Section 280G(b)(4)(B) of the Code.

3.7 Intellectual Property.

(a) Definitions. For the purposes of this Agreement, the following terms have the following meanings:

(i) “LTX IP” shall mean any Intellectual Property owned by LTX or any of its Subsidiaries and material to the conduct of the business of LTX and its Subsidiaries, taken as a whole.

(ii) “LTX IP Contract” shall mean any Contract to which LTX or any of its Subsidiaries is a party with respect to the grant of any license or ownership interest in any LTX IP (other than “shrink wrap” and similar widely available commercial end-user licenses).

(iii) “LTX Licensed IP” shall mean any Intellectual Property licensed by LTX or any of its Subsidiaries from a third party and material to the conduct of the business of LTX and its Subsidiaries, taken as a whole.

(iv) “LTX Products” shall mean all products or service offerings of LTX that, since January 1, 2005, have been marketed, sold or distributed, or that LTX currently intends to market, sell or distribute, including any products or service offerings currently under development.

(v) “LTX Registered Intellectual Property” shall mean all of the Registered Intellectual Property owned by, or filed in the name of, LTX or any of its Subsidiaries and material to the conduct of the business of LTX and its Subsidiaries, taken as a whole.

(vi) “LTX Third Party IP Contract” shall mean all contracts pursuant to which a third party has licensed any LTX Licensed IP to LTX or its Subsidiaries.

(b) LTX Intellectual Property.

(i) Registered Intellectual Property; Proceedings. Section 3.7(b)(i) of the LTX Disclosure Schedule contains a complete and accurate list of (i) all LTX Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of LTX Registered Intellectual Property has been issued or registered, the filing and/or issue dates, and the corresponding application and registration numbers and similar identifiers, and (ii) all proceedings or actions before any court or tribunal (including the PTO) or equivalent authority anywhere else in the world) related to any LTX Registered Intellectual Property.

(ii) Registration. To the Knowledge of LTX, each item of LTX Registered Intellectual Property is valid and subsisting.

(iii) Intellectual Property Contracts. Neither LTX nor any of its Subsidiaries is in material breach of any LTX IP Contracts or any LTX Third Party IP Contracts (other than “shrink wrap” and similar widely available commercial end-user licenses) and, to LTX’s Knowledge, no other party has materially failed to perform under any of the LTX IP Contracts or LTX Third Party IP Contracts. Section 3.7(b)(iii) of the LTX Disclosure Schedule contains a complete and accurate list of LTX Third Party IP Contracts and all material LTX IP Contracts.

(c) Ownership.

(i) No LTX IP is as of the date hereof subject to any legal proceeding or outstanding legal decree, order, judgment, or stipulation restricting in any material manner, the use, transfer, or licensing thereof by LTX or any of its Subsidiaries.

(ii) LTX owns each item of LTX IP free and clear of any security interest, pledge or mortgage.

(d) Non-Infringement. To the Knowledge of LTX, the design, development, manufacture, use, import, sale and licensing of LTX Products does not infringe or misappropriate any Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and there are no claims pending or, to the Knowledge of LTX, threatened against LTX claiming that the LTX Products infringe or misappropriate the Intellectual Property of any third party.

(e) Intellectual Property Contracts.

(i) Except as set forth in Section 3.7(e)(i) of the LTX Disclosure Schedule, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will automatically result in the breach, modification, cancellation, termination or suspension of any LTX Third Party IP Contract.

(ii) Neither this Agreement nor the transactions contemplated by this Agreement will result in (A) any third party being automatically granted rights or access to, or the placement in or release from escrow, of any LTX IP, (B) LTX automatically granting to any third party any right in any LTX IP, or (C) LTX automatically being obligated contractually to pay material any royalties or other material amounts to any third party in excess of those payable by LTX or its Subsidiaries prior to the Closing.

(f) Third-Party Infringement. As of the date hereof, there are no legal proceedings or written threats of legal proceedings in which LTX or its Subsidiaries have alleged the misappropriation or infringement of LTX IP. To the Knowledge of LTX, no third party is infringing, violating or misappropriating in any material respect any of the LTX IP.

(g) Trade Secret Protection. With respect to LTX IP, LTX and each of its Subsidiaries have taken commercially reasonable steps to protect the rights of LTX and its Subsidiaries in LTX’s and its Subsidiaries’ confidential information and trade secrets and any trade secrets or confidential information of third parties provided to LTX or any of its Subsidiaries under an obligation of confidentiality.

3.8 Compliance; Permits.

(a) Compliance. Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, neither LTX nor any of its Subsidiaries is in conflict with, or in default or in violation of, (i) any Legal Requirement applicable to LTX or any of its Subsidiaries or by which LTX or any of its Subsidiaries or any of their respective businesses or properties is bound or affected, or (ii) any Contract or Permit to which LTX or any of its Subsidiaries is a party or by which LTX or any of its Subsidiaries or its or any of their respective businesses or properties is bound or affected. To the Knowledge of LTX, no material investigation or review by any Governmental Entity is pending or has been threatened against LTX or any of its Subsidiaries. There is no material judgment, injunction, order or decree binding upon LTX or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing (A) any business practices of LTX and its Subsidiaries, taken as a whole, or (B) the conduct of business by LTX and its Subsidiaries as currently conducted.

(b) Permits. LTX and its Subsidiaries hold all Permits that are required for the operation of the business of LTX and its Subsidiaries as currently conducted, other than Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole (collectively, “LTX Permits” other than LTX Environmental Permits which are covered exclusively under Section 3.14). No suspension or cancellation of any of LTX Permits is pending or, to the Knowledge of LTX, threatened. LTX and its Subsidiaries are in compliance in all material respects with the terms of the LTX Permits.

(c) Foreign Corrupt Practices Act; Export Control Laws. Neither LTX nor any of its Subsidiaries (including any of their respective officers or directors) has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder or any similar Legal Requirement relating to bribery or improper influence, except for any such violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole. LTX and each of its Subsidiaries is currently conducting, and have at all times since their inception conducted, their respective businesses in compliance in all material respects with and not in violation of any export control Legal Requirement, trade embargo or the anti-boycott provisions of any applicable Legal Requirements.

3.9 Litigation. There are no claims, suits, actions or proceedings pending or, to the Knowledge of LTX, threatened against LTX or any of its Subsidiaries before any court, Governmental Entity, or any arbitrator (a) that seek to restrain or enjoin the consummation of the transactions contemplated hereby or (b) which, either individually or in the aggregate with all such claims, suits, actions or proceedings, have had or would reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

3.10 Brokers’ and Finders’ Fees. Except for fees payable to J.P. Morgan Securities Inc. (“JPMorgan”) pursuant to an engagement letter dated April 21, 2008, a copy of which has been provided to Credence, no agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement or any transaction contemplated hereby based upon arrangements made by or on behalf of LTX.

3.11 Transactions with Affiliates. Except as set forth in the Designated LTX SEC Reports, since the date of LTX’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by LTX pursuant to Item 404 of Regulation S K promulgated by the SEC.

3.12 Employee Benefit Plans and Labor Matters.

(a) Definitions.

(i) “LTX Benefit Plan” shall mean each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, and any other material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, which is maintained, contributed to, or required to be contributed to, by LTX or any ERISA Affiliate for the benefit of two or more LTX Employees, or with respect to which LTX or any ERISA Affiliate has any liability or obligation.

(ii) “LTX Employee” shall mean any current or former or retired employee, consultant or director of LTX or any ERISA Affiliate.

(iii) “LTX Employee Agreement” shall mean (A) each management, employment, severance, retention, stay bonus, consulting, relocation, repatriation, expatriation, visa, work permit or other Contract between LTX or any ERISA Affiliate and any current, former or retired executive officer or director of LTX and (B) each management, employment, severance, retention, stay bonus, consulting, relocation, repatriation, expatriation, visa, work permit or other Contract between LTX or any ERISA Affiliate and any LTX Employee other than a current, former or retired executive officer or director of LTX, that is material either individually or in the aggregate with all such similar Contracts.

(b) Schedule. Section 3.12(b) of the LTX Disclosure Schedule contains an accurate and complete list of each LTX Benefit Plan and each LTX Employee Agreement. Neither LTX nor any ERISA Affiliate has any plan or commitment to establish, adopt or enter into any new LTX Benefit Plan or LTX Employee Agreement or to modify any LTX Benefit Plan or LTX Employee Agreement (except to the extent required by Legal Requirements or to conform any such LTX Benefit Plan or LTX Employee Agreement to any applicable Legal Requirements, or as required by this Agreement) that would reasonably be expected to result in material liability to LTX and its ERISA Affiliates, taken as a whole.

(c) Documents. LTX has provided or made available to LTX correct and complete copies of: (i) all documents embodying each LTX Benefit Plan and each LTX Employee Agreement required to be disclosed pursuant to Section 3.12(b) above including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each such LTX Benefit Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each LTX Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each LTX Benefit Plan; (iv) if any LTX Benefit Plan is funded, the most recent annual and periodic accounting of LTX Benefit Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each LTX Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material communications to any LTX Employee or LTX Employees relating to any LTX Benefit Plan and any proposed LTX Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability material to LTX and its Subsidiaries, taken as a whole; (viii) all material correspondence to or from any governmental agency relating to any LTX Benefit Plan; and (ix) the three (3) most recent plan years discrimination tests for each LTX Benefit Plan for which such tests are required.

(d) Benefit Plan Compliance.

(i) With respect to each LTX Benefit Plan, no event has occurred and to the Knowledge of LTX there exists no condition or set of circumstances, in connection with which LTX or any of its ERISA Affiliates would be subject to any liability under ERISA, the Code or any other applicable Legal Requirement material to LTX and its Subsidiaries, taken as a whole.

(ii) Each LTX Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and all other applicable material Legal Requirements and the terms of any applicable collective bargaining agreements. Each LTX Benefit Plan, including any material amendments thereto, that is capable of Approval has received such Approval or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval, except for the lack of such Approvals which, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in material liability to LTX and its Controlled Group Affiliates, taken as a whole. Except as required by Legal Requirements, no condition exists that would prevent LTX or Credence from terminating or amending any LTX Benefit Plan at any time for any reason without material liability to LTX and its ERISA Affiliates, taken as a whole (other than ordinary administration expenses or routine claims for benefits).

(iii) No material written representation or commitment with respect to any material aspect of any LTX Benefit Plan has been made to an LTX Employee by an authorized LTX Employee that is not materially in accordance with the written or otherwise preexisting terms and provisions of such LTX Benefit Plans that would reasonably be expected to result in material liability to LTX and its ERISA Affiliates, taken as a whole. Neither LTX nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other LTX Employee representative body or any material number or category of its LTX Employees which would prevent, restrict or materially impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(iv) There are no unresolved claims or disputes under the terms of, or in connection with, any LTX Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or, to the Knowledge of LTX, is threatened or reasonably anticipated (other than routine claims for benefits), with respect to any material claim, which would reasonably be expected to result in material liability to LTX and its Controlled Group Affiliates, taken as a whole.

(e) Plan Funding. With respect to LTX Benefit Plans, there are no material benefit obligations for which required contributions have not been made or accrued to the extent required by GAAP and there are no material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of LTX. The assets of each LTX Benefit Plan which is funded are reported at their fair market value on the books and records of such LTX Benefit Plan.

(f) No Pension or Welfare Plans. Neither LTX nor any ERISA Affiliate of LTX has ever maintained, established, sponsored, participated in or contributed to any (i) LTX Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) “funded welfare plan” within the meaning of Section 419 of the Code. No LTX Benefit Plan provides health benefits that are not fully insured through an insurance contract.

(g) Continuation Coverage. No LTX Benefit Plan provides post-termination or retiree welfare benefits (whether or not insured) with respect to any Person for any reason other than coverage mandated by applicable Legal Requirements, and neither LTX nor any ERISA Affiliate has ever contracted to any LTX Employee (either individually or to LTX Employees as a group) or any other Person that such LTX Employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by applicable Legal Requirements or, individually or in the aggregate, as has not resulted or would not reasonably be expected to result in material liability to LTX and its ERISA Affiliates, taken as a whole.

(h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any LTX Benefit Plan or LTX Employee Agreement that will or may result in any material payment (whether of severance pay or otherwise), acceleration of any material payment, forgiveness of material indebtedness, vesting, distribution, material increase in benefits or obligation to fund benefits with respect to any LTX Employee. No payment or benefit which will or may be made in connection with the transactions contemplated by this Agreement by LTX or any ERISA Affiliate with respect to any LTX Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which LTX or any ERISA Affiliate is a party or by which it is bound to compensate any LTX Employee for excise taxes paid pursuant to Section 4999 of the Code. Section 3.12(h) of the LTX Disclosure Schedule lists all persons who LTX reasonably believes are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof.

(i) Section 409A. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) sponsored or maintained by LTX and each ERISA Affiliate has been operated since January 1, 2005 in reasonable, good faith compliance with Section 409A of the Code and applicable IRS guidance. No nonqualified deferred compensation plan has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No stock option or other right to acquire LTX Common Stock or other equity of LTX has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights.

(j) Stock Option Grant Practices. LTX’s past and current stock option grant practices (i) complied and comply with all applicable LTX Stock Plans, stock exchange rules and applicable Legal Requirements, (ii) have been fairly presented in accordance with GAAP in the LTX Financials, and (iii) have resulted only in exercise prices that correspond to the fair market value on the date that the grants were actually authorized under applicable Legal Requirements, in each case except for any such failures, individually or in the aggregate, that have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole. As of the date of this Agreement, LTX has no ongoing internal review of any past or current stock option practice, and LTX is not aware of the existence of any reports on any such reviews completed since January 1, 2005.

(k) Labor. Neither LTX nor any of it Subsidiaries is presently a party to, or bound by, any collective bargaining agreement, trade union agreement, work council, employee representative agreement, union contract, or information or consultation agreement, other than national or industry-wide agreements, with respect to employees and no collective bargaining agreement is being negotiated by LTX or any of its Subsidiaries. To the Knowledge of LTX, there are no activities or proceedings of any labor union to organize any employees of LTX or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against LTX or any of its Subsidiaries pending or, to the Knowledge of LTX, threatened or reasonably anticipated which would reasonably be expected to materially interfere with the business activities of LTX and its Subsidiaries, taken as a whole. None of LTX, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of LTX or any of its Subsidiaries, except, individually or in the aggregate, as has not had and as would not reasonably be expected to have a Material Adverse Effect on LTX and its

Subsidiaries, taken as a whole. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of LTX, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole. Neither LTX nor any of its Subsidiaries have incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied that is material to LTX and its Subsidiaries, taken as a whole.

(l) Employment Matters. LTX is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment (including but not limited to the classification of any Person as an employee or independent contractor), employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, except, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(m) International Employee Matters.

(i) With respect to each LTX Benefit Plan that is maintained outside the jurisdiction of the United States or primarily covers LTX Employees residing or working outside the United States, (A) the LTX Benefit Plan has been established, maintained and administered in all material respects in compliance with its terms and all applicable Legal Requirement, (B) all contributions and expenses that are required to be made have been made or properly accrued, and (C) with respect to any such LTX Benefit Plan that is intended to be eligible to receive favorable tax treatment under the Legal Requirements applying to such LTX Benefit Plan, all requirements necessary to obtain such favorable tax treatment have been satisfied.

(ii) There is no term of employment for any LTX Employee residing or working outside the United States providing that the consummation of the transactions contemplated by this Agreement shall entitle such LTX Employee (A) to treat the change of control as a breach of any contract, (B) to any payment, benefit or change of terms of employment (whether or not conditioned upon the occurrence of any other event) or (C) to treat himself or herself as redundant or released from any obligation to his or her employer.

3.13 Title to Properties.

(a) Leases. Section 3.13(a) of the LTX Disclosure Schedule sets forth a list of all real property leases or other agreements for the occupancy of real property to which LTX or any of its Subsidiaries is a party or by which any of them is bound as of the date hereof and all amendments, guaranties and modifications thereof (each, an “LTX Lease”). Except as set forth in the LTX Leases or as disclosed in the LTX Disclosure Schedule, no party has a right to occupy any of the premises subject to a LTX Lease (“LTX Leased Property”) except for LTX or its Subsidiaries. LTX has made available to LTX a true and complete copy of each LTX Lease. All such LTX Leases are valid and in full force and effect against LTX or any Subsidiary of LTX party thereto and, to the Knowledge of LTX, each other party thereto, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity, and, with respect to LTX or any of its Subsidiaries, under any of such leases, no rental payments are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except, individually or in the aggregate, as has not had and would not reasonable be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(b) Properties. Section 3.13(b) of the LTX Disclosure Schedule sets forth a list of all real property owned by LTX or any of its Subsidiaries (the “LTX Owned Property” and collectively with LTX Leased Property, the “LTX Real Property”). With respect to LTX Owned Property, LTX has made available to LTX copies of the deeds and other instruments (as recorded) by which LTX or any of its Subsidiaries acquired such parcel of property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of LTX or any of its Subsidiaries relating thereto. There are no pending or, to the Knowledge of LTX, threatened condemnation or eminent domain actions or proceedings, or any special assessments or other activities of any public or quasi-public body that are reasonably likely to materially adversely affect LTX’s title to LTX Real Property. To the Knowledge of LTX, there are no facts or conditions which would, in the aggregate, reasonably be expected to have a material and adverse effect on the transferability, financability, ownership, leasing, use, development, occupancy or operation of any such real property. Neither LTX nor any Subsidiary has received any written notice from any insurance company of any defects or inadequacies in any LTX Real Property or any part thereof which would reasonably be expected to materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any written notice been given by any insurer of any such property requesting the performance of any repairs, alterations or other work with which compliance has not been made. There are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than LTX or any of its Subsidiaries) the right of use or occupancy of any portion of the LTX Real Property. There are no outstanding options or rights of first refusal to purchase the LTX Real Property or any portion thereof or interest therein.

(c) Valid Title. LTX and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business that are material to LTX and its Subsidiaries, taken as a whole, free and clear of any Liens, except for (i) Liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

3.14 Environmental Matters.

(a) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, no amount of any Hazardous Materials is present as a result of the actions of LTX or any of its Subsidiaries, or, to the Knowledge of LTX, as a result of any actions of any third party or otherwise, in, on or under any real property, including the land and the improvements, ground water and surface water thereof, that LTX or any of its Subsidiaries currently owns, operates, occupies or leases. Neither LTX nor any Subsidiary has any liabilities or obligations arising from the Release of any Hazardous Materials into the Environment, except for such liabilities or obligations, individually or in the aggregate, as have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(b) Except, individually or in the aggregate, as have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, LTX and its Subsidiaries are in compliance with and have at all times during the past five years complied with applicable Environmental Laws.

(c) LTX and its Subsidiaries hold all Permits issued under or pursuant to Environmental Laws that are required for the operation of the business of LTX and its Subsidiaries as currently conducted, expect for such Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole (“LTX Environmental Permits”). No suspension or cancellation of any of the LTX Environmental Permits is pending or, to the Knowledge of LTX, threatened. LTX and its Subsidiaries are in compliance in all material respects with the terms of the LTX Environmental Permits.

(d) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, no civil or criminal litigation, action, order, written notice of violation or claim or, to the Knowledge of LTX, investigation, inquiry, information request or proceeding is pending or, to LTX’s Knowledge, threatened against LTX or any of its Subsidiaries arising out of Environmental Laws.

(e) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, neither LTX nor any of its Subsidiaries has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Laws.

(f) LTX and its Subsidiaries are in compliance in all material respects with the European Directive 2002/96/EC on waste electrical and electronic equipment or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment, and their respective implementing Legal Requirements.

(g) LTX and its Subsidiaries have made available to Credence all material environmental site assessments and audit reports prepared within the last five years and in their possession, custody or control relating to premises currently or previously owned or operated by LTX or any Subsidiary.

(h) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, neither LTX nor any of its Subsidiaries have any Liability for any Environmental Matter.

(i) Except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, no underground storage tanks are present in, on or under any real property, including the land and the improvements thereof, that LTX or any Subsidiary has at any time owned, operated, occupied or leased.

3.15 Contracts.

(a) Material Contracts. For purposes of this Agreement, “LTX Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to LTX or its Subsidiaries;

(ii) any severance or consulting Contract or any written employment agreement providing for a guaranteed minimum term of employment (excluding, for this purpose, any offer letters entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), in each case, under which LTX or any of its Subsidiaries may have continuing obligations as of the date hereof, with (A) any current or former executive officer or other employee of LTX who earned or is expected to earn an annual base salary in excess of $150,000 during the fiscal year ended July 31, 2007 or the fiscal year ending July 31, 2008 or (B) any member of LTX’s Board of Directors;

(iii) any Contract or plan, including any stock plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iv) any agreement of indemnification or any guaranty under which LTX or any of its Subsidiaries has continuing obligations as of the date hereof, other than any agreement of indemnification entered into in connection with the sale or license of hardware or software products in the ordinary course of business;

(v) any Contract containing any covenant (A) limiting the right of LTX or any of its Subsidiaries to engage in any material line of business, to make use of any material Intellectual Property or to compete with any Person in any material line of business or geographic area, (B) granting exclusive rights, or (C) otherwise prohibiting LTX or its Subsidiaries from selling, distributing or manufacturing any material products or services or purchasing or otherwise obtaining any material software, components, parts or subassemblies;

(vi) any Contract relating to the disposition or acquisition by LTX or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business;

(vii) any Contract governing the terms of any material ownership or investments of LTX or any of its Subsidiaries in any other Person or business enterprise other than LTX’s Subsidiaries (other than short-term, liquid investments), or any Contract pursuant to which LTX or its Subsidiaries has any material obligation or commitment (whether conditional or otherwise) to make any investment or acquire any ownership interest in any other Person or business enterprise other than LTX’s Subsidiaries;

(viii) any dealer, distributor, joint marketing or development agreement under which LTX or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which LTX or any of its Subsidiaries have continuing obligations to jointly develop any material Intellectual Property that will not be wholly owned by LTX or any of its Subsidiaries and which may not be terminated without penalty upon notice of 90 days or less;

(ix) any Contract to license any third party to manufacture or reproduce any products, services or technology of LTX or its Subsidiaries or any Contract to sell or distribute any of such products, services or technology, except agreements with distributors or sales representatives in the ordinary course of business consistent with past practice and terminable without penalty upon notice of 90 days or less and substantially in the form previously provided to Credence;

(x) any Contract containing any support, maintenance or service obligation on the part of LTX or any of its Subsidiaries, which represents a value or liability in excess of $250,000 on an annual basis, other than (A) those obligations that are terminable by LTX or any of its Subsidiaries on no more than 60 days notice without liability or financial obligation to LTX or its Subsidiaries or (B) purchase orders with end-user customers entered into in the ordinary course of business consistent with past practice;

(xi) any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $100,000;

(xii) any dispute settlement agreement with continuing material obligations thereunder entered into within five years prior to the date of this Agreement;

(xiii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business; or

(xiv) any Contract the termination or breach of which, or the failure to obtain consent in respect of which, would reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

(b) Schedule. Section 3.15(b) of the LTX Disclosure Schedule sets forth a list of all LTX Material Contracts to which LTX or any of its Subsidiaries is a party or is bound by as of the date hereof and which are described in Sections 3.15(a)(i) through 3.15(a)(xiv) hereof other than those listed as an exhibit to LTX’s most recent Annual Report on Form 10-K.

(c) No Breach. Each LTX Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms and except as enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity. Neither LTX nor any of its Subsidiaries is in violation of any provision of, or has failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any LTX Material Contract, and neither LTX nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any LTX Material Contract, in each case in such a manner as would permit any other party to cancel or terminate any such LTX Material Contract, or would permit any other party to seek damages or other remedies, for any or all of such breaches, violations or defaults, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole. To the Knowledge of LTX, no third party has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of, any LTX Material Contract.

3.16 Insurance. LTX maintains insurance policies covering LTX, its Subsidiaries and their respective employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, against such losses and risks and in such amounts as are customary for the businesses in which LTX and its Subsidiaries are currently engaged. As of the date hereof, such policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except, individually or in the aggregate, as has not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole.

3.17 Disclosure. None of the information supplied or to be supplied by or on behalf of LTX or Merger Sub for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of LTX and Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of LTX and Credence and at the time of the LTX and Credence Stockholders’ Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time before the Effective Time, LTX obtains Knowledge of any event relating to LTX or any of its affiliates, officers or directors which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, LTX shall promptly inform Credence. Notwithstanding the foregoing, no representation or warranty is made by LTX with respect to statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus about Credence supplied by Credence for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

3.18 Board Approval. The Board of Directors of LTX has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (the “LTX Board Approval”), (a) determined that the Merger and the Charter Amendment are fair to, and in the best interests of, LTX and its stockholders and declared this Agreement and the Merger to be advisable, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, the Charter Amendment and the Share Issuance, (c) recommended that the stockholders of LTX approve the Share Issuance and the Charter Amendment, and (d) subject to Sections 5.2 and 5.3, directed that the Share Issuance and the Charter Amendment be submitted to LTX’s stockholders at the Stockholders’ Meeting of LTX.

3.19 Opinion of Financial Advisor. LTX’s Board of Directors has received a written opinion from JPMorgan, dated as of June 20, 2008, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to LTX. A signed copy of such opinion will be provided to Credence as promptly as practicable following receipt thereof by LTX.

3.20 Rights Plan. LTX has taken all action so that (a) Credence shall not be an “Acquiring Person” under the LTX Rights Agreement and (b) the entering into of this Agreement and the Merger and the consummation of the other transactions contemplated hereby will not result in the grant of any rights to any Person under the LTX Rights Agreement or enable or require the LTX Rights to be exercised, distributed or triggered as a result thereof.

3.21 Shell Company Status. Neither LTX nor Merger Sub is a “shell company,” other than a “business combination related shell company,” as those terms are defined in Rule 405 promulgated under the Securities Act.

3.22 No Other Representations and Warranties. Except for the representations and warranties contained in Article II, and any certificate delivered by Credence in connection with Closing, LTX acknowledges and agrees that neither Credence nor any other Person on behalf of Credence makes, nor has LTX relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Credence or with respect to any other information provided to or made available to LTX in connection with the transactions contemplated hereunder. Except as provided in Section 5.10, neither Credence nor any other Person will have or be subject to any liability or indemnification obligation to LTX or any other Person resulting from the distribution to LTX, or LTX’s use of, any such information, including any information, documents, projections forecasts or other material made available to LTX in certain data rooms or management presentations in expectation of the transactions contemplated in this Agreement, unless any such information is expressly included in a representation or warranty contained in Article II or in the corresponding section of the Credence Disclosure Schedule.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by Credence.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Credence shall, and shall cause each of its Subsidiaries to, except as otherwise expressly required by this Agreement, by Legal Requirements or by the terms of any Contract in effect on the date hereof and made available to LTX or to the extent that LTX shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to (i) carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Legal Requirements, (ii) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other material obligations when due, subject to good faith disputes over such obligations, (iii) preserve intact its present business organization, (iv) keep available the services of its present executive officers and key employees, and (v) preserve its relationships with material customers, suppliers, licensors, licensees and others with which it has material business dealings.

(b) Required Consent. In addition, without limiting the generality of Section 4.1(a), except as required by the terms of this Agreement, by Legal Requirements or by the terms of any Contract in effect on the date hereof and made available to LTX or as provided in Article IV of the Credence Disclosure Schedule, without the prior written consent of LTX, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Credence shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than a cash management transaction between Credence and a wholly-owned Subsidiary of it, or between wholly-owned Subsidiaries of Credence in the ordinary course of business consistent with past practice;

(ii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of shares at cost in connection with the termination of the employment relationship with any Employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into in the ordinary course of business after the date hereof;

(iii) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments obligating it to issue any such securities or rights, other than: (A) issuances of Credence Common Stock upon the exercise of Credence Options, warrants or other rights of Credence or the settlement of Credence Restricted Stock Units existing on the date hereof in accordance with their present terms or granted pursuant to clause (C) hereof, (B) issuances of shares of Credence Common Stock to participants in Credence Purchase Plan pursuant to the terms thereof, (C) grants of stock options or other stock based awards (including Credence Restricted Stock and Credence Restricted Stock Units) of, or to acquire, shares of Credence Common Stock granted under Credence Stock Plans in effect on the date hereof, in each case (x) in the ordinary course of business consistent with past practice, (y) with respect to stock options, granted with an exercise price equal to the fair market value of Credence Common Stock on the date of grant and (z) for up to 100,000 shares of Credence Common Stock in the aggregate and 20,000 such shares for any individual (“Credence Routine Grants”) or (D) the issuance of Credence Common Stock issuable upon conversion of Credence Convertible Notes;

(iv) Cause or permit any amendments to any of the Credence Charter Documents or Subsidiary Charter Documents of any Subsidiary of Credence;

(v) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in all or a portion of the assets of, or by any other manner, any business or any Person or division or product line thereof, or otherwise acquire or agree to acquire any assets which, in each such case, are material, individually or in the aggregate, to the business of Credence and its Subsidiaries, taken as a whole;

(vi) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, joint development, strategic partnership or alliance that is material, individually or in the aggregate, to the business of Credence and its Subsidiaries, taken as a whole;

(vii) Sell, lease, exclusively license, encumber or otherwise convey or dispose of any properties or assets material to the business of Credence and its Subsidiaries, taken as a whole, except (A) sales of inventory, products or equipment in the ordinary course of business consistent with past practice or (B) the sale, lease or disposition of excess or obsolete property or assets in the ordinary course of business consistent with past practice, in each case, which are not material, individually or in the aggregate, to the business of Credence and its Subsidiaries taken as a whole;

(viii) Make any loans, advances or capital contributions to any Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

(ix) Except as required by GAAP or the SEC, make any material change in its methods, principles or practices of accounting;

(x) Make or change any Tax election, adopt or change any accounting method in respect of Taxes that affects in any material respect the Tax liability or Tax attributes of Credence or any of its Subsidiaries, file any material amended Tax Return, enter into any closing agreement in respect of material Taxes, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to material Taxes;

(xi) Except as required by GAAP or the SEC, materially revalue any of its assets;

(xii)(A) Pay, discharge, settle or satisfy any threatened or actual litigation or any dispute that would reasonably be expected to lead to litigation (whether or not commenced prior to the date of this Agreement), other than (x) the payment, discharge, settlement or satisfaction, solely for cash in amounts not exceeding $25,000 individually or $100,000 in the aggregate, in the ordinary course of business consistent with past practice, or (y) the discharge, settlement or satisfaction of any such litigation or dispute that does not involve any payment by Credence or any of its Subsidiaries and does not impose any obligation on Credence or any of its Subsidiaries (other than a non-exclusive license of Intellectual Property that is not material to Credence and its Subsidiaries, taken as a whole) or (B) waive the benefits of, modify in any manner, amend, terminate, assign, release any Person from or knowingly fail to enforce, any confidentiality, “standstill,” or similar agreement to which Credence or any of its Subsidiaries is a party or of which Credence or any of its Subsidiaries is a beneficiary;

(xiii) Write up, write down or write off the book value of any assets, individually or in the aggregate, for Credence and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice, (B) as may be required by GAAP or (C) otherwise not in excess of $250,000;

(xiv) Take any action to render inapplicable, or to exempt any third Person (other than LTX or Merger Sub) from, (A) the provisions of Section 203 of the DGCL or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

(xv)(A) Make any increase in the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Employee or director of Credence or any Subsidiary of Credence other than increases in base salary of less than 3% or grants or payments in the ordinary course of business consistent in time and amount with past practice, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any Credence Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Credence Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Credence Benefit Plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Credence Options, Credence Restricted Stock or Credence Restricted Stock Units, or reprice any Credence Options or authorize cash payments in exchange for any Credence Options, (D) enter into any employment, severance, termination or indemnification agreement with any Credence Employee or enter into any collective bargaining agreement, (other than (i) offer letters entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will,” provided that any such offer letter does not provide for annual compensation in excess of $150,000 or equity awards other than Credence Routine Grants, or (ii) severance agreements with non-officer Credence Employees entered into in the ordinary course of business consistent with past practice), (E) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Credence Employee), or (F) enter into any agreement with any Credence Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving Credence of the nature contemplated hereby; provided, however, that nothing herein shall be construed as prohibiting Credence from granting Credence Options that are Credence Routine Grants;

(xvi) Transfer or license to any Person or otherwise extend, amend or modify in any material respect any rights to Credence IP, or enter into any agreements or make other commitments to grant, transfer or license to any Person material future patent rights, in each case, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices, or grant any exclusive rights with respect to any Intellectual Property;

(xvii) Enter into any Contracts containing, or otherwise subjecting Credence, the Surviving Corporation or LTX or any of their respective Subsidiaries to, any material non-competition or material exclusivity restrictions on the operation of the business of Credence or the Surviving Corporation or LTX or any of their respective Subsidiaries;

(xviii) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Credence or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than (A) guarantees and letters of credit issued to suppliers of Credence or any of its Subsidiaries in the ordinary course of business or (B) in connection with the financing of ordinary course trade payables, in either case consistent with past practice;

(xix) Hire or promote any officer- or director- level employee or appoint a new member of the board of directors of Credence or any of its Subsidiaries;

(xx) Make any capital expenditures other than in the ordinary course of business consistent with past practice and in an amount not in excess of $250,000 individually;

(xxi) Enter into, modify or amend in a manner materially adverse to Credence and its Subsidiaries, taken as a whole, or terminate, any Credence Material Contract, or waive, release or assign any material rights or claims thereunder, in each case, in a manner materially adverse to Credence and its Subsidiaries, taken as a whole;

(xxii) Take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(xxiii) Except as expressly contemplated by this Agreement, take any actions that would result in restructuring charges pursuant to GAAP in excess of $250,000 in the aggregate;

(xxiv) Enter into any new line of business material to Credence and its Subsidiaries, taken as a whole;

(xxv) Fail to use commercially reasonable efforts to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof; or

(xxvi) Agree in writing to take any of the actions described in (i) through (xxv) above.

4.2 Conduct of Business by LTX.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, LTX shall, and shall cause each of its Subsidiaries to, except as otherwise expressly required by this Agreement, by Legal Requirements or by the terms of any Contract in effect on the date hereof and made available to Credence or to the extent that Credence shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to (i) carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Legal Requirements, (ii) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other material obligations when due, subject to good faith disputes over such obligations, (iii) preserve intact its present business organization, (iv) keep available the services of its present executive officers and key employees, and (v) preserve its relationships with material customers, suppliers, licensors, licensees and others with which it has material business dealings.

(b) Required Consent. In addition, without limiting the generality of Section 4.2(a), except as required by the terms of this Agreement, by Legal Requirements or by the terms of any Contract in effect on the date hereof and made available to Credence or as provided in Article IV of the LTX Disclosure Schedule, without the prior written consent of Credence, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, LTX shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock other than a cash management transaction between LTX and a wholly-owned Subsidiary of it, or between wholly-owned Subsidiaries of LTX in the ordinary course of business consistent with past practice;

(ii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into in the ordinary course of business after the date hereof;

(iii) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments obligating it to issue any such securities or rights, other than: (A) issuances of LTX Common Stock (and associated LTX Rights) upon the exercise of LTX Options, warrants or other rights of LTX or the settlement of LTX Restricted Stock Units existing on the date hereof in accordance with their present terms or granted pursuant to clause (C) hereof, (B) issuances of shares of LTX Common Stock (and associated LTX Rights) to participants in any employee stock purchase plan of LTX pursuant to the terms thereof or (C) grants of stock options or other stock based awards (including restricted stock and LTX Restricted Stock Units) of or to acquire, shares of LTX Common Stock (and associated LTX Rights) granted under the LTX Stock Plans in effect on the date hereof, in each case (x) in the ordinary course of business consistent with past practice, (y) with respect to stock options, granted with an exercise price equal to the fair market value of LTX Common Stock on the date of grant and (z) for up to 100,000 shares of LTX Common Stock (and associated LTX Rights) in the aggregate and 20,000 such shares for any individual (“LTX Routine Grants”);

(iv) Cause or permit any amendments to any of the LTX Charter Documents except the Charter Amendment;

(v) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in all or a portion of the assets of, or by any other manner, any business or any Person or division or product line thereof, or otherwise acquire or agree to acquire any assets which, in each case, are material, individually or in the aggregate, to the business of LTX and its Subsidiaries, taken as a whole;

(vi) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, joint development, strategic partnership or alliance that is material, individually or in the aggregate, to the business of LTX and its Subsidiaries, taken as a whole;

(vii) Sell, lease, exclusively license, encumber or otherwise convey or dispose of any properties or assets material to the business of LTX and its Subsidiaries, taken as a whole, except (A) sales of inventory, products or equipment in the ordinary course of business consistent with past practice or (B) the sale, lease or disposition of excess or obsolete property or assets in the ordinary course of business consistent with past practice, in each case, which are not material, individually or in the aggregate, to the business of LTX and its Subsidiaries taken as a whole;

(viii) Make any loans, advances or capital contributions to any Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

(ix) Except as required by GAAP or the SEC, make any material change in its methods, principles or practices of accounting;

(x) Make or change any Tax election, adopt or change any accounting method in respect of Taxes that affects in any material respect the Tax liability or Tax attributes of Credence or any of its Subsidiaries, file any material amended Tax Return, enter into any closing agreement in respect of material Taxes, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to material Taxes;

(xi) Except as required by GAAP or the SEC, materially revalue any of its assets;

(xii) (A) Pay, discharge, settle or satisfy any threatened or actual litigation or any dispute that would reasonably be expected to lead to litigation (whether or not commenced prior to the date of this Agreement), other than (x) the payment, discharge, settlement or satisfaction, solely for cash in amounts not exceeding $25,000 individually or $100,000 in the aggregate, in the ordinary course of business consistent with past practice, or (y) the discharge, settlement or satisfaction of any such litigation or dispute that does not involve any payment by LTX or any of its Subsidiaries and does not impose any obligation on LTX or any of its Subsidiaries (other than a non-exclusive license of Intellectual Property that is not material to LTX and its Subsidiaries, taken as a whole) or (B) waive the benefits of, modify in any manner, amend, terminate, assign, release any Person from or knowingly fail to enforce, any confidentiality, “standstill,” or similar agreement to which LTX or any of its Subsidiaries is a party or of which LTX or any of its Subsidiaries is a beneficiary;

(xiii) Write up, write down or write off the book value of any assets, individually or in the aggregate, for LTX and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice, (B) as may be required by GAAP or (C) otherwise not in excess of $250,000;

(xiv) Take any action to render inapplicable, or to exempt any third Person (other than Credence) from, (A) the provisions of Chapter 110F of the Massachusetts General Laws, as amended, or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

(xv) (A) Make any increase in the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Employee or director of LTX or any Subsidiary of LTX other than increases in base salary of less than 3% or grants or payments in the ordinary course of business consistent in time and amount with past practice, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any LTX Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any LTX Benefit Plan or make any contribution, other than regularly scheduled contributions, to any LTX Benefit Plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability or settlement of LTX Options or LTX Restricted Stock Units, or reprice any LTX Options or authorize cash payments in exchange for any LTX Options, (D) enter into any employment, severance, termination or indemnification agreement with any LTX Employee or enter into any collective bargaining agreement, (other than (i) offer letters entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will,” provided that any such offer letter does not provide for annual compensation in excess of $150,000 or equity awards other than LTX Routine Grants, and (ii) severance agreements with non-officer LTX Employees entered into in the ordinary course of business consistent with past practice), (E) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Employee), or (F) enter into any agreement with any Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving LTX of the nature contemplated hereby; provided, however, that nothing herein shall be construed as prohibiting LTX from granting LTX Options that are LTX Routine Grants;

(xvi) Transfer or license to any Person or otherwise extend, amend or modify in any material respect any rights to LTX IP, or enter into any agreements or make other commitments to grant, transfer or license to any Person material future patent rights, in each case, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices, or grant any exclusive rights with respect to any Intellectual Property;

(xvii) Enter into any Contracts containing, or otherwise subjecting LTX, the Surviving Corporation or Credence or any of their respective Subsidiaries to, any material non-competition or material exclusivity restrictions on the operation of the business of LTX or the Surviving Corporation or Credence or any of their respective Subsidiaries;

(xviii) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of LTX or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than (A) guarantees and letters of credit issued to suppliers of LTX or any of its Subsidiaries in the ordinary course of business or (B) in connection with the financing of ordinary course trade payables, in either case consistent with past practice;

(xix) Hire or promote any officer- or director- level employee or appoint a new member of the board of directors of LTX or any of its Subsidiaries;

(xx) Make any capital expenditures other than in the ordinary course of business consistent with past practice and in an amount not in excess of $250,000 individually;

(xxi) Enter into, modify or amend in a manner materially adverse to LTX and its Subsidiaries, taken as a whole, or terminate any LTX Material Contract, or waive, release or assign any material rights or claims thereunder, in each case, in a manner materially adverse to LTX and its Subsidiaires, taken as whole;

(xxii) Take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(xxiii) Except as expressly contemplated by this Agreement, take any actions that would result in restructuring charges pursuant to GAAP in excess of $250,000 in the aggregate;

(xxiv) Enter into any new line of business material to LTX and its Subsidiaries, taken as a whole;

(xxv) Fail to use commercially reasonable efforts to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof; or

(xxvi) Agree in writing to take any of the actions described in (i) through (xxv) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, (a) LTX and Credence shall prepare and file with the SEC (as part of the Registration Statement) the Proxy Statement/Prospectus relating to the respective Stockholders’ Meetings of each of LTX and Credence to be held to consider the Share Issuance and the Charter Amendment, in the case of LTX, and adoption of this Agreement, in the case of Credence, and (b) LTX will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus in connection with the registration under the Securities Act of the shares of LTX Common Stock to be issued in connection with the Merger. Each of LTX and Credence shall provide promptly to the other such information concerning its business affairs and financial statements as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 5.1, or in any amendments or supplements thereto, and shall cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation and filing of the Proxy Statement/Prospectus and the

Registration Statement. Each of LTX and Credence will respond to any comments from the SEC, will use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of LTX and Credence will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Proxy Statement/Prospectus. Whenever LTX or Credence becomes aware of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, LTX or Credence, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of LTX and/or Credence, such amendment or supplement. Each of LTX and Credence shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Proxy Statement/Prospectus prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Neither LTX nor Credence shall make any amendment to the Proxy Statement/Prospectus or the Registration Statement without the approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed. LTX and Credence will cause the Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Each of the parties hereto shall cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of Nasdaq.

5.2 Meeting of Stockholders; Board Recommendation.

(a) Meeting of Stockholders. Promptly after the Registration Statement is declared effective under the Securities Act, each of LTX and Credence will take all action necessary or advisable in accordance with applicable Legal Requirements and its certificate of incorporation or articles of organization and bylaws to call, hold and convene a meeting of its stockholders to consider, in the case of LTX, the Share Issuance and the Charter Amendment and, in the case of Credence, adoption of this Agreement (each, a “Stockholders’ Meeting”) to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement. Each of LTX and Credence will use commercially reasonable efforts to hold their respective Stockholders’ Meetings on the same date. Subject to Section 5.3(d), each of LTX and Credence will use commercially reasonable efforts to (i) solicit from their respective stockholders proxies in favor of, in the case of LTX, the Share Issuance and the Charter Amendment and, in the case of Credence, the adoption of this Agreement and (ii) secure the vote or consent of its stockholders required by the rules of Nasdaq or applicable Legal Requirements to obtain such approvals, including engaging one or more nationally recognized proxy solicitation firms and information agents to assist in such solicitation. Notwithstanding anything to the contrary contained in this Agreement, LTX or Credence, as the case may be, may adjourn or postpone its Stockholders’ Meeting to the extent necessary (A) to provide any necessary supplement or amendment to the Proxy Statement/Prospectus to its respective stockholders in advance of the vote on the Share Issuance and the Charter Amendment (in the case of LTX) or the adoption of this Agreement (in the case of Credence) or (B) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of capital stock represented (either in person or by proxy) to approve such matters thereat or to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting. Each of LTX and Credence shall ensure that its respective Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its Stockholders’ Meeting are solicited, in compliance with the DGCL (in the case of Credence) or the MBCA (in the case of LTX), its certificate of incorporation or articles of organization and bylaws, the rules of Nasdaq and all other applicable Legal Requirements. The obligation of LTX or Credence, as the case may be, to call, give notice of, convene and hold its Stockholders’ Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (as defined in Section 5.3(g)) with respect to it, or by any withdrawal, amendment or modification of the recommendation of its Board of Directors with respect to the Merger, this Agreement, the Charter Amendment and/or the Share Issuance.

(b) Board Recommendation. Except to the extent expressly permitted by Section 5.3(d): (i) the Board of Directors of each of LTX and Credence shall recommend that its respective stockholders vote in favor of, in the case of LTX, the Share Issuance and the Charter Amendment and, in the case of Credence, adoption of this Agreement, at their respective Stockholders’ Meetings, (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of LTX has recommended that LTX’s stockholders vote in favor of the Share Issuance and the Charter Amendment at LTX’s Stockholders’ Meeting and the Board of Directors of Credence has recommended that Credence’s stockholders vote in favor of adoption of this Agreement at Credence’s Stockholders’ Meeting, and (iii) neither the Board of Directors of LTX or Credence nor any committee thereof shall withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify in a manner adverse to the other party hereto, the recommendation of its respective Board of Directors as set forth in the preceding clauses.

5.3 Acquisition Proposals.

(a) No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of LTX and Credence agrees that neither it nor any of its Subsidiaries nor any of the officers, employees and directors of it or its Subsidiaries shall, and that it shall not authorize or permit its and its Subsidiaries’ Employees, agents and representatives (including any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or any of its Subsidiaries) (collectively, “Representatives”) to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or for the purpose of facilitating, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, (iii) release or authorize the release of any Person from, or waive or authorize the waiver of any provision of, any confidentiality, “standstill” or similar agreement under which it or any of its Subsidiaries has any rights, or fail to enforce or cause to be enforced in all material respects each such agreement at the request of LTX (in the case of an agreement under which Credence has any rights) or Credence (in the case of an agreement under which LTX has any rights), (iv) take any action to render inapplicable, or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock, (v) publicly approve, endorse, recommend or take any position other than to recommend rejection (including withdrawing or modifying in a manner adverse to the other party, any recommendation of rejection) any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.3(d)) or (vi) enter into any letter of intent or similar Contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby (other than a confidentiality agreement as contemplated by Section 5.3(c)(i)). Each of LTX and Credence and their respective Subsidiaries and Representatives will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself.

(b) Notification of Unsolicited Acquisition Proposals.

(i) As promptly as practicable (but in any event within one business day) after receipt of any Acquisition Proposal by LTX, Credence or their respective Representatives, or any material modification of or material amendment to any Acquisition Proposal or any request of LTX, Credence or their respective Representatives for nonpublic information or inquiry which could reasonably be expected to lead to an Acquisition Proposal, LTX or Credence, as the case may be, shall provide the other party with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written and electronic materials provided in connection with such Acquisition Proposal, request or inquiry. The recipient of such Acquisition Proposal, request or inquiry shall provide the other party hereto as promptly as practicable (but in any event within one business day) oral and written notice setting forth all such information as is reasonably necessary to keep the other party hereto informed in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within one business day) provide the other party hereto a copy of all written and electronic materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii) LTX or Credence, as the case may be, shall provide the other with one business day prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

(c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that LTX or Credence, as the case may be, receives an unsolicited, bona fide written Acquisition Proposal from a third party that its Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor) is, or is reasonably likely to lead to, a Superior Offer (as defined in Section 5.3(g)(ii)), LTX or Credence, as the case may be, may then take any or all of the following actions (but only (1) if such party has not materially breached Section 5.3, (2) such party’s Stockholders’ Meeting has not occurred and (3) to the extent the Board of Directors of such party concludes in good faith (after consultation with its outside legal counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable Legal Requirements):

(i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) at least two business days prior to furnishing any such nonpublic information to such party, it gives the other party hereto written notice of its intention to furnish such nonpublic information and the identity of the Person or group making any such Acquisition Proposal and a copy of all written and electronic materials provided in connection with such Acquisition Proposal, (B) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on Credence’s or LTX’s behalf, as the case may be, the terms of which (including standstill terms) are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 5.4(a)), provided that such agreement shall not contain terms which prevent Credence or LTX, as the case may be, from complying with its obligations under this Section 5.3, and (C) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished or made available); and

(ii) Engage in negotiations with the third party with respect to the Acquisition Proposal, provided that at least two business days prior to entering into negotiations with such third party, it gives the other party hereto written notice of such party’s intention to enter into negotiations with such third party.

(d) Change of Recommendation.

(i) In response to the receipt of a Superior Offer that has not been withdrawn, the Board of Directors of LTX or Credence, as the case may be, may withhold, withdraw, amend or modify its recommendation in favor of, in the case of LTX, the Share Issuance and the Charter Amendment, and in the case of Credence, adoption of this Agreement, in each case, in a manner adverse to the other party, and in the case of a Superior Offer that is a tender or exchange offer, recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a “Change of Recommendation”), if all of the following conditions in clauses (1) through (5) are met:

(1) Its Stockholders’ Meeting has not occurred;

(2) It shall have (A) provided the other party hereto with written notice of its intention to effect a Change of Recommendation (a “Change of Recommendation Notice”) at least three business days prior to effecting a Change of Recommendation that relates to (i) a Superior Offer or (ii) any material change to the terms of a Superior Offer to which a previous Change of Recommendation Notice applies, which shall state expressly (I) that it has received a Superior Offer, (II) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (III) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, and (B) provided to the other party hereto a copy of all materials and information delivered or made available to the Person or group making the Superior Offer it has received;

(3) Either (A) on or before the expiration of the three business day period following the delivery to the other party hereto of any Change of Recommendation Notice, the other party hereto does not make a written offer, which shall be binding and enforceable against the other party and capable of acceptance by LTX or Credence, as the case may be (a “Matching Bid”), in response to such Superior Offer, or (B) following receipt of a Matching Bid within the three business day period following the delivery to the other party hereto of any Change of Recommendation Notice, the Board of Directors of LTX or Credence, as the case may be, determines in good faith (at a meeting of the Board of Directors of LTX or Credence, as the case may be, at which it consults prior to such determination with its outside legal counsel and its financial advisor) that after taking into account the Matching Bid, that the Superior Offer to which the Change of Recommendation Notice applies continues to be a Superior Offer;

(4) Its Board of Directors has concluded in good faith, following consultation with its outside legal counsel, that, in light of such Superior Offer and after taking into consideration the Matching Bid, if any, the failure of the Board of Directors to effect a Change of Recommendation would be reasonably likely to result in a breach of its fiduciary duties under applicable Legal Requirements; and

(5) It shall not have materially breached any of the provisions set forth in Section 5.2 or this Section 5.3 (including Section 5.3(b)).

(ii) In addition, and notwithstanding anything to the contrary set forth herein, at any time prior to obtaining, in the case of the stockholders of LTX, approval of the Share Issuance and the Charter Amendment, or in the case of the stockholders of Credence, the adoption of this Agreement, the Board of Directors of Credence or LTX, as the case may be, may, in response to a material development or change in circumstances occurring, arising or coming to the attention of such Board of Directors after the date hereof that was neither known to the Board of Director of such party nor reasonably foreseeable as of or prior to the date hereof (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), make a Change of Recommendation if such Board of Directors has concluded in good faith, after consultation with its outside legal advisors, that, in light of such Intervening Event, the failure of such Board of Directors to effect such a Change of Recommendation would be reasonably likely to result in a breach of its fiduciary duties under applicable Legal Requirements; provided, however, that such party shall send to the other party hereto written notice of its intention to effect a Change of Recommendation, specifying in reasonable detail the reasons therefor, at least three business days prior to effecting a Change of Recommendation.

(iii) Neither the Board of Directors of Credence nor the Board of Directors of LTX shall make any Change of Recommendation other than in compliance with and as permitted by this Section 5.3(d).

(e) Continuing Obligation to Call, Hold and Convene Stockholders’ Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of LTX or Credence, as the case may be, to call, give notice of, convene and hold its Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation. Neither LTX nor Credence shall submit to the vote of its stockholders any Acquisition Proposal, or publicly propose to do so.

(f) Compliance with Tender Offer Rules; Disclosure. Nothing contained in this Agreement shall prohibit LTX or Credence or their respective Boards of Directors from taking and disclosing to the stockholders of LTX or Credence, as the case may be, a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to its stockholders if, in the good faith judgment of the LTX Board of Directors or the Credence Board of Directors, as the case may be, after consultation with outside counsel, failure to make such disclosure would be inconsistent with its obligations under applicable Legal Requirements; provided, however, neither LTX or Credence nor their respective Board of Directors may make a Change of Recommendation except in accordance with Section 5.3(d) hereof.

(g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal” means any proposal or offer relating to any (i) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the consolidated net revenues, net income or assets of Credence and its Subsidiaries, taken as a whole, or LTX and its Subsidiaries, taken as a whole, as the case may be, (ii) direct or indirect acquisition or purchase of any class of equity securities representing 15% or more of the voting power of Credence or LTX, as the case may be, (iii) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the voting power of Credence or LTX, as the case may be, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Credence or LTX or any of their respective Subsidiaries, as the case may be (other than mergers, consolidations, business combinations, recapitalizations, liquidations, dissolutions or similar transactions involving solely Credence or LTX, as the case may be, and one or more of its Subsidiaries), in each case other than the transactions contemplated by this Agreement; and

(ii) “Superior Offer,” with respect to LTX or Credence, shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of such party or a majority of the total outstanding voting securities of such party as a result of which the stockholders of such party immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of such party has in good faith concluded (following consultation with its outside legal counsel and its financial adviser of nationally recognized reputation), taking into account, among other things, the legal, financial, regulatory and other aspects of the offer and the Person making the offer and the strategic and other benefits of the Merger, (i) is reasonably capable of being consummated on the terms proposed, (ii) if consummated on such terms would result in a transaction that is more favorable to such party’s stockholders (in their capacities as stockholders) than the terms of the Merger, and (iii) is not subject to financing or financing for which is reasonably likely to be obtainable.

(h) Return of Information. LTX and Credence shall each use its commercially reasonable efforts to have all copies of all nonpublic information it or its Subsidiaries and its and their Representatives have distributed on or prior to the date of this Agreement to other parties regarding a potential strategic transaction within the 12 months prior to the date of this Agreement returned to it as soon as possible.

(i) Representatives. Credence and LTX shall use their respective reasonable best efforts to inform their respective Representatives of the restrictions described in this Section 5.3. It is understood that any violation of the restrictions set forth in this Section 5.3 by any Representative of Credence or its Subsidiaries, or LTX or its Subsidiaries, respectively, shall be deemed to be a breach of this Section 5.3 by Credence or LTX, respectively.

5.4 Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a) Confidentiality. The parties acknowledge that Credence and LTX have previously executed a Confidentiality Agreement dated May 21, 2008 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(b) Access to Information. During the period beginning on the date of this Agreement and ending on the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, Credence shall afford LTX and LTX’s Representatives reasonable access during reasonable hours to its properties, books, records and personnel to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as LTX may reasonably request (provided, that such access shall be upon reasonable notice to Credence and shall not unreasonably interfere with the business or operations of Credence and its Subsidiaries). During the period beginning on the date of this Agreement and ending on the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, LTX shall afford Credence and Credence’s Representatives reasonable access during reasonable hours to its properties, books, records and personnel to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as Credence may reasonably request (provided, that such access shall be upon reasonable notice to LTX and shall not unreasonably interfere with the business or operations of LTX and its Subsidiaries). LTX and Credence shall hold all information received pursuant to this Section 5.4(b) confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, this Section 5.4(b) shall not require any of LTX, Credence or any their respective Subsidiaries to permit any inspection, or to disclose any information, that would result in (i) the waiver of any applicable attorney-client privilege; provided that such Person shall have used its reasonable best efforts to allow such inspection or disclose such information in a manner that would not result in a waiver of attorney-client privilege, or (ii) the violation of any Legal Requirements promulgated by a Governmental Entity.

(c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

5.5 Public Disclosure. Without limiting any other provision of this Agreement, LTX and Credence will consult with each other before issuing, and provide each other a reasonable opportunity to review, comment upon and concur with, and use its respective commercially reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any listing agreement with Nasdaq or any other applicable national securities exchange or market. The parties hereto have agreed to the text of the joint press release announcing the signing of this Agreement. Notwithstanding the foregoing, (i) each of LTX and Credence may make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by Credence and LTX (or individually, if approved by the other party) and (ii) in the event that there has been a Change of Recommendation pursuant to Section 5.3(d) hereof, neither LTX nor Credence will have any further obligation to consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal.

5.6 Regulatory Filings; Reasonable Best Efforts.

(a) Regulatory Filings. Each of LTX, Merger Sub and Credence shall coordinate and cooperate with one another and shall each use reasonable best efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements with respect to the Merger and the transactions contemplated hereunder, and as promptly as practicable after the date hereof, each of LTX, Merger Sub and Credence shall use reasonable best efforts to make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including: (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) as required by the HSR Act, (ii) any other filing necessary to obtain any Necessary Consent, (iii) any filings required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of LTX and Credence shall use reasonable best efforts to cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

(b) Exchange of Information. LTX, Merger Sub and Credence each shall use reasonable best efforts to promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and applicable privileges, including the attorney-client privilege, each of Credence and LTX shall (i) consult with the other prior to taking a position with respect to any such filing or application, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals (collectively, “Briefings”) before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement) and (iii) coordinate with the other in preparing and exchanging such information. It is acknowledged and agreed that the parties hereto shall have, except where prohibited by applicable Legal Requirements, joint responsibility for determining the strategy for dealing with any Governmental Entity with responsibility for reviewing the Merger with respect to antitrust or competition issues. Subject to applicable Legal Requirements, no party hereto shall participate in any meeting with any Governmental Entity in respect of any such filings, applications, Briefings, investigation, proceeding or other inquiry without giving the other parties hereto prior notice of such meeting.

(c) Notification. Each of LTX, Merger Sub and Credence will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), LTX, Merger Sub or Credence, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(d) Reasonable Best Efforts. Subject to the express provisions of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the causing of the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and, subject to the limitations set forth herein, the taking of all steps and remedies as may be necessary to avoid any suit, claim, action, investigation or proceeding by any

Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Credence and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

(e) Limitation on Divestiture. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require LTX or Credence or any Subsidiary or affiliate thereof to agree to any divestiture, by itself or any of its affiliates, of shares of capital stock or of any business, assets or property of LTX or its Subsidiaries or affiliates, or of Credence or its Subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Neither LTX nor Credence shall take or agree to take any action identified in the immediately preceding sentence without the prior written consent of the other.

5.7 Notification of Certain Matters.

(a) By Credence. Credence shall give prompt notice to LTX of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Credence to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied.

(b) By LTX. LTX and Merger Sub shall give prompt notice to Credence of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of LTX to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied.

5.8 Third-Party Consents. As soon as practicable following the date hereof, LTX and Credence will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby; provided that neither this Section 5.8 nor any other provision of this Agreement shall obligate LTX or Credence to obtain any consents, waivers or approvals which are conditioned upon any material payments or incurrence of other material obligations by LTX, Credence or any of their respective Subsidiaries.

5.9 Equity Awards and Employee Benefits.

(a) Assumption of Credence 2005 Stock Incentive Plan and Stock Options. At the Effective Time, (i) Credence’s 2005 Stock Incentive Plan and (ii) each then outstanding Credence Option, whether or not exercisable at the Effective Time and regardless of the respective exercise prices thereof, will be assumed by LTX. Each Credence Option so assumed by LTX under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Credence Option (including any applicable stock option agreement or other document evidencing such Credence Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Credence Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of LTX Common Stock equal to the product of the number of shares of Credence Common

Stock that were issuable upon exercise of such Credence Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of LTX Common Stock and (ii) the per share exercise price for the shares of LTX Common Stock issuable upon exercise of such assumed Credence Option will be equal to the quotient determined by dividing the exercise price per share of Credence Common Stock at which such Credence Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Credence Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Credence Option by its terms in effect prior to the date hereof and not otherwise amended prior to the Effective Time provides for acceleration of vesting. Promptly following the Closing Date, LTX will deliver to each Person who holds an assumed Credence Option a document evidencing the foregoing assumption of such Credence Option by LTX. Credence shall take all steps necessary to cause the foregoing provisions of this Section 5.9(a) to occur.

(b) Incentive Stock Options. The conversion of Credence Options provided for in Section 5.9(a) with respect to any options which are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

(c) Unvested Credence Restricted Stock. At the Effective Time, any shares of LTX Common Stock issued in accordance with Section 1.6(a) with respect to any unvested shares of Credence Restricted Stock outstanding immediately prior to the Effective Time shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms such unvested shares of Credence Restricted Stock vest at the Effective Time. Credence shall not take or permit any action which would accelerate vesting of any unvested shares, except to the extent required by their terms as in effect on the date hereof. Copies of the relevant agreements governing such Credence Restricted Stock and the vesting thereof have been provided to LTX. All outstanding rights which Credence may hold immediately prior to the Effective Time to repurchase unvested shares of Credence Restricted Stock shall be assigned to LTX in the Merger and shall thereafter be exercisable by LTX upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be appropriately adjusted to reflect the Exchange Ratio. Credence shall take all steps necessary to cause the foregoing provisions of this Section 5.9(c) to occur.

(d) Credence Restricted Stock Units. At the Effective Time, each Credence Restricted Stock Unit then outstanding shall be assumed by LTX. Subject to, and in accordance with, the terms of the applicable Credence Stock Plan and any applicable award or other agreement, each Credence Restricted Stock Unit shall be converted into the right to receive the number of shares of LTX Common Stock (or an amount in respect thereof for cash settled Credence Restricted Stock Unit) equal to the number of shares of Credence Common Stock subject to the Credence Restricted Stock Unit multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of LTX Common Stock). Each Credence Restricted Stock Unit shall have the same terms and conditions as were in effect immediately prior to the Effective Time. Credence shall not take or permit any action which would accelerate vesting of any Credence Restricted Stock Unit, except to the extent required by their terms as in effect on the date hereof. Copies of the relevant agreements governing such Credence Restricted Stock Unit and the vesting thereof have been provided to LTX. All outstanding rights which Credence may hold immediately prior to the Effective Time to the forfeiture of shares of Credence Common Stock subject to the Credence Restricted Stock Unit shall be assigned to LTX in the Merger and shall thereafter be held by LTX upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares forfeitable pursuant to such rights shall be appropriately adjusted to reflect the Exchange Ratio. Credence shall take all steps necessary to cause the foregoing provisions of this Section 5.9(d) to occur.

(e) Service Recognition. From and after the Effective Time, LTX will, or will cause the Surviving Corporation to, recognize the prior service with Credence or its Subsidiaries of each employee of Credence or its Subsidiaries as of the Effective Time (the “Credence Current Employees”) in connection with all employee benefit plans, programs or policies (including vacation) of LTX or its affiliates in which Credence Current Employees are eligible to participate following the Effective Time, for purposes of eligibility and vesting (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). From and after the Effective Time, LTX or the Surviving Corporation shall provide Credence Current Employees health and welfare benefits pursuant to employee benefit plans, programs, policies or arrangements maintained by LTX or any Subsidiary of LTX providing coverage and benefits which are no less favorable than those provided to employees of LTX in positions comparable to positions held by Credence Current Employees with LTX or its Subsidiaries. From and after the Effective Time, LTX will, or will cause the Surviving Corporation, to cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with Credence) under any group health plans of LTX or its affiliates to be waived with respect to Credence Current Employees and their dependents and to recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible, co-pay, and out-of-pocket expenses paid by Credence Current Employees in the calendar year in which the Effective Time occurs.

(f) Termination of Credence Purchase Plan. Prior to the Effective Time, Credence shall take all action that may be necessary to cause all participants’ rights under all current offering periods under Credence Purchase Plan to terminate on or prior to the day immediately preceding the Closing Date and to allow all participants to purchase prior to the Effective Time shares of Credence Common Stock based on any purchase rights accrued as of such date as provided by the terms of the Credence Purchase Plan. To the extent shares of Credence Common Stock are not purchased as provide in the preceding sentence, on the day immediately preceding the Closing Date all accumulated payroll deductions allocated to each participant’s account under the Credence Purchase Plan shall be returned to each participant as provided by the terms of the Credence Purchase Plan and no shares of Credence Common Stock shall be purchased under the Credence Purchase Plan for such final offering period. As of the close of business on the day immediately prior to the Closing Date, Credence shall have terminated the Credence Purchase Plan and provided such notice of termination as may be required by the terms of the Credence Purchase Plan. The form and substance of any such notice regarding the Credence Purchase Plan termination shall be subject to the review and approval of LTX, which shall not be unreasonably withheld, conditioned or delayed.

(g) Termination of 401(k) Plans. Unless otherwise requested by LTX in writing prior to the Effective Time, Credence shall cause to be adopted prior to the Closing Date resolutions of Credence’s Board of Directors to cease all contributions to any and all 401(k) plans maintained or sponsored by Credence or any of its Subsidiaries (collectively, the “401(k) Plans”), and to terminate the 401(k) Plans, on the day preceding the Closing Date. The form and substance of such resolutions shall be subject to the review and approval of LTX, which shall not be unreasonably withheld, conditioned or delayed. Credence shall deliver to LTX an executed copy of such resolutions as soon as practicable following their adoption by Credence’s Board of Directors and shall fully comply with such resolutions.

5.10 Indemnification.

(a) Indemnity. From and after the Effective Time, LTX shall, and shall cause the Surviving Corporation to, jointly and severally, indemnify and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Credence or any of its Subsidiaries or any predecessor entity (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of Credence or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, according to the indemnification provisions of Credence’s certificate of incorporation and bylaws as in effect on the date of this Agreement. From and after the Effective Time, subject to applicable Legal Requirements, LTX shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Credence pursuant to any indemnification agreement existing prior to the date hereof between Credence and any Indemnified Party, true and correct copies of which have been provided to LTX prior to the date hereof. The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of Credence as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by law.

(b) Insurance. For a period of six years after the Effective Time, LTX shall cause the Surviving Corporation to maintain in effect Credence’s current directors’ and officers’ liability insurance (the “D&O Insurance”) covering those Persons who are covered by the D&O Insurance as of the date hereof, a complete and accurate copy of which has been provided to LTX, for events occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated herby, to the extent that such acts or omissions are covered by the D&O Insurance) on terms and in amounts at least as favorable to such Persons as provided in the D&O Insurance; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year in excess of 200% of the annual premium currently paid by Credence for such coverage (which Credence represents and warrants to be as set forth in Section 5.10(b) of the Credence Disclosure Schedule) (and to the extent the annual premium would exceed 200% of the annual premium currently paid by Credence for such coverage, LTX shall cause the Surviving Corporation to maintain the maximum amount of coverage as is reasonably available for such 200% of such annual premium). To the extent that a six year “tail” policy to extend Credence’s existing D&O Insurance is available at or prior to the Closing such that the lump sum payment for such coverage does not exceed 250% of the annual premium currently paid by Credence for such coverage, Credence may, at its option, obtain such “tail” policy. In the event that Credence purchases such “tail” policy prior to the Closing, LTX shall not take any action to cause the “tail” policy to cease to be in full force and effect and such “tail” policy shall satisfy LTX’s obligation under this Section 5.10.

(c) Third–Party Beneficiaries. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on LTX and the Surviving Corporation and its successors and assigns. In the event LTX or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of LTX or the Surviving Corporation, as the case may be, honors the obligations set forth with respect to LTX or the Surviving Corporation, as the case may be, in this Section 5.10.

5.11 Form S-8. LTX agrees to file with the SEC, no later than ten business days after the Closing Date, a registration statement on Form S-8 (or any successor form) relating to the shares of LTX Common Stock issuable with respect to assumed Credence Options and issuable upon settlement of Credence Restricted Stock Units eligible for registration on Form S-8 and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

5.12 Treatment as Reorganization.

(a) None of LTX, Merger Sub or Credence shall, and they shall not permit any of their respective Subsidiaries to, take any action (or fail to take any action) prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

(b) LTX, on its behalf and on behalf of Merger Sub, and Credence shall execute and deliver to each of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to LTX and Merger Sub (“WilmerHale”), and Morrison & Foerster LLP, counsel to Credence (“MoFo”), tax representation letters in customary form at such time or times as reasonably requested by each such law firm in connection with its delivery of the tax opinions referred to in Section 6.1(f) and tax opinions satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.12(b).

5.13 Board of Directors and Senior Management.

(a) On or prior to the Effective Time, LTX shall take all action necessary to (i) cause the number of directors that will comprise the full Board of Directors of LTX effective as of immediately following the Effective Time to be fixed at nine, (ii) cause the Board of Directors of LTX effective as of immediately following the Effective Time to consist of (A) LTX’s Chief Executive Officer, (B) Credence’s Chief Executive Officer, (C) four additional members of LTX’s Board of Directors as of the date hereof designated by LTX and (D) three additional members of Credence’s Board of Directors as of the date hereof designated by Credence, (iii) cause the individuals identified or designated pursuant to subclauses (B) and (D) of the preceding clause (ii) to be appointed to the Board of Directors of LTX effective as of immediately following the Effective Time, and (iv) effective immediately prior to the appointment of the individuals specified in the preceding clause (iii), obtain the resignations of the LTX directors who are not identified or designated pursuant to subclauses (A) and (C) of the preceding clause (ii). Prior to the time that LTX takes the actions specified in clause (ii) of the preceding sentence, the Board of Directors of Credence shall approve the nomination for election and the election to the Board of Directors of LTX of each of the persons identified in such clause (ii).

(b) Credence shall take all action necessary to cause the number of directors that comprise the full Board of Directors of Credence to be fixed at seven and to cause one member of LTX’s Board of Directors as of the date hereof designated by LTX (who shall be one of the four members of LTX’s Board of Directors designated pursuant to Section 5.13(a)(ii)(C) above) to be appointed to the Board of Directors of Credence not more than three and not less than one day prior to the Closing Date.

(c) On or prior to the Effective Time, the Board of Directors of LTX shall take all actions necessary to cause (i) LTX’s Chief Executive Officer to continue as Chief Executive Officer of LTX from and after the Effective Time, (ii) LTX’s Chief Financial Officer to continue as Chief Financial Officer of LTX from and after the Effective Time and (iii) Credence ‘s Chief Executive Officer to be appointed as the Executive Chairman of the Board of LTX from and after the Effective Time, each to hold office until his successor is elected and qualified or otherwise in accordance with the LTX Charter Documents.

5.14 Section 16 Matters. Prior to the Effective Time, LTX and Credence shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any dispositions of Credence Common Stock (including derivative securities with respect to Credence Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Credence, and the acquisition of LTX Common Stock (including derivative securities with respect to LTX Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to LTX, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15 Merger Sub Compliance. LTX shall cause Merger Sub to comply with all of Merger Sub’s obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with the Merger and the transactions contemplated hereby.

5.16 Reservation of LTX Common Stock. Effective at or prior to the Effective Time, LTX shall reserve (free from preemptive rights) out of its reserved but unissued or treasury shares of LTX Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Credence Common Stock pursuant to this Agreement, sufficient shares of LTX Common Stock to provide for such conversion as well as the issuance of LTX Common Stock upon the exercise or settlement of Credence Options, Credence Restricted Stock and Credence Restricted Stock Units assumed by LTX under Section 5.9.

5.17 Credence Convertible Notes.

(a) Credence shall use reasonable best efforts to provide, or shall use reasonable best efforts to cause to be provided, in accordance with the applicable provisions of the Indenture, to the trustee under the Indenture and to each Holder (as defined in the Indenture), any notices required by the Indenture in connection with the Merger.

(b) LTX and the Surviving Corporation shall, on the Closing Date, execute such supplemental indenture to the Indenture as may be required under the Indenture in connection with the Merger.

(c) Credence or the Surviving Corporation, as applicable, shall use reasonable best efforts to take all such further actions, including the delivery of any officers’ certificates and opinions of counsel required by the Indenture, as may be necessary to comply with all of the terms and conditions of the Indenture in connection with the Merger.

(d) Credence shall give LTX (i) prompt notice of any written notices or demands to or upon Credence in respect of the Credence Convertible Notes or the Indenture and any other documents or instruments that relate to such notices or demands received by Credence and (ii) the opportunity to direct all negotiations and proceedings with respect to such notices or demands. Credence shall not, except with the prior written consent of LTX, enter into any agreement or Contract or make any payment with respect to any notices or demands to or upon Credence in respect of the Credence Convertible Notes or the Indenture or offer to settle or settle with respect to any such notices or demands.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Legal Requirements) on or prior to the Closing Date of the following conditions:

(a) LTX Stockholder Approval. The Share Issuance and the Charter Amendment shall have been approved by the requisite vote under applicable Legal Requirements and the rules and regulations of Nasdaq by the stockholders of LTX.

(b) Credence Stockholder Approval. This Agreement shall have been adopted by the requisite vote under applicable Legal Requirements by the stockholders of Credence.

(c) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(d) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

(e) HSR Act and Antitrust Matters. The waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated. Satisfaction of other material foreign antitrust requirements reasonably determined to apply prior to the Closing in connection with the transactions contemplated hereby shall have been obtained.

(f) Tax Opinions. LTX and Credence shall each have received written opinions from their tax counsel (WilmerHale and MoFo, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinions shall be conditioned upon the receipt by such counsel of the tax representation letters of LTX, Merger Sub and Credence referred to in Section 5.12(b)) and such opinions shall not have been withdrawn.

(g) Nasdaq Listing. The shares of LTX Common Stock to be issued in connection with the Merger and the transactions contemplated hereby shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

6.2 Additional Conditions to the Obligations of Credence. The obligation of Credence to consummate and effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Credence:

(a) Representations and Warranties. The representations and warranties of LTX and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date except (A) for failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on LTX and its Subsidiaries, taken as a whole, or (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all “Material Adverse Effect” qualifications (other than the Material Adverse Effect qualification set forth in Section 3.5) and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded and (y) any update of or modification to the LTX Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Credence shall have received a certificate with respect to the foregoing signed on behalf of LTX, with respect to the representations and warranties of LTX, by an authorized executive officer of LTX and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of Merger Sub, by an authorized executive officer of Merger Sub.

(b) Agreements and Covenants. LTX and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Credence shall have received a certificate with respect to the foregoing signed on behalf of LTX, with respect to the covenants of LTX, by an authorized executive officer of LTX and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized executive officer of Merger Sub.

(c) Material Adverse Effect. No Material Adverse Effect on LTX shall have occurred since the date hereof and be continuing.

6.3 Additional Conditions to the Obligations of LTX. The obligations of LTX and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by LTX and Merger Sub:

(a) Representations and Warranties. The representations and warranties of Credence contained in this Agreement shall be true and correct on and as of the Closing Date except (A) for failures to be true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Credence and its Subsidiaries, take as a whole, or (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all “Material Adverse Effect” qualifications (other than the Material Adverse Effect qualification set forth in Section 2.5) and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Credence Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). LTX and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of Credence by an authorized executive officer of Credence.

(b) Agreements and Covenants. Credence shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and LTX and Merger Sub shall have received a certificate to such effect signed on behalf of Credence by an authorized executive officer of Credence.

(c) Material Adverse Effect. No Material Adverse Effect on Credence shall have occurred since the date hereof and be continuing.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of Credence or LTX:

(a) by mutual written consent duly authorized by the Boards of Directors of LTX and Credence;

(b) by either Credence or LTX if the Merger shall not have been consummated by January 20, 2009, (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either Credence or LTX if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either Credence or LTX if the required approval of the stockholders of Credence contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Credence stockholders duly convened therefor or at any adjournment or postponement thereof at which the applicable vote is taken;

(e) by either Credence or LTX if the required approval of the stockholders of LTX contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the LTX stockholders duly convened therefor or at any adjournment or postponement thereof at which the applicable vote is taken;

(f) by LTX if a Triggering Event (as defined below in this Section 7.1) with respect to Credence shall have occurred, provided that any such termination must occur within 10 business days after the Triggering Event;

(g) by Credence if a Triggering Event with respect to LTX shall have occurred, provided that any such termination must occur within 10 business days after the Triggering Event;

(h) by Credence (as authorized by its Board of Directors), upon a breach of any representation, warranty, covenant or agreement on the part of LTX set forth in this Agreement, or if any representation or warranty of LTX shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that if such inaccuracy in LTX’s representations and warranties or breach by LTX is curable by LTX prior to the Outside Date, then

Credence may not terminate this Agreement under this Section 7.1(h) prior to 30 days following the receipt of written notice from Credence to LTX of such inaccuracy or breach; provided further that LTX exercises commercially reasonable efforts to cure such breach through such 30 day period (it being understood that Credence may not terminate this Agreement pursuant to this Section 7.1(h) if it shall have materially breached this Agreement or if such inaccuracy or breach by LTX is cured in all material respects within such 30 day period); and

(i) by LTX (as authorized by its Board of Directors), upon a breach of any representation, warranty, covenant or agreement on the part of Credence set forth in this Agreement, or if any representation or warranty of Credence shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that if such inaccuracy in Credence’s representations and warranties or breach by Credence is curable by Credence prior to the Outside Date, then LTX may not terminate this Agreement under this Section 7.1(i) prior to 30 days following the receipt of written notice from LTX to Credence of such inaccuracy or breach; provided further that Credence exercise commercially reasonable efforts to cure such breach through such 30 day period (it being understood that LTX may not terminate this Agreement pursuant to this Section 7.1(i) if it shall have materially breached this Agreement or if such inaccuracy or breach by Credence is cured in all material respects within such 30 day period).

For the purposes of this Agreement, a “Triggering Event,” with respect to LTX or Credence, as the case may be, shall be deemed to have occurred if: (i) its Board of Directors or any committee thereof shall for any reason have made a Change of Recommendation, (ii) it shall have failed to include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of, in the case of LTX, approval of the Share Issuance and the Charter Amendment, or in the case of Credence, the adoption of this Agreement, (iii) after receipt by LTX or Credence, as the case may be, of a publicly disclosed Acquisition Proposal, its Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of, in the case of LTX, approval of the Share Issuance and the Charter Amendment, or in the case of Credence, the adoption of this Agreement, within 10 business days after the other party hereto requests in writing that such recommendation be reaffirmed, (iv) its Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, (v) it shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 5.3(c)(i)), (vi) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with the other party hereto and it shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of such party recommends rejection of such tender or exchange offer, (vii) it shall have publicly announced its intention to do any of the foregoing or (viii) it has materially breached the provisions of Section 5.2 or 5.3 hereof.

7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (a) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for damages for fraud in connection with, or any intentional or willful breach of, this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which agreement shall survive termination of this Agreement in accordance with its terms.

7.3 Fees and Expenses.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that LTX and Credence shall share equally all fees and expenses, other than attorneys’ and accountants’ fees and expenses (which shall be paid by the party incurring such fee or expense), incurred in relation to (i) the printing and filing with the SEC of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act and premerger notification and reports forms under similar applicable Legal Requirements of other jurisdictions, in each case pursuant to Section 5.6(a).

(b) Payments.

(i) Payment by Credence. In the event that this Agreement is terminated:

(1) by LTX pursuant to Section 7.1(f), then Credence shall promptly, but in no event later than two business days after the date of such termination, pay LTX a fee equal to $6,750,000 in immediately available funds (the “Credence Termination Fee”); or

(2)(x) by LTX or Credence pursuant to Section 7.1(b) or Section 7.1(d) and (y) following the date hereof and prior to the termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(d), as the case may be, any Acquisition Proposal with respect to Credence shall have been made known to Credence or publicly disclosed and, in either case, not withdrawn and (A) within 12 months following the termination of this Agreement an Acquisition (as defined in Section 7.3(b)(iv)) of Credence is consummated or (B) within 12 months following the termination of this Agreement Credence enters into an agreement providing for an Acquisition of Credence, then Credence shall promptly pay LTX the Credence Termination Fee, but in no event later than two business days after the first to occur of (A) or (B) (it being understood that only one Credence Termination Fee shall be payable in the event that (A) and (B) both occur).

(ii) Payment by LTX. In the event that this Agreement is terminated

(1) by Credence pursuant to Section 7.1(g), then LTX shall promptly, but in no event later than two business days after the date of such termination, pay Credence a fee equal to $6,750,000 in immediately available funds (the “LTX Termination Fee”); or

(2)(x) by Credence or LTX pursuant to Section 7.1(b) or Section 7.1(e) and (y) following the date hereof and prior to the termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(e), as the case may be, any Acquisition Proposal with respect to LTX shall have been made known to LTX or been publicly disclosed and, in either case, not withdrawn and (A) within 12 months following the termination of this Agreement an Acquisition of LTX is consummated or (B) within 12 months following the termination of this Agreement LTX enters into an agreement providing for an Acquisition of LTX, then LTX shall promptly pay Credence the LTX Termination Fee, but in no event later than two business days after the first to occur of (A) or (B) (it being understood that only one LTX Termination Fee shall be payable in the event that (A) and (B) both occur).

(iii) Interest and Costs; Other Remedies. Each of LTX and Credence acknowledges that the agreements contained in this Section 7.3(b) are integral parts of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement. Accordingly, if LTX or Credence, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3(b), the party so failing to pay shall pay to the other party hereto its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) from the date such payment becomes due pursuant to this Section 7.3(b) to the date paid at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not relieve any party from any liability incurred in the event of breach of this Agreement to the extent provided in clause (b) of Section 7.2 hereof.

(iv) Certain Definitions. For the purposes of this Section 7.3(b) only, “Acquisition,” with respect to a party hereto, shall mean the transactions contemplated by an Acquisition Proposal (other than the transactions contemplated by this Agreement); provided, that for the purpose of this definition, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.3(g)(i), except that references to “15%” therein shall be deemed to be references to “50%.”

7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger Agreement and the Merger by the stockholders of LTX and Credence, provided, however, after such approval, no amendment shall be made which by applicable Legal Requirements or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of LTX, Merger Sub and Credence.

7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. The representations and warranties of Credence, LTX and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile, or (c) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to LTX or Merger Sub, to:

LTX Corporation
825 University Avenue
Norwood, Massachusetts 02062

Attention:	Mark J. Gallenberger
Joseph A. Hedal, Esq.

Telephone No.: (781) 461-1000
Telecopy No.: (781) 329-8836

with copies to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

Attention:	David E. Redlick, Esq.
Hal J. Leibowitz, Esq.

Telephone No.: (617) 526-6000
Telecopy No.: (617) 526-5000

(ii) if to Credence, to:

Credence Systems Corporation
1421 California Circle
Milpitas, California 95035

Attention:	Kevin C. Eichler
Colin Savoy, Esq.

Telephone No.: (408) 635-4300
Telecopy No.: (408) 635-4987

with copies to:

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
Attention: Richard Scudellari, Esq
Telephone No.: (650) 813-5880
Telecopy No.: (650) 494-0792

8.3 Interpretation; Certain Definitions.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of such entity and its Subsidiaries, taken as a whole. When reference is made herein to a “business day,” such reference shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York, New York are authorized or required by law or other governmental action to close. When reference is made in this Agreement to information that has been “made available,” then (1) with respect to information that has been “made available” to LTX, that shall mean that such information was either (A) included in the Credence Designated SEC Documents or (B) included in the Credence electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement, and (2) with respect to information that has been “made available” to Credence, that shall mean that such information was either (A) included in the LTX Designated SEC Documents or (B) included in the LTX electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement.

(b) For purposes of this Agreement, the term “Credence Designated SEC Reports” shall mean Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and any report filed with the SEC by Credence pursuant to the Exchange Act after the date of filing of such Form 10-K filed with the SEC on the SEC’s EDGAR system at least three business days prior to the date of this Agreement (other than any information that is contained solely in the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections of such Credence SEC Reports, and other than any other forward-looking statements contained in such Credence SEC Reports that are of a nature that they speculate about future developments).

(c) For purposes of this Agreement, the term “Knowledge” means, with respect to Credence, the actual knowledge of the individuals listed on Section 8.3(c) of the Credence Disclosure Schedule and, with respect to LTX, the actual knowledge of the individuals listed on Section 8.3(c) of the LTX Disclosure Schedule.

(d) For purposes of this Agreement, the term “LTX Designated SEC Reports” shall mean LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and any report filed with the SEC by LTX pursuant to the Exchange Act after the date of filing of such Form 10-K filed with the SEC on the SEC’s EDGAR system at least three business days prior to the date hereof (other than any information that is contained solely in the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections of such Credence SEC Reports, and other than any other forward-looking statements contained in such Credence SEC Reports that are of a nature that they speculate about future developments).

(e) For purposes of this Agreement, the term “Material Adverse Effect,” when used in connection with LTX or Credence, means any change, event, development, violation, circumstance or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has (i) a material adverse effect on the business, operations, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Legal Requirements; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on LTX or Credence and such party’s Subsidiaries: (A) any Effect resulting from national, regional or world economic conditions or conditions generally affecting the industry in which Credence and LTX operate, except in either case to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers, (B) any Effect resulting from actions required to be taken by the parties pursuant to the terms of this Agreement (other than, in the case of Credence, Section 4.1(a) and in the case of LTX, Section 4.2(a)), (C) any Effect attributable to the announcement, performance or pendency of the Merger or the other transactions contemplated by this Agreement, (D) a change in the stock price or trading volume of such entity, or any failure of such entity to meet published revenue or earnings projections, provided that clause (D) shall not exclude any underlying Effect which may have caused such change in stock price or trading volume or failure to meet published revenue or earnings projections, (E) any adverse effect resulting from any act of terrorism, war, national or international calamity or any other similar event, except in either case to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers, (F) any Effect resulting from or relating to any change in generally accepted accounting requirements or principles or (G) any Effect resulting from changes in Legal Requirements, except to the extent such party is materially disproportionately affected thereby as compared to such party’s industry peers.

(f) For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

8.4 Disclosure Schedules. The disclosure set forth in the Credence Disclosure Schedule and the LTX Disclosure Schedule shall provide an exception to or otherwise qualify (a) the representations and warranties of Credence and LTX, respectively, contained in the section or subsection of this Agreement corresponding by number to such disclosure and (b) the other representations and warranties in this Agreement to the extent it is reasonably apparent from a reading of such disclosure that such disclosure is applicable to such other representations and warranties. The parties hereby agree that no reference to or disclosure of any item or other matter in the Credence Disclosure Schedule or the LTX Disclosure Schedule shall be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to or disclosed in the Credence Disclosure Schedule or the LTX Disclosure Schedule, respectively, or (iii) any breach or violation of any Legal Requirements or any Contract exists or has actually occurred.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.6 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Credence Disclosure Schedule and the LTX Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.10.

8.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

8.9 Governing Law; Specific Performance; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

(c) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.9, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Legal Requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

8.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.11 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.12 Waiver of Jury Trial. EACH OF LTX, MERGER SUB AND CREDENCE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LTX, MERGER SUB OR CREDENCE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

LTX CORPORATION

By:	/s/ DAVID G. TACELLI
Name:	David G. Tacelli
Title	CEO and President

ZOO MERGER CORPORATION

By:	/s/ DAVID G. TACELLI
Name:	David G. Tacelli
Title:	President, Chief Executive Officer and Treasurer

CREDENCE SYSTEMS CORPORATION

By:	/S/ LAVI LEV
Name:	Lavi Lev
Title:	President and CEO

Annex B

CREDENCE STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2008, by and among LTX Corporation, a Massachusetts corporation (“LTX”), Credence Systems Corporation, a Delaware corporation (“Credence”) (only with respect to Section 2(b) hereof), and the undersigned stockholder (“Stockholder”) of Credence.

RECITALS

A. Concurrently with the execution and delivery hereof, LTX, Zoo Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of LTX (“Merger Sub”), and Credence are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into Credence in accordance with its terms.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of Credence as is indicated below Stockholder’s signature to this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by LTX and Credence, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any party hereto, any other Person that controls, is controlled by, or is under common control with such party.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Shares” means (i) all shares of capital stock of Credence owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of Credence acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, commitment, or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except (i) in connection with the Merger, (ii) pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this Agreement or (iii) as the result of the death of Stockholder, Transfer any of the Shares, or enter into an agreement, commitment or understanding with respect thereto, unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have executed a voting agreement substantially identical to this Agreement.

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Credence shall not, and Stockholder hereby unconditionally and irrevocably instructs Credence to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority or right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as defined below).

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of Credence called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Credence, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares outstanding as of the applicable record date to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any (A) Acquisition Proposal (other than the Proposed Transaction) or (B) other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Credence under the Merger Agreement or of Stockholder under this Agreement (each of the matters described in either of (ii) and (iii), an “Alternative Transaction”).

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, LTX and each of its executive officers and any of them, in their capacities as officers of LTX (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

(e) LTX may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. No Solicitation. Stockholder, in its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any information regarding any of Credence or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any agreement, commitment, understanding or other arrangement contemplating or otherwise relating to any Alternative Transaction. Stockholder will notify LTX as soon as possible if any inquiries or proposals regarding any Alternative Transaction are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, Stockholder or any of its Affiliates in Stockholder’s individual capacity.

6. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of Credence. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of Credence, including, without limitation, (i) the performance of obligations in connection with the fiduciary duties of Stockholder acting in his or her capacity as an officer or director of Credence and (ii) participating in any such capacity in any discussions or negotiations in accordance with, and to the extent permitted by, Section 5.3 of the Merger Agreement.

7. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to LTX as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of Credence indicated below Stockholder’s signature to this Agreement, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances (subject, with respect to options to acquire Shares and Restricted Stock Units, to the provisions of the applicable Credence Benefit Plans); (ii) Stockholder does not beneficially own any securities of Credence other than the shares of capital stock and rights to purchase shares of capital stock of Credence indicated below Stockholder’s signature to this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. Stockholder agrees to notify LTX promptly of any additional shares of capital stock of Credence of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of Credence’s Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder (to the extent outstanding as of the applicable record date), in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery by Stockholder of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from LTX, Merger Sub or Credence in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e) Stockholder understands and acknowledges that LTX, Merger Sub and Credence are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8. Exchange of Shares; Waiver of Rights of Appraisal. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Stockholder hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Stockholder may have by virtue of Stockholder’s beneficial ownership of the Shares.

9. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VII thereof or (b) the Effective Time (the “Expiration Date”).

10. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by LTX, Credence and Stockholder.

(b) Entire Agreement. This Agreement, the Merger Agreement and the agreements, documents and other instruments contemplated thereby constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to such subject matter.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10(d), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that LTX, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by LTX under this Section 10(g) shall relieve LTX of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(h) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Cooperation. Stockholder agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by LTX to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this

Agreement. Stockholder hereby agrees that LTX and Credence may publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC), such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Registration Statement or in any other filing made by LTX or Credence with the SEC relating to the Proposed Transaction.

(j) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(k) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(l) Specific Performance; Injunctive Relief. The parties hereto acknowledge that LTX and Credence shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to LTX or Credence, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

(m) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or at such other address or facsimile for a party as shall be specified by like notice): (i) if to LTX or Credence, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature to this Agreement.

(n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

(o) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation or the opportunity to seek legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

LTX CORPORATION

By:
Name:
Title:

STOCKHOLDER:

Name:
Title:

Address:

Facsimile:

Shares Beneficially Owned by Stockholder:

shares of Credence Common Stock
Options to acquire Credence Common Stock

With respect to Section 2(b) only:

CREDENCE SYSTEMS CORPORATION

By:
Name:
Title:

Annex C

LTX STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2008, by and among Credence Systems Corporation, a Delaware corporation (“Credence”), LTX Corporation, a Massachusetts corporation (“LTX”) (only with respect to Section 2(b) hereof), and the undersigned stockholder (“Stockholder”) of LTX.

RECITALS

A. Concurrently with the execution and delivery hereof, LTX, Zoo Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of LTX (“Merger Sub”), and Credence are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into Credence in accordance with its terms.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of LTX as is indicated below Stockholder’s signature to this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by LTX and Credence, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any party hereto, any other Person that controls, is controlled by, or is under common control with such party.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Shares” means (i) all shares of capital stock of LTX owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of LTX acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, commitment, or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except (i) in connection with the Merger, (ii) pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this Agreement or (iii) as the result of the death of Stockholder, Transfer any of the Shares, or enter into an agreement, commitment or understanding with respect thereto, unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have executed a voting agreement substantially identical to this Agreement.

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, LTX shall not, and Stockholder hereby unconditionally and irrevocably instructs LTX to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority or right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as defined below); provided, however, this Section 2(c) shall not restrict Stockholder from granting to LTX a proxy to vote all or a portion of the Shares at any annual meeting of LTX’s stockholders on any routine matter or proposal that (i) is unrelated to the Proposed Transaction or an Alternative Transaction and (ii) could not otherwise reasonably be expected to adversely affect the consummation of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of LTX called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of LTX, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares outstanding as of the applicable record date to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Charter Amendment and the Share Issuance (each as defined in the Merger Agreement, and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any (A) Acquisition Proposal (other than the Proposed Transaction) or (B) other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of LTX under the Merger Agreement or of Stockholder under this Agreement (each of the matters described in either of (ii) and (iii), an “Alternative Transaction”).

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Credence and each of its executive officers and any of them, in their capacities as officers of Credence (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 7.22(d) of the Massachusetts Business Corporation Act.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

(e) Credence may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. No Solicitation. Stockholder, in its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any information regarding any of LTX or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any agreement, commitment, understanding or other arrangement contemplating or otherwise relating to any Alternative Transaction. Stockholder will notify Credence as soon as possible if any inquiries or proposals regarding any Alternative Transaction are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, Stockholder or any of its Affiliates in Stockholder’s individual capacity.

6. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of LTX. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of LTX, including, without limitation, (i) the performance of obligations in connection with the fiduciary duties of Stockholder acting in his or her capacity as an officer or director of LTX and (ii) participating in any such capacity in any discussions or negotiations in accordance with, and to the extent permitted by, Section 5.3 of the Merger Agreement.

7. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to Credence as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of LTX indicated below Stockholder’s signature to this Agreement, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances (subject, with respect to options to acquire Shares and Restricted Stock Units, to the provisions of the applicable LTX Benefit Plans); (ii) Stockholder does not beneficially own any securities of LTX other than the shares of capital stock and rights to purchase shares of capital stock of LTX indicated below Stockholder’s signature to this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. Stockholder agrees to notify Credence promptly of any additional shares of capital stock of LTX of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of LTX’s Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder (to the extent outstanding as of the applicable record date), in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery by Stockholder of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from LTX, Merger Sub or Credence in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e) Stockholder understands and acknowledges that LTX, Merger Sub and Credence are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8. Exchange of Shares; Waiver of Rights of Appraisal. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Stockholder hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Stockholder may have by virtue of Stockholder’s beneficial ownership of the Shares.

9. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VII thereof or (b) the Effective Time (the “Expiration Date”).

10. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by LTX, Credence and Stockholder.

(b) Entire Agreement. This Agreement, the Merger Agreement and the agreements, documents and other instruments contemplated thereby constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to such subject matter.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Massachusetts Superior Court and any state appellate court therefrom within the Commonwealth of Massachusetts (or, if the Massachusetts Superior Court declines to accept jurisdiction over a particular matter, any state or federal court within the Commonwealth of Massachusetts). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10(d), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Credence, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Credence under this Section 10(g) shall relieve Credence of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(h) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Cooperation. Stockholder agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Credence to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that LTX and Credence may publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC), such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Registration Statement or in any other filing made by LTX or Credence with the SEC relating to the Proposed Transaction.

(j) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(k) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(l) Specific Performance; Injunctive Relief. The parties hereto acknowledge that LTX and Credence shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to LTX or Credence, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

(m) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or at such other address or facsimile for a party as shall be specified by like notice): (i) if to LTX or Credence, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature to this Agreement.

(n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

(o) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation or the opportunity to seek legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

CREDENCE SYSTEMS CORPORATION

By:
Name:
Title:

STOCKHOLDER:

Name:
Title:

Address:

Facsimile:

Shares Beneficially Owned by Stockholder:

shares of LTX Common Stock
Options to acquire LTX Common Stock

With respect to Section 2(b) only:

LTX CORPORATION

By:
Name:
Title:

Annex D

June 20, 2008

The Board of Directors

LTX Corporation

825 University Avenue

Norwood, MA 02062

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to LTX Corporation (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger (the “Transaction”) of Zoo Merger Corporation, a wholly-owned subsidiary of the Company (the “Merger Subsidiary”) with Credence Systems Corporation (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, Merger Subsidiary and the Merger Partner, the Merger Partner will become a wholly-owned subsidiary of the Company, and each outstanding share of common stock, par value $0.001 per share, of the Merger Partner (the “Merger Partner Common Stock”), other than shares of Merger Partner Common Stock held in treasury or owned by the Company, Merger Partner or any of their respective subsidiaries, will be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock of the Company, par value $0.05 per share (“Company Common Stock”), that is equal to the quotient obtained by dividing (A) the difference between (x) the quotient obtained by dividing the number of shares of the Company Common Stock outstanding immediately prior to the Effective Time (as defined in the Agreement) (treating for this purpose as outstanding only those shares of the Company Common Stock that are actually issued and outstanding immediately prior to the Effective Time) by 0.4998, and (y) the number of shares of the Company Common Stock outstanding immediately prior to the Effective Time (treating for this purpose as outstanding only those shares of the Company Common Stock that are actually issued and outstanding immediately prior to the Effective Time), by (B) that number of shares of Merger Partner Common Stock outstanding immediately prior to the Effective Time (treating for this purpose as outstanding only those shares of Merger Partner Common Stock that are actually issued and outstanding immediately prior to the Effective Time) (the “Exchange Ratio”).

In arriving at our opinion, we have (i) reviewed a draft dated June 19, 2008 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) compared the financial and operating performance of the Merger Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Merger Partner Common Stock and the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Merger Partner and the Company relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

J.P. Morgan Securities Inc.  •  277 Park Avenue, Floor 3, New York, New York 10172

In addition, we have held discussions with certain members of the management of the Merger Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Merger Partner and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes and have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Merger Partner in the Agreement and the related agreements are and will be true and correct in all ways material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Merger Partner Common Stock or the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other significant financial advisory or other significant commercial or investment banking relationships with the Company or the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities Inc.

Annex E

June 20, 2008

Board of Directors

Credence Systems Corporation

1421 California Circle

Milpitas, California 95035

Members of the Board of Directors:

We understand that Credence Systems Corporation (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with LTX Corporation (“LTX”) pursuant to which, among other things, (i) Zoo Merger Corporation, a wholly-owned subsidiary of LTX (“Merger Sub”), will be merged with and into the Company with the Company surviving the merger and (ii) upon the effectiveness of such merger, each share of common stock of the Company (“Company Common Stock”) then issued and outstanding (other than shares of Company Common Stock then owned by the Company, LTX or their respective subsidiaries) will be converted into the right to receive a number of shares of common stock of LTX (“LTX Common Stock”) equal to the Exchange Ratio (as such term is defined in the Agreement). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of June 20, 2008, by and among the Company, LTX and Merger Sub (the “Agreement”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders (other than the Company, LTX or their respective subsidiaries) of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and LTX that we believe to be relevant to our analysis, including for the Company, its Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 2, 2008 and May 3, 2008, and for LTX, its Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2007, January 31, 2008, and April 30, 2008, (3) financial and operating information with respect to the business, operations and prospects of the Company and LTX furnished to us by the Company, including financial projections of the Company prepared by management of the Company and financial projections of LTX prepared by the management of LTX, (4) the trading histories of Company Common Stock and LTX Common Stock from June 19, 2005 to June 19, 2008 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company and LTX with each other and with those of other companies that we deemed relevant, (6) published estimates of independent research analysts with respect to the future financial performance of the Company and LTX, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the potential pro forma impact of the Proposed Transaction on the future financial conditions and performance of the combined company, including cost savings, operating synergies and other strategic benefits expected by the Company to result from a combination of the businesses of

E-1

the Company and LTX (the “Estimated Synergies”) and (9) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of all or part of the Company. In addition, we have had discussions with the managements of the Company and LTX concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of managements of the Company and LTX that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and LTX, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and LTX as to the future financial performance of the Company and LTX, respectively, and that each of the Company and LTX will perform in accordance with such projections. Furthermore, upon advice of the Company, we have assumed that the amounts and timing of the Estimated Synergies are reasonable and that the Estimated Synergies will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company (other than the Company, LTX or their respective subsidiaries) in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed limited investment banking and financial services for the Company and LTX in the past (for which we have not collected a fee in the past two years), and we may perform such services in the future for LTX and its affiliates, for which we expect to receive customary fees. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and LTX for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Lehman Brothers

LEHMAN BROTHERS

E-2

Annex F

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

LTX Corporation, having a registered office at 825 University Avenue, Norwood, MA 02062, certifies as follows:

FIRST, Articles 1 and 3 of the Articles of Organization of the corporation are amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on June 20, 2008 by the board of directors and on             by the shareholders, in each case in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 1 is amended and restated in its entirety to read as follows:

ARTICLE 1: The name by which the corporation shall be known is: LTX-Credence Corporation.

ARTICLE 3 is amended and restated in its entirety to read as follows:

ARTICLE 3: The total number of shares of each class of stock that the corporation is authorized to issue is 400,000,000 shares, which shall consist of 400,000,000 shares of Common Stock, par value $0.05 per share, and no shares of Preferred Stock.

FOURTH, this Amendment does not authorize an exchange offer or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH:

(a) The total shares authorized prior to this Amendment was 200,000,000 shares of Common Stock, par value $0.05 per share.

(b) The total shares authorized upon the effectiveness of this Amendment is 400,000,000 shares of Common Stock, par value $0.05 per share.

[Signature Follows on Next Page]

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this             day of                     , 200    .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $            having been paid, said articles are deemed to have been filed with me this     day of                     20    , at             a.m./p.m.

time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

Joseph A. Hedal

825 University Avenue

Norwood, MA 02062

Telephone: 781-461-1000

Email: joe_hedal@ltx.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 8.51 of the Massachusetts Business Corporation Act, under which the registrant is governed, provides that a corporation may indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.52 of the Massachusetts Business Corporation Act requires corporations to indemnify any director who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.53 of the Massachusetts Business Corporation Act provides that, before the final disposition of a proceeding, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is party to such proceeding because he is a director if he delivers to the corporation (a) a written affirmation of his good faith belief that he has met the relevant standard of good faith described in Section 8.51 of the Massachusetts Business Corporation Act or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 2.02 of the Massachusetts Business Corporation Act and (b) a written undertaking with an unlimited general obligation of the director to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, under Section 8.54 or Section 8.55 that he does not meet the relevant standard of conduct described in Section 8.51.

Section 8.56 of the Massachusetts Business Corporation Act provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the by-laws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 2.02 of the Massachusetts Business Corporation Act provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for improper distributions under Sections 6.40 of the Massachusetts Business Corporation Act or (4) for any transaction from which the director derived an improper personal benefit.

On December 8, 1987, the stockholders of the registrant approved an amendment to the registrant’s Articles of Organization. The amendment to the Articles of Organization, which became effective on April 8, 1988, is as follows:

“No director shall be personally liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing distributions to stockholders in violation of the Company’s Articles of Organization or which render the Company insolvent or bankrupt, and approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment.”

The By-laws of the registrant provide for indemnification of officers and directors as follows:

“Section 6.5 Indemnification.

(a) The Company shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys’ fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the Company, or, at its request, a director, officer, stockholder or member of any other corporation, firm, association or other organization or by reason of his serving or having served, at its request, in any capacity with respect to any employee benefit plan, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expenses or at the time the indemnification is made. No indemnification shall be made hereunder (i) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interests of the Company (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan), or (ii) otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer. The Company may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder.

(b) The Board of Directors may, without stockholder approval, authorize the Company to enter into agreements, including any amendments or modification thereto, with any of its directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the Company’s Articles of Organization and By-laws.

(c) No amendment to or repeal of this section shall have any adverse effect on (i) the right of any director or officer under any agreement entered into prior thereto, or (ii) the rights of any director or officer hereunder relating to his service, for which he would otherwise be entitled to indemnity hereunder, during any period prior to such amendment or repeal.”

The registrant has a directors and officers liability policy that insures the registrant’s directors and officers against certain liabilities which they may incur as directors or officers of the registrant.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation (attached as Annex A to the joint proxy statement/prospectus that is part of this registration statement)

3.1	Article of Organization of LTX Corporation, as amended (incorporated by reference to Exhibit 3.1 of LTX’s Registration Statement on Form S-3 filed with the SEC on September 11, 1995 (File No. 33-62125))

3.2	Form of Articles of Amendment to Articles of Organization of LTX Corporation (included in Annex F to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

3.3	By-laws of LTX Corporation (incorporated by reference to Exhibit 3.2 of LTX’s Quarterly Report for the fiscal quarter ended October 31, 2007)

4.1	Rights Agreement, dated as of April 30, 1999, between LTX Corporation and BankBoston, N.A., as rights agent (incorporated by reference to Exhibit 4.1 of LTX’s Current Report on Form 8-K filed with the SEC on May 3, 1999)

4.2	Amendment to Rights Agreement, dated as of February 14, 2003, between LTX Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to the LTX’s Current Report on Form 8-K filed with the SEC on February 14, 2003)

4.3	Amendment No. 2 to Rights Agreement, dated as of January 27, 2004, between LTX Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Current Report on Form 8-K filed with the SEC on January 28, 2004)

4.4	Amendment No. 3 to Rights Agreement, dated as of March 7, 2008, between LTX Corporation and Computershare Trust Company, N.A., as successor Rights Agent to BankBoston, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008)

4.5	Amendment No. 4 to Rights Agreement, dated as of June 20, 2008, between LTX Corporation and Computershare Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Current Report on Form 8-K filed with the SEC on June 23, 2008)

4.6	Specimen Stock Certificate representing LTX common stock (incorporated herein by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 28, 1993 (File No. 000-10761))

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

8.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding tax matters

8.2*	Opinion of Morrison & Foerster, LLP regarding tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

23.4*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 8.1)

23.5*	Consent of Morrison & Foerster, LLP (included as part of Exhibit 8.2)

Exhibit No.	Description
24.1	Powers of Attorney for LTX Corporation (included in signature page)

99.1	Form of Credence Stockholder Voting Agreement (included in Annex B to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.2	Form of LTX Stockholder Voting Agreement (included in Annex C to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.3*	Form of Proxy for LTX Corporation

99.4*	Form of Proxy for Credence Systems Corporation

99.5	Opinion of J.P. Morgan Securities Inc. (included in Annex D to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.6	Opinion of Lehman Brothers Inc. (included in Annex E to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.7	Consent of J.P. Morgan Securities Inc.

99.8	Consent of Lehman Brothers Inc.

*	To be filed by amendment

Item 22.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(F) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on July 21, 2008.

LTX CORPORATION

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of LTX Corporation, hereby severally constitute and appoint David G. Tacelli, Mark J. Gallenberger and Joseph A. Hedal, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all subsequent pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LTX Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROGER W. BLETHEN	Chairman of the Board	July 21, 2008
Roger W. Blethen

/S/ DAVID G. TACELLI David G. Tacelli	President and Chief Executive Officer (Principal executive officer)	July 21, 2008

/S/ MARK J. GALLENBERGER Mark J. Gallenberger	Vice President, Chief Financial Officer and Treasurer (Principal financial officer)	July 21, 2008

/S/ DANIEL V. WALLACE Daniel V. Wallace	Controller (Principal accounting officer)	July 21, 2008

/S/ MARK S. AIN Mark S. Ain	Director	July 21, 2008

/S/ STEPHEN M. JENNINGS Stephen M. Jennings	Director	July 21, 2008

/S/ ROGER J. MAGGS Roger J. Maggs	Director	July 21, 2008

/S/ ROBERT E. MOORE Robert E. Moore	Director	July 21, 2008

/S/ SAMUEL RUBINOVITZ Samuel Rubinovitz	Director	July 21, 2008

/S/ PATRICK J. SPRATT Patrick J. Spratt	Director	July 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation (attached as Annex A to the joint proxy statement/prospectus that is part of this registration statement)

3.1	Article of Organization of LTX Corporation, as amended (incorporated by reference to Exhibit 3.1 of LTX’s Registration Statement on Form S-3 filed with the SEC on September 11, 1995 (File No. 33-62125))

3.2	Form of Articles of Amendment to Articles of Organization of LTX Corporation (included in Annex F to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

3.3	By-laws of LTX Corporation (incorporated by reference to Exhibit 3.2 of LTX’s Quarterly Report for the fiscal quarter ended October 31, 2007)

4.1	Rights Agreement, dated as of April 30, 1999, between LTX Corporation and BankBoston, N.A., as rights agent (incorporated by reference to Exhibit 4.1 of LTX’s Current Report on Form 8-K filed with the SEC on May 3, 1999)

4.2	Amendment to Rights Agreement, dated as of February 14, 2003, between LTX Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to the LTX’s Current Report on Form 8-K filed with the SEC on February 14, 2003)

4.3	Amendment No. 2 to Rights Agreement, dated as of January 27, 2004, between LTX Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Current Report on Form 8-K filed with the SEC on January 28, 2004)

4.4	Amendment No. 3 to Rights Agreement, dated as of March 7, 2008, between LTX Corporation and Computershare Trust Company, N.A., as successor Rights Agent to BankBoston, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008)

4.5	Amendment No. 4 to Rights Agreement, dated as of June 20, 2008, between LTX Corporation and Computershare Trust Company, N.A. (as successor Rights Agent to BankBoston, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 to LTX’s Current Report on Form 8-K filed with the SEC on June 23, 2008)

4.6	Specimen Stock Certificate representing LTX common stock (incorporated herein by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 28, 1993 (File No. 000-10761))

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

8.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding tax matters

8.2*	Opinion of Morrison & Foerster, LLP regarding tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

23.4*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 8.1)

23.5*	Consent of Morrison & Foerster, LLP (included as part of Exhibit 8.2)

24.1	Powers of Attorney for LTX Corporation (included in signature page)

Exhibit No.	Description
99.1	Form of Credence Stockholder Voting Agreement (included in Annex B to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.2	Form of LTX Stockholder Voting Agreement (included in Annex C to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.3*	Form of Proxy for LTX Corporation

99.4*	Form of Proxy for Credence Systems Corporation

99.5	Opinion of J.P. Morgan Securities Inc. (included in Annex D to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.6	Opinion of Lehman Brothers Inc. (included in Annex E to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

99.7	Consent of J.P. Morgan Securities Inc.

99.8	Consent of Lehman Brothers Inc.

*	To be filed by amendment